Exhibit 99.2

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Approved on “22” of November 2012 Registered on “03” December 2012

State Registration Number

	1	-	01	-	5	5	0	3	8	-	E	-	0	4	1	D
(the body of the Issuer that approved the Prospectus shall be specified)	(the State Registration Number assigned to the issue (additional issue) of the securities shall be specified)

Minutes No. 166	FSFM (Federal Service for Financial Markets) of Russia
dated “23” of November 2012	(name of the registering authority)

(name of the position and signature of the authorized representative of the registering authority)

Seal of the registering authority

SECURITIES PROSPECTUS

Open Joint-Stock Company

Federal Hydro-Generating Company – RusHydro

(Issuer’s full corporate name (name of a non-commercial organization))

ordinary registered uncertified shares to the amount of 110,000,000,000 (one hundred

(class, category (type), form and other identification attributes of securities)

and ten billion) shares with nominal value of 1 (one) rouble each

(nominal value (if available) and number of securities, for issuer’s bonds and options with their maturity term to be specified)

Information contained in this Prospectus shall be subject to disclosure in accordance with the legislation of the Russian Federation on securities

THE REGISTERING AUTHORITY SHALL BEAR NO

REPONSIBILITY FOR THE CREDIBILITY OF INFORMATION

CONTAINED IN THIS PROSPECTUS, AND DOES NOT

EXPRESS ITS ATTITUDE TO THE PLACED SECURITIES BY

THE FACT OF REGISTRATION THEREOF

Hereby, the credibility of the following documentation is confirmed:

•

Issuer’s accounting statements for 2009 and 2010 prepared in accordance with regulations established in the Russian Federation with due account of information on retroactive adjustments outlined in clause 3.1 of this prospectus;

•

Issuer’s financial statements for 2009 prepared in accordance with International Financial Reporting Standards (hereinafter referred to as IFRS) except for circumstances having influenced these statements and outlined in clause 8.3 b) of this prospectus;

•	Issuer’s consolidated financial statements for 2010 prepared in accordance with IFRS with due account of circumstances outlined in clause 8.3 b) of this prospectus;

•	Issuer’s consolidated financial statements for 2011 prepared in accordance with IFRS.

Other information on the Issuer’s financial status contained in Sections III, IV, V and VIII of this Prospectus has been inspected for its compliance in all the material aspects with the data of financial (accounting) statements for 2009 prepared in accordance with regulations generally accepted in the Russian Federation, in respect of which the audit has been conducted.

Closed Joint-Stock Company PricewaterhouseCoopers Audit
(full corporate name of an audit organization (audit organizations) and surname, name and patronymic of an individual auditor who audited the issuer’s accounting (financial) statements)

Director acting on the basis of letter of authority No. GA 01145-0612-zao dated June 8, 2012		A.A Okishev
(position of a manager or another person who signed the prospectus on behalf of the issuer’s auditor, name and details of the document that authorized this person to sign the prospectus on behalf of the issuer’s auditor)	(signature, stamp here)	(Name, patronymics, surname)

Date “ 22” of November 2012

Hereby, the credibility of the Issuer’s accounting statements for 2011 prepared in accordance with regulations generally accepted in the Russian Federation is confirmed.

Other information on the Issuer’s financial status contained in Sections III, IV, V and VIII of this Prospectus has been inspected for its compliance in all the material aspects with the data of financial (accounting) statements for 2011 prepared in accordance with regulations generally accepted in the Russian Federation, in respect of which the audit has been conducted as well as in terms of comparative data for 2010 as this information was disclosed in clause 3.1 of this prospectus and with due account of clarifications given in clause 2.17 of explanatory note to the Issuer’s accounting statements for 2011 compiled in accordance with regulations generally accepted in the Russian Federation.

Closed Joint-Stock Company HLB Vneshaudit
(full corporate name of an audit organization (audit organizations) and surname, name and patronymic of an individual auditor who audited the issuer’s accounting (financial) statements)

Director General		L.M. Mitrofanov
(position of a manager or another person who signed the prospectus on behalf of the issuer’s auditor, name and details of the document that authorized this person to sign the prospectus on behalf of the issuer’s auditor)	(signature, stamp here)	(Name, patronymics, surname)

Date “22” of November 2012

Chairman of the Management Board		E.V. Dod
(name of the issuer’s head position)	(signature)	(Name, patronymics, surname)
Date “ 22” of November 2012

Chief Accountant		D.V. Finkel
(name of a person performing the functions of the issuer’s chief accountant)	(signature) Stamp here	(Name, patronymics, surname)
Date “ 22” of November 2012

INTRODUCTION	11

I. BRIEF INFORMATION ON MEMBERS OF THE MANAGEMENT BODIES OF THE ISSUER, INFORMATION ON BANK ACCOUNTS, AUDITOR, APPRAISER AND FINANCIAL ADVISER OF THE ISSUER, AND OTHER SIGNATORIES HERETO	13

1.1. MEMBERS OF THE MANAGEMENT BODIES OF THE ISSUER	13
1.2. INFORMATION ON THE ISSUER’S BANK ACCOUNTS	14
1.3. INFORMATION ON THE ISSUER’S AUDITOR(S)	20
1.4. INFORMATION ON THE ISSUER’S APPRAISER	27
1.5. INFORMATION ON THE ISSUER’S ADVISORS	29
1.6. INFORMATION ON OTHER SIGNATORIES TO THE PROSPECTUS	29

II. SUMMARY ON NUMBER, PERIOD, PROCEDURE AND CONDITIONS OF OFFERING FOR EACH TYPE AND CATEGORY OF ISSUE SECURITIES OFFERED	30

2.1. TYPE, CATEGORY AND FORM OF SECURITIES OFFERED	30
2.2. NOMINAL VALUE OF EACH TYPE, CATEGORY AND SERIES OF ISSUE SECURITIES OFFERED	30
2.3. ESTIMATED ISSUE AMOUNT IN MONETARY TERMS AND NUMBER OF ISSUE SECURITIES TO BE ISSUED	30
2.4. OFFERING PRICE (PROCEDURE FOR DETERMINATION OF THE OFFERING PRICE)	30
2.5. OFFERING TERM AND PROCEDURE	31
2.6. PROCEDURE AND CONDITIONS OF PAYMENT FOR ISSUE SECURITIES OFFERED	33
2.7. PROCEDURE AND CONDITIONS OF ENTERING INTO AGREEMENTS DURING THE OFFERING OF ISSUE SECURITIES	67
2.8. TARGET GROUP OF SUBSCRIBERS FOR EQUITY SECURITIES OFFERED	74
2.9. PROCEDURE FOR DISCLOSURE OF INFORMATION ON THE RESULTS OF THE EQUITY SECURITIES ISSUE	74

III. DISCLOSURE IN RESPECT OF THE FINANCIAL AND OPERATIONAL POSITION OF THE ISSUER	82

3.1. FINANCIAL AND ECONOMIC PERFORMANCE OF THE ISSUER	82
3.2. MARKET CAPITALIZATION OF THE ISSUER	84
3.3. ISSUER’S LIABILITIES	84
3.3.1. Borrowed Funds and Accounts Payable	84
3.3.2. Credit History of the Issuer	87
3.3.3. Liabilities of the Issuer under Security Provided to Third Parties	91
3.3.4. Other Liabilities of the Issuer	92
3.4. PURPOSES OF ISSUE AND UTILIZATION OF PROCEEDS FROM ISSUE OF EQUITY SECURITIES	92
3.5. RISKS RELATED TO ACQUISITION OF OFFERED (ISSUED) EQUITY SECURITIES	92
3.5.1. Industry Risks	93
3.5.2. Country and Regional Risks	93
3.5.3. Financial Risks	94
3.5.4. Legal Risks	94
3.5.5. Risks Related to the Issuer’s Operations	95
3.5.6. Bank Risks	96

IV ISSUER’S DETAILED INFORMATION	96

4.1 ISSUER’S ESTABLISHMENT AND DEVELOPMENT TRACK RECORD	96
4.1.1 Information on the Issuer’s Corporate Name (Denomination)	96
4.1.2 Information on the Issuer’s State Registration	97
4.1.3 Information on the Issuer’s Establishment and Development	97
4.1.4 Contact Information	97
4.1.5 Taxpayer Identification Number	98
4.1.6 The Issuer’s Subsidiaries and Representative Offices	98
4.2 THE ISSUER’S CORE BUSINESS ACTIVITY	98
4.2.1 The Issuer’s Sector	98
4.2.2 The Issuer’s Core Business Activity	99
4.2.3 The Issuer’s Materials, Goods and Suppliers	101
4.2.4 The Issuer’s Markets of Sale of Goods (Works, Services)	102
4.2.5 Information on Issuer’s Permits (Licenses) or Competency Certificates for several types of works	102
4.2.6 Information on business activity of specific categories of securities Issuers	108
4.2.7 Additional information on the Issuers whose Core Business Activity is Extraction of Mineral Resources	108
4.2.8 Additional information on the Issuers whose Core Business Activity is Rendering Communication Services	108

4.3 THE ISSUER’S PLANS FOR FUTURE ACTIVITY	108
4.4 THE ISSUER’S PARTICIPATION IN INDUSTRIAL, BANKING AND FINANCIAL GROUPS, HOLDING COMPANIES, CONCERNS AND ASSOCIATIONS	109
4.5 THE ISSUER’S SUBSIDIARIES AND AFFILIATES	109
4.6. COMPOSITION, STRUCTURE AND VALUE OF THE ISSUER’S FIXED ASSETS, INFORMATION ON THE ISSUER’S PLANS TO ACQUIRE, REPLACE OR DISPOSAL OF FIXED ASSETS, AS WELL AS ON ANY ENCUMBRANCES OF THE ISSUER’S FIXED ASSETS	124
4.6.1. Fixed assets	124
4.7. THE ISSUER’S DEPENDENT COMPANIES BEING OF SIGNIFICANT IMPORTANCE	125

V. INFORMATION ON THE ISSUER’S FINANCIAL AND ECONOMIC ACTIVITY	137

5.1. ISSUER’S FINANCIAL AND ECONOMIC PERFORMANCE	137
5.2. ISSUER’S LIQUIDITY, ADEQUACY OF CAPITAL AND CURRENT ASSETS	139
5.3. SIZE AND STRUCTURE OF THE ISSUER’S CAPITAL AND CURRENT ASSETS	140
5.3.1. Size and Structure of the Issuer’s Capital and Current Assets	140
5.3.2. Issuer’s Financial Investments	141
5.3.3. Issuer’s Intangible Assets	144
5.4. INFORMATION ON THE ISSUER’S POLICIES AND EXPENDITURE IN RESEARCH AND TECHNOLOGY WITH REGARD TO LICENSES AND PATENTS, NEW DEVELOPMENTS AND RESEARCH	145
5.5. ANALYSIS OF DEVELOPMENT TRENDS IN THE ISSUER’S CORE ACTIVITY	147
5.5.1. Analysis of Factors and Conditions Affecting the Issuer’s Activity	149
5.5.2. Issuer’s Competitors	152

VI. DETAILS OF THE PERSONS INCLUDED IN THE ISSUER’S MANAGEMENT AND AUDIT BODIES CONTROLLING THE ISSUER’S FINANCIAL AND ECONOMIC ACTIVITIES AND BRIEF DATA ON THE ISSUER’S PERSONNEL (STAFF)	153

6.1. STRUCTURE AND COMPETENCE OF THE ISSUER’S MANAGEMENT BODIES	153
6.2. DETAILS OF THE PERSONS INCLUDED IN THE ISSUER’S MANAGEMENT BODIES	153
6.3. INFORMATION ON THE FEE, BENEFITS AND/OR COMPENSATION FOR EXPENSES FOR EACH MANAGEMENT BODY OF THE ISSUER	155
6.4. INFORMATION ON THE STRUCTURE AND COMPETENCE OF THE AUDIT BODIES CONTROLLING ISSUER’S FINANCIAL AND BUSINESS ACTIVITIES	157
6.5. DETAILS OF THE PERSONS INCLUDED IN THE ISSUER’S INTERNAL AUDIT BODIES	159
6.6. INFORMATION OF THE AMOUNT OF FEE, BENEFIT AND/OR COMPENSATION OF EXPENSES TO THE ISSUER’S INTERNAL AUDIT BODY	168
6.7. DATA ON THE NUMBER OF EMPLOYEES AND SUMMARY DATA ON EDUCATION AND COMPOSITION OF EMPLOYEES (PERSONNEL) OF THE ISSUER AS WELL AS THOSE ON CHANGES IN THE NUMBER OF EMPLOYEES (PERSONNEL) OF THE ISSUER	171
6.8. DATA ON ANY LIABILITIES OF THE ISSUER TO EMPLOYEES, CONCERNING THEIR POTENTIAL PARTICIPATION IN THE ISSUER’S AUTHORISED (RESERVE) CAPITAL (SHARE FUND)	171

VII. INFORMATION ON THE ISSUER'S SHAREHOLDERS (PARTICIPANTS) AND ON THE INTERESTED PARTY TRANSACTIONS EFFECTED BY THE ISSUER	171

7.1. INFORMATION ON THE TOTAL NUMBER OF THE ISSUER’S SHAREHOLDERS (PARTICIPANTS)	172
7.2. INFORMATION ON THE ISSUER’S SHAREHOLDERS (PARTICIPANTS) HOLDING AT LEAST FIVE PER CENT OF ITS AUTHORISED (RESERVE) CAPITAL (SHARE FUND) OR AT LEAST FIVE PER CENT OF ITS ORDINARY SHARES, AND INFORMATION ON THE PERSONS SUPERVISING THEM, AND IN THE CASE OF THEIR ABSENCE – INFORMATION ON SHAREHOLDERS (PARTICIPANTS) HOLDING AT LEAST 20 PER CENT OF THE AUTHORISED (RESERVE) CAPITAL (SHARE FUND) OR AT LEAST 20 PER CENT OF THEIR ORDINARY SHARES	172
7.3. INFORMATION ON THE GOVERNMENT OR A MUNICIPAL UNIT PARTICIPATORY SHARE HELD IN THE ISSUER'S AUTHORISED (RESERVE) CAPITAL (SHARE FUND), EXISTENCE OF A SPECIAL RIGHT (“GOLDEN SHARE”)	173
7.4. INFORMATION ON PARTICIPATION RESTRICTIONS TO THE ISSUER’S AUTHORISED (RESERVE) CAPITAL (SHARE FUND)	175
7.5. INFORMATION ON CHANGES TO THE STRUCTURE AND THE SHARES OF THE ISSUER’S SHAREHOLDERS (PARTICIPANTS) OWNING AT LEAST FIVE PER CENT OF ITS AUTHORISED (RESERVE) CAPITAL (SHARE FUND) OR AT LEAST FIVE PER CENT OF ITS ORDINARY SHARES	175
7.6. INFORMATION ON INTERESTED PARTY TRANSACTIONS CARRIED OUT BY THE ISSUER	176
7.7. INFORMATION ON ACCOUNTS RECEIVABLE	176

VIII. THE ISSUER’S ACCOUNTING (FINANCIAL) STATEMENTS AND OTHER FINANCIAL INFORMATION	182

8.1. THE ISSUER’S ANNUAL ACCOUNTING (FINANCIAL) STATEMENTS	182
8.2. THE ISSUER’S QUARTERLY ACCOUNTING (FINANCIAL) STATEMENTS	182
8.3. THE ISSUER’S CONSOLIDATED ACCOUNTING (FINANCIAL) STATEMENTS	183

8.4. INFORMATION ON THE ISSUER’S ACCOUNTING POLICY	184
8.5. INFORMATION ON THE TOTAL AMOUNT OF EXPORTS AND ON THE EXPORTS SHARE IN TOTAL SALES	184
8.6. INFORMATION ON SIGNIFICANT CHANGES HAVING TAKEN PLACE WITHIN ISSUER’S PROPERTY AFTER THE DATE OF THE END OF THE MOST RECENTLY LAPSED FINANCIAL YEAR	184
8.7. INFORMATION ON THE ISSUER’S INVOLVEMENT IN LITIGATIONS IF SUCH INVOLVEMENT MAY HAVE A MATERIAL EFFECT ON THE ISSUER’S FINANCIAL AND BUSINESS PERFORMANCE	184

IX. DETAILED INFORMATION ON THE PROCEDURE AND TERMS FOR PLACEMENT OF EQUITY SECURITIES	184

9.1. INFORMATION ON THE PLACED SECURITIES	184
9.1.1. General	184
9.1.2. Additional Information on the Placed Bonds	193
9.1.3. Additional Information on Convertible Securities	194
9.1.4. Additional Information on the Issuer’s Placed Options	194
9.1.5. Additional Information on the Placed Bonds Secured by Mortgage	194
9.1.5.1. Information on a specialized depositary maintaining the mortgage register	194
9.1.5.2. Information on issue of bonds whose liabilities are satisfied (may be satisfied) by pledge secured by this mortgage	194
9.1.5.3. Information on insurance of responsibility risk to holders of bonds secured by mortgage	194
9.1.5.4. Information on the primary servicer authorized to receive satisfaction from debtors to whom requirements secured by mortgage comprise the mortgage for securing bonds	194
9.1.5.5. Information on composition, structure and amount of mortgage	194
9.1.6. Additional Information on the Placed Russian Depositary Receipts	194
9.1.6.1. Additional information on represented Securities, title to which is certified by Russian depositary receipts	195
9.1.6.2. Information on the Issuer of represented Securities, title to which is certified by Russian depositary receipts	195
9.2. OFFERING PRICE (PROCEDURE FOR DETERMINATION OF THE OFFERING PRICE)	195
9.3. EXISTENCE OF PREEMPTIVE RIGHTS TO ACQUISITION OF THE PLACED EQUITY SECURITIES	195
9.4. EXISTENCE OF RESTRICTIONS TO ACQUISITION AND CIRCULATION OF THE PLACED EQUITY SECURITIES	201
9.5. INFORMATION ON THE DYNAMICS OF PRICES FOR THE ISSUER'S EQUITY SECURITIES	202
9.6. INFORMATION ON THE PERSONS PROVIDING SERVICES RELATED TO ORGANIZATION OF PLACEMENT AND / OR PLACEMENT OF EQUITY SECURITIES	203
9.7. INFORMATION ON THE PROSPECTIVE BUYERS OF THE EQUITY SECURITIES	205
9.8. INFORMATION ON ORGANIZERS OF TRADE IN SECURITIES MARKETS, INCLUDING INFORMATION ON STOCK EXCHANGES AT WHICH PLACEMENT AND/OR CIRCULATION OF THE PLACED EQUITY SECURITIES IS PLANNED	205
9.9. INFORMATION ON THE POSSIBLE CHANGE OF THE SHAREHOLDERS PARTICIPATORY SHARE IN THE ISSUER’S AUTHORIZED CAPITAL AS A RESULT OF THE PLACEMENT OF THE EQUITY SECURITIES	205
9.10. INFORMATION ON THE EXPENSES RELATED TO THE ISSUE OF SECURITIES	206
9.11. INFORMATION ON METHODS AND PROCEDURE FOR REFUNDING OF AMOUNTS RECEIVED IN PAYMENT FOR PLACED EQUITY SECURITIES IN CASE THE ISSUE (ADDITIONAL ISSUE) OF EQUITY SECURITIES IS INVALIDATED OR VOIDED, AS WELL AS IN OTHER CASES PROVIDED FOR BY THE LAWS OF THE RUSSIAN FEDERATION	206

X. ADDITIONAL INFORMATION ON THE ISSUER AND EQUITY SECURITIES PLACED THEREBY	209

10.1. ADDITIONAL INFORMATION ON THE ISSUER	209
10.1.1. Information on the Amount and Structure of the Issuer’s Authorised (Reserve) Capital (Share Fund)	209
10.1.2. Information on Change of the Amount of the Issuer’s Authorised (Reserve) Capital (Share Fund)	210
10.1.3. Information on the Formation and Utilization of the Reserve Fund and Other Funds of the Issuer	211
10.1.4. Procedure Established for Calling and Holding Meetings of the Issuer Overall Management Body	212
10.1.5. Information on the business entities where the Issuer holds at least five percent of the authorised (reserve) capital (share fund) or at least five percent of ordinary shares	213
10.1.6. Information on Material Transactions Carried out by the Issuer	213
10.1.7. Information on Credit Ratings of the Issuer	213
10.2. INFORMATION ON EACH CATEGORY OF THE ISSUER’S SHARES	214
10.3. INFORMATION ON THE PREVIOUS ISSUES OF THE ISSUER’S SECURITIES, EXCEPT FOR THE SHARES OF THE ISSUER	215
10.3.1. Information on Issues With All Securities Redeemed	215
10.3.2. Information on issues which securities are not redeemed.	215
10.4. INFORMATION ON AN INDIVIDUAL (INDIVIDUALS) WHO PROVIDED THE SECURITY FOR THE ISSUER’S BONDS WITH SECURITY, AS WELL AS ON THE CONDITIONS FOR ENSURING FULFILLMENT OF OBLIGATIONS ON THE ISSUER’S BONDS WITH SECURITY	217
10.4.1. Conditions for Ensuring Fulfillment of Obligations on the Bonds with Mortgage Pool	217
10.5. INFORMATION ON ORGANIZATIONS MAINTAINING THE REGISTER OF RIGHTS TO THE ISSUED SECURITIES OF THE ISSUER	218

10.6. INFORMATION ON LEGISLATIVE ACTS REGULATING THE ISSUES OF CAPITAL IMPORT AND EXPORT THAT MAY AFFECT REPAYMENT OF DIVIDENDS, INTEREST AND OTHER AMOUNTS TO NON-RESIDENTS	218
10.7. DESCRIPTION OF THE PROCEDURE FOR TAXATION OF INCOMES DERIVED FROM THE ISSUER’S SECURITIES PLACED/TO BE PLACED	219
10.8. INFORMATION ON THE DECLARED (ACCRUED) AND PAID DIVIDENDS ON THE ISSUER’S SHARES AND ON INCOMES GENERATED FROM THE ISSUER’S BONDS	230
10.8.1. Information on declared and paid dividends on the Issuer’s shares	230
10.8.2. Information on accrued and paid bond yields on the Issuer’s bonds	233
10.9. OTHER INFORMATION	233

APPENDIX 1 Annual accounting statements of JSC RusHydro for 2009, 2010, 2011 prepared in compliance with RAS and Quarterly statements for 9 months of 2012 prepared in compliance with RAS	241
APPENDIX 2 Consolidated financial statements of JSC RusHydro for 2009, 2010, 2011 and the first half of 2012 prepared in compliance with IFRS	465
APPENDIX 3 Accounting policy of JSC RusHydro	721

Introduction

a) General information of securities to be offered by Open-Joint Stock Company Federal Hydro-Generating Company – RusHydro (hereinafter referred in the text of this Prospectus as the Issuer, JSC RusHydro, the Company) in respect of which the Prospectus is registered:

Class, category (type) of securities: ordinary (registered) shares

Form of the securities: uncertified

Quantity of securities to be offered: 110,000,000,000 (one hundred and ten billion) shares

The face value of each security: 1 (one) rouble

Method of securities offering: public offering

The amount of securities offered at the face value: 110,000,000,000 (one hundred and ten billion) roubles

Procedure and terms of offering the Shares (opening date, closing date or determination procedure thereof)

The offering opening date shall be determined as follows:

The opening date of offering the Issuer’s securities of this additional issue (hereinafter referred to as the Shares, supplementary shares, securities, offered securities) is the date of posting the announcement on the pre-emptive right to acquire the Shares being offered in the Rossiyskaya Gazeta newspaper according to the procedure outlined in clause 8.5 of the Resolution on additional issue of securities. If this announcement on the pre-emptive right to acquire the Shares being offered in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional release of securities by the Issuer, then the opening date of offering the securities shall be the 15th day from the date of disclosing the information on state registration of additional release of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

The closing date of offering the securities shall be determined as follows:

The 30th day from the closing date of Offer collection period (the timeframe of this offer collection period is specified in clause 8.3 of the Resolution on additional issue of Shares) but not later than 365 (three hundred sixty five) days from the date of state registration of this additional issue of Shares.

The term of securities offering shall be determined by way of indicating the dates on which any information on securities issue is disclosed.

This information shall be disclosed as follows:

If this announcement on the pre-emptive right to acquire the Shares being offered in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, then the opening date of securities offering shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

Essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities” shall be published by the Issuer within the following timeline from the date of disclosure in respect of the state registration of additional issue of the Issuer’s Shares on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of additional issue of Shares by post, fax or electronic communication, delivery by hand whichever is earlier:

• in the news line of the authorized information agency Interfax (hereinafter referred to as the Interfax news line) – not later than 1 (one) day;

• on the Issuer’s pages in the Internet http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Other information concerning the procedure of share offering is given in clause 8.3 of the Resolution on securities offering and in clause 9.1.2 of this Prospectus.

Offering Price or Procedure for its Determination:

The price at which supplementary shares are offered (including to persons put on the list of persons having the pre-emptive right to acquire supplementary shares being offered) shall be determined by the Company’s Board of Directors in accordance with Articles 36, 77 of the Federal Law “On Joint-Stock Companies” before the Offering Opening Date.

This offering price (procedure for price determination) shall be published by the Issuer in the news line and on the Internet website. The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time before the Offering Opening Date:

• in Interfax news line – within 1 day from the moment of adopting a resolution on determining the offering price but not later than the opening date of securities offering;

• on the Internet website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 2 days from the moment of adopting a resolution on determining the offering price but not later than the opening date of securities offering.

The offered shares are neither bonds nor convertible securities.

b) Essential information on securities offered by the Issuer in respect of which the Prospectus is registered (in case of registering the Prospectus (after state registration of the report on release (additional release) of securities: Class, category (type), series (for bonds) and other identification attributes of securities, quantity of securities to be offered, nominal value (if this nominal value is stipulated by the legislation of the Russian Federation), terms of security (for bonds with security), terms of conversion (for convertible securities):

Not applicable to the Shares of this issue

c) main purposes of the issue and utilization of proceeds from the issue of equity securities if the prospectus is registered in relation to the securities placed by way of public or private offering:

Raising additional funds and consolidating energy assets.

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds from the share issue to provide financing for its investment program.

The Issuer does not offer securities for the purpose of financing a certain transaction (interrelated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the authorized capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

d) Other information that the Issuer may consider necessary to be included in the Introduction: none

This Prospectus contains evaluations and forecasts of the Issuer’s management for future events and/or actions, development perspectives for the industry in which the Issuer carries out its principal business, and Issuer’s operating results, including Issuer’s plans, probability of certain events and actions. Investors should not totally rely upon evaluations and forecasts of the management bodies of the Issuer, for actual performance results of the Issuer in the future may differ from expected results due to various reasons. Acquisition of the Issuer’s securities is associated with risks described herein.

I. Brief Information on Members of the Management Bodies of the Issuer, Information on Bank Accounts, Auditor, Appraiser and Financial Adviser of the Issuer, and Other Signatories Hereto

1.1. Members of the Management Bodies of the Issuer

Surname, name, patronymic, year of birth of a member included in each management body of the issuer in accordance with statutory documents of the issuer except for general shareholders’ meeting including the information on members of the board of directors (supervisory board) of the issuer with indication of its chairman, collective executive body of the issuer (management board, directorate) as well as information on a person holding the position (acting as) of sole executive body of the issuer (director, director general, president) (hereinafter referred to as the management bodies).

The management bodies of the Issuer pursuant to Clause 9.1 of the Issuer’s Articles of Association are as follows:

•	The supreme management body is the General Shareholders’ Meeting;

•	The Board of Directors;

•	The collective executive body is the Management Board;

•	The sole executive body – Chairman of the Management Board.

Members of the Board of Directors of the Issuer:

Surname, first name, patronymic	Year of birth
Boris Ilyich Ayuev	1957
Viktor Ivanovich Danilov-Danilyan	1938
Evgeny Vyacheslavovich Dod	1973
Viktor Mikhailovich Zimin	1962
Boris Yuryevich Kovalchuk	1977
Grigory Markovich Kurtser	1980
Andrey Borisovich Malyshev	1959
Mikhail Igorevich Poluboyarinov	1966
Vladimir Vitalyevich Tatsy, Chairman of the Board of Directors	1960
Evgeny Aleksandrovich Tugolukov	1970
Rashid Ravelevich Sharipov	1968
Mikhail Evgenyevich Shelkov	1968
Sergey Vladimirovich Shishin	1963

Members of the Management Board of the Issuer:

Surname, first name, patronymic	Year of birth
Evgeny Vyacheslavovich Dod (Chairman of the Management Board)	1973
Sergey Nikolaevich Abrashin	1959
Rakhmetulla Shamshievich Alzhanov	1950
Konstantin Valeryevich Bessmertny	1973
Boris Borisovich Bogush	1952
Sergey Modestovich Voskresensky	1956
Yury Vasilyevich Gorbenko	1958
Evgeny Evgenyevich Gorev	1975
Mikhail Alekseevich Mantrov	1965
Aleksey Victorovich Maslov	1975
George Ilyich Rizhinashvili	1981
Stanislav Valeryevich Savin	1972
Sergey Petrovich Tsoy	1957

The sole executive body – Chairman of the Management Board:

Surname, first name, patronymic	Year of birth
Evgeny Vyacheslavovich Dod	1973

Authorities of the issuer’s sole executive body are not transferred to a commercial organization (management organization) or to an individual entrepreneur (manager).

1.2. Information on the Issuer’s Bank Accounts

Full and abbreviated corporate names, registered office, taxpayer identification number of each credit organization where settlement and any other accounts of the issuer are opened, numbers and types of these accounts as well as BIC and number of correspondent account of a credit organization.

Information on credit organization

Full corporate name: VTB Bank (Open Joint-Stock Company)

Abbreviated corporate name: JSC VTB Bank

Location: 190000, Saint Petersburg, Bolshaya Morskaya Str., 29

INN (Taxpayer Identification Number): 7702070139

BIC (Bank Identification Code): 044525187

Account No.: 40702810700030003502

Correspondent’s account: 30101810700000000187

Account category: RUR settlement account

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

BIC (Bank Identification Code): 044525225

Account No.: 40702810400020107810

Correspondent’s account: 30101810400000000225

Account category: RUR settlement account

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

BIC (Bank Identification Code): 044525225

Account No.: 40702840800020007810

Correspondent’s account: 30101810400000000225

Account category: USD current account

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

BIC (Bank Identification Code): 044525225

Account No.: 40702840100021007810

Correspondent’s account: 30101810400000000225

Account category: USD transit account

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

BIC (Bank Identification Code): 044525225

Account No.: 40702826400020007810

Correspondent’s account: 30101810400000000225

Account category: GBP current account

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

BIC (Bank Identification Code): 044525225

Account No.: 40702826700021007810

Correspondent’s account: 30101810400000000225

Account category: GBP transit account

Information on credit organization

Full corporate name: An affiliate of Open Joint-Stock Company Sberbank of Russia – Moscow bank

Abbreviated corporate name: Moscow bank – JSC Sberbank of Russia

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

BIC (Bank Identification Code): 044525225

Account No.: 40702810438090001390

Correspondent’s account: 30101810400000000225

Account category: RUR settlement account

Information on credit organization

Full corporate name: JOINT-STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint-Stock Company)

Abbreviated corporate name: JSC JSCB EUROFINANS MOSNARBANK

Location: 121099, Moscow, Novy Arbat Str., 29

INN (Taxpayer Identification Number): 7703115760

BIC (Bank Identification Code): 044525204

Account No.: 40702978100205771198

Correspondent’s account: 30101810900000000204

Account category: EUR current account

Information on credit organization

Full corporate name: JOINT-STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint-Stock Company)

Abbreviated corporate name: JSC JSCB EUROFINANS MOSNARBANK

Location: 121099, Moscow, Novy Arbat Str., 29

INN (Taxpayer Identification Number): 7703115760

BIC (Bank Identification Code): 044525204

Account No.: 40702978000205771188

Correspondent’s account: 30101810900000000204

Account category: EUR transit account

Information on credit organization

Full corporate name: JOINT-STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint-Stock Company)

Abbreviated corporate name: JSC JSCB EUROFINANS MOSNARBANK

Location: 121099, Moscow, Novy Arbat Str., 29

INN (Taxpayer Identification Number): 7703115760

BIC (Bank Identification Code): 044525204

Account No.: 40702840600005771191

Correspondent’s account: 30101810900000000204

Account category: USD settlement account

Information on credit organization

Full corporate name: JOINT-STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint-Stock Company)

Abbreviated corporate name: JSC JSCB EUROFINANS MOSNARBANK

Location: 121099, Moscow, Novy Arbat Str., 29

INN (Taxpayer Identification Number): 7703115760

BIC (Bank Identification Code): 044525204

Account No.: 40702840500005771181

Correspondent’s account: 30101810900000000204

Account category: USD transit account

Information on credit organization

Full corporate name: JOINT-STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint-Stock Company)

Abbreviated corporate name: JSC JSCB EUROFINANS MOSNARBANK

Location: 121099, Moscow, Novy Arbat Str., 29

INN (Taxpayer Identification Number): 7703115760

BIC (Bank Identification Code): 044525204

Account No.: 40702810800205771190

Correspondent’s account: 30101810900000000204

Account category: RUR settlement account

Information on credit organization

Full corporate name: Joint-Stock Commercial Interregional Fuel and Energy Bank MEZHTOPENERGOBANK (Open Joint-Stock Company)

Abbreviated corporate name: JSC Mezhtopenergobank

Location: 107078, Moscow, Sadovaya-Chernogryazskaya Str., 6

INN (Taxpayer Identification Number): 7701014396

BIC (Bank Identification Code): 044585237

Account No.: 40702810500026122417

Correspondent’s account: 30101810900000000237

Account category: RUR settlement account

Information on credit organization

Full corporate name: Gazprombank (Open Joint-Stock Company)

Abbreviated corporate name: GPB (JSC)

Location: 117418, Moscow, Novocheremushkinskaya Str., 63

INN (Taxpayer Identification Number): 7744001497

BIC (Bank Identification Code): 044525823

Account No.: 40702810400000003242

Correspondent’s account: 30101810200000000823

Account category: RUR settlement account

Information on credit organization

Full corporate name: Gazprombank (Open Joint-Stock Company)

Abbreviated corporate name: GPB (JSC)

Location: 117418, Moscow, Novocheremushkinskaya Str., 63

INN (Taxpayer Identification Number): 7744001497

BIC (Bank Identification Code): 044525823

Account No.: 40702810500000013242

Correspondent’s account: 30101810200000000823

Account category: RUR settlement account

Information on credit organization

Full corporate name: Gazprombank (Open Joint-Stock Company)

Abbreviated corporate name: GPB (JSC)

Location: 117418, Moscow, Novocheremushkinskaya Str., 63

INN (Taxpayer Identification Number): 7744001497

BIC (Bank Identification Code): 044525823

Account No.: 40702840700000003242

Correspondent’s account: 30101810200000000823

Account category: USD current account

Information on credit organization

Full corporate name: Gazprombank (Open Joint-Stock Company)

Abbreviated corporate name: GPB (JSC)

Location: 117418, Moscow, Novocheremushkinskaya Str., 63

INN (Taxpayer Identification Number): 7744001497

BIC (Bank Identification Code): 044525823

Account No.: 40702840800007003242

Correspondent’s account: 30101810200000000823

Account category: USD transit account

Information on credit organization

Full corporate name: Gazprombank (Open Joint-Stock Company)

Abbreviated corporate name: GPB (JSC)

Location: 117418, Moscow, Novocheremushkinskaya Str., 63

INN (Taxpayer Identification Number): 7744001497

BIC (Bank Identification Code): 044525823

Account No.: 40702978300000003242

Correspondent’s account: 30101810200000000823

Account category: EUR settlement account

Information on credit organization

Full corporate name: Gazprombank (Open Joint-Stock Company)

Abbreviated corporate name: GPB (JSC)

Location: 117418, Moscow, Novocheremushkinskaya Str., 63

INN (Taxpayer Identification Number): 7744001497

BIC (Bank Identification Code): 044525823

Account No.: 40702978400007003242

Correspondent’s account: 30101810200000000823

Account category: EUR transit account

Information on credit organization

Full corporate name: OPEN JOINT-STOCK COMPANY ALFA-BANK

Abbreviated corporate name: JSC ALFA-BANK

Location: 107078, Moscow, Kalanchevskaya Str., 27

INN (Taxpayer Identification Number): 7728168971

BIC (Bank Identification Code): 044525593

Account No.: 40702810701200001242

Correspondent’s account: 30101810200000000593

Account category: master

Information on credit organization

Full corporate name: OPEN JOINT-STOCK COMPANY ALFA-BANK

Abbreviated corporate name: JSC ALFA-BANK

Location: 107078, Moscow, Kalanchevskaya Str., 27

INN (Taxpayer Identification Number): 7728168971

BIC (Bank Identification Code): 044525593

Account No.: 40702810001200001243

Correspondent’s account: 30101810200000000593

Account category: trading

Information on credit organization

Full corporate name: OPEN JOINT-STOCK COMPANY ALFA-BANK

Abbreviated corporate name: JSC ALFA-BANK

Location: 107078, Moscow, Kalanchevskaya Str., 27

INN (Taxpayer Identification Number): 7728168971

BIC (Bank Identification Code): 044525593

Account No.: 40702810501200005150

Correspondent’s account: 30101810200000000593

Account category: trading

Information on credit organization

Full corporate name: OPEN JOINT-STOCK COMPANY ALFA-BANK

Abbreviated corporate name: JSC ALFA-BANK

Location: 107078, Moscow, Kalanchevskaya Str., 27

INN (Taxpayer Identification Number): 7728168971

BIC (Bank Identification Code): 044525593

Account No.: 40702810101200005149

Correspondent’s account: 30101810200000000593

Account category: master

Information on credit organization

Full corporate name: OPEN JOINT-STOCK COMPANY ALFA-BANK

Abbreviated corporate name: JSC ALFA-BANK

Location: 107078, Moscow, Kalanchevskaya Str., 27

INN (Taxpayer Identification Number): 7728168971

BIC (Bank Identification Code): 044525593

Account No.: 40702810601200002066

Correspondent’s account: 30101810200000000593

Account category: RUR settlement account

Information on credit organization

Full corporate name: Bank VTB 24 (Closed Joint-Stock Company)

Abbreviated corporate name: VTB 24 (CJSC)

Location: 101000, Moscow, Myasnitskaya Str., 35

INN (Taxpayer Identification Number): 7710353606

BIC (Bank Identification Code): 044525716

Account No.: 40702810462004202837

Correspondent’s account: 30101810100000000716

Account category: corporate card settlement account

Information on credit organization

Full corporate name: State Corporation Bank for Development and Foreign Economic Affairs (Vnesheconombank)

Abbreviated corporate name: Vnesheconombank

Location: 107996, Moscow, Akademika Sakharova Prospect, 9

INN (Taxpayer Identification Number): 7750004150

BIC (Bank Identification Code): 044525060

Account No.: 40702810709635801511

Correspondent’s account: 30101810500000000060

Account category: RUR settlement account

Information on credit organization

Full corporate name: Closed Joint-Stock Company UniCredit Bank

Abbreviated corporate name: CJSC UniCredit Bank

Location: 119034, Moscow, Prechistenskaya Emb., 9

INN (Taxpayer Identification Number): 7710030411

BIC (Bank Identification Code): 044525545

Account No.: 40702810900014487603

Correspondent’s account: 30101810300000000545

Account category: RUR settlement account

Information on credit organization

Full corporate name: Closed Joint-Stock Company UniCredit Bank

Abbreviated corporate name: CJSC UniCredit Bank

Location: 119034, Moscow, Prechistenskaya Emb., 9

INN (Taxpayer Identification Number): 7710030411

BIC (Bank Identification Code): 044525545

Account No.: 40702978100014487604

Correspondent’s account: 30101810300000000545

Account category: EUR current account

Information on credit organization

Full corporate name: Closed Joint-Stock Company UniCredit Bank

Abbreviated corporate name: CJSC UniCredit Bank

Location: 119034, Moscow, Prechistenskaya Emb., 9

INN (Taxpayer Identification Number): 7710030411

BIC (Bank Identification Code): 044525545

Account No.: 40702978400014487605

Correspondent’s account: 30101810300000000545

Account category: EUR transit account

1.3. Information on the Issuer’s Auditor(s)

Information on an auditor (auditors) who conducted an independent audit of the issuer’s accounting (financial) statements as well as the issuer’ consolidated accounting (consolidated financial) statements and (or) a group of organizations controlling and controllable entities or having to compile these statement for some other reasons and according to the procedure that are provided for by federal laws if the Issuer is one of the abovementioned organizations (hereinafter referred to as the issuer’s consolidated accounting (consolidated financial) statements) included in the prospectus for the last three completed financial years.

1. Full corporate name: Closed Joint-Stock Company PricewaterhouseCoopers Audit

Abbreviated corporate name: CJSC PwC Audit

Location: 125047, Russian Federation, Moscow, Butyrsky Val Str., 10

INN (Taxpayer Identification Number): 7705051102

OGRN (Primary State Registration Number): 1027700148431

Telephone: +7 (495) 967-6000

Fax: +7 (495) 967-6001

Email: none

The name of a self-regulatory auditor organization, a member of which is the Issuer’s Auditor:

Full name: Self-regulatory auditor organization – Non-commercial partnership Audit Chamber of Russia (hereafter SRAO NP ACP).

Address 105120, Russia, Moscow, 3rd Syromyatnichesky Lane, 3/9, bld. 3

Additional information: registration number 870 in the membership register of SRAO NP ACP; Main registration record number (MRRN) in the register of auditors and audit organizations – 102010003683

The financial year(s) or any other reporting period(s) for which the Auditor performed an independent audit of accounting (financial) statements of the Issuer:

The Auditor performed an independent audit of financial statements of the Issuer prepared in accordance with the Russian Accounting Standards (RAS) for financial years 2007, 2008, 2009, 2010. CJSC PwC Audit also performed an audit of consolidated and combined financial statements prepared according to the International Financial Reporting Standards (IFRS) for three years ended on December 31 2008, 2007 and 2006 and consolidated financial statements prepared in accordance with IFRS for 2009–2011 financial years. CJSC PwC Audit also performed an observation check of the Shortened Consolidated Intermediate Financial Information (not been fully audited) prepared in compliance with IFRS for six months ended on June 30, 2012.

CJSC PwC Audit was selected to be the Issuer’s auditor for 2012 to audit the Issuer’s accounting statements prepared in accordance with RAS and to audit the issuer’s consolidated statements prepared in accordance with IFRS.

There were no procedures and no opinion on credibility of these statements made by the Auditor in respect of the Issuer’s reporting statements for 9 months of 2012 drawn up in compliance with RAS.

Type of the issuer’s accounting (financial) statements that were checked independently by the Auditor (accounting (financial) statements, introductory accounting (financial) statements, consolidated financial statements).

The Auditor performed an independent audit of financial statements of the Issuer prepared in accordance with the Russian Accounting Standards (RAS) for financial years 2007, 2008, 2009, 2010. CJSC PwC Audit also performed an audit of consolidated and combined financial statements prepared according to IFRS for three years ended on December 31 2008, 2007 and 2006 and consolidated financial statements prepared in accordance with IFRS for 2009–2011 financial years. CJSC PwC Audit also performed an observation check of the Shortened Consolidated Intermediate Financial Information (not been fully audited) prepared in compliance with IFRS for six months ended on June 30, 2012.

CJSC PwC Audit was selected to be the Issuer’s auditor for 2012 to audit the Issuer’s accounting statements prepared in accordance with RAS and to audit the issuer’s consolidated statements prepared in accordance with IFRS.

There were no procedures and no opinion on credibility of these statements made by the Auditor in respect of the Issuer’s reporting statements for the 9 months of 2012 drawn up in compliance with RAS.

Factors that may affect the independence of the Auditor from the Issuer, including information on existence of material interests that make the Auditor (Auditor’s officers) affiliated with the Issuer (Issuer’s officers):

The Auditor is not affiliated with the Issuer.

Factors that may affect the independence of the Auditor from the Issuer, including information on existence of material interests that make the Auditor (Auditor’s officers) affiliated with the Issuer (Issuer’s officers): none existence of partnership interests of the Auditor (Auditor’s officers) in the Issuer’s authorized capital (joint stock): The Auditor has no partnership interests in the authorized capital of the Issuer;

granting of loans to the Auditor (Auditor’s officers) by the Issuer: the Issuer has granted no loans to the Auditor (Auditor’s officers);

existence of close business relationships (participation in promotion of the Issuer’s products (services), participation in joint business, etc.), or close relations: the Issuer has neither business relationships nor close relations with the Auditor;

Information about the Issuer’s officers concurrently holding executive positions in the Auditor’s company: the Issuer’s officers concurrently hold no executive positions in the Auditor.

The Issuer and the Auditor undertake the following measures to mitigate the above specified factors:

The Issuer and Auditor (acted) and will act in accordance with the applicable laws, including, but not limited to the Federal Law “On Auditing Activity” No. 307-FZ dated 30.12.2008, Article 8 of which prescribes that an audit may not be performed by:

1) Auditors that are the audited companies’ founders (partners), executive officers, accountants or other persons responsible for arranging and maintaining the accounting policy and preparing the financial statements;

2) Auditors that are in close relations with the audited companies’ founders (partners), officers, accountants and other persons responsible for arranging and maintaining the accounting policy and preparing the financial statements (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law);

3) Audit companies where managers and other officers are the audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

4) Audit companies where managers and other officers are in close relations (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law) with audited companies’ founders (partners), officers, accountants and other persons responsible for arranging and maintaining the accounting policy and preparing the financial statements;

5) Audit companies that control, are controlled by, or together with any other company are under common control of audited companies, or that are subsidiaries, affiliates or branches of such audited companies;

6) Audit companies and individual auditors that provided to natural or legal persons, during three years immediately preceding the audit, services for recovery and keeping of book records and preparation of financial statements, when performing an audit of such persons.

7) Audit companies that are insurance organizations for the audited parties with whom contracts for these audit companies’ insurance liability are concluded.

The principal measure implemented by the Issuer for the purpose of mitigating the dependence on each other, is the process of thorough examination of the proposed Auditor for its not being affiliated with the Issuer. The Auditor is completely independent of the Issuer’s statutory organs in accordance with the requirements of Article 8 of the Federal Law “On Auditing Activity”; the amount of the Auditor’s consideration is not subject to the results of audit.

The Auditor of the Issuer shall be selected as follows:

Availability of tender procedure for selection of the Auditor and its basic requirements:

2009 year

In accordance with the Federal Law dated 30.12.2008 No. 307-FZ “On Auditing Activity”, the competitive selection of the Auditor of the Company for 2009 was performed under the Federal Law dated 21.07.2005 No. 94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as Auditor of the financial statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2009 (hereinafter referred to as the “Tender Documentation”) was prepared pursuant to the Federal Law dated 21.07.2005 No. 94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as an Auditor of the financial statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2009 and the composition of the Tender Committee were approved by the resolution of the Audit Committee dated 22.01.2009.

Based on the approved tender documentation the Tender Committee carried out appropriate procedures during the period from February till March 2009 to select the Auditor of the Company for 2009, which resulted in defining the winner of the open tender, namely: Closed Join-Stock Company PricewaterhouseCoopers Audit (CJSC PwC Audit).

2010 year

In accordance with Article 5 of Federal law No.307-FZ dated 30.12.2008 “On auditing activities”, an agreement to conduct mandatory audit of the accounting statements of a company, with the state-owned share in its authorized (joint stock) capital amounting to 25 percent as minimum, is concluded based on the outcome of placing an order effected by means of bidding in the form of an open tender, according to the procedure stipulated in Federal law No.94-FZ dated 21.07.2005 “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

In order to meet the above specified requirement JSC RusHydro approved the composition of the tender committee for selection of the Auditor of the Company (Minutes of the Audit Committee for the Board of Directors of JSC RusHydro dated 05.02.2010 No. 17/1). In accordance with the minutes of the meeting of the Tender Committee for evaluation and comparison of applications for participation in the tender for the right to be contracted to provide services to audit financial (accounting) statements of JSC RusHydro under the Russian Accounting Standards for 2010 (Minutes No. 13-rg dated 09.04.2010 (100305/901806/1/3)), the contract was awarded to Closed Joint-Stock Company PricewaterhouseCoopers Audit.

RAS 2011

In accordance with the Federal Law dated 30.12.2008 No. 307-FZ “On Auditing Activity”, the competitive selection of the Auditor of the Company for 2011 was performed under the Federal Law dated 21.07.2005 No. 94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as the Auditor of accounting statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2011 (hereinafter referred to as the Tender Documentation) was prepared pursuant to the Federal Law dated 21.07.2005 No. 94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as the Auditor of the accounting (financial) statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2011 was approved by the resolution of the Buying Commission dated 03.03.2011.

Based on the approved tender documentation the Tender Committee carried out appropriate procedures during April 2011 to select the Auditor of the Company for 2011, which resulted in defining the winner of the open tender, namely: Closed Joint-Stock Company HLB Vneshaudit (CJSC HLB)

RAS 2012–2014

In accordance with the Federal Law dated 30.12.2008 No. 307-FZ “On Auditing Activity”, the competitive selection of the Auditor of the Company for 2012–2014 was performed under the Federal Law dated 21.07.2005 No. 94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as the Auditor of accounting statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2012–2014 (hereinafter referred to as the Tender Documentation) was prepared pursuant to the Federal Law dated 21.07.2005 No. 94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as the Auditor of accounting statements of JSC RusHydro prepared in compliance with the Russian Accounting Standards for 2012–2014 was approved by the resolution of the Buying Commission dated 09.12.2011.

Based on the approved tender documentation the Tender Committee carried out appropriate procedures during the period from January to February 2012 to select the Auditor of the Company for 2012-2014, which resulted in defining the winner of the open tender namely: Closed Join-Stock Company PricewaterhouseCoopers Audit (CJSC PwC Audit).

2009–2011 (as per IFRS)

For the purpose of efficient and economical allocation of monetary assets of JSC RusHydro as well as in accordance with the Provision on the procedure of performing scheduled purchase of products, works, services approved by a resolution of the Company’s Board of Directors, the company set up and conducted a scheduled tender to obtain the right to make a service contract to audit the consolidated financial statements of RusHydro Group prepared in accordance with IFRS for 2009, 2010 and 2011 and to conduct an observation audit of the shortened intermediate consolidated financial statements of RusHydro Group for six months ended on June 30, 2009, 2010 and 2011 prepared in accordance with IFRS 34 in the form of closed proposals request.

In accordance with the minutes of a meeting of the Buying commission (dated 18.08.2009 No. 4), Closed Joint-Stock Company PricewaterhouseCoopers Audit was declared the winner of this closed proposals request.

2012–2014 (as per IFRS)

For the purpose of efficient and economical allocation of monetary assets of JSC RusHydro as well as in accordance with the Provision on the procedure of performing scheduled purchase of products, works, services approved by a resolution of the Company’s Board of Directors and pursuant to resolution No. 241 dated 30.08.2011 of adopted by the Central Buying Commission of JSC RusHydro, the company the company set up and conducted a scheduled tender to obtain the right to make a service contract to audit (review) the consolidated financial statements of RusHydro Group, RAO East Energy Systems Group, Yakutskenergo Group, Far East Energy Company Group and separate financial statements of JSC Far East Distribution Company, JSC Far East Generating Company, CJSC NBO Financial Clearing Center prepared in accordance with International Financial Reporting Standards (IFRS) for 2012–2014 by way of an open, single-stage, multi-lot request for proposals without preliminary qualification selection of bidders.

By its resolution dated 16.11.2011 the Audit Buying Commission approved the Tender documentation for an open single-stage, multi-lot Request of Proposals without preliminary qualification selection of bidders for the right to make a service contract to audit (review) the consolidated financial statements of RusHydro Group, RAO East Energy Systems Group, Yakutskenergo Group, Far East Energy Company Group and separate financial statements of JSC Far East Distribution Company, JSC Far East Generating Company, CJSC NBO Financial Clearing Center prepared in accordance with International Financial Reporting Standards (IFRS) for 2012–2014.

In accordance with the minutes of a meeting of the Buying commission (dated 22.12.2011 No. 2), Closed Joint-Stock Company PricewaterhouseCoopers Audit was declared the winner of this open single-stage, multi-lot proposals request.

the procedure for recommending a candidate for approval by the shareholders’(participants) meeting, including the management body adopting a respective resolution:

The Board of Directors of the Issuer recommends a candidate Auditor for approval by the General Shareholders’ Meeting of the company.

In accordance with the requirements of the legislation, the Issuer shall conduct an annual audit of financial statements. For the purposes of verification and approval of the annual financial statements the Annual General Meeting appoints Auditor of the company once a year.

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2009 was approved by the Annual General Meeting of the company (Minutes dated 10.06.2009 No. 4).

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2010 was approved by the Annual General Meeting of the company (Minutes dated 30.06.2010 No. 5).

While CJSC PwC Audit was not the Issuer’s Auditor in 2011 to audit the statements prepared in compliance with RAS, approval of CJSC PwC Audit as the Issuer’s Auditor in year 2011 to audit the statements prepared in compliance with IFRS in 2011 is not required, CJSC PwC was not approved by the General Shareholders’ Meeting.

In accordance with the minutes of the meeting of the Buying commission (dated 18.08.2009 No.4), Closed Joint-Stock Company PricewaterhouseCoopers Audit was declared the winner of the closed proposals request to make a service contract to audit the consolidated financial statements of RusHydro Group prepared in accordance with IFRS for 2009–2011 and to review the shortened intermediate consolidated financial statements of RusHydro Group for the period of six months ended on June 30, 2009, 2010 and 2011 prepared in accordance with IFRS 34.

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2012 was approved by the Annual General Meeting of the company (Minutes dated 29.06.2012 No. 8). The Auditor of the Issuer performs audit of finances and business operations of the Issuer in accordance with the law of the Russian Federation under a contract entered into by and between the Issuer and the Auditor.

Information on work carried out by the Auditor as part of special audit engagements.

no work has been carried out by the Auditor as part of special audit engagement.

Procedure for determining the amount of consideration to the Auditor, actual amount of consideration paid to the Auditor by the Issuer at the end of each financial year or some other reporting period, for which the Auditor conducted an independent audit of accounting records and financial (accounting) statements of the Issuer, information on availability of deferred or late payments for services rendered by the Auditor.

The payment procedure and amount of money paid as consideration to audit companies and individual auditors in return for audit (including compulsory audit) and incidental services shall be specified in contracts for audit services and may not be made subject to meeting any requirements whatsoever put forward by audited persons in respect of conclusions that may be made as a result of the audit.

The amount of the consideration paid by the Issuer in return for the Auditor’s services as approved by the Annual General Meeting of the Issuer for the annual compulsory audit and approval of the annual financial statements of the Issuer shall be determined by the Board of Directors of the Issuer.

The amount of the Auditor’s fee shall be determined depending on the results of the company’s Auditor selection tender.

Actual consideration amount paid by the Issuer to the Auditor for conducting an audit of accounting statements of the Issuer prepared in compliance with RAS for 2009 and for conducting an audit of consolidated financial statements of RusHydro Group prepared in compliance with IFRS for 2009 amounts to 83,780,000 roubles (incl. VAT).

Actual consideration amount paid by the Issuer to the Auditor for conducting an audit of accounting statements of the Issuer prepared in compliance with RAS for 2010 and for conducting an audit of consolidated financial statements of RusHydro Group prepared in compliance with IFRS for 2010 amounts to 60,180,000 roubles (incl. VAT).

Actual consideration amount paid by the Issuer to the Auditor for conducting an audit of consolidated financial statements of RusHydro Group prepared in compliance with IFRS for 2011 amounts to 67,260,000 roubles (incl. VAT).

Actual consideration amount paid by the Issuer to the Auditor for conducting an observation audit of consolidated financial statements of RusHydro Group prepared in compliance with IFRS for six months ended on June 30, 2012 amounts to 57,967,500 roubles (incl. VAT).

There are no deferred or late payments for the services provided by the Auditor.

2. Full corporate name: Closed Joint-Stock Company HLB Vneshaudit

Abbreviated corporate name: CJSC HLB Vneshaudit

Location: 109180, Russian Federation, Moscow, BolshayaYakimanka Str., 25-27/2

INN (Taxpayer Identification Number): 7706118254

OGRN (Primary State Registration Number): 1027739314448

Telephone number and fax number, e-mail address:

Telephone: (495) 967-0495

Fax: (495) 967-0497

E-mail: info@vneshaudit.ru

The name of a self-regulatory auditor organization, a member of which is the Issuer’s Auditor:

Full name: Non-commercial Partnership Institute of Professional Auditors

Location 109180, Russia, Moscow, Nametkina, 14, bld. 1

Additional information: Main registration record number in the register of auditors and audit organizations – 10202000095

The financial year(s) or any other reporting period(s) for which the Auditor performed an independent audit of accounting (financial) statements of the Issuer:

The Auditor conducted independent audit of accounting statements of the Issuer prepared in compliance with RAS for year 2011.

Type of accounting (financial) statements of the Issuer (accounting (financial) statements, introductory accounting (financial) statements, consolidated accounting statements, consolidated financial statements) in respect of which an independent audit has been performed by the Auditor:

The Auditor conducted an independent audit of accounting statements of the Issuer prepared in compliance with RAS for 2011.

Factors that may affect the independence of the Auditor from the Issuer, including information on existence of material interests that make the Auditor (Auditor’s officers) affiliated with the Issuer (Issuer’s officers):

Factors that may affect the independence of the Auditor from the Issuer, including information on existence of material interests that make the Auditor (Auditor’s officers) affiliated with the Issuer (Issuer’s officers): none existence of partnership interests of the Auditor (Auditor’s officers) in the registered capital (joint stock) of the Issuer: The Auditor has no partnership interests in the authorized capital of the Issuer granting of loans to the Auditor (Auditor’s officers) by the Issuer: The Issuer has granted no loans to the Auditor (Auditor’s officers);

existence of close business relationships (participation in promotion of the Issuer’s products (services), participation in joint business, etc.), or close relations: the Issuer has neither business relationships nor close relations with the Auditor;

Information about the Issuer’s officers concurrently holding executive positions in the Auditor’s company: the Issuer’s officers concurrently hold no executive positions in the Auditor.

The Issuer and the Auditor undertake the following measures to mitigate the above specified factors:

The Issuer and Auditor (acted) and will act in accordance with the applicable laws, including, but not limited to the Federal Law “On Auditing Activity” No. 307-FZ dated 30.12.2008, Article 8 of which prescribes that an audit may not be performed by:

1) Auditors that are the audited companies’ founders (partners), executive officers, accountants or other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

2) Auditors that are in close relations with the audited companies’ founders (partners), officers, accountants and other persons responsible for arranging and maintaining the accounting policy and preparing the financial statements (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law);

3) Audit companies where managers and other officers are audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

4) Audit companies where managers and other officers are in close relations (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law) with audited companies’ founders (partners), officers, accountants and other persons responsible for arranging and maintaining the accounting policy and preparing the financial statements;

5) Audit companies that control, are controlled by, or together with any other company are under common control of audited companies, or that are subsidiaries, affiliates or branches of such audited companies;

6) Audit companies and individual auditors that provided to natural or legal persons, during three years immediately preceding the audit, services for recovery and keeping of book records and preparation of financial statements, when performing an audit of such persons.

7) Audit companies in respect of audited entities representing insurance organizations with which liability insurance contracts for these audit companies have been concluded.

The principal measure implemented by the Issuer for the purpose of mitigating the dependence on each other, is the process of thorough examination of the proposed Auditor for its not being affiliated with the Issuer. The Auditor is completely independent of the Issuer’s statutory organs in accordance with the requirements of Article 8 of the Federal Law “On Auditing Activity”; the amount of the Auditor’s consideration is not subject to the results of audit.

Description of the procedure for selecting the Auditor of the Issuer:

Availability of tender procedure for selection of the Auditor and its basic requirements:

In accordance with article 5 of Federal Law No. 307-FZ “On Auditing Activities” dated December 30, 2008, an agreement to conduct mandatory audit of the accounting (financial) statements of the company, with the state-owned share in its authorized (joint-stock) capital amounting to at least 25 percent, is concluded based on the outcome of placing an order effected by means of bidding in the form of an open tender, according to the procedure stipulated in Federal Law No.94-FZ “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities” dated July 21, 2005.

In order to meet the above specified requirement JSC RusHydro approved the composition of the tender committee for selection of the Auditor of the Company (Minutes of the Audit Committee attached to the Board of Directors of JSC RusHydro dated 05.02.2010 No. 17/1).

In accordance with the minutes of the meeting of the Tender Committee for evaluation and comparison of applications for participation in the tender for the right to be contracted to provide services to audit financial (accounting) statements of JSC RusHydro under the Russian Accounting Standards for 2011 (Minutes No. 628/4 dated 08.04.2011 (0419000000111000001)), the contract was awarded to Closed Joint-Stock HLB Vneshaudit.

the procedure for recommending a candidate for approval by the shareholders’ (participants) meeting, including the management body adopting a respective resolution:

The Board of Directors of the Issuer recommends a candidate Auditor for approval by the General Shareholders’ Meeting of the company.

In accordance with the requirements of the legislation, the Issuer shall conduct an annual audit of financial statements. For the purposes of verification and approval of the annual financial statements the Annual General Meeting appoints Auditor of the company once a year. Approval of CJSC HLB Audit as Auditor of the Issuer for 2011 took place upon Resolution of the General Shareholders’ Meeting of the Company (Minutes No. 7 dated July 4, 2011).

Information on work carried out by the Auditor as part of special audit engagement:

no work has been carried out by the Auditor as part of special audit engagements.

Procedure for determining the amount of consideration to the Auditor is described, actual amount of consideration is included, paid to the Auditor by the Issuer at the end of each financial year or another reporting period, for which the Auditor conducted independent audit of accounting records and financial (accounting) statements of the Issuer, information on availability of deferred or late payments for services rendered by the Auditor.

The payment procedure and amount of money paid as consideration to audit companies and individual auditors in return for audit (including compulsory audit) and incidental services shall be specified in contracts for audit services and may not be made subject to meeting any requirements whatsoever put forward by audited persons in respect of conclusions that may be made as a result of the audit.

The amount of the consideration paid by the Issuer in return for the Auditor’s services as approved by the Annual General Meeting of the Issuer for the annual compulsory audit and approval of the annual financial statements of the Issuer shall be determined by the Board of Directors of the Issuer.

The amount of the Auditor’s fee shall be determined depending on the results of the company’s Auditor selection tender.

Actual consideration amount paid by the Issuer to the Auditor for conducting audit of accounting statements of the Issuer prepared in compliance with RAS for year 2011 amounts to 14,950,000 roubles (incl. VAT).

There are no deferred or late payments for the services provided by the Auditor.

1.4. Information on the Issuer’s Appraiser

Information on an appraiser (appraisers) engaged by the issuer on the basis of an appraisal service contract concluded to determine:

•	market value of securities offered;

•	market value of property used to pay for equity securities:

Full and abbreviated company names, OGRN, location of the legal entity having labour agreement with the appraiser	Appraiser’s surname, name, patronymic, telephone and fax number, e-mail address (if available)	Information on membership in a self-regulating association of appraisers			Information on evaluation services that the above specified appraiser provides
		Full name	Location	Registration number and date of appraiser’s registration in the register of self- regulating association of appraisers
LLC Institut Problem Predprinimatelstva (LLC IPP) 1027800561458, 199178, Saint Petersburg, 12th Line, Vasilyevskiy Ostrov, 11A, office 3-H	Olga Vladimirovna Belkova	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000328, 17.07.2007	Evaluation of market value of securities being offered and the market value of property to be used to pay for the securities being offered
	Vitaly Valeryevich Biryukov	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0028, 20.11.2009
	Ekaterina Mikhailovna Bogatova	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0031, 20.10.2010
	Ekaterina Aleksandrovna Burdaeva	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002812, 14.01.2008

	Nikolay Alekseevich Bukharin	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No.002173, 24.12.2007	Evaluation of market value of securities being offered and the market value of property to be used to pay for the securities being offered
	Polina Sergeevna Vasilyeva	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002718, 10.01.2008
	Anton Vladimirovich Guschin	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0075, 20.11.2009
	Svetlana Mikhailovna Demicheva	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0289, 20.10.2010
	Veronika Alekseevna Eliseeva/ Antonova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0084, 20.11.2009
	Elena Anatolyevna Zakharova	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0098, 20.11.2009
	Mikhail Vladimirovich Zvidrin	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No.0288, 20.10.2010
	Natalya Pavlovna Ivanova	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0287, 20.10.2010

No appraisers have been engaged by the Issuer to evaluate the market value of property to be pledged under the issuer’s bonds with security.

The Issuer is not a joint-stock investment fund.

1.5. Information on the Issuer’s Advisors

Financial securities market advisors or other persons rendering consultancy services to the Issuer in relation to the issue of securities and those who signed the prospectus shall be specified:

The Issuer has contracted no financial securities market advisors or other persons that render consultancy services to the Issuer in relation to the issue of securities for the purposes of preparing this Prospectus.

1.6. Information on Other Signatories to the Prospectus

The Prospectus has been signed by Chief Accountant of the Issuer:

Surname: Finkel

First name: Dmitry

Patronymic: Vladimirovich

Year of birth: 1977

Information on principal workplace and position of this individual: Chief Accountant – Head of Corporate Accounting and Reporting Department, JSC RusHydro

There are no other signatories to the Prospectus not mentioned in the above Clauses of this Section.

II. Summary on Number, Period, Procedure and Conditions of Offering for Each Type and Category of Issue Securities Offered

2.1. Type, Category and Form of Securities Offered

Class of offered securities: shares

Category of shares: ordinary

Form of offered securities: uncertified

The securities offered are neither convertible securities nor options of the Issuer, nor Russian Depositary Receipts.

2.2. Nominal Value of Each Type, Category and Series of Issue Securities Offered

Nominal value of securities offered: 1 (one) rouble

The securities offered are neither convertible securities nor options of the Issuer.

2.3. Estimated Issue Amount in Monetary Terms and Number of Issue Securities to Be Issued

Number of actually placed securities: 110,000,000,000 (one hundred and ten billion) shares

The amount of securities offered at the nominal value: 110,000,000,000 (one hundred and ten billion) roubles

The securities offered are neither convertible securities nor options of the Issuer.

Previously issued (outstanding) shares of the Issuer of the same category and type (class) as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering respective foreign securities.

2.4. Offering Price (Procedure for Determination of the Offering Price)

Price determination procedure: The price at which the shares are offered (including the persons specified in the list of persons having the pre-emptive right to acquire the Shares being offered) shall be determined by the Company’s Board of Directors in accordance with Articles 36, 77 of the Federal Law “On Joint-Stock Companies” before the Offering Opening Date.

The notice of the Shares offering price (procedure for price determination) shall be published by the Issuer in the Interfax news line and on the Internet website within the following timeline prior to the Shares placement opening date:

• in Interfax news line – within 1 day from the moment of adopting a resolution on determining the Shares offering price, but not later than the opening date of the Shares offering;

• on the Internet website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 within 2 days from the moment of adopting a resolution on determination of the Shares offering price, but not later than the opening date of the Shares offering.

2.5. Offering Term and Procedure

The placement opening date shall be determined as follows:

The opening date of offering the Issuer’s securities of this additional issue (hereinafter referred to as the Shares, supplementary shares, offered securities, offered shares) is the date of posting the announcement on the pre-emptive right to acquire the Shares being offered in the Rossiyskaya Gazeta newspaper according to the procedure outlined in clause 8.5 of this Resolution on additional issue of securities. If this announcement on the pre-emptive right to acquire the Shares being offered in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional release of securities by the Issuer, then the opening date of offering the securities shall be the 15th day from the date of disclosing the information on state registration of additional release of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

The closing date of placing the securities shall be determined as follows:

The 30th day from the closing date of the Offer collection period (the timeframe of this offer collection period is specified in clause 8.3 of the Resolution on additional issue of Shares) but not later than 365 (three hundred sixty five) days from the date of state registration of this additional issue of Shares.

The term of securities offering shall be determined by way of indicating the dates on which any information on securities issue is disclosed.

This information shall be disclosed as follows:

If this announcement on the pre-emptive right to acquire the Shares being offered in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, then the opening date of securities placing shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

An essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities” shall be published by the Issuer within the following timeline from the date of disclosure in respect of the state registration of the additional issue of the Issuer’s Shares on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of Shares by post, fax or electronic communication, delivery by hand whichever is earlier:

• in the news line of the authorized information agency Interfax (hereinafter referred to as the Interfax news line) – not later than 1 (one) day;

• on the Issuer’s pages in the Internet http://www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Method of securities placement: Public offering

The placement of securities shall be conducted with granting the pre-emptive right to acquire securities.

Date of drawing up the list of persons having the pre-emptive right: October 11, 2012.

Offering a certain number of shares while exercising the pre-emptive right to acquire the Shares being offered (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right to acquire these Shares) is intended to be performed, in particular, outside the Russian Federation by means of offering appropriate foreign securities certifying the rights relating to the Shares in accordance with foreign laws.

In exercising the preemptive right to purchase the Shares being offered by persons entitled to such a preemptive right, Shares subscription Agreements are made, including agreements to purchase securities of a foreign issuer placed under foreign laws and certifying the rights in respect of the Shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As the issue of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be placed outside the Russian Federation and no such receipts may or will be placed by the Issuer or publicly traded on the territory of the Russian Federation. Placement of Shares by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purpose of Depository Receipts issue by the Depository Bank.

Placement of Shares by means of issuance of Depository Receipts shall only be possible if the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issue and subsequent trade in Shares of this additional issue outside the Russian Federation.

Issuer’s shares offering by means of foreign securities offering shall be deemed crediting of shares of the Issuer to the personal account (depository account, another account stipulated by the Russian Federal Law on Securities Market) of the Depository Bank which under relevant foreign laws is the issuer of respective Depository Receipts.

No placement of the shares of this additional release to other subscribers (other than by exercising of the pre-emptive right to acquire the shares placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

Other requirements deemed by the Issuer to be material for issue of the securities: none

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full corporate name: Open Joint-Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated name: JSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka Str., 10, bld. 2

Broker’s license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated name: JSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova Str., 19

Broker’s license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Brokerage House OTKRYTIE

Abbreviated name: JSC Brokerage House OTKRYTIE

Location: 105064, Moscow, Yakovoapostolsky Lane, 12, bld. 1

Broker’s license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Main functions of this entity: No later than the beginning of the period during which the offers for share acquisition s may be made the Issuer will disclose the information on the Broker who will be involved to render services associated with share offering in the Interfax news line and on the Internet website www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The main functions of the Broker as part of services rendering to the Issuer related to Share offering include receiving and registration of the Offers and sending the notices on the Offers acceptance on behalf of the Issuer to the persons and entities, selected by the Issuer at its sole discretion out of all the persons and entities that have submitted the Offers.

Such a person’s and an entity’s obligation to acquire the securities which have not been placed in time, and if this obligation is in place – also the quantity (a procedure for determining the quantity) of the securities that have not been placed in time and which the said person or entity is obliged to acquire, and the period (procedure for period determination) at the end of which the said person or entity must purchase this quantity of securities the Broker shall bear no obligation to acquire the securities that have not been placed within the determined period.

obligations of such a person to maintain the prices for securities being offered at a certain level during a certain period after completion of their offering (stabilization), including the obligations associated with providing market making services and if such an obligation is enforced – also the period (a procedure for determining such a period) during which the said person shall stabilize or provide services of a market maker: The Broker shall bear no responsibility relating to maintaining the prices for the Shares being placed at a certain level during a certain period after completing the share offering (stabilization), including the responsibilities associated with providing services of a market maker.

such a person’s or an entity’s right to acquire an additional quantity of the Issuer’s securities out of the Issuer’s offered (outstanding) securities of the same type, category as the securities being offered, which may be exercised or not exercised depending on the results of securities offering, and if such a right is enforced – an additional quantity (a procedure for determining the quantity) of the securities which may be purchased by such a person or an entity and a period (procedure for determining the period) during which this person or entity can exercise the right to acquire an additional quantity of securities. The Broker shall not have the right to acquire an additional number of the Issuer’s securities from the number of the Issuer’s placed (outstanding) securities of the same type, category as the securities being offered, which may be exercised or not exercised depending on the results of security offering.

The amount of a fee payable to a person or an entity rendering services associated with offering and/or arrangement of security offering, and if such a fee (part of the fee) is paid to the said person or entity for rendering services related to maintaining the prices of securities being offered at a certain level during a certain period after completing their offering (stabilization), including services of a market maker – amount of such a fee as well: A contract with the Broker shall be concluded after the state registration of the Shares issue, but not later than commencement of the period for submitting the Offers to purchase the Shares. The amount of the Broker’s fee shall be specified in its contract and may depend on the results of Share placing provided that the amount of such a fee shall not exceed 1,000,000 (one million) roubles.

Previously placed (outstanding) shares of the Issuer of the same class and type as the securities placed are not intended to be placed for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of placement of respective foreign securities.

2.6. Procedure and Conditions of Payment for Issue Securities Offered

Payment shall be executed in monetary form.

Procedure and Conditions of securities payment:

Payment for the Shares being placed may be executed both in one or several forms specified in the Resolution on the Additional Issue of Securities, subject to the procedure for payment specified for the property, accepted as payment for the Issuer’s Shares.

Those subscribers / Applicants who may exercise their preemptive rights to acquire the Shares shall pay for the Shares in full by the dates specified in the Resolution on the Additional Issue of Shares, Subscription Agreements and prior to making credit entries in personal accounts of the Subscribers (Applicants) (First Level Depositaries designated by the Subscribers / Applicants in the register keeping system).

The obligation to pay for the Shares shall be deemed executed upon crediting monetary assets to the settlement account of the Issuer and (or) transfer of non-monetary assets to the Issuer’s ownership in the procedure specified below.

Registration of the Shares to the Subscribers’ (Applicants’) personal accounts in the register of the Issuer’s personal securities holders (depository accounts of nominee holders designated by the Subscribers / Applicants) shall be performed after full payment for the Shares.

Term of payment: The Applicant shall pay for the Shares in full within the Term of the preemptive right. The Subscriber that receives the Issuer’s reply on the Offer acceptance shall pay for the purchased Shares in full within 10 (ten) days of the date of the Acceptance Circulation Period expiry.

Cash payment shall not be accepted.

Cashless payment shall be accepted.

Form of cashless settlement: settlement by payment orders

Information on credit organization

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: JSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova Str., 19

Bank details of the accounts to which the monetary assets paid for the securities shall be transferred:

Settlement account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

Bank INN 7707083893

Non-monetary payment shall be accepted.

List of property:

Ordinary Shares of the following joint-stock companies:

JSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

JSC RAO East Energy Systems (OGRN 1087760000052);

JSC SEK (OGRN 1096501006030);

JSC Irkutsk electricity company (OGRN 1093850013762);

JSC Irkutskenergo (OGRN 1023801003313).

Payment conditions and documents which shall be executed at such payment:

Registration of the securities to the Subscribers’ / Applicants’ personal accounts in the register of the Issuer’s personal securities holders (personal accounts of the First level Depositaries designated by the Subscribers / Applicants) shall be executed after full payment for the Shares and not later than the Placement Closing Date (within the period specified in the Resolution on the Additional Issue of Shares).

The overpayment balance shall be refunded by the Issuer to the Applicant/Subscriber by means of refund of non-monetary assets received from such an Applicant / Subscriber as follows:

a) In case the Applicant / Subscriber paid for Shares being acquired only with non-monetary assets, the Issuer refunds to the Applicant / Subscriber only the overpayment balance as follows:

• refund of non-monetary assets (securities deposited to pay for the Shares) in the amount which price does not exceed the overpayment balance;

and

• payment of monetary assets in the amount specified as the difference between the overpayment amount and property price, subject to return according to this subclause “a” by means of crediting to the bank account, which details are specified in the Application / Offer, and if no such details are specified in the Offer, the details specified in Subscriber’s / Applicant’s request to return monetary assets shall be used.

b) In case the Applicant / Subscriber paid for Shares being acquired only with monetary assets and non-monetary assets, the Issuer refunds to the Applicant / Subscriber the overpayment balance as follows:

• refund of non-monetary assets (securities deposited to pay for the Shares) in the amount which price does not exceed the overpayment balance;

and

• refund of monetary assets in the amount specified as the difference between the overpayment amount and property price, subject to return according to this subclause “b” by means of crediting to the bank account, which details are specified in the Application / Offer, and if no such details are specified in the Offer, the details specified in Subscriber’s / Applicant’s request to return monetary assets shall be used.

Payment of monetary assets as the overpayment balance refund provided by these subclauses “a” and “b” shall be performed in case the full overpayment amount may not be refunded in counting number of on-monetary assets (securities deposited to pay for the shares).

In case the Applicant / Subscriber overpaid for the Shares with securities of two or more Issuers, the Company in its sole discretion determines the Issuer whose securities shall be returned to the Applicant / Subscriber.

The Issuer refunds the overpayment amount to the Applicant / Subscriber not later than 60 (Sixty) days from the Share Placement Closing Date specified in cl. 8.2 of the Resolutions on additional issue of securities.

In case of the overpayment refund the amount is rounded up to 1 (one) kopeck. Rounding up is performed to the Issuer’s favor – in case according to the rules specified in the Resolution on Additional Issue of Shares a fractional part of a kopeck is subject to refund, such a fractional part shall not be refunded.

Upon non-monetary payment for the Shares in case the value of the property being deposited by the Subscriber / Applicant as payment for the additional Shares is less than the value of the Shares specified in the Offer / Application, the Subscriber / Applicant shall make the additional payment in the amount of difference between the value of the Shares specified in the Offer/Application and the value of the property being deposited as payment for the Shares in RUB within the terms, specified in the Resolution on the Additional Issue of Shares. Should the Subscriber / Applicant fail to make additional payment of the said difference within the period specified for the Shares payment, the Issuer shall refuse to execute counter-obligation in respect of transfer of Shares not paid for by the Subscriber / Applicant and corresponding Subscription Agreement in relation of the Shares not paid for by the person purchasing them. Such an Agreement shall be deemed amended upon making a record in the personal account of the Subscriber / Applicant (personal account of the nominee holder specified by the Subscriber / Applicant in the Offer/Application, on crediting paid number of Shares.

Payment for the Shares being placed with non-monetary assets shall be performed by transfer of the joint-stock companies’ securities to the Issuer, specified herein in the order provided by the legislation of the Russian Federation. In this case the date of payment for the Shares shall be the date of transaction on crediting to the depository account of the Issuer with nominee holder specified in this clause or to the account which will be disclosed in the order stipulated by this clause.

Securities of the joint-stock companies being transferred as payment for the Shares specified in this clause shall be free of any third parties’ rights and shall neither be encumbered with any obligations nor be subject of any dispute or arrest.

Upon payment for the Shares being placed with the monetary assets, the Applicant / Subscriber is recommended to send to the Issuer a note within 5 working days before the Application / Offer submission to the following e-mail addresses simultaneously: ZavalkoMV@gidroogk.ru, SorokinRYU@gidroogk.ru and NovgorodtsevAYu@gidroogk.ru a note to the Issuer on the intension to pay for the Shares with non-monetary assets, to give the order by the Issuer to the Issuer’s depository for crediting securities of the other issuers (non-monetary assets) to his depository account. Such a notice shall include:

• last name, name, patronymic (full corporate name) of person of the Applicant/Subscriber;

• for individual persons – passport particulars (date and place of birth, series, number and issue date, name of the issuing authority);

• for legal entities – data of the state registration of a legal entity (including (for Russian legal entities) information on state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number));

• number of acquired Shares:

• name of the joint-stock company / joint-stock companies, from the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the Shares;

• number of shares of the joint-stock company / joint-stock companies from the companies specified in this clause, whose shares are to be transferred to the Issuer as payment for the Shares, state registration number of issue (additional issue) and date of its assignment;

• full corporate name of the depository (hereinafter referred to as the first level Depository), data on state registration of such a depository (OGRN, name of the state registration authority, date of state registration and depository entering in the EGRUL), number of the Applicant’s depository account, number and date of depository agreement concluded between the depository and the Applicant / Subscriber. In case the Applicant’s / Subscriber’s depository account is maintained by a nominee holder who in turn is a bailor of the First Level Depository, the notification shall include the full corporate name of the mentioned nominee holder, information on state registration of the indicated nominee holder (hereinafter also referred to as the Second Level Depository) (OGRN, name of the registration authority, date of the state registration and date of depository entering in the EGRUL), the Applicant’s / Subscriber’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant, full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Applicant / Subscriber has the depository account);

• contact information of the Applicant/Subscriber (phone number with indication of area code, e-mail).

The shares of the joint-stock companies specified in this clause shall be subject to crediting to the depository account of the Issuer by the following details:

Full company name of depository: Limited Liability Company Depositary and Corporate Technologies

Location: 107014, Moscow, Stromynka Str., 4, bld. 1.

State registration data: OGRN 1057746181272 dd.08.02.2005, issued by the Interdistrict Inspectorate of Federal Tax Service No. 46 of Moscow

Postal address: 107014, Moscow, Stromynka Str., 4, bld. 1.

Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33

Number of license of securities market professional participant to perform depositary activities: 117-11151-000100

License issue date: 03.04.2008

License validity: unlimited

The issuing authority: FSFM (Federal Service for Financial Markets) of Russia

Depository agreement: No. 027/DKT-DI dated 08.08.2006

Number of depository account: B00000010

or by other details, information on which will be disclosed by the Issuer within the following period upon passing the resolution by the Issuer’s authorized body on shares crediting of joint-stock companies by such details:

• in the Interfax newsline – within 1 (one) day;

• on the website www.rushydro.ru – within 2 (two) days.

With non-monetary payment for the shares being placed – with the shares of the joint-stock companies specified in this clause, all expenses related to transfer of securities as payment for the Shares being placed to the depository account of the Issuer shall be borne by the Applicant / Subscriber.

Data on appraiser (appraisers) being involved (involved) to determine the market value of property transferred as payment for the securities offered:

Full and abbreviated corporate names, OGRN, location of the legal entity having labour agreement with the appraiser	Appraiser’s surname, first name, patronymic, telephone number and fax number, e-mail address (if present)	Information on membership in self-regulating association of appraisers
		Full name	Address	Registration number and date of appraiser’s registration in the register of self- regulating association of appraisers
Limited Liability Company Nexia Pacioli Consulting (LLC Nexia Pacioli Consulting), 1047796989679, 119180, Moscow, M. Polyanka Str., 2	Nina Aleksandrovna Novochenko tel.: + 7 (495) 640-64-52 fax: + 7 (495) 640-64-53 e-mail: pacioli@pacioli.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2651 12.09.2008
	Svetlana Vyacheslavovna Kukina tel.: + 7 (495) 640-64-52 fax: + 7 (495) 640-64-53 e-mail: pacioli@pacioli.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2652 12.09.2008

Limited Liability Company RASTAM-Otsenka (LLC RASTAM-Otsenka), 1057200929499, 625000, the Tyumen Region, Tyumen, Shillera Str., 34	Natalya Viktorovna Afanasyeva tel.: +7 (3452) 40-41-50 fax: +7 (3452) 40-00-21 e-mail: info@rastam.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 984 13.11.2007
	Minnur Gaffarovna Kosareva tel.: +7 (3452) 40-41-50 fax: +7 (3452) 40-00-21 e-mail: info@rastam.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 983 13.11.2007

	Svetlana Vladimirovna Vedernikova tel.: +7 (3452) 40-41-50 fax: +7 (3452) 40-00-21 e-mail: info@rastam.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000413 26.07.2010

	Marina Viktorovna Popova tel.: +7 (3452) 40-41-50 fax: +7 (3452) 40-00-21 e-mail: info@rastam.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001118 04.10.2010

Closed Joint-Stock Company BDO (CJSC BDO), 1037739271701, 117587, Moscow, Varshavskoe road, 125, bld. 1, SECTION 11	Yury Leonidovich Koval tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3133 28.05.2010
	Darya Aleksandrovna Okuneva tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3006 17.11.2009

	Yuliya Viktorovna Andrianova tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3148 23.06.2010

	Pavel Mikhailovich Abramov tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3201 24.09.2010

	Marina Yuryevna Aleksandrova tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3132 28.05.2010

	Aleksandr Filippovich Vurzel tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3127 20.05.2010

	Natalya Anatolyevna Galiullina tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3147 23.06.2010

	Lidiya Aleksandrovna Ganicheva tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3129 24.05.2010

	Andrey Nikolaevich Zavyalets tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3121 20.05.2010

Yuliya Viktorovna Kalacheva tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3126 20.05.2010

Vladimir Vladimirovich Kolomiets tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3146 23.06.2010

Elena Yuryevna Mishanskaya tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2381 23.05.2008

Valentina Ivanovna Molchanova tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2377 23.05.2008

Fedor Ivanovich Petryakov tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 737 05.09.2007

Kristina Nikolaevna Pokhodenko tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda str., 19	No. 1661 18.09.2009

Tatyana Aleksandrovna Putrenko tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3288 23.03.2011

Oksana Pavlovna Reshenkova tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda Str., 19	No. 1445 05.09.2008

	Evgeny Stanislavovich Khramtsov tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3134 28.05.2010

	Tatyana Viktorovna Tsyplakova tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3123 20.05.2010

	Alena Mikhailovna Shishlova tel.: +7 (495) 797-56-65 fax: +7 (495) 797-56-60 e-mail: reception@bdo.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 318 04.05.2007

Closed Joint-Stock Company ENPI Consult (CJSC ENPI Consult), 1027700283566, 115191, Moscow, Dukhovskoy Lane, 14	Oleg Aleksandrovich Kushlyansky tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001894 13.12.2007

	Andrey Mikhailovich Beloshnichenko tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001859 13.12.2007

	Veniamin Lvovich Gurevich tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001869 13.12.2007

	Galina Anatolyevna Esina tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0003570 11.02.2008

	Vladimir Ivanovich Kubatin tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0005115 28.10.2008

	Dmitry Petrovich Pavlenko tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0003525 06.02.2008

	Galina Ivanovna Suprunenko tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0005116 28.10.2008

	Elena Viktorovna Usacheva tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0005117 28.10.2008

	A tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ruleksey Aleksandrovich Chulin	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0001922 13.12.2007

	Konstantin Alekseevich Abramov tel.: +7 (495) 221-73-79 fax: +7 (495) 221-73-79 e-mail: npg@npg.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01529 26.03.2008

Limited Liability Company STREMLENIE (LLC STREMLENIE), 1027739184307, 127055, Moscow, Lesnaya Str., 57, bld. 4	Evgeny Nikolaevich Babanin tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 1762 04.12.2008

	Maya Borisovna Baulina tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01731 20.10.2008

	Elena Konstantinovna Voronina tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01815 04.03.2009

Svetlana Vladimirovna Drozdova tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1039 26.11.2007

Evgeny Gennadyevich Dyatlov tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01532 26.03.2008

Darya Andreevna Erkhova tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01533 26.03.2008

Lilia Vladimirovna Zenina tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01534 26.03.2008

Olga Valeryevna Kurkova tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01732 20.10.2008

Olga Nikolaevna Labutina tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01978 30.04.2010

Lidiya Sergeevna Nechaj tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01538 26.03.2008

Irina Vasilyevna Prosvirnina tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01537 26.03.2008

Natalya Vyacheslavovna Tarakhova tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01818 04.03.2009

Irina Aleksandrovna Tarnovskaya tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01979 30.04.2010

Elena Vladimirovna Khassan tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01777 14.01.2009

Igor Aleksandrovich Chervakov tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00015 07.04.2009

Vladimir Borisovich Shepelev tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00006 24.02.2009

Natalya Aleksandrovna Yakovleva tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01841 08.04.2009

Elman Vagifovich Arzumanov tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1636 25.01.2008

Irina Aleksandrovna Bekeshko tel.: +7 (495) 739-49-94 fax: +7 (495) 967-36-57 e-mail: stocf@stocf.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2800 25.12.2008

Limited Liability Company AUDIT AND CONSULTING COMPANY TOP AUDIT (LLC AUDIT AND CONSULTING COMPANY TOP AUDIT),	Svetlana Sergeevna Dryndina tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2427 17.06.2008
1027739441553, 123424, Moscow, Volokolamskoe Road, 73	Sergey Vladimirovich Kalashnikov tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2801 05.12.2008

	Anna Viktorovna Kochergina tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e- mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2730 20.10.2008

	Aleksey Sergeevich Malyshev tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2770 14.11.2008

	Ilya Viktorovich Munerman tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1513 14.01.2008

	Sergey Sergeevich Pekur tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2769 14.11.2008

	Olga Vyacheslavovna Smirnova tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1124 12.12.2007

	Dmitry Salimgaraevich Rakhimyanov tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1117 12.12.2007

	Ivan Aleksandrovich Starodubtsev tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2566 30.07.2008

	Anna Evgenyevna Chernykh tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005378 06.02.2009

	Yury Viktorovich Shevlyakov tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2802 05.12.2008

	Dmitry Vladimirovich Pechenkin tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 865 08.10.2007

	Artem Andreevich Golyshev tel.: +7 (495) 363-28-48 fax: +7 (495) 363-28-48 e-mail: arzumanov@top-audit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 559 02.08.2007

Limited Liability Company Institute of Property and Financial Activity Appraisal (LLC Appraisal Institute), 1027000867750, 634061, the Tomsk Region, Tomsk, Frunze Prospect, 96a	Elena Vladimirovna Polyakova tel.: +7 (495) 662-46-17 fax: +7 (495) 662-46-17 e-mail: golishev@instoc.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2353 19.05.2008
	Evgenia Nikolaevna Nikitina tel.: +7 (495) 662-46-17 fax: +7 (495) 662-46-17 e-mail: golishev@instoc.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3220 21.10.2010

	Ruslan Viktorovich Borodin tel.: +7 (495) 662-46-17 fax: +7 (495) 662-46-17 e-mail: golishev@instoc.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000918 18.09.2007

	Viktor Petrovich Erpulev tel.: +7 (495) 662-46-17 fax: +7 (495) 662-46-17 e-mail: golishev@instoc.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 02820 14.01.2008

Closed Joint-Stock Company Otechestvo (CJSC Otechestvo), 1023402456626, 400009, Volgograd, V.I. Lenina Prospect, 151	Lilia Fedorovna Kurykina tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001978 18.12.2007

	Aleksey Aleksandrovich Losev tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005325 26.01.2009

	Violetta Valeryevna Lojko tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004715 16.07.2008

	Aleksandr Leonidovich Martynov tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004033 18.03.2008

	Varvara Aleksandrovna Petrova tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006959 28.10.2010

	Aleksey Nikolaevich Rokotyansky tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00457 25.12.2007

	Galina Aleksandrovna Meshkova tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00447 28.12.2007

	Igor Zagitovich Nagumanov tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00592 28.12.2007

	Aleksey Aleksandrovich Akanov tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3108 28.04.2010

	Olga Nikolaevna Baeva tel.: +7 (8442) 98–87–78 fax: +7 (8442) 98–87–78 e-mail: office@otechestvo-consult.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3236 20.12.2010

Limited Liability Company Baker Tilly Russaudit (LLC Baker Tilly Rusaudit), 1037700117949, 129164, Moscow, Zubarev Lane, 15, 1	Vera Petrovna Volkova tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3231 02.12.2010
	Irina Andreevna Golovina tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3233 15.12.2010

Yury Yuryevich Deryabin tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3289 25.03.2011

Andrey Zinovyevich Dolgov tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3197 15.09.2010

Pavel Vladimirovich Zhirnov tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 06545 28.04.2010

Aleksandr Vladimirovich Klimov tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3140 04.06.2010

Elena Sergeevna Kozis tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2163 21.03.2008

Natalya Vladimirovna Kozyreva tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3109 28.04.2010

Roman Aleksandrovich Lykov tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3169 28.07.2010

	Marina Viktorovna Rupcheva tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3206 07.10.2010

	Evgenia Vladimirovna Seregina tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19	No. 1580 06.05.2009

	Pavel Vladimirovich Dronov tel.: +7 (495) 783-88-00 fax: +7 (495) 783-88-94 e-mail: info@russaudit.ru info@bakertillyrussaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1633 25.01.2008

Closed Joint-Stock Company 2K Audit – Business consulting/Morison International (CJSC 2K Audit – Business consulting/ Morison International), 1027700031028,

127055, Moscow, Butyrsky Val Str., 68/70, bld. 2

	Sergey Vladimirovich Vasiltsov tel.: +7 (495) 626-30-40, +7 (495) 777-08-95, +7 (495) 721-14-57 fax: +7 (495) 777-08-94 e-mail: ozenka@2kaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 954 02.11.2007
	Galina Leonidovna Popkova tel.: +7 (495) 626-30-40, +7 (495) 777-08-95, +7 (495) 721-14-57 fax: +7 (495) 777-08-94 e-mail: ozenka@2kaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 955 02.11.2007

Closed Joint-Stock Company Agency Russpromotsenka (CJSC Agency Russpromotsenka), 1027700409109, 109147, Moscow, Vorontsovskaya Str., 35A, bld. 1	Tatyana Yuryevna Volkova tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2398 30.05.2008

Anna Nikolaevna Doroshenko tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 956 02.11.2007

Aleksandr Nikolaevich Dakhnovets tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2623 25.08.2008

Roman Vladimirovich Melnichuk tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00673 25.12.2007

Ekaterina Evgenyevna Tischenko tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003464 04.02.2008

Andrey Simeonovich Levin tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006618 26.05.2010

Andrey Vladimirovich Vasiltsov tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 1111 07.12.2007

Elena Andreevna Adankina tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2526 11.07.2008

Ludmila Nikolaevna Zambrova tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2663 15.09.2008

Tatyana Vladimirovna Gornova tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006855 09.09.10

Tatyana Vasilyevna Kazaryan tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003507 06.02.2008

Yuliya Valeryevna Vladimirova tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01779 19.01.2009

Anastasia Viktorovna Grishina tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 02051 18.03.2011

	Svetlana Alekseevna Tabakova tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000001 09.07.2007

	Aleksandr Fedorovich Patskalev tel.: +7 (495) 911-73-07, +7 (495) 911-74-07, +7 (495) 662-05-01 fax: +7 (495) 988-20-83 e-mail: rpo@russprom.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000012 09.07.2007

Limited Liability Company CO-INVEST (LLC CO-INVEST), 1027700556047, 117133, Moscow, Akademika Vargi Str., 22, 20	Natalya Ivanovna Blinova tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 0004156 28.03.2008
	Vladimir Leonidovich Kolevatykh tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004027 18.03.2008

	Marina Anatolyevna Gordeeva tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 007286 08.04.2011

	Andrey Vladimirovich Biryukov tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005346 27.01.2009

Alena Vladimirovna Efremova tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005371 05.02.2009

Tatyana Vladimirovna Ushakova tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00715 25.03.2008

Irina Konstantinovna Olshevskaya tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005348 27.01.2009

Igor Evgenyevich Pozhidaev tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005453 02.03.2009

Irina Igorevna Doronina tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005347 27.01.2009

Tatyana Sergeevna Kuznetsova tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005345 27.01.2009

Aleksey Aleksandrovich Berezin tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 05784 01.07.2009

Aleksandr Sergeevich Marulin tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 007062 13.12.2010

	Natalya Vladimirovna Zueva tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 007367 12.05.2011

	Mikhail Mikhailovich Dolmatov tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2022 29.02.2008

	Tatyana Vitalyevna Kolesnikova tel.: +7 (495) 988-20-83 fax: +7 (495) 988-20-83 e-mail: info@coinvest.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2021 29.02.2008

Closed Joint-Stock Company Central Financial Appraisal Company (JSC Central Financial Appraisal Company), 1037739245972, 125009, Moscow, B. Nikitskaya Str., 22/2, office 20	Anzhela Anatolyevna Domke tel.: +7 (495) 937-53-85 fax: +7 (495) 937-53-85 e-mail: sale@cfac.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1265 24.12.2007
	Elena Leonidovna Mironenko tel.: +7 (495) 937-53-85 fax: +7 (495) 937-53-85 e-mail: sale@cfac.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 004842 19.08.2008

	Aleksandra Valeryevna Dolmatova tel.: +7 (495) 937-53-85 fax: +7 (495) 937-53-85 e-mail: sale@cfac.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2171 21.03.2008

	Sergey Mikhailovich Shapiguzov tel.: +7 (495) 937-53-85 fax: +7 (495) 937-53-85 e-mail: sale@cfac.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 308 09.07.2007

	Stanislav Igorevich Novikov tel.: +7 (495) 937-53-85 fax: +7 (495) 937-53-85 e-mail: sale@cfac.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No . 5484 11.03.2009

Limited Liability Company Accountants and Business Advisers (LLC FBK), OGRN: 1027700058286, 101990, Moscow, Myasnitskaya Str., 44/1, bld. 2 A	Stanislav Ivanovich Anikanov tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru, AnikanovS@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 37 09.07.2007
	Aleksandr Stepanovich Matyushin tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 636 07.08.2007

	Olga Yuryevna Orekhova tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5524 25.03.2009

	Natalya Sergeevna Yaschinskaya tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 644 07.08.2007

	Tatyana Sergeevna Lunina (Spyshnova) tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 780 28.08.2007

	Ekaterina Khalitovna Bukova tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5315 26.01.2009

	Elena Faridovna Birina (Atamuradova) tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5312 26.01.2009

	Olesya Aleksandrovna Kasyanets (Sinitsyna) tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19	No. 456 21.08.2007

	Tatyana Konstantinovna Kasyanenko (Onisimova) tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5321 26.01.2009

	Elena Vladimirovna Koltsova tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5585 13.04.2009

	Sergey Viktorovich Mamaev tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005885 17.08.2009

	Yuliya Dmitrievna Zhigalo tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 5854 04.08.2009

	Olga Aleksandrovna Belikova tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01936 11.12.2009

	Evgenia Anatolyevna Golda tel.: +7 (495) 737-5353 fax: +7 (495) 737-5353 e-mail: info_do@fbk.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01800 16.02.2009

Limited Liability Company Center of Appraisal Management and Consulting (LLC MOK-Center), 1027739398290, 105005, Moscow, Baumanskaya Str., 33/2, bld. 1	Olga Aleksandrovna Dobryakova tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01844 14.04.2009
	Kirill Evgenyevich Gurylev tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01843 14.04.2009

Anna Aleksandrovna Ershova tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01842 14.04.2009

Valery Gordeevich Kachaev tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01624 15.05.2008

Sergey Valeryevich Kachaev tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01638 26.05.2008

Aleksey Vyacheslavovich Polyakov tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1176 12.12.2007

IrinaYuryevna Terkulova tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01104 27.12.2007

Galina Borisovna Tretyakova tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00942 27.12.2007

Anna Vladimirovna Kasatkina tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01780 16.01.2009

Grigory Andreevich Komissarov tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19, Business center “Omega Plaza”	No. 1585 06.05.2009

	Sergey Andreevich Kotov tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01980 30.04.2010

	Yana Andreevna Merkulova tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation of appraisers Ekspertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy Lane, 2/1, bld. 2	No. 0214 28.02.2011

	Lyalina Khazretovna Khatueva tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation of appraisers Ekspertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy Lane., 2/1, bld.2	No. 0213 28.02.2011

	Yury Viktorovich Shkolnikov tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00005 21.12.2007

	Sergey Vyacheslavovich Melnikov tel.: +7 (495) 783-96-01 fax: +7 (495) 783-96-01 e-mail: mokc@mokc.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00945 21.12.2007

Closed Joint-Stock Company HLB Vneshaudit (CJSC HLB Vneshaudit), 1027739314448, 109180, Moscow, B. Yakimanka Str., 25-27/2	Sergey Vyacheslavovich Ulitov tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	129301, Moscow, Kosmonavtov Str.,18,bld. 2	No. 432 23.08.2007
	Aleksandr Valeryevich Shirokov tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01111 28.12.2007

	Tatyana Anatolyevna Shkolnikova tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01851 24.04.2009

	Svetlana Viktorovna Melnikova tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01852 24.04.2009

	Andrey Viktorovich Makeev tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01424 29.02.2008

	Vyacheslav Olegovich Mikhailov tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01423 29.02.2008

	Leonid Konstantinovich Rusanov tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 01429 29.02.2008

	Vladislav Ivanovich Artemov tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Self-regulatory organisation Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect., 74A, 1st floor	No. 1214 17.12.2007

	Darya Vitalyevna Aronova tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 415 06.07.2007

	Galina Aleksandrovna Bogacheva tel.: +7 (495) 967-04-95 fax: +7 (495) 967-04-95 e-mail: info@vneshaudit.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3235 16.12.2010

Closed Joint-Stock Company ABM Partner (CJSC ABM Partner), 1027700560491, 109004, Moscow, Aleksandra Solzhenitsyna Str., 23A, bld. 1	Olga Sergeevna Volkanova tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 2179 26.03.2008
	Dmitry Valeryevich Danielyan tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 1266 24.12.2007

Irina Pavlovna Kalina tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect, 74a	No. 3210 14.10.2010

Aleksey Ivanovich Keda tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2076 07.03.2008

Nikolay Aleksandrovich Kozlov tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership SRO Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0412 27.05.2011

Sergey Yuryevich Koloskov tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Self-regulatory organization of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0267 20.10.2010

Boris Efimovich Moshkovich tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Interregional self-regulatory non-commercial organisation – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 900.77 20.08.2009

Stepan Vladimirovich Potapov tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 416 06.07.2007

Maria Nikolaevna Rybak tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Interregional self-regulatory non-commercial organisation – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 944.50 12.02.2010

Natalya Vladimirovna Savchenko tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Interregional self-regulatory non-commercial organisation – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 971.50 23.04.2010

	Yuliya Aleksandrovna Selivanova tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 2183 26.03.2008

	Tatyana Vladimirovna Fon Aderkas tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky Prospect, 74a	No. 3053 10.02.2010

	Olga Viktorovna Khristova tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	Interregional self-regulatory non-commercial organisation – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th Str. 8 Marta, 6a	No. 921.52 17.11.2009

	Aleksandr Andreevich Abramyan tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001848 13.12.2007

	Elena Pavlovna Borovskaya tel.: +7 (495) 785-71-04 fax: +7 (495) 785-71-04 e-mail: info@abm.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002810 14.01.2008

Limited Liability Company FinExpertiza (LLC FinExpertiza), 1027739127734, 129110, Moscow, Mira Prospect, 69, bld. 1	Aleksey Evgenyevich Gaevoy tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003683 19.02.2008

	Aleksandr Yuryevich Dorofeev tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003402 04.02.2008

	Elena Viktorovna Konkova tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006672 17.06.2010

Vladimir Aleksandrovich Kraev tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 003474 04.02.2008

Marina Gennadyevna Kucheryavaya tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002840 14.01.2008

Pavel Aleksandrovich Mikhalev tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 001823 11.12.2007

Bajrmir Vladimirovich Pozharov tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 006673 17.06.2010

Vadim Vadimovich Rybak tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	Non-commercial partnership Self-regulatory organisation of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda Str., 19, Business center “Omega Plaza”	No. 1088 08.02.2008

Arina Nikolaevna Ryzhova tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002770 10.01.2008

	Lutsia Rafaelyevna Safina tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002266 24.12.2007

	Vladislav Anatolyevich Shiganov tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 005360 02.02.2009

	Aleksandr Petrovich Smirnov tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky Prospect., 72, bld. 4	No. 1592 22.01.2008

	Irina Vasilyevna Guseva tel.: +7 (495) 775-22-00, +7 (495) 775-22-02, fax: +7 (495) 775-22-03 e-mail: info@finexpertiza.ru	Non-commercial partnership Self-regulatory organisation National College of Experts Appraisers	115035, Moscow, Sofijskaya Emb., 34 “B”	No. 00009 17.01.2008

LLC Institut Problem Predprinimatelstva (LLC IPP) 1027800561458, 199178, Saint Petersburg, 12th Line, Vasilyevskiy Ostrov, 11, letter A, office 3-H	Olga Vladimirovna Belkova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 000328 17.07.2007
	Vitaly Valeryevich Biryukov tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0028 20.11.2009

	Ekaterina Mikhailovna Bogatova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0031 20.10.2010

Ekaterina Aleksandrovna Burdaeva tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002812 14.01.2008

Nikolay Alekseevich Bukharin tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002173 24.12.2007

Polina Sergeevna Vasilyeva tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002718 10.01.2008

Anton Vladimirovich Guschin tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0075 20.11.2009

Svetlana Mikhailovna Demicheva tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0289 20.10.2010

Veronika Alekseevna Eliseeva/Antonova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0084 20.11.2009

Elena Anatolyevna Zakharova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0098 20.11.2009

Mikhail Vladimirovich Zvidrin tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0288 20.10.2010

Natalya Pavlovna Ivanova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0287 20.10.2010

Vladimir Nikolaevich Katushkin tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0188 20.10.2010

Anna Eduardovna Lindkvist tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002753 10.01.2008

Yuliya Vladimirovna Nazarova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0183 20.11.2009

Ekaterina Olegovna Pankratova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0201 20.11.2009

Anna Andreevna Serebryakova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0240 20.11.2009

Elena Nikolaevna Smirnova tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0252 20.11.2009

Elena Sergeevna Chizhevskaya tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership Association of Professional Appraisers	190000, Saint Petersburg, Grivtsova Lane, 5, office 101	No. 0294 20.11.2009

Egor Yaroslavovich Shablya tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky Lane, 5	No. 0016 20.10.2010

Aleksey Igorevich Shaskolsky tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002795 10.01.2008

Sergey Rudolfovich Edomsky tel.: + 7 (812) 703-40-90 fax: + 7 (812) 703-40-91 e-mail: mail@ipp.spb.ru	All-Russian public organisation Russian Society of Appraisers	105066, Moscow, 1st Basmanny Lane, 2A, office 5	No. 002797 10.01.2008

Information about appraisal services provided by the appraiser: in the case of involvement one or more appraisers, mentioned above, the services provided by such appraisers will be: determination of market value of securities of the Issuer and market value of the property which may be used to pay for the securities being offered.

Other requirements deemed by the Issuer to be material for issue of the securities: none

2.7. Procedure and Conditions of Entering into Agreements during the Offering of Issue Securities

Procedure and conditions for agreements concluding (procedure and conditions for filing and fulfillment the applications) on alienation of securities by the first owner in the course of their placement:

Shares are placed by way of concluding agreements on acquisition of securities being placed (hereinafter referred to as the Shares subscription agreement).

Shares are placed to the persons exercising their preemptive right to acquire the shares being placed in accordance with the procedure outlined in clause 8.5 of the Resolutions on additional issue of Shares.

Shall be effective before the expiry date of this pre-emptive right to acquire the Shares being placed according to clause 8.5 of the resolutions on additional issue of Shares, the Shares shall not be placed otherwise than by exercising the abovementioned pre-emptive right.

For the purposes of concluding these Share subscription agreements beyond the pre-emptive right exercise the Issuer at any time after summarizing the results of pre-emptive right exercise and within 45 (forty-five) days before the closing date of the 365-day period from the date of state registration of this additional issue may publish an invitation to an undefined circle of people to make proposals (offers) on acquisition of securities placed in Interfax news line or on the Internet web pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The term for submitting the offers to acquire securities being placed (hereinafter referred to as the Offers):

The shares will be placed by involving a professional member of the securities market (a Broker), providing the Issuer with services associated with share placing under a fee-based contract concluded with this Broker. Such a person shall be any of the Brokers specified below. No later than the beginning of the period during which the offers for share acquisition may be made the Issuer will disclose the information on the Broker who will be involved to render services associated with share placing in the Interfax news line and on the Internet website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The Issuer shall provide the Broker with a list of its interested parties before the Opening date of share placing.

These offers can be sent to the Issuer or to the Broker within 15 (fifteen) days from the date of posting an Invitation to make offers (hereinafter this period is referred to as the Offer Collection Period). At the same time, the Issuer at its discretion reserves the right to prolong the Offer Collection Period for an unlimited number of times and provided that the date of the said Offer Collection Period expiry is 30 (thirty) days before the end of a 365-day period from the date of state registration of this additional share issue.

In case the Issuer makes a decision to prolong the Offer Collection Period, the Issuer is obliged to publish the corresponding announcement about the prolongation of this Offer Collection Period in the Interfax news line and on the Internet website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 not later than 5 (five) days before the published date of the Offer Collection Period is over.

A prospective subscriber of the Shares being placed (hereinafter referred to as the Subscriber) may submit an Offer any day from 10:00 a.m. till 5:00 p.m. (Moscow time), except for Saturday, Sunday and public holidays, at the following address:

• 127006, Moscow, Malaya Dmitrovka Str., 7, JSC RusHydro.

or the Broker’s address that the Issuer shall disclose simultaneously with a notice on the Broker’s involvement.

Each Offer shall include the following information:

• title: “Offer to acquire shares of JSC RusHydro”;

• full corporate name / surname, first name, patronymic of the Subscriber;

• Subscriber’s taxpayer identification number (if any);

• Subscriber’s place of residence (registered address);

• for individual persons: – passport particulars (date and place of birth, series, number and issue date, name of the issuing authority), passport valid period (if applicable));

• for legal entities: Information on registration of a legal entity (including that for Russian legal corporate entities – information on state registration of a legal entity / listing in the Uniform State Register of Legal Entities (date, registering body, number of the corresponding certificate);

• consent of a person, providing an offer to acquire Shares to the amount specified in the Offer and at the price of Shares placement in the order, stipulated by the Resolution on additional issue of Shares;

• quantity of Shares to be acquired which can be shown as:

a) the exact quantity of Shares presented numerically, that the Subscriber undertakes to purchase;

b) the minimum quantity of Shares that the Subscriber undertakes to purchase. Indication of the minimum quantity shall be deemed to be an offer of the Subscriber submitting an Offer to purchase any number of Shares to be issued, but not less than the specified minimum quantity;

c) the maximum quantity of Shares that the Subscriber undertakes to purchase. Indication of maximum quantity shall be deemed to be an offer of the Subscriber, submitting an Offer to purchase any number of Shares, but not more than the specified maximum quantity;

d) the minimum and the maximum quantity of Shares that the Subscriber undertakes to purchase. Indication of the minimum and maximum quantities shall be deemed to be an offer of the person submitting an Offer to purchase any number of Shares, not less than the specified minimum quantity and not more than the specified maximum quantity;

• method of payment for shares being placed: Monetary assets, non-monetary assets or monetary assets and non-monetary assets at the same time (hereinafter ordinary certified shares of the issuers specified in clause 8.6 of the Resolutions on additional issue of Shares shall be understood as non-monetary assets used in return for the Shares);

• in case of non-monetary payment for shares the following information shall be indicated:

a) class, category (type), form, nominal value, number, state registration number of securities issue to be transferred to pay for the Shares, name of such securities issuer, estimated cost of such securities in the Subscriber’s opinion;

b) on each object of non-monetary assets – indication of the estimated monetary value in the Subscriber’s opinion at which the Subscriber undertakes to make payment for the Shares being placed, provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets, specified by the Subscriber in their Offer. The Subscriber may specify a monetary value in RUB, using one of the following ways:

i) the exact value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares;

ii) the minimum value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Specification of the minimum value means an offer of the Subscriber who submitted the Offer to deposit non-monetary assets as payment for the Shares at a monetary value not less than the value, specified by the Subscriber;

iii) the maximum value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Indication of the maximum value means an offer of the Subscriber who submitted the Offer to deposit non-monetary assets as payment for the shares at a monetary value not more than the value, specified by the Subscriber;

iiii) the minimum and maximum values at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Indication of the minimum and maximum values means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment for the Shares at any monetary value, but not less than minimum value, specified by the Subscriber, and not more than maximum value, specified by the Subscriber;

c) the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay for the Shares with monetary assets if the monetary value of non-monetary assets (property) estimated according to the prescribed procedure by the Issuer’s Board of Directors does not correspond to the monetary value, specified by the Subscriber in its Offer;

d) the Subscriber’s obligation to transfer to the Issuer non-monetary assets, that are free of any third parties’ rights and shall neither be encumbered with any obligations nor be subject of any dispute or arrest, as payment for the Shares to be acquired;

e) personal account details in the register of holders of joint-stock company’s securities specified in clause 8.6 of the Resolution on additional issue of shares whose securities are transferred to pay for the Shares (depositary account details of the Subscriber’s ultimate nominee holder with indication of all necessary account details for transfer to it of these securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Subscriber is returned in accordance with the procedure specified in clause 8.6 of the Resolution on additional issue of Shares;

• number of the Subscriber’s personal account in the Register of Holders of Issuer’s Registered Securities to transfer the Shares to be purchased to such an account. If the shares are to be credited to a nominee’s account in the Register of Holders of Registered Securities of the Issuer – a full name of the depository (hereinafter referred to as the First Level Depository), information on state registration of this depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and the depository enlisting in the EGRUL (Unified State Register of Legal Entities), Subscriber’s depositary account number, number and date of the depositary agreement between this depository and the Subscriber. When the Subscriber’s depositary account is maintained by a nominee holder who in its turn is a depositor of the First Level Depositary then the Offer shall contain the following data: full corporate name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and enlisting the depository in the EGRUL), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber (in respect of the securities being placed), full company name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Subscriber has the depository account (in respect of the securities being placed);

• bank details of the Subscriber for return of monetary assets;

• contact information (postal address, fax number with city code, e-mail address) for the purposes of forwarding the reply on the Offer acceptance (acceptance);

• date of signing the Offer.

The Offer shall be signed by the Subscriber (or its authorized representative with the attached original or copy of the duly executed power of attorney or another instrument confirming the powers of this representative, certified by a notary) and, for legal entities, contain an impress of a seal (if any).

If the Offer is made in a foreign language then this Offer shall mandatorily be accompanied by translation of the Offer text to the Russian language and the translator’s signature shall be certified by a notary in the order provided for by legislation of the Russian Federation. The requirement for a mandatory translation of the text contained in the Offer made in a foreign language shall not be applicable in those cases when this Offer is made in two or more languages, one of which is Russian and when the Russian language used to draw up this Offer prevails over other languages used to draw up the Offer with a clear specification of this Fact in the Offer.

The Offer shall have the following as attachments:

• for legal entities – notarized copies of constituent documents and documents confirming the powers of a person entitled to act on behalf of the legal entity without power of attorney;

• in case of payment with non-monetary assets – an extract (statement) from the register of holders of securities of the corresponding issuer (Subscriber’s depositary account) drawn up not later than 10 days before the Offer is submitted and containing the following data: Amount of other issuers’ securities (non-monetary assets) transferred as payment for the Shares and owned by the Subscriber, information on essential encumbrances in relation to these securities (non-monetary assets) or absence of such encumbrances.

The Offer can be accompanied by financial guarantees securing the fulfillment of offer maker’s obligations to pay for the shares if his/her offer is accepted by the Issuer.

If according to the requirements of the Russian Federation law the shares are acquired in the quantity stipulated in the Offer by the person who submitted the Offer with the prior consent of the antimonopoly body, the person who submitted the Offer shall attach a copy of the corresponding antimonopoly body’s consent to the Offer.

If, according to the Subscriber’s law requirements, the Subscriber acquires the shares in the quantity stipulated in the Offer with the prior approval of a competent executive body of the Subscriber (Board of Directors / Supervisory Board, General shareholders’ meeting / General participants’ meeting), such person who submitted the Offer shall attach a copy of the appropriate resolution drawn up in the Russian language on approval of the transaction related to the acquisition of Shares being placed. If the abovementioned resolution is drawn up in a foreign language then this resolution shall mandatorily be accompanied with translation of the text contained in this resolution to the Russian language, and the translator’s signature shall be certified by a notary in the order, provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the resolution on approval of a transaction to acquire the Shares drawn up in a foreign language shall not be applicable in those cases, when this Offer is made in two or more languages, one of which is the Russian language and when the Russian language used to draw up this resolution prevails over other languages, used to draw up the resolution with a clear specification of this Fact in the resolution.

If the Offers is signed by the Subscriber’s authorized representative then this Offer shall be accompanied with an original or a conformed copy of the power of attorney executed in accordance with article 185 of the Civil Code of the Russian Federation, in case this power of attorney is drawn up in a foreign language then it is required to attach a translation of the text contained in this power of attorney to the Russian language, a translator’s signature shall be certified by a notary according to the procedure provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the Power of Attorney made in a foreign language shall not be applicable in cases when this Power of Attorney is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Power of Attorney prevails over other languages used to draw up the Power of Attorney with a clear specification of this fact in the power of attorney.

The Issuer shall reject the Offers if they do not meet the requirements of the Russian Federation law and (or) the Resolution on additional issue of Shares.

The Share Subscribers shall on their own be responsible for the accuracy, completeness and relevance of information specified in their Offers in accordance with applicable legislation of the Russian Federation.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of received offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers to acquire the Shares being placed submitted by the prospective Subscribers shall be accepted by the Issuer at its sole discretion.

On the basis of the Issuer’s Register and the Broker’s Register data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer forwards a notice of acceptance (the Acceptance) of the Offer to the Subscribers chosen by the Issuer at its discretion among the Subscribers who submitted the Offers and meet the requirements stipulated in clause 8.3 of the Resolutions on additional issue of Shares. Such a notice shall contain the quantity of the Shares subject to placement to the Subscriber who submitted the Offer.

The Issuer shall make a decision on acceptance of an Offer within 3 (three) days from the closing date of the Offer Collection Period (hereinafter referred to as the Acceptance Period).

The notice of the satisfaction (acceptance) of the Offer shall be delivered to the Subscriber in person or to its authorized representative or sent to the postal address and (or) by fax and (or) email address as specified in the Offer not later than 2 (two) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

In accordance with part 2 of Article 438 of the Civil Code of the Russian Federation the Issuer’s silence does not mean that the Offer is accepted.

The Issuer shall be entitled to make a decision on the Offer acceptance only for such a number of Shares which at the time of making the decision on the Offer acceptance are unplaced and not subject to placement to any other person or the same Subscriber, based on the Offer that was accepted by the Issuer earlier.

A Shares subscription agreement shall be deemed effective as soon as the Subscriber (Subscriber’s authorized representative who submitted the Offer) who submitted the Offer receives the Issuer’s notice of satisfaction (acceptance) of the Offer. The written form of this agreement is deemed effective.

By agreement of the Subscriber and the Issuer a subscription agreement may be executed as a single document signed by the parties in a number of copies as agreed by the parties.

The Subscriber shall have the right to arrive for execution of a Subscription agreement any day from 10:00 a.m. till 5:00 p.m. (Moscow time), except for Saturday, Sunday and public holidays, at the address: Russian Federation, Moscow, Malaya Dmitrovka Str., 7, JSC RusHydro. The agreement shall be executed at the same time or upon the Subscriber’s receipt of the Offer acceptance.

The subscriber that receives the Issuer’s notice of acceptance shall pay the full price of the purchased shares within 10 (ten) days of the closing date of the Acceptance Circulation Period.

An obligation to pay for the shares shall be deemed executed from the moment of crediting monetary assets to the Issuer’s current account and (or) transfer of non-monetary assets into the Issuer’s ownership according to the procedure specified in clause in 8.6 of the Resolutions on additional issue of securities.

The Subscribers shall pay for the shares in full within a period set forth in the Resolution on Additional issue of shares and Subscription agreements and prior to making credit entries to the subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or that of the First level depositary designated by a Subscriber). In this case, these credit entries in the Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or that of the First level depositary designated by a Subscriber) shall not be made before the Placement Opening Date and after the Placement Closing Date of supplementary shares.

If the total value of monetary assets credited by the Subscriber as payment for the Shares exceeds the value of purchased shares, the Issuer, not later than 60 (sixty) days from the closing date of Share placing specified in clause 8.2 of the Resolution on additional issue of the Shares, shall return to the Subscriber the monetary assets exceeding the cost of placed shares and that the Issuer received as payment for the Shares to the bank accounts specified in the Statement, if they are unavailable – to the bank accounts specified in the Applicant’s statement on return of monetary assets.

With non-monetary payment for the shares, when the total value of non-monetary assets transferred by the Subscriber as payment for supplementary shares exceeds the total value of acquired shares, the Issuer shall return the difference between the value of non-monetary assets transferred as payment for supplementary shares and the value of supplementary shares paid for by the Subscriber (hereinafter referred to as the overpayment balance) in accordance with the procedure specified in clause 8.6 of the Resolution on additional issue of Shares.

In the event that the Subscriber fails to execute its obligation to pay for the shares being purchased in full or pays partially within the specified period, the Issuer shall have the right to refuse to execute its counter-obligation to transfer the shares to the Subscriber.

In case of partial execution of the Subscriber’s obligation to pay for the shares being purchased, the Issuer shall have the right to execute its counter-obligation to transfer the shares to the Subscriber pro rata the number of the shares paid for by the Subscriber.

In case of partial execution of the Subscriber’s obligation to pay for the shares or complete refusal of the Issuer to execute its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods specified above, monetary assets and (or) non-monetary assets received as partial execution of the obligation to pay for the shares or, respectively, all monetary assets and (or) non-monetary assets transferred by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days from the Share Placing Closing Date.

The Issuer shall have the right not to send a notice of their refusal to execute the counter-obligation to transfer the shares (all or those unpaid by the Subscriber, respectively) to the Subscriber, however, the Issuer may solely at their discretion and for the purposes of informing the Subscriber send such a notice to the Subscriber in person or through their authorized representative or send such a notice to the postal address and/or by fax and/or e-mail specified in the Offer.

The Issuer’s obligation to transfer the shares being placed to the Subscriber shall be deemed executed from the moment of making a credit entry to the personal account of the Subscriber or the First level depositary designated in the Subscriber’s Offer with regard to the respective number of the securities being placed.

Shares subscription Agreements can be entered by way of documents exchange (Offer and Acceptance) via postal service and in this case the Subscriber will be identified by their contact information and details indicated in the Offer. The following details shall be contained in the Issuer’s notice of acceptance of the Offer and they shall be used for the identification of the Issuer:

• the Issuer’s full or abbreviated corporate name;

• the Issuer’s seal;

• signature of the Issuer’s authorized officer.

Shares subscription Agreements stipulate a possibility for the Issuer to send the Subscriber acceptances via facsimile (an acceptance fax copy can be sent to the fax number indicated in the Offer) or via e-mail (a scanned acceptance image can be sent to the e-mail address indicated in the Offer). In this case, besides the main acceptance details, an additional identification of the Issuer shall be the Issuer’s e-mail (ZavalkoMV@gidroogk.ru) or the Issuer’s fax number that was used for sending the relevant acceptance (+7 (495) 225 37 37).

Other conditions of the document exchange: none.

Amendments to and/or termination of subscription agreements shall be effected on the grounds and pursuant to the procedure stipulated by Chapter 29 of the Civil Code of the Russian Federation.

Shares are placed to the persons exercising their pre-emptive right to acquire the shares being placed in accordance with the procedure outlined in clause 8.5 of the Resolutions on additional issue of Shares.

Shall be effective before the expiry date of this pre-emptive right to acquire the Shares being placed according to clause 8.5 of the resolutions on additional issue of Shares, the Shares shall not be placed otherwise than by exercising the abovementioned pre-emptive right.

The securities are registered ones and the register of their holders is maintained by the registrar.

A person in whose favor the Issuer issues an instrument of transfer being the ground for making a credit entry in the personal account or depositary account of the first subscriber (registrar, depositary, first subscriber), as well as other essential conditions for issuing an instrument of transfer:

No later than 3 (three) days from the closing date for share payment specified in clauses 8.3 and 8.6 of the Resolutions on additional issue of Shares provided that the Subscriber pays for the Shares being placed in accordance with the procedure stipulated in clause 8.6 of the Resolutions on additional issue of shares and no later than 3 (three) days prior to the closing date of share placing , the Issuer shall be obliged to deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) an instrument of transfer authorizing the making of a credit entry in the personal account of the Subscriber or the First level depositary holder specified by the Subscriber in its Offer.

Within 3 (three) working days from receiving the instrument of transfer and prior to the Closing Date of share placing the registrar shall write off from the Issuer’s account such a number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or the nominee holder designated by the Subscriber in the Offer.

The shares shall be considered to be placed from the date when the securities are registered in the register of shareholders – holders of securities of the Issuer in the name of the Subscriber or the Fist level depositary designated by the Subscriber in its Offer.

Offering a certain number of shares while exercising the pre-emptive right to acquire the Shares being offered (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right to acquire these Shares) is intended to be performed, in particular, outside the Russian Federation by means of offering appropriate foreign securities certifying the rights relating to the Shares in accordance with foreign laws.

No placement of the shares of this additional release to other subscribers (other than by exercising of the pre-emptive right to acquire the shares placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

The placement of securities shall be conducted with granting the pre-emptive right to acquire securities.

No securities shall be placed through subscription by tender.

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full corporate name: Open Joint-Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated name: JSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka Str., 10, bld. 2

Broker’s license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated name: JSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova Str., 19

Broker’s license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Brokerage House OTKRYTIE

Abbreviated name: JSC Brokerage House OTKRYTIE

Location: 105064 Moscow, Yakovoapostolsky Lane, 12, bld. 1.

Broker’s license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Main functions of this entity: No later than the beginning of the period during which the offers for share acquisition s may be made the Issuer will disclose the information on the Broker who will be involved to render services associated with share offering in the Interfax news line and on the Internet website www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The main functions of the Broker as part of services rendering to the Issuer related to Share offering include receiving and registration of the Offers and sending the notices on the Offers acceptance on behalf of the Issuer to the persons and entities, selected by the Issuer at its sole discretion out of all the persons and entities that have submitted the Offers.

Such a person’s and an entity’s obligation to acquire the securities which have not been placed in time, and if this obligation is in place – also the quantity (a procedure for determining the quantity) of the securities that have not been placed in time and which the said person or entity is obliged to acquire, and the period (procedure for period determination) at the end of which the said person or entity must purchase this quantity of securities the Broker shall bear no obligation to acquire the securities that have not been placed within the determined period.

obligations of such a person to maintain the prices for securities being offered at a certain level during a certain period after completion of their offering (stabilization), including the obligations associated with providing market making services and if such an obligation is enforced – also the period (a procedure for determining such a period) during which the said person shall stabilize or provide services of a market maker: The Broker shall bear no responsibility relating to maintaining the prices for the Shares being placed at a certain level during a certain period after completing the share offering (stabilization), including the responsibilities associated with providing services of a market maker.

such a person’s or an entity’s right to acquire an additional quantity of the Issuer’s securities out of the Issuer’s offered (outstanding) securities of the same type, category as the securities being offered, which may be exercised or not exercised depending on the results of securities offering, and if such a right is enforced – an additional quantity (a procedure for determining the quantity) of the securities which may be purchased by such a person or an entity and a period (procedure for determining the period) during which this person or entity can exercise the right to acquire an additional quantity of securities. The Broker shall not have the right to acquire an additional number of the Issuer’s securities from the number of the Issuer’s placed (outstanding) securities of the same type, category as the securities being offered, which may be exercised or not exercised depending on the results of security offering.

The amount of a fee payable to a person or an entity rendering services associated with offering and/or arrangement of security offering, and if such a fee (part of the fee) is paid to the said person or entity for rendering services related to maintaining the prices of securities being offered at a certain level during a certain period after completing their offering (stabilization), including services of a market maker – amount of such a fee as well: A contract with the Broker shall be concluded after the state registration of the Shares issue, but not later than commencement of the period for submitting the Offers to purchase the Shares. The amount of the Broker’s fee shall be specified in its contract and may depend on the results of Share placing provided that the amount of such a fee shall not exceed 1,000,000 (one million) roubles.

Previously placed (outstanding) shares of the Issuer of the same class and type as the securities placed are not intended to be placed for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of placement of respective foreign securities.

In accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for the state defense and security.

Concluding agreements on alienation of Issuer’s securities to the initial holders during their placement does not require prior approval of such agreements in accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

2.8. Target Group of Subscribers for Equity Securities Offered

Information on the Prospective Buyers of the Securities being placed.

Not applicable. Shares are placed among the general public.

2.9. Procedure for Disclosure of Information on the Results of the Equity Securities Issue

The form, procedure and terms of disclosing the information on the opening and closing day of offering securities, the price (price determination procedure) of securities offering, state registration of the report on the results of securities (additional issue) offering or submitting a notification on the results of securities (additional issue) offering to the registering authorities.

Procedure for disclosure of information on the additional issue of securities at each stage of securities issue:

The Issuer discloses information in the form of a quarterly report and notifications on the material facts (events, actions), that have an effect on its finances and business operations in the order provided by the existing legislation of the Russian Federation, including the Federal Law “On securities market”, Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated October 04, 2011 No.11-46/pz-n, (hereinafter referred to as the Regulation on Disclosure of Information by Issuers of Securities), Standards for issuing securities and registering the prospectus, approved by the Order of the Federal Service for Financial Markets No.07-4/pz-n dated January 25, 2007.

In case at the time of occurrence of a fact which the Issuer shall disclose in accordance with the applicable federal laws of the Russian Federation and regulatory acts issued by the federal executive authority for securities market, other procedure and timeline for disclosure of such fact is prescribed than the procedure and timeline provided for in the Resolution on the Additional Issue of Securities and Prospectus, disclosure of such fact shall be made according to the procedure and timeline provided by the federal laws of the Russian Federation and regulatory acts issued by the federal executive authority for securities market as effective at the time of occurrence of the fact.

Material facts notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

• in the Interfax news line – not later than 1 (one) day;

• on the Issuer’s Internet web sites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Text on the material event shall be available on the Internet web site at least within 12 months from expiry of the period provided by the Regulation on Disclosure of Information by Issuers of Securities for its posting in the Internet, or from the date of its posting in the Internet, if posted after the such period expiry.

The Issuer shall provide a copy of each notice, including a copy of each material fact notice, published by the Issuer pursuant to the Regulations on Disclosure of Information by Issuers of Securities, and a copy of the registered Resolution on the Issue (additional issue) of Securities and Prospectus as amended and (or) altered, report on the issue (additional issue) results, copy of a quarterly report, and copies of any other documents that shall be disclosed pursuant to Regulations on Disclosure of Information by Issuers of Securities, to the holders of the Issuer’s securities and any other interested persons upon their request for a charge not exceeding the costs of such a copy production, within 7 (seven) days from the date of the corresponding request submission.

The bank details of the settlement account(s) of the Issuer used to pay the costs of the copies production of the abovementioned documents and amount (method of determining the amount) of such costs shall be posted by the Issuer on the Internet websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

State registration of the issue (additional issue) of securities and is accompanied by the registration of the securities prospectus

Information shall be disclosed at each stage of the securities issue procedure:

The Issues discloses information on the additional issue of securities on each stage of the issue procedure in the order, specified by the Regulations on Disclosure of Information by Issuers of Securities:

• on the stage of taking a decision on the securities placement;

• on the stage of approval of a decision on additional release of securities;

• on the stage of the state registration of the additional release of securities;

• on the stage of the securities placement;

• on the stage of the state registration of the results report on the additional release of securities.

Forms, methods, timeline for the relevant information disclosure:

1) Upon passing a resolution on securities placement the Issuer shall accordingly disclose the information on a resolution to increase the authorized capital by means of the additional shares issue in the form of the Material fact notice of “Data on the Stages of Securities Issue Procedure” and the material fact of “The General Meetings of the Issuer’s shareholders and on the decisions taken on it” within the following timeline from the date of compiling the minutes of the mentioned General Meeting of Shareholders:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

2) Information on approval of the Additional Issue of Securities Resolution by the Issuer’s Board of Directors shall be disclosed by the Issuer by publishing the Material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Approval of Resolution on Additional Issue of Securities within the following timeline from the date of compiling the minutes (date of the term expiry of set forth by the legislation of the Russian Federation for the minutes preparation) of the meeting of the Board of Directors of the Issuer at which the resolution to approve the Resolution on the Additional Issue of Securities was passed:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

3) Information on state registration of the additional issue of Shares shall be disclosed by the Issuer in the form of publishing the Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Additional Securities Issue, and in the form of the Resolution on the Additional Issue of Securities and the Prospectus by posting them on the Internet website www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The notice of state registration of the additional issue of Shares and the order of access to the information contained in the Prospectus shall be published by the Issuer within the following timeline from the date of providing the disclosure in respect of the state registration of the additional issue of the Issuer’s Shares on the Internet website of the registering authority or receipt of a written notice from the registering authority by the Issuer of the state registration of the additional issue of Shares by post, fax or electronic communication, delivery by hand whichever is earlier:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Not more than 2 (two) days from the date of publication of the information on the state registration of the additional issue of the Issuer’s Shares on the Internet website of the registration body or at the date of receipt of the written notification by the Issuer of the registration body on the state registration of the additional issue of Shares by mail, fax or e-mail, delivery by hand, depending on which date comes the first, the Issuer shall post the information of the registered Resolution on the Internet websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580. Upon posting the text of the Resolution on the Additional Issue of Shares on the Internet website it is required to specify the state registration number of the additional issue of Shares, the date of its state registration and name of the registration body, performed the state registration of the additional issue of Shares.

The text of the registered Resolution on the Additional Issue of Shares shall be available on the Internet websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but prior to redemption of all the Shares of this issue (additional issue) if posted after the expiration of such period in the Internet.

Within not more than 2 (two) days from the date of publication of the information on the state registration of the additional issue of the Issuer’s Shares on the Internet website of the registration body or at the date of receipt of the written notification by the Issuer of the registration body on the state registration of the additional issue of Shares by mail, fax or e-mail, delivery by hand, depending on which date comes the first, the Issuer shall post the text of the registered prospectus on the Internet websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580. When publishing the text of the Prospectus of Securities on the Internet website one should indicate the state registration number of the additional issue of Shares in relation to which the Prospectus of Securities is registered, the date of its registration and the name of the registering authority that has conducted the registration of the Prospectus of Securities.

The text of the registered Prospectus of Securities shall be available on the Internet websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but before expiry of at least 5 years from the date of posting the registered report on the Issue (additional issue) of Shares if posted in the Internet after expiration of such period, and in case in accordance with the Federal law “On Securities Market” or with any other federal laws the Shares are issued without the state registration of the report on the Shares issue (additional issue) results, before expiry of at least 5 years from the date of posting the notification on the Issue (additional issue) results in the Internet, submitted into the registration authority.

Starting from the date of publication of the notice on the state registration of the additional issue of Shares, all interested persons may review the Resolution on the Additional Issue of Shares and the Prospectus of Securities, and obtain copies thereof at the following address:

• Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro).

Starting from the date of publication of the notice on the state registration of the additional issue of Shares, any interested person may receive a copy of the Resolution on the Additional Issue of Shares and of the Prospectus at the abovementioned address for a charge that may not exceed the costs for making copies of the mentioned documents.

4) The Notice of exercisability of the pre-emptive right to purchase the Shares being placed (hereinafter referred to as the Notice of the pre-emptive right) shall be given upon the state registration of this additional issue of Shares, but prior to the Placement Opening Date in the order specified in the Articles of Association of the Issuer for giving notices on the General Meeting of Shareholders of the Issuer.

Pursuant to clause 10.11 of Article 10 of the Articles of Association of the Issuer the notice on the General Meeting of Shareholders shall be published by the Issuer in the Rossiyskaya Gazeta newspaper and posted on the website of the Company.

Therefore, upon the state registration of the additional issue of Shares and prior to the Placement Opening Date in respect of the additional Shares the Issuer shall publish the Notice of the pre-emptive right in the Rossiyskaya Gazeta newspaper and posts the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru, as well as on the following page

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The notice of the pre-emptive right shall be additionally published in the Interfax news line within 5 days after complete execution of the duties related to the Notice of the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publication of the Notice of the pre-emptive right in the Rossiyskaya Gazeta newspaper and posting the Notice of the pre-emptive right on the Issuer’s website: www.rushydro.ru, as well as on the following page

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Notice of the pre-emptive right shall contain data on the number of the additional Shares, placement price, procedure for determining the number of Shares which each person entitled to exercise the pre-emptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer.

5) At the offering stage the Issuer shall disclose information in the form of:

• notice of the placement opening date;

• notice of changed placement opening date;

• notice of the placement price (method of determining the placement price);

• material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Offering Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Placement Closure;

• notice of suspended placement;

• notice of resumed placement;

A) Notice of the placement opening date shall be published by the Issuer in the news line and on the website.

The notice of placement opening date shall be published by the Issuer within the following timeline prior to the placement opening date:

• in the Interfax news line – not later than 5 days prior to the date of securities placement opening date;

• on websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 4 days prior to the securities placement opening date.

B) In the event that the Issuer takes a decision to change the placement opening date, the Issuer shall publish the notice of changed placement opening date in the Interfax news line and post it on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 not later than 1 (one) day prior to such date.

C) The notice of the placement price (method of determining the placement price) shall be published by the Issuer in the news line and posted on the website.

The announcement on the placement price (procedure for its determination) shall be published by the Issuer within the following time before the Placement Opening Date:

• in the Interfax news line – within 1 day from the date of the resolution adoption for quoting the placement price but not later than the starting date of the securities placement;

• on the website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 2 days from the date of adopting a resolution on determining the placement price but not later than the opening date of securities placement.

D) The Issuer shall also give material fact notices Disclosure Regarding the Securities Issue (placement opening and closing) – (Disclosure Regarding Stages of Securities Issue Procedure, Disclosure Regarding Placement Opening, Regarding Stages of Securities Issue Procedure, Disclosure Regarding Placement Closure).

The information on placement (placement opening and closure) for the securities shall be disclosed by the Issuer within the following timeline from the date when the subscription for the shares opens and from the date when placement closes, respectively:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

E) In the event that the Issuer takes a decision to make amendments and/or alterations to the Resolution on the Additional Issue of Shares and/or the Prospectus during the placement term and/or in the event that the Issuer receives during the placement term a written request (order, ruling) from a governmental authority authorized by the legislation of the Russian Federation to make resolutions on suspension of Shares placement (hereinafter referred to as the Competent Authority), the Issuer shall suspend the Shares placement and publish a notice of suspended placement within the following timeline from the date of the minutes (end of the period prescribed by the legislation of the Russian Federation for preparation of minutes) of the meeting of the competent statutory authority of the Issuer at which the resolution on making amendments and/or alterations to the Resolution on the Additional Issue of Shares and/or the Prospectus is passed, or in case of modification the terms set forth pursuant to the resolution on Shares issue, from the date of the minutes end of the period prescribed by the legislation of the Russian Federation for preparation of minutes) of the meeting of the competent statutory authority of the Issuer at which the resolution on modification of such terms, or from the date of receipt by the Issuer of Competent Authority’s written request (order, ruling) to suspend the Shares placement by post, fax or e-mail, delivery by hand whichever is earlier:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

In case Shares placement is suspended pursuant to a resolution of the registering authority on suspension of the Shares issue, the information on the placement suspension shall be disclosed by the Issuer by means of a material fact notice of Disclosure Regarding Stages of Suspension and Resumption of Securities Issue – in the manner and form specified in Chapter VI of the Regulations on Disclosure of Information by Issuers of Securities.

F) Upon registration of alterations to the Resolution on the Additional Issue of Shares and/or the Prospectus, passing a resolution on refusal to register such alterations, or receipt during the placement term from the Authorized Authority of a written notice (order, ruling) authorizing to resume the Shares placement (notice of termination of causes for suspension of Shares placement) during the offering term the Issuer shall publish the notice of resumed Shares placement in the newsline and on the website.

The notice of resumed Shares placement shall be published by the Issuer within the following timeline from the date of disclosure in respect of registration of alterations to the Resolution on the Additional Issue of Shares and/or the Prospectus or on refusal to register such alterations on the website of the registration authority, or from the date of Issuer’s receipt of registering body’s written notice of registration of such alterations to the Resolution on the Additional Issue of Shares and/or the Prospectus, or notice of refusal to register such alterations, or from the date of Issuer’s receipt from the Competent Authority of a written notice (order, ruling) authorizing the Issuer to resume the Shares placement (notice of termination of causes for suspension of Shares placement) by post, fax or e-mail, or delivery by hand, whichever is earlier:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The Issuer shall resume the Shares placement subject to prior publication of the notice of resumed Shares placement in the news line and on the website.

G) For the purposes of concluding agreements to acquire Shares outside the preemptive right the Issuer at any time after the results of the exercise of the preemptive right are summarized, but not later than 45 (forty five) days before the expiration of 365 days from the date of state registration of the additional issue of Shares shall publish in Interfax news line and on the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 an invitation to make an offer (offers) to acquire the shares (invitation to make an offer) which is addressed to the general public.

H) In the case of deciding to extend the Offer collection period Issuer shall not later than five (5) days prior expiration Offer collection period publish notice about the extension of the Offer collection period in the Interfax news line and on the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

I) After expiration the Offer collection period Issuer shall not later than two (2) days after the date of such expiration publish the notice of the termination of the Offer collection period in the Interfax news line and in the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

J) In the case of changing the Issuer’s details according to which the shares of joint stock companies listed in paragraph 8.6. Resolution on Additional issue of Securities (non-cash assets) will be transferred, the Issuer discloses information about new details according to which the non-cash payment will be made against offered Shares in the following terms after adoption of the authorized body of the Issuer a decision on transfer of Shares of joint stock companies according these details:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

K) The issuer discloses the information about attraction of the professional participant of the securities market (brokers) who provides services on placement of the Shares based on the concluded agreement with Broker in the following period from the date of signing the agreement but not later the beginning of the period during which the offers on acquiring the Shares might be sent:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru – not later than 2 (two) days.

L) In case of registration of alterations in the Resolution of the Additional Issue of Shares and (or) Prospectus, the Issuer shall publish text of the registered alterations in the Resolution of the Additional Issue of Shares and (or) Prospectus on the Issuer’s website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 within not more than 2 days from the date of disclosure of the alterations registration on the website of the registration authority, or from the date of Issuer’s receipt of registering body’s written notice of registration of such alterations by post, fax or e-mail, or delivery by hand, whichever is earlier. Upon publishing the text on alterations to the Resolution on the Additional Issue of Shares and (or) Prospectus, the date of registration of the said alterations and name of the registration authority shall be indicated on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The text of the registered alterations to the Resolution on the Additional Issue of Shares shall be available on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities for its posting in the Internet, or from the date of its posting in the Internet, but prior to expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities to provide Internet access to the text of the registered Resolution on Additional Issue of Shares if posted after the expiration of such period in the Internet.

The text of the registered alterations to the Prospectus shall be available on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 from the expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities for its posting in the Internet, or from the date of its posting in the Internet, but prior to expiry of the period provided by the Regulations on Disclosure of Information by Issuers of Securities to provide Internet access to the text of the registered Resolution on Additional Issue of Securities, if posted after the expiration of such period in the Internet.

From the date of data publishing on registration of alterations to the Resolution of Additional Issue of Shares and (or) Prospectus on the registration authority’s website or from the date of the Issuer’s receipt of the registration authority’s written notice on registration of such alterations by post, fax or e-mail, or delivery by hand, whichever is earlier, all interested parties may be acknowledged with such alterations and receive their copies at the following address: Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro).

From the indicated moment any interested person shall be entitled to receive a copy of the Resolution on Additional Issue of Shares and (or) Prospectus for a charge that shall not exceed the costs for making the copies of the abovementioned documents.

M) The Issuer shall also make disclosure on suspension and resumption of the securities issue by giving material fact notices.

Material fact notices Disclosure Regarding Placement Suspension and Resumption shall be given by the Issuer within the following timeline upon occurrence of a material fact:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The occurrence of a material fact on suspension of the Shares placement shall be the date of disclosure in respect of such suspension on the website of the registration authority or the date of the Issuer’s receipt of a written notice on Shares placement suspension from the registration authority by post, fax or e-mail, or delivery by hand, whichever is earlier.

The occurrence of a material fact on resumption of the Shares placement shall be the date of disclosure in respect of such resumption on the website of the registration authority, or the date of the Issuer’s receipt of a written notice of the Shares placement resumption from the registering authority by post, fax or electronic communication, delivery by hand whichever is earlier.

6) Disclosure in respect of results of the pre-emptive right exercising to purchase the Shares being placed.

The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

• in the Interfax news line – within 4 (four) days;

• on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 5 (five) days.

7) Disclosure in respect of the state registration of the report on the additional issue of Shares shall be made by the Issuer by giving material fact notice of Disclosure Regarding Stages of Shares Issue Procedure – Disclosure Regarding State Registration of Report on Securities Issue Results within the following timeline from the date of disclosure of the state registration of the report on the additional issue of Shares results is posted on the website of the registration authority or from the date of the Issuer’s receipt of the registration authority’s written notice of the state registration of the report on the additional issue of Shares results by post, fax or e-mail, or delivery by hand, whichever is earlier:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

Within not more than 2 (two) days from the date of publication of the information on the state registration of the report on the additional issue of the Issuer’s Shares on the Internet website of the registration authority or at the date of receipt of the written notification by the Issuer from the registration authority on the state registration of the report on the additional issue of Shares results by post, fax or e-mail, delivery by hand, whichever is earlier, the Issuer shall post the information of the registered report on additional issue of Shares results on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The text of the registered report on the additional issue of Shares results shall be available on the Issuer’s websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 at least within 12 (twelve) months from the date of expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Starting from the date of disclosure in respect of the state registration of the report on the additional issue of Shares results, all the interested parties may review the report on the additional issue of Shares results, and get the copies thereof at the following addresses:

• Russian Federation, Moscow, Malaya Dmitrovka Str., 7 (in the office of the sole executive body of JSC RusHydro).

Starting from the date of disclosure in respect of the state registration of the report on the additional issue of Shares results, any interested party shall be entitled to receive a copy of the report on the additional issue of Shares results at the abovementioned address for a charge that shall not exceed the costs for making copies of the abovementioned document.

8) Disclosure in respect of cancellation or ineffectiveness of the additional issue of Shares shall be made by the Issuer by giving material fact notices of Disclosure Regarding Cancellation or Ineffectiveness of the Additional Issue of Securities within the following timeline from the date of occurrence of the material fact:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The occurrence of a material fact regarding cancellation of the additional issue of the Issuer’s Shares shall be the date of disclosure in respect of such cancellation on the website of the registration authority or the date of the Issuer’s receipt of a written notice on cancellation of the additional issue of Shares from the registration authority by post, fax or e-mail, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding ineffectiveness of the additional issue of the Issuer’s Shares shall be the date of Issuer’s receipt of an effective (effective date for issued) judicial act (court decision, order, ruling) on ineffectiveness of the additional issue of Shares (shares).

9) The Issuer makes disclosure by giving material fact notices in other cases specified in the Regulations on Disclosure of Information by Issuers of Securities.

A material fact notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

• in the Interfax news line – not later than 1 (one) day;

• on the Internet websites http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

The text of the material fact shall be available on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 at least within 12 (twelve) months from the date of expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

10) The Issuer makes disclosure by preparing a quarterly report in the manner, specified in the Regulations on Disclosure of Information by Issuers of Securities.

A quarterly report shall be prepared according to the results in each quarter.

Within 45 (forty-five) days from the end of the relevant quarter the Issuer shall publish the text of the quarterly report on the websites www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The text of the quarterly report shall be available on the websites www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580 at least within 5 (five) years from the date of expiry of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Disclosures shall be made by means of publishing notices in periodic printed medium (media).

Name of such medium (media): the Rossiyskaya Gazeta newspaper

Disclosures shall be made by means of posting notices on the website.

Website address: www.rushydro.ru, http://www.e-disclosure.ru/portal/company.aspx?id=8580

The Issuer shall make disclosures by means of a quarterly report and notices on material facts (events, actions) that have an effect on its financial and business operations.

The Issuer and/or registrar keeping the register of holders of registered securities of the Issuer, shall provide an interested person/ entity on its request with a copy of the resolution on the issue (additional issue) of securities for a charge that may not exceed the costs of its production.

III. Disclosure in Respect of the Financial and Operational Position of the Issuer

3.1. Financial and Economic Performance of the Issuer

Dynamics of financial and operational indicators for the 5 previous complete fiscal years, as well as for the previous complete reporting period prior to the Prospectus approval date.

In connection with the order of the Ministry of Finance of the Russian Federation No. 186n dated 24.12.2010, some amendments that came into force in 2011 and lead to amendments of the company’s accounting policy in 2011, were introduced into regulatory acts of the accounting policy. Detailed description of these amendments to the Issuer’s accounting policy for 2011 is given in clause 2.17, section II “Accounting policy” of the Explanatory note to the Issuer’s accounting statements prepared in accordance with RAS for 2011 (see Appendix No. 1 to this Prospectus).

After preparation of the annual accounting statements for 2011, the order of the Ministry of Finance of the Russian Federation No. 66n dated 02.07.2010 “On Forms of the Accounting Statements of the Companies”, in accordance with which the Company’s accounting indicators are reflected for the three reporting dates (31.12.2011, 31.12.2010 and 31.12.2009) and the indicators of the profit and loss report are reflected for the two periods (2010 and 2011). Thus, some indicators of the company’s accounting balance as of 31.12.2010 and 31.12.2009 as well as the profit and loss report for 2010 were represented with retrospective adjustments caused by amendments in the Issuer’s accounting policy for 2011. Detailed information on made adjustments and the reflection of amendments caused by these adjustments to the Issuer’s accounting policy as of 31.12.2010 and 31.12.2009, and for 2010 is given in clause 2.17, section II “Accounting policy” of the Explanatory note to the Issuer’s accounting statements prepared in accordance with RAS for 2011 (see Appendix No. 1 to this Prospectus).

In connection with this fact, the data of the audited accounting statements for the corresponding period are used herein for the purpose of analyzing the Issuer’s financial and economical activity for 2007-2009 and 2011. At the same time the comparative date for 2010 included in the audited accounting statements of the Issuer prepared in accordance with RAS for 2011 were used for 2010. Thus the basis for calculation of analytical indicators for 2007–2009 differs from the basis for calculation of respective indicators for 2010–2011. Correspondingly, the information on the Issuer’s financial position contained in sections III, IV, V and VIII of this Prospectus for 2010 and as of 31.12.2010 corresponds in all essential aspects to the comparative data for 2010 reflected in the Issuer’s audited accounting statements prepared in accordance with RAS for 2011 since they were prepared on the basis of comparative data for 2010 and as of 31.12.2010 contained in the Issuer’s accounting statements prepared in accordance with RAS for 2011.

Indicator	2007	2008	2009	2010	2011	9 months 2012
Workforce productivity, thousands of roubles per worker	137,719	11,744	15,203	16,955	16,441	11,708
Debt ratio to equity capital	0.10	0.08	0.07	0.09	0.23	0.27
Ratio of the amount of long-term debt to the sum of long-term debt and equity capital	0.08	0.04	0.04	0.06	0.12	0.14
Debt coverage by current earnings (profit)	–0.05	0.27	0.21	0.15	0.42	1.06
Overdue debt, per cent	0	0	0	0	0	0

Analysis of financial solvency and position of the Issuer based on economic analysis of behavior of the given indicators:

Workforce productivity indicator shows the amount of earnings per worker. Over the periods being considered the highest level was reached in 2007 and it was equal to 137,719 thousand roubles per worker. A significant decrease in the indicator in 2008 was due to reorganization of the Issuer in the form of takeover of subsidiaries and affiliates (S&A) as of 09.01.2008 (manpower growth). In 2009 as against 2008 the indicator was higher by 1.3 times, in 2010 by 1.1 times against 2009 and in 2011 this indicator practically did not change in comparison with 2010, for 9 months of 2012 it amounted 11,708 thousand roubles per worker. The indicator 9 months of 2012 is be nonrepresentational in comparison with annual indicators since the earnings received for the period of nine months is accounted for.

Debt -to-Capital ratio and long-term debt to the sum of long-term debt and equity capital ratio indicate the share of raised borrowed funds in the total amount of funds invested in the company. The share of borrowed funds in 2008 as against 2007 decreased. A significant decrease in the indicator was due to reorganization of the Issuer: the equity capital increased as a result of acquisition of subsidiaries and affiliates. The share of borrowed funds in 2009 as against 2008 reduced insignificantly too.

The share of borrowed funds in 2010, 2011 and 9 months of 2012 increased as against 2009. The growth was stipulated by issuing euro bonds and bonded loan and raising credit resources for financing of the Issuer’s investment program.

The debt coverage by current earnings (profit) indicates what volume of current obligations can be covered by available or anticipated monetary assets. This indicator sustainably grows over the period under consideration which is caused by increasing the issuer’s debt (with coverage of part of short-term obligations by monetary assets). The Short-term obligations o increased in 2008 due to reorganization of the Issuer through takeover of subsidiaries and affiliates (S&A), the merger of both assets and liabilities occurred in that moment (including short-term and long-term liabilities). However, over the period under consideration this indicator does not exceed 0.45. An increase in this indicator in 2012 (9 months) was caused by available debts related to additional issue conducted by the company in 2011–2012. (The changes to the authorized capital were registered on 01.10.2012). If, while calculating this coefficient the negative influence of the debts connected to the company’s additional issue to the amount 45,102 mln roubles is excluded and the monetary equivalents to the amount of 14,753 mln roubles are excluded from the monetary assets used to calculate this indicator than this indicator amounts to 0.2.

Debt-to-equity capital ratio characterizes the ratio of external and internal financing sources. An increase in this indicator from 0.12 following the results of 2011 (9 months) to 0.27 for 2012 (9 months) is caused by attracting loans to finance the company’s investment activity and available debts connected to the additional issue of securities in 2011–2012.

The debt coverage by current earnings (profit) indicates what volume of current obligations can be covered by available or anticipated monetary assets. This indicator amounted to 0.34 in 2011 (9 months) and 1.06 in 2012 (9 months). An increase in this indicator in 2012 (9 months) is caused by less sale proceeds (as a consequence a reduction in sale profits) due to the lack of investment component in the capacity price in 2012 as well as by available debts caused by the company’s additional issue of securities in 2011–2012.

Over the entire period of the analysis the level of overdue debt of the Issuer equals to zero.

On the whole, the analysis of solvency indicators proves that the financial position of the Issuer during the period was considered as stable. The Issuer is capable of covering its liabilities by due dates.

The Issuer is not a credit organization.

3.2. Market Capitalization of the Issuer

Information on the issuer’s market capitalization over the last 5 completed financial years:

The market capitalization is calculated as a sum of the number of shares with corresponding category (type) by the market value of one share disclosed by the organizer of trade in the securities market and determined in compliance with Procedure for Determining Market Price of Securities, Estimated Price of Securities, as well as the Limit of Fluctuations of the Market Price of Securities under chapter 23 of the Tax Code of the Russian Federation approved by the Order of the Federal Service for Financial Markets No. 10-65/pz-n dated 09.11.2010 (registered in Ministry of Justice of Russian Federation on 29.11.2010, registry No. 19062).

Information on market capitalization as of the closing date of the last reporting period until the Prospectus approval date.

As on the date of approval of the Prospectus the Issuer shall disclose the information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure (order of FSFM No.11-46/pz-n dated 04.10.2011) (hereinafter referred to as the Regulations on information disclosure), instead of the information set forth by the current clause, the Prospectus shall include information in compliance with the provisions of Clause 3.13 of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 1, 2008, Quarterly report for quarter 1, 2009, Quarterly report for quarter 1, 2010, Quarterly report for quarter 1, 2011, Quarterly report for quarter 1, 2012, Quarterly report for quarter 3, 2012, clause 2.2 of each document.

3.3. Issuer’s Liabilities

3.3.1. Borrowed Funds and Accounts Payable

Information on the total amounts of the Issuer’s borrowed funds with a separate indication of the total amount of overdue accounts payable for the last 5 completed financial years.

Indicator	31.12.2007	31.12.2008	31.12.2009	31.12.2010	31.12.2011
Total amount of burrowed funds (thousand roubles)	16,265,254	18,636,408	18,048,430	37,210,428	69,206,763
Total amount of overdue accounts payable (thousand roubles)	0	0	0	0	0

The structure of Issuer’s borrowed funds for the last completed financial year and the last accounting period before the date of approval of the Prospectus.

As of the date of 31.12.2011

Indicator	Value, thousands of roubles
Long-term borrowed funds	66,687,570
including:
Credits	31,687,570
Loans excepted for bonded loans	20,000,000
Bonded loans	15,000,000
Short-term borrowed funds	2,519,193
including:
Credits	2,014,974
Loans excepted for bonded loans	280,719
Bonded loans	223,500
Total amount of overdue accounts payable	—
including:	—
Credits	—
Loans excepted for bonded loans	—
Bonded loans	—

As of 30.09.2012

Indicator	Value, thousands of roubles
Long-term borrowed funds	82,243,233
including:
Credits	47,243,233
Loans excepted for bonded loans	20,000,000
Bonded loans	15,000,000
Short-term borrowed funds	5,552,896
including:
Credits	4,355,444
Loans excepted for bonded loans	671,552
Bonded loans	525,900
Total amount of overdue accounts payable	0
including:
Credits	0
Loans excepted for bonded loans	0
Bonded loans	0

The Issuer is not a credit organization.

Information on the total amounts of the Issuer’s accounts payable with a separate indication of the total amount of overdue accounts payable for the last 5 completed financial years.

Total amount of overdue accounts payable and other long-term liabilities

Indicator	2007	2008	2009	2010	2011
Amount of accounts payable (thousands roubles)	1,020,728	12,377,054	11,230,830	8,417,264	52,159,492
Total amount of overdue accounts payable (thousand roubles)	0	0	0	0	0

The structure of Issuer’s accounts payable for the last completed financial year and the last accounting period before the date of approval of the Prospectus.

As of the date of 31.12.2011

Indicator	Value, thousands of roubles
	Over 1 year	Under 1 year	Total
Total amount of accounts payable	754,432	51,405,060	52,159,492
Overdue accounts payable	0	0	0.00
including:
Accounts payable to the budget and state non-budgetary funds	0	1,424,896	1,424,896
Overdue accounts payable	0	0	0.00
Accounts payable to suppliers and contractors	483,694	5,221,289	5,704,983
Overdue accounts payable	0	0	0.00
Debt to the company’s employees	0	742,468	742,468
Overdue accounts payable	0	0	0.00
Other	270,738	44,016,407	44,287,145
Overdue accounts payable	0	0	0.00

As of the date of 30.09.2012

Indicator	Value, thousands of roubles
	Over 1 year	Under 1 year	Total
Total amount of accounts payable	934,586	55,009,722	55,944,308
Overdue accounts payable including:	0.00	0.00	0.00
Accounts payable to the budget and state non-budgetary funds	0.00	2,563,942	2,563,942
Overdue accounts payable	0.00	0.00	0.00
Accounts payable to suppliers and contractors	648,945	5,014,087	5,663,032
Overdue accounts payable	0.00	0.00	0.00
Debt to the company’s employees	0.00	181,905	181,905
Overdue accounts payable	0.00	0.00	0.00
Other	285,641	47,249,788	47,535,429
Overdue accounts payable	0.00	0.00	0.00

The Issuer is not a credit organization.

There are no overdue accounts payable

Creditors having a share of at least 10 per cent of the total amount of accounts payable or a share of at least 10 per cent of the total amount of borrowed funds (long-term and short-term)

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated corporate name: Sberbank of Russia (JSC)

Location: 117997, Moscow, Vavilova Str., 19

INN (Taxpayer Identification Number): 7707083893

OGRN (Primary State Registration Number): 1027700132195

The amount of accounts payable: 40,586,065,573.77 rub.

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

When a Creditor having a share of at least 10 per cent of the total amount of accounts payable or a share of at least 10 per cent of the total amount of borrowed funds (long-term and short-term) is an affiliated entity of the issuer then this circumstance shall be indicated: No, it is not.

Full corporate name: Federal Agency for State Property Management

Abbreviated name: Rosimuschestvo

Location: 103685, Russia, Moscow, Nikolsky Lane, 9

INN (Taxpayer Identification Number): 7710723134

OGRN (Primary State Registration Number): 1087746829994

The amount of accounts payable: 39,397,711,483.35 rub.

The amount and terms of overdue accounts payable (interest rate, penalties, fines): none

When a Creditor having a share of at least 10 per cent of the total amount of accounts payable or a share of at least 10 per cent of the total amount of borrowed funds (long-term and short-term) is an affiliated entity of the issuer then this circumstance shall be indicated: No, it is not.

Full corporate name: RusHydro Finance Limited

Abbreviated corporate name: RusHydro Finance Limited

Location: 53 Merrion Square, Dublin 2, Ireland

The creditor is not a resident of the Russian Federation.

The amount of accounts payable: 20,671,311,475.41 rub.

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

When a Creditor having a share of at least 10 per cent of the total amount of accounts payable or a share of at least 10 per cent of the total amount of borrowed funds (long-term and short-term) is an affiliated entity of the issuer then this circumstance shall be indicated: No, it is not.

As of 30.09.2012 other creditors having a share of at least 10 per cent of the total amount of accounts payable are unavailable

3.3.2. Credit History of the Issuer

Description of the Issuer’s obligations under credit facility agreements and/or loan agreements effective for the last five completed financial years and for the last completed reporting period prior to the date of Prospectus approval with the principal under such agreements being over 5 per cent of the balance sheet assets of the Issuer as of the end of the latest complete reporting period (quarter, year) preceding the conclusion of the respective agreement in relation of which the submission term of accounting (financial) statements is expired, and obligations under any other credit facility agreements and/or loan agreements which the Issuer deems significant.

Type and identification attributes of a liability
Loan
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	JSC MC HydroOGK Russia, Moscow, Arkhitektora Vlasova Str., 51
The amount of principal debt as of the date of liability creation, rub./foreign currency	5,000,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	—
Credit (loan) Term, years	5 years
Average interest rate under credit, loan, per cent per year	8.23%
Number of interest-bearing (coupon) periods:	11
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	27.06.2011
Actual term (maturity date) of credit (loan) redemption	27.06.2011
Other information on the liability to be designated by the Issuer at its own discretion	—

Type and identification attributes of a liability
Credit
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	European Bank for Reconstruction and Development One Exchange Square, London EC2A 2JN, United Kingdom
The amount of principal debt as of the date of liability creation, rub./foreign currency	6,300,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	4,020,000,001 roubles
Credit (loan) Term, years	14 years
Average interest rate under credit, loan, per cent per year	10.02
Number of interest-bearing (coupon) periods:	57
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	08.10.2020
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	—

Type and identification attributes of a liability
Credit
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	EM Falcon Limited a legal successor of Morgan Stanley Bank International Limited 11/12, Warrington Place, Dublin 2, Ireland
The amount of principal debt as of the date of liability creation, rub./foreign currency	3,000,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	1,153,846,154 roubles
Credit (loan) Term, years	7 years
Average interest rate under credit, loan, per cent per year	8.70
Number of interest-bearing (coupon) periods:	28
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	13.12.2013
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	the liability arose as a result of assignment of obligations of the acquired JSC Saratovskaya HPP

Type and identification attributes of a liability
Loan notes
Liability terms and conditions and information on its execution
Name and address or surname, name, patronymic name of a creditor (lender)	CF Structured Products B.V. Locatellikade 1, 1076 AZ Amsterdam, The Netherlands
The amount of principal debt as of the date of liability creation, rub./foreign currency	60,000,000 US dollars
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	60,000,000 US dollars
Credit (loan) Term, years	6 years
Average interest rate under credit, loan, per cent per year	10.5
Number of interest-bearing (coupon) periods:	12
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	15.02.2013
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	The liability arose as a result of assignment of obligations of the acquired JSC Kaskad NCh HPP

Type and identification attributes of a liability
Credit
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	EM Falcon Limited a legal successor of Morgan Stanley Bank International Limited 11/12, Warrington Place, Dublin 2, Ireland
The amount of principal debt as of the date of liability creation, rub./foreign currency	1,500,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	1,500,000,000 roubles
Credit (loan) Term, years	7 years
Average interest rate under credit, loan, per cent per year	8.435 (with due account of concluded transactions, interest swap)
Number of interest-bearing (coupon) periods:	14
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	25.04.2014
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	—

Type and identification attributes of a liability
Loan
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	Rushydro Finance Limited 53 Merrion Square, Dublin 2, Ireland
The amount of principal debt as of the date of liability creation, rub./foreign currency	20,000,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	20,000,000,000 roubles
Credit (loan) Term, years	5 years
Average interest rate under credit, loan, per cent per year	7.875
Number of interest-bearing (coupon) periods:	10
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	28.10.2015
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	—

Type and identification attributes of a liability
Bonds Series 01 (state registration number and date of registration: 4-01-55038-E dated 23.09.2010)
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	Bond holders
The amount of principal debt as of the date of liability creation, rub./foreign currency	10,000,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	10,000,000,000 roubles
Credit (loan) Term, years	10 years
Average interest rate under credit, loan, per cent per year	8
Number of interest-bearing (coupon) periods:	20
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	12.04.2021
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	Maturity term of JSC RusHydro’s bonds is 10 years. These securities can be bought back by a bond acquisition offer at the request of their holders within 5 years from the date of their placement.

Type and identification attributes of a liability
Bonds Series 02 (state registration number and date of registration: 4-02-55038-E dated 23.09.2010
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	Bond holders
The amount of principal debt as of the date of liability creation, rub./foreign currency	5,000,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	5,000,000,000 roubles
Credit (loan) Term, years	10 years
Average interest rate under credit, loan, per cent per year	8
Number of interest-bearing (coupon) periods:	20
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	12.04.2021
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	Maturity term of JSC RusHydro’s bonds is 10 years. These securities can be bought back by a bond acquisition offer at the request of their holders within 5 years from the date of their placement.

Type and identification attributes of a liability
Credit
Liability terms and conditions and information on its execution

Name and address or surname, name, patronymic name of a creditor (lender)	Open Joint-Stock Company Sberbank of Russia, 117997, Moscow, Vavilova Str., 19
The amount of principal debt as of the date of liability creation, rub./foreign currency	40,000,000,000 roubles
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	40,000,000,000 roubles
Credit (loan) Term, years	2
Average interest rate under credit, loan, per cent per year	8.25
Number of interest-bearing (coupon) periods:	8
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	12.11.2013
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	—

Type and identification attributes of a liability
Credit
Liability terms and conditions and information on its execution
Name and address or surname, name, patronymic name of a creditor (lender)	Unicredit Bank Austria AG, 1010 Wien, Schottengasse 6 – 8, Austria
The amount of principal debt as of the date of liability creation, rub./foreign currency	127,796,550 Euro
The amount of principle debt as of the closing date of the last reporting period until the Prospectus approval date, rub./foreign currency	58,069,929 Euro
Credit (loan) Term, years	15 years
Average interest rate under credit, loan, per cent per year	3.18
Number of interest-bearing (coupon) periods:	60
Presence of delays in payments of credit (loan) interests, if these are available – the total number of specified delays and their amount in days	—
Scheduled term (maturity date) of credit (loan) redemption	28.08.2026
Actual term (maturity date) of credit (loan) redemption	Has not become due
Other information on the liability to be designated by the Issuer at its own discretion	This credit will be drawn in a period from 2012 to 2017

3.3.3. Liabilities of the Issuer under Security Provided to Third Parties

Information on the total amount of the issuer’s liabilities based on provided security and on the total amount of third parties’ liabilities under security provided by the issuer including in the form of pledge or guarantee with due consideration of the issuer’s limited liability under such a third party’s liability basing on the security terms and actual debt balance under this third party’s liability. This information is provided on the end date of each last 5 completed financial years and on the end date of the last complete reporting period prior to the Prospectus approval date.

Thousands of roubles

Indicator	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010	As of 31.12.2011	As of 30.09.2012
Total amount of liabilities of the Issuer under provided security	15,639,972	19,731,712	23,927,220	14,299,965	38,858,027	45,303,555
Total amount of third persons’ liabilities for which the Issuer provided security to third persons	15,639,972	19,731,712	23,927,220	14,299,965	38,858,027	45,303,555
including liens	0	0	0	0	0	0
including surety	15,639,972	19,731,712	23,927,220	14,299,965	38,858,027	45,303,555

The liabilities of the Issuer under security provided to third persons over the last completed financial year and over the last completed reporting periods prior to the Prospectus approval date, which are at least five per cent of the balance sheet assets of the Issuer as of the end of the latest completed reporting period (quarter, year) preceding the provision of the security: The specified liabilities did not arise.

3.3.4. Other Liabilities of the Issuer

Agreements entered into by the Issuer including future transactions and not recorded in its accounting (financial) statements, which may have a material effect on the Issuer’s financial position, liquidity, sources of finance and terms of utilization thereof, operating results and costs.

Information on circumstances under which the abovementioned liabilities may cause the said changes and their probability.

Information on reasons for Issuer’s entering into such agreements, Issuer’s expected profit from such agreements and reasons for not reporting such agreements in the Issuer’s accounting (financial) statements.

There are no other liabilities, unreported in the accounting statements of the Issuers prepared in accordance with RAS, which may have a material effect on the Issuer’s financial position, liquidity, sources of finance and terms of utilization thereof, operating results and costs.

3.4. Purposes of Issue and Utilization of Proceeds from Issue of Equity Securities

Purposes of Issue and Utilization of Proceeds from Issue of Equity Securities:

Raising additional funds and consolidating energy assets.

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds from the share issue to provide financing for its investment programme.

The Issuer does not offer securities for the purpose of financing a certain transaction (interrelated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the authorized capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

3.5. Risks Related to Acquisition of Offered (Issued) Equity Securities

A detailed analysis of risks related to acquisition of offered equity securities, including, but not limited to:

industry risks,

country and regional risks,

financial risks,

legal risks,

operations risks.

Issuer’s Risk Mitigation Policy.

As on the date of approval of the Prospectus the Issuer shall disclose information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 3, 2012, clause 2.4

3.5.1. Industry Risks

Impact of potential deterioration of the situation in the Issuer’s industry on its operations and performance of obligations in respect of the securities are described. Potential changes deemed by the Issuer to be most important in the industry (separately for domestic and foreign markets), and expected measures to be taken by the Issuer in case of such changes.

Risks related to potential fluctuations of prices for raw materials, services used by the Issuer in its business (separately for the internal and external markets) and their effect on the Issuer’s business and performance of obligations in respect of the securities.

Risks related to potential fluctuations of prices for products and/or services of the Issuer (separately for the internal and external markets) and their impact on the Issuer’s business and performance of obligations in respect of the securities.

As on the date of approval of the Prospectus the Issuer shall disclose information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13 of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 3, 2012, clause 2.4

3.5.2. Country and Regional Risks

Risks related to political and economic situation in the country (countries) and in the region where the Issuer is registered as a taxpayer and/or carries out its main activity provided that the Issuer’s main activity in such country (region) yields over 10 per cent of revenues for the latest complete reporting period preceding the Prospectus approval date.

Proposed actions of the Issuer in case of adverse impact of changes in the situation in the country (countries) and region (regions) on its operations.

Risks related to potential military conflicts, imposing a state of emergency and strikes in the country (countries) and region where the Issuer is registered as a taxpayer and/or carries out its main activity.

Risks related to specific geographic position of the country (countries) and region where the Issuer is registered as a taxpayer and/or carries out its main activity, including higher risk of natural disasters, potential disruption of transportation due to remote and/or hard-to-reach locations, etc.

As on the date of approval of the Prospectus the Issuer shall disclose information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13 of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 3, 2012, clause 2.4

3.5.3. Financial Risks

Sensitivity of the Issuer to risks related to variation of interest rates, exchange rates, the Issuer’s operations or hedging by the Issuer for the purpose of mitigating adverse impact of the above mentioned risks.

Exposure of Issuer’s financial position, liquidity, financial sources, operating results, etc to exchange rate variation (exchange risks).

Proposed actions for the Issuer to minimise the adverse impact of exchange and interest rate variation on the Issuer’s operations.

The impact of inflation on repayments on securities, critical to Issuer’s opinion inflation values, and proposed actions of the Issuers aimed at minimising such risks.

Indicators of the Issuer’s financial accounting, which are most subject to variation due to the impact of the mentioned financial risk are specified. Risks, their probability and description of changes in financial statements are also indicated.

As on the date of approval of the Prospectus the Issuer shall disclose information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 3, 2012, clause 2.4

3.5.4. Legal Risks

Legal risks related to the Issuer’s operations (separately for internal and external markets) including risks related to:

Changes in currency regulation;

Changes in tax legislation;

Changes in customs regulations and duties;

Changes in requirements for licensing of the issuer’s core activity or licensing of the rights to use property with restricted transferability (including natural resources;

Changes in court practices in respect of issues related to the Issuer’s operations (including licensing issues) that may have an adverse impact on its operating results and outcome of the existing court proceedings in which the Issuer is involved.

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 3, 2012, clause 2.4

3.5.5. Risks Related to the Issuer’s Operations

Risks related to the issuer exclusively or risks related to the issuer’ core (financial and economical activities) business, including risks related to:

Current court proceedings in which the Issuer is involved;

Inability to renew the Issuer’s license for a certain activity or for right to use property with restricted transferability (including natural resources);

Potential liability of the Issuer for debts of third parties, including subsidiaries of the Issuer;

Potential loss of consumers’ transaction with which provides at least 10 per cent of the total proceeds from sale of products (works, services) of the Issuer.

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating the webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 3, 2012, clause 2.4

3.5.6. Bank Risks

The Issuer is not a credit organization.

IV Issuer’s Detailed Information

4.1 Issuer’s Establishment and Development Track Record

4.1.1 Information on the Issuer’s Corporate Name (Denomination)

Full corporate name of the Issuer: Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro

• in English: Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro

Full corporate name adoption date: 13.07.2011

The Issuer’s abbreviated corporate name: JSC RusHydro

• in English: JSC RusHydro.

Abbreviated corporate name adoption date: 13.07.2011

Issuer’s full or abbreviated corporate name (name for noncommercial organization) is similar to the name of another legal entity.

Name of such legal entities as well as explanations necessary to avoid confusion of the indicated names.

Open Joint-Stock Company RusHydro (OGRN (Primary State Registration Number) 1103459004417, INN 3442111016)

Issuer in official contracts and documents for self-identification uses corporate full name, location, INNand/or assigned primary state registration numbers OGRN (Primary State Registration Number).

The Issuer’s corporate name (for noncommercial organization – name) is not registered as a trade or service mark.

Certificates for the trade mark (service mark):

No. 454339, registered in state register of trademarks and service marks of the Russian Federation on February 20, 2012, registration valid period expires on July 02, 2019;

No. 454053, registered in state register of trademarks and service marks of the Russian Federation on February 16, 2012, registration valid period expires on February 16, 2021;

No. 440951, registered in state register of trademarks and service marks of the Russian Federation on July 13, 2011, registration valid period expires on February 16, 2021;

No. 453894, registered in state register of trademarks and service marks of the Russian Federation on February 15, 2012, registration valid period expires on February 16, 2021.

During the entire period of the Issuer’s existence its corporate name changed.

The Issuer’s organizational and legal form has not been changed since its establishment.

The list of the Issuer’s full and abbreviated corporate names with indication of date and ground for change:

Full corporate name: Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro

Abbreviated corporate name: JSC RusHydro

Corporate name adoption date: 13.07.2011

Corporate name adoption ground:

State registration on July 13, 2011 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s shareholders dated 30.06.2011. (Minutes No. 7 dated 04.07.2011) and the Regulation of the Ministry of Justice of the Russian Federation dated 17.06.2011 No. 1322-r.

Full corporate name: Open Joint-Stock Company Federal Hydro-Generating Company

Abbreviated corporate name: JSC RusHydro

Corporate name adoption date: 14.07.2010

Corporate name adoption ground:

State registration on July 14, 2010 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s Shareholders dated 30.06.2010 (Minutes No. 5 dated 30.06.2010) and the Regulation of the Ministry of Justice of the Russian Federation No. 5006-r dated 28.06.2010.

Full corporate name: Open Joint-Stock Company RusHydro

Abbreviated corporate name: JSC RusHydro

Corporate name adoption date: 04.07.2008

Corporate name adoption ground:

State registration on July 4, 2008, of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s shareholders dated 25.06.2008 (Minutes No. 1 dated 26.06.2008).

Full corporate name: Open Joint-Stock Company Federal Hydro-Generating Company

Abbreviated corporate name: JSC HydroOGK

Corporate name adoption date: 26.12.2004

Corporate name adoption ground: State registration of legal entity on December 26, 2004

4.1.2 Information on the Issuer’s State Registration

Primary State Registration Number (OGRN) of a legal entity: 1042401810494 for Issuer’s state registration (date of state registration establishment of a legal entity in the Unified State Register of Legal Entities): December 26, 2004.

name of the registering authority which made entry on the establishment of a legal entity in the Unified State Register of Legal Entities: the Inspectorate of the Ministry for Taxes and Levies of the Russian Federation for the Zheleznodorozhny District of Krasnoyarsk, Krasnoyarsk Territory.

4.1.3 Information on the Issuer’s Establishment and Development

Issuer’s expected life, if the Issuer was created for a certain period of time or until a certain goal is achieved: Issuer created for an undefined period.

Brief description of the Issuer’s establishment and development track record. Issuer’s purpose, mission (if any), and other information concerning Issuer’s business activity material to decision making concerning purchase of Issuer’s securities.

As for the date of securities prospectus approval Issuer is obliged to disclose information according to the legislation of the Russian Federation of securities and to the Regulations on Disclosures, the prospectus of securities instead of information provided by the current paragraph according to the Regulations in c. 3.13 of the Regulations on Disclosures indicates the reference to information disclosed by Issuer with indication of Internet page address where this information is disclosed, as well as names and other identification documents signs (of the reporting period when corresponding quarterly report is made) where this information is disclosed:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 1st quarter of 2012, clause 3.1.3.

4.1.4 Contact Information

Issuer’s location: 660075, Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51

another address for delivery of correspondence (if any): 127006, Russia, Moscow, Malaya Dmitrovka Str., 7

telephone number: +7 (495) 225 32 32

fax number: +7 (495) 225 37 37

e-mail: office@rushydro.ru

URL address containing information on the Issuer, securities that have been placed and / or in the process of placing:

http://www.rushydro.ru/,

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Name of the Issuer’s special subdivision for work with the Issuer’s shareholders and investors:

IR Directorate (Directorate authorized for interaction with shareholders, investors)

Location of subdivision: 127006, Russia, Moscow, Malaya Dmitrovka Str., 7

Telephone: +7 (495) 225-32-32

Fax: +7 (495) 225-37-37

E-mail: ir@rushydro.ru

Website: www.rushydro.ru

4.1.5 Taxpayer Identification Number

Taxpayer identification number assigned to the Issuer by tax authorities: 2460066195

4.1.6 The Issuer’s Subsidiaries and Representative Offices

Names, establishment dates, locations of all Issuer’s subsidiaries and representative offices are indicated according to its Articles of Association (foundation documents), as well as name, first name, middle name of officers of all Issuer’s subsidiaries and representative offices and validity periods of issued their letters of authority.

As for the date of securities prospectus approval Issuer is obliged to disclose information according to the legislation of the Russian Federation of securities and to the Regulations on Disclosures, the prospectus of securities instead of information provided by the current paragraph according to the Regulations in c. 3.13 of the Regulations on Disclosures indicates the reference to information disclosed by Issuer with indication of Internet page address where this information is disclosed, as well as names and other identification documents signs (of the reporting period when corresponding quarterly report is made) where this information is disclosed:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 1st quarter of 2012. Quarterly report for the 2nd quarter 2012. Quarterly report for the 3rd quarter 2012 clause 3.1.6. of each document.

During the period since the date of disclosure of Quarterly report for the 3rd quarter 2012 up to the date of approval of the Issuer’s securities prospectus Subsidiary Head Board of JSC RusHydro was changed:

• name: Affiliated subsidiary of Open joint-stock company Federal Hydro-Generating Company – Cascade of Kubanskiye HPPs

Subsidiary Head: Sergey Nikolaevich Bologov

Letter of Authority valid period: 31.01.2013.

4.2 The Issuer’s Core Business Activity

4.2.1 The Issuer’s Sector

The code of the Issuer’s core business activity according to OKVED.

Some codes according to OKVED assigned to Issuer can be indicated in addition.

As for the date of securities prospectus approval Issuer is obliged to disclose information according to the legislation of the Russian Federation of securities and to the Regulations on Disclosures, the prospectus of securities instead of information provided by the current paragraph according to the Regulations in c. 3.13 of the Regulations on Disclosures indicates the reference to information disclosed by Issuer with indication of Internet page address where this information is disclosed, as well as names and other identification documents signs (of the reporting period when corresponding quarterly report is made) where this information is disclosed:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter 2012, clause 3.2.1.

4.2.2 The Issuer’s Core Business Activity

The Issuer’s Core Business Activity (types of activity, types of goods (work, services), providing for no less than 10 per cent of Issuer’s revenue within the last 5 complete financial years, and within the last reporting period before the date of approval of the securities prospectus.

Type of business activity: generation and sales of electricity (capacity)

Indicator	2007	2008	2009	2010	2011	9 months 2012
Type (types) of business activity:
Revenue from the sales (sales volume) of this type of business activity, thousands of roubles	41,671,969	61,623,114	78,694,337	88,672,144	92,136,214	67,929,387
Percentage of revenue from sales (sales volume) from this type of business activity in Issuer’s total volume of revenue from sales (sales volume), %	99.7	99.6	99.6	99.7	99.6	99.5

Changes description in the amount of Issuer’s revenue from Issuer’s sales (sales volume) from core business activity by 10 per cent or greater compared to the corresponding preceding reporting period and reasons for such change.

The percentage of revenue from sales of electric power (capacity) has remained practically at the same level during all reporting periods.

Order of the FSFM of Russia dated 25.04.2006 No. 96-e/7 Issuer was assigned the status of wholesale electricity (capacity) sale market entity (hereinafter – WEM).

In compliance with a decision of the government of the Russian Federation dated 03.08.2006, construction of the most important hydropower facilities in 2007 have been financed by transfer to Issuer of investment components into tariff (hereinafter – TIF) formed included into the fee of JSC RAO UES of Russia. Volume of TIF transferred to Issuer in 2007 is 5.86 billion roubles. In 2008 TIS volume is 16.773 billion roubles, in 2009 – 26.020 billion roubles.

As a mechanism of TIF transfer the Ministry of Industry and Energy and FTS of Russia made a decision to include investment component into Issuer’s WEM supply tariff. In this case according to the decision of the Ministry of Industry and Energy TIF can be distributed only in relation to delivery points clusters registered after the Issuer, it is prohibited to distribute TIF into tariff investment components defined for subsidiaries JSC – HPP who are Issuer’s subsidiaries and affiliates.

According to c. 16, 17 of WEM Regulations necessary condition for FTS of Russia to set WEM supply tariff for Issuer is the ownership or any other lawful ground of generating equipment meeting the requirements of WEM entities according to quantitative characteristics.

Meeting all requirements indicated above is possible by successive signing of lease contracts and operation of power equipment of Issuer and HPPs subsidiaries and affiliates starting from April 2006. In compliance with the indicated contracts Issuer was transferred the right of ownership for produces electricity (capacity).

Since May 1, 2006 Issuer carries out its activities to produce and sells electricity (capacity) in delivery points clusters of JSC Cascade of Verkhnevolzhskiye HPPs, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, since October 1, 2006 in addition to all indicated – in delivery points clusters (subsidiaries HPP) of JSC Volzhskaya HPP, JSC Zhigulevskaya HPP, Zeiskaya HPP, JSC Sayano-Shushenskaya HPP, JSC Stavropol Electricity Generating company. Now therefore, during 2006 JSC RusHydro leased out energy equipment of 8 HPPs subsidiaries and affiliates.

Since January 1, 2007 Issuer has signed lease and services contracts with 15 HPPs subsidiaries and affiliates: JSC Cascade of Verkhnevolzhskiye HPPs, JSC Nizhegorodskaya HPP, JSC Volzhskaya HPP, JSC Zhigulevskaya HPP, JSC Cheboksarskaya HPP, JSC Saratovskaya HPP, JSC Votkinskaya HPP, JSC Kamskaya HPP, JSC Stavropol Electricity Generating company, JSC Sulakenergo, JSC Zelenchukskiye HPPs, JSC Neporozhny Sayano-Shushenskaya HPP, JSC Bureyskaya HPP, JSC Zeyskaya HPP, JSC Dagestan Regional Generation company.

Since the date of signing contracts of lease and energy equipment operation all indicated 15 JSC terminated their participation in WEM. Since 01.01.2007 Issuer became participant of WEM for DCP registered relating to property received in ownership.

The cause of changes in the amount of Issuer’s revenue from core business activity in 2007 in comparison of 2006 is:

• signing of contracts of lease and energy equipment operation with 15 HPPs subsidiaries and affiliates from the beginning of the year against 8 from the middle of 2006.

• freeboard of actual electricity generation over similar characteristics of previous periods because of abnormal warm weather in European part of Russia and of winter flood in Volzhsko-Kamsky Cascade connected with it.

Growth of revenue from electric energy (capacity) sales in 2008 in comparison of 2007 is caused by:

• greater investment component included in regulated tariffs: 2008 – 16,772.7 billion roubles;

2007 – 5,864 billion roubles.

• liberalization of the market: 2008 – 20%; 2007 – 7.5%.

Revenue volume in 2009 was 78 694 337 thousand roubles. Growth is caused by:

• greater investment component included in regulated tariffs: 2009 – 26.020 million roubles,

2008 – 16,772.7 million roubles;

• liberalization of the market: 2009 – 40%, 2008 – 20%.

Main factor of revenue growth in 2010 in comparison with 2009 was increase of sales volume at unregulated prices according to wholesale market of electricity and capacity (liberalization of WEM was 70% (against 40 % in 2009).

In 2011 in comparison with 2010 revenue growth was less than 10%.

Since 01.01.2011 a target model of a competitive wholesale market of electricity and capacity was completely developed. Liberalization process was not applied to the wholesale market of electricity and capacity in the Far East where the Company has several power plants that continue trading of electricity and capacity at regulated tariffs, as well as to the volumes of electricity consumed by population and other categories of consumers equated to population.

According to the results of 9 months of 2012 revenue volume from core business activity was 67.929 million roubles. The indicator of 9 months of 2012 is not representative in comparison with annual values because revenue received during the period of 9 months is taken into account.

In case when Issuer carries out its core business activity in several countries, it is indicated which geographic regions yield revenue of 10 % and more for each reporting period, changes of Issuer’s revenue amount received from the indicated geographic regions, 10 % and more in comparison with corresponding previous reporting period and causes of such changes are described.

The only geographic region which yields revenue of 10 % and more is the Russian Federation.

Seasonal character of the Issuer’s core business activity is indicated.

The Issuer carries out its core business activity all year round. However, it has been noted that during the spring-summer period (melting period) generation and electricity sales are significantly higher than during the autumn-winter time.

The general structure of the Issuer’s cost for the last complete financial year, as well as for the last complete reporting period before the date of the Prospectus approval on mentioned items in percentage of total cost value:

Name of the cost item	2011	9 months 2012
Raw materials and supplies, per cent	1.1	0.7
Purchased components, half-finished products, per cent	0	0.0
Production-related works and services rendered by third parties, per cent	8.9	7.5
Fuel, per cent	0	0.0
Power, per cent	20.8	31.6
Labour costs, per cent	13.8	11.0
Interest rates, per cent	0	0.0
Rental fee, per cent	0.8	3.2
Allocations for social needs, per cent	1.9	2.3
Depreciation of fixed assets, per cent	20.6	19.3
Taxes included into the production cost, per cent	13.0	11.4

Other costs (to be clarified), per cent

depreciation of intangible assets, per cent

remunerations for innovation proposals, per cent

obligatory insurance payments, per cent

entertainment allowance, per cent

expenses under finance lease agreements, per cent

expenses to support the functioning of the electricity and capacity market, per cent other, per cent

	19.1 0 0 3.0 0.1 3.1 5.2 7.7	13.0 0.2 0 2.8 0.1 4.3 2.4 3.2
Total: costs to produce and sell goods/service (cost), per cent	100	100
For reference: revenue from sales of products (works, services) per cent in relation to cost value	210.2	166.3

New types of goods (works, services) having priority importance offered by the Issuer in the market of its core business activity to the extent of available general information on such types of goods (works, services). Development status of such types of goods (works, services). The Issuer is not offering in the market of its core business activity any new types of goods (works, services) having the priority importance. No developments are carried out in this respect.

Information on standards (rules) in accordance with which the Issuer’s accounting (financial) statements were prepared and calculations were made that are reflected in this Clause of the Prospectus.

The Issuer’s financial statements have been formed basing on the effective accounting and reporting standards accepted in the Russian Federation and established by the Federal Law No. 129-FL “On financial statements” dated 21.11.1996 and “Provision on accounting practices and financial statements in the Russian Federation” approved by the decree of the Ministry of Finance of the Russian Federation No. 34n dated 29.07.1998 as well as in accordance with other regulatory acts incorporated into the accounting and financial statement regulation and preparation system being in effect in the Russian Federation.

4.2.3 The Issuer’s Materials, Goods and Suppliers

Name, location, INN (if any), OGRN (Primary State Registration Number) (if any) of Issuer’s suppliers that account for at least 10 % of all supplies of materials and goods their percentage of supplies for the last complete financial year as well as for the last complete reporting period before the date of Prospectus approval.

The Issuer’s suppliers that account for at least 10 per cent of all supplies of materials and goods (raw materials) are not available

Information on price changes for key materials and goods or on its absence for the last complete financial year, as well as for the last complete reporting period before the date of the Prospectus approval.

No change in the prices for more than 10 % for main materials and goods (raw materials) within the corresponding reporting period took place. Changes in the prices was within inflation rate.

The import share in the Issuer’s supplies for the indicated periods. The Issuer’s forecasts in relation to the availability of these sources in the future and possible alternative sources. There are no imported supplies.

4.2.4 The Issuer’s Markets of Sale of Goods (Works, Services)

Description of key markets where the Issuer carries out its activity.

Among the probable factors that could adversely impact sales of the Issuer’s products (work, services) and the Issuer’s actions to mitigate such impact are the following.

As for the date of securities prospectus approval Issuer is obliged to disclose information according to the legislation of the Russian Federation of securities and to the Regulations on Disclosures, the prospectus of securities instead of information provided by the current paragraph according to the Regulations in c. 3.13 of the Regulations on Disclosures indicates the reference to information disclosed by Issuer with indication of Internet page address where this information is disclosed, as well as names and other identification documents signs (of the reporting period when corresponding quarterly report is made) where this information is disclosed:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter 2012, clause 3.2.4.

4.2.5 Information on Issuer’s Permits (Licenses) or Competency Certificates for several types of works

Information on the Issuer’s Permits (Licenses) for:

banking transactions;

insurance activity;

acting as a professional maker of securities market;

activity of an incorporated investment fund;

types of activities having strategic importance for state defense and security according to the legislation of the Russian Federation of making foreign investments in business entities having strategic importance for state defense and security;

The Issuer has no licenses for the mentioned types of activity.

Information on licenses for carrying out other types of financial/business activity having significant importance for the Issuer.

In case if according to the legislation of the Russian Federation it is required to obtain special permits to carry out specific types of work having financial/business importance for the Issuer the information on such permits is indicated.

Extraction of mineral resources or rendering communication services are not Issuer’s core business activity.

Name of the issuing authority: Subsurface Resources Management State Office for the Amur Region

Number: No. 02268 series BLG

Name of a type(s) of activity: Construction and operation of underground facilities not connected with extraction of mineral resources for operation of cable tunnel with shaft and access well and two drifts at Bureyskaya HPP.

Date of issue: 03.05.2011

Expiration date: 31.12.2036

Name of the issuing authority: Ministry of Health of the Moscow Region

Number: LO-50-01-001954

Name of a type(s) of activity: Performance of medical activity

Date of issue: 18.08.2010

Expiration date: 20.08.2013

Name of the issuing authority: Federal Service on Environmental Management Supervision

Number: 077197

Name of a type(s) of activity: Activity related to waste decontamination of I–IV hazard classes

Date of issue: 16.10.2012

Expiration date: unlimited

The License is reissued in connection with changes in licensed types of activity.

The indicated License is being re-issued in connection with intention to execute new types of work which are licensed type of activity

Name of the issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

Number: VP-00-009772

Name of a type(s) of activity: Maintenance of explosion and fire hazardous industrial facilities

Date of issue: 22.09.2011

Expiration date: 25.03.2014

Name of the issuing authority: Federal Service on Transport Supervision

Number: ASS-24-032935

Name of a type(s) of activity: Passenger transportation by motor vehicles in the territory of the Russian Federation

Date of issue: 24.11.2008

Expiration date: 24.11.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 2/27546

Name of a type(s) of activity: Performance of work related to assemblage, repair and service of fire safety equipment for buildings and structures

Date of issue: 09.10.2008 (extended on 27.10.2011)

Expiration date: 09.10.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 8-B/00144

Name of a type(s) of activity: Activity related to assemblage, maintenance and repair of fire safety equipment for buildings and structures

Date of issue: 26.03.2012

Expiration date: unlimited

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 2/27954

Name of a type(s) of activity: Performance of work related to assemblage, repair and service of fire safety equipment for buildings and structures

Date of issue: 01.11.2008 (extended on 27.10.2011)

Expiration date: 01.11.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 2/27930

Name of a type(s) of activity: Performance of work related to assemblage, repair and service of fire safety equipment for buildings and structures

Date of issue: 01.11.2008 (extended on 02.11.2011)

Expiration date: 01.11.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 2/27931

Name of a type(s) of activity: Performance of work related to assemblage, repair and service of fire safety equipment for buildings and structures

Date of issue: 01.11.2008 (extended on 02.11.2011)

Expiration date: 01.11.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 2/28336

Name of a type(s) of activity: Performance of work related to assemblage, repair and service of fire safety equipment for buildings and structures

Date of issue: 25.11.2008 (extended on 02.11.2011)

Expiration date: 25.11.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 2/21902

Name of a type(s) of activity: Performance of work related to assemblage, repair and service of fire safety equipment for buildings and structures

Date of issue: 30.10.2007 (extended on 27.10.2011)

Expiration date: 30.10.2012

License validity period has expired. Measures are taken to obtain unlimited License.

Name of the issuing authority: Ministry of the Regional Development of the Russian Federation

Number: GS-1-77-01-1027-0-2460066195-037084-1

Name of a type(s) of activity: Construction of buildings and structures except of seasonal and auxiliary ones

Date of issue: 12.12.2008

Expiration date: 12.12.2013

Name of the issuing authority: Federal Agency for Technical Regulation and Metrology

Number: 004289-R

Name of a type(s) of activity: Repair of measuring equipment

Date of issue: 24.01.2008

Expiration date: 24.01.2013

Name of the issuing authority: Subsurface Resources Management State Office for the Krasnoyarsk Region (Krasnoyarsknedra)

Number: KRR No. 02312PD

Name of a type(s) of activity: Construction and operation of a spillway of Sayano-Shushenskaya HPP on the right bank of the Enisey

Date of issue: 16.01.2012

Expiration date: 31.12.2030

Name of the issuing authority: Subsurface Resources Management State Office for the Republic of Khakassia (Khakassnedra)

Number: ABN No. 00489 PG

Name of a type(s) of activity: Construction and operation of underground facilities not linked with extraction of mineral resources (a motorway tunnel equipped with a Class 5 Civil Defence facility and drainage cemented drift) on the left bank of the Enisey

Date of issue: 28.11.2008

Expiration date: 28.03.2033

This License shall be extended.

Name of the issuing authority: Ministry of Health for the Republic of Khakassia

Number: LO-19-01-000197

Name of a type(s) of activity: Performance of medical activity

Date of issue: 13.08.2010

Expiration date: 07.03.2013

Name of the issuing authority: Ministry of the Russian Federation for Civil Defence, Emergencies, and Elimination of Consequences of Natural Disasters

Number: 3/07778

Name of a type(s) of activity: Maintenance explosion and fire hazardous industrial facilities

Date of issue: 29.12.2007

Expiration date: 29.12.2012

Name of the issuing authority: Subsurface Resources Management State Office for the Republic of Dagestan

Number: MAKH 00573VE

Name of a type(s) of activity: Exploration and extraction of fresh underground waters from well No. 505 for technical needs

Date of registration: 28.10.2011

Expiration date: 01.12.2017

The License is reissued in connection with renaming of legal entity and changes in limit of water intake.

Name of the issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

Number: NAL 00640VE

Name of a type(s) of activity: subsurface use (extraction of potable water at Basovii Section of the Nalchik fresh underground waters Deposit for domestic water supply)

Date of issue: 26.04.2012

Expiration date: 31.12.2013

The License is reissued in connection with renaming of legal entity

Name of the issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

Number: NAL 00641VE

Name of a type(s) of activity: subsurface use (extraction of potable water wells No. 27-M 81096 to feed HPP-3 on the steep canal between Baksan and Malka)

Date of issue: 26.04.2012

Expiration date: 31.12.2013

The License is reissued in connection with renaming of legal entity

Name of the issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

Number: NAL 00656PP

Name of a type(s) of activity: Construction and further operation of a diversion tunnel at the Kashkhatau HPP

Date of issue: 15.07.2012

Expiration date: 31.12.2015

The License is reissued in connection with renaming of legal entity

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Centre of the Federal Security Service (FSB) of Russia

Number: GT No. 0040434, registration number: 3875

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 02.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Centre of the Federal Security Service (FSB) of Russia

Number: GT No. 0040438, registration number: 3877

Name of a type(s) of activity: Activities and (or) services related to state secret protection

Date of issue: 02.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Amur Region

Number: GT No. 0033414, registration number: 3875/319

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 29.11.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Vologda Region

Number: GT No. 0023304, registration number: 3875/859-LZ

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 24.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Dagestan

Number: GT No. 0033816, registration number: 3875/367

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 28.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Dagestan

Number: GT No. 0033832, registration number: 3875/385

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 16.05.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Samara Region

Number: GT No. 0041158, registration number: 3875/1743

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 01.12.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Amur Region

Number: GT No. 0033415, registration number: 3875/320

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 07.12.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Stavropol Region

Number: GT No. 0031497, registration number: 3875/632

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 26.10.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Novosibirsk Region

Number: GT No. 0040180, registration number: 2440

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 13.12.2010

02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Khakassia

Number: GT No. 0012413, registration number: 3875/283

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 02.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Saratov region

Number: GT No. 0027422, registration number: 3875/1325

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 17.11.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Nizhny Novgorod Region

Number: GT No. 0028265, registration number: 3875/1154

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 17.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Yaroslavl region

Number: GT No. 0001154, registration number: 3875/662

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 26.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Karachaevo-Cherkessian Republic

Number: GT No. 0014721, registration number: 3875/07

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 21.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Perm region

Number: GT No. 0024286, registration number: 3875/1129

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 25.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Perm region

Number: GT No. 0024287, registration number: 3875/1130

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 01.02.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of North Ossetia-Alania.

Number: GT No. 0006944, registration number: 3875/208

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 31.03.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Chuvash Republic

Number: GT No. 0015180, registration number: 3875/495

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 09.02.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service of the Russian Federation for Moscow and the Moscow Region

Number: GT No. 0036535, registration number: 3875/19616

Name of a type(s) of activity: Performance of work with the use of government classified information

Date of issue: 14.06.2011

Expiration date: 02.09.2015

In case if the Issuer’s permit (license) or admission to specific types of work is not unlimited, in addition the Issuer’s forecast for the extension of this special permit is described: At the expiration of the aforementioned permits (licenses) the Issuer shall prolong their validity period if necessary. Probability of extension is high. Impossibility of prolonging the licences or getting new ones may have a significant negative impact on the Issuer, however, historical experience testifies that the probability of this scenario is low. At the expiration of the aforementioned licenses the Issuer shall make all the possible steps to prolong their validity period or to get new licenses. Impossibility of prolonging the licences or getting new ones may have a significant negative impact on the Issuer’s activity and financial performance.

The probability of this scenario is low.

4.2.6 Information on business activity of specific categories of securities Issuers

The Issuer is not an incorporated investment fund, insurance or lending company, mortgage agent.

4.2.7 Additional information on the Issuers whose Core Business Activity is Extraction of Mineral Resources

Extraction of mineral resources, including extraction of precious metals and stones is not the Issuer’s core business activity and its dependent companies.

4.2.8 Additional information on the Issuers whose Core Business Activity is Rendering Communication Services

Rendering Communication Services is not Issuer’s core business activity.

4.3 The Issuer’s Plans for Future Activity

Brief description of the Issuer’s plans in relation to its future activities and sources of future income including plans concerning the setting up of new production, expanding or downsizing existing production, developing new kinds of products, upgrading and revamping fixed assets, probable modifications of core business activity.

As for the date of securities prospectus approval Issuer is obliged to disclose information according to the legislation of the Russian Federation of securities and to the Regulations on Disclosures, the prospectus of securities instead of information provided by the current paragraph according to the Regulations in c. 3.13 of the Regulations on Disclosures indicates the reference to information disclosed by Issuer with indication of Internet page address where this information is disclosed, as well as names and other identification documents signs (of the reporting period when corresponding quarterly report is made) where this information is disclosed:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter 2012, clause 3.3.

Information on probable modifications of core business activity: Issuer does not intend to modify its core business activity.

4.4 The Issuer’s Participation in Industrial, Banking and Financial Groups, Holding Companies, Concerns and Associations

Banking Groups, Holding Companies, Concerns and Associations where the Issuer participates, the Issuer’s role (place), functions and period of membership in these associations.

In case if Issuer’s Financial and Economic Performance significantly depend on other members of Banking Groups, Holding Companies, Concerns and Associations, this circumstance is specified and character of this dependence is given in details.

As for the date of securities prospectus approval Issuer is obliged to disclose information according to the legislation of the Russian Federation of securities and to the Regulations on Disclosures, the prospectus of securities instead of information provided by the current paragraph according to the Regulations in c. 3.13 of the Regulations on Disclosures indicates the reference to information disclosed by Issuer with indication of Internet page address where this information is disclosed, as well as names and other identification documents signs (of the reporting period when corresponding quarterly report is made) where this information is disclosed:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 1st quarter 2012, Quarterly report for the 2nd quarter 2012 clause 3.4. of each document.

4.5 The Issuer’s Subsidiaries and Affiliates

Full corporate name: Open Joint-Stock Company Zagorskaya PSHPP-2

Abbreviated corporate name: JSC Zagorskaya PSHPP-2

Location: Russian Federation, Moscow Region, Sergievo-Posadsky Municipality, Bogorodskoe, 101

TIN: 5042086312

OGRN (Primary State Registration Number): 1065042071137

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company RAO East Energy Systems

Abbreviated corporate name: JSC RAO Eastern Energy Systems

Location: 675000, Russia, Amur Region, Blagoveshchensk, Shevchenko str., 28

TIN: 2801133630

OGRN (Primary State Registration Number): 1087760000052

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 65.75%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 65.63%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0.0153%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0.0153%

Full corporate name: Open Joint-Stock Company Gidroremont-VKK

Abbreviated corporate name: JSC Gidroremont-VKK

Location: Russia, the city of Moscow, Vernadsky Prospect, house 8a

TIN: 6345012488

OGRN (Primary State Registration Number): 1036301733005

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Nizhne-Bureyskaya HPP

Abbreviated corporate name: JSC Nizhne-Bureyskaya HPP

Location: Russia, Amur Region, Bureysky District, Novobureysky, Sovetskaya Str., 49

TIN: 2813006299

OGRN (Primary State Registration Number): 1062813007817

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Nizhne-Zeyskaya HPP

Abbreviated corporate name: JSC Nizhne-Zeyskaya HPP

Location: Russia, Amur region, Blagoveshchensk, Zeiskaya Str., 225/3

TIN: 2801112479

PRSN: 1062801070331

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Zaramagskiye HPPs

Abbreviated corporate name: JSC Zaramagskiye HPPs

Location: Russia, Alania, Alagirsky District, Alagir, Energetikov Str., 2

TIN: 1505008701

PRSN: 1021500822001

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 98.35%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 98.35%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0.0854%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0.0854%

Full corporate name: Open Joint-Stock Company Turboremont-VKK

Abbreviated corporate name: JSC Turboremont-VKK

Location: Russia, Volgograd Region, Volzhsky, Lenina Prospect, 1a

TIN: 3435060057

PRSN: 1033400007992

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Elektroremont-VKK

Abbreviated corporate name: JSC Electroremont-VKK

Location Russia, Samara Region, Zhigulevsk, Zhigulevskaya HPP

TIN: 6345012470

OGRN (Primary State Registration Number): 1036301732994

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Management Company HydroOGK

Abbreviated corporate name: JSC MC HydroOGK

Location Russia, Moscow, Arkhitektora Vlasova Str., 51

TIN: 5260096381

OGRN (Primary State Registration Number): 1025203040136

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Sayano-Shushenskaya Transport Company RusHydro

Abbreviated corporate name: JSC SShTK RusHydro

TIN: 1902018248

OGRN (Primary State Registration Number): 1031900676356

Location: Russian Federation, Republic of Khakassia, Sayanogorsk, Cheremushki

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Karachaevo-Cherkessian Hydro-Generating Company

Abbreviated corporate name: JSC Karachaevo-Cherkessian Hydro-Generating Company

Location: Russian Federation, Karachaevo-Cherkessian Republic, Cherkessk, Lenina Prospect, 34

TIN: 0917001661

OGRN (Primary State Registration Number): 1050900973177

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company HydroEngineering Siberia

Abbreviated corporate name: CJSC HydroEngineering Siberia

Location: Russian Federation, Krasnoyarsk, Lenina Str., 86, bld. 1

TIN: 7804328940

OGRN (Primary State Registration Number): 1057813314525

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Leningradskaya PSHPP

Abbreviated corporate name: JSC Leningradskaya PSHPP

Location: Russian Federation, Leningrad Region, Lodeinopolsky District, Yanega, Pionerskaya Str., 4

TIN: 7804328926

OGRN (Primary State Registration Number): 1057813313315

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company R&D Institute of Energy Facilities

Abbreviated corporate name: JSC NIIES

Location: Russian Federation, Moscow, Stroitelny Dr., 7a

TIN: 7733021533

OGRN (Primary State Registration Number): 1027739536868

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company B.E. Vedeneev Russian Central Scientific-Research Institute of water supply engineering

Abbreviated corporate name: JSC B.E. Vedeneev VNIIG

Location: Russian Federation, Saint Petersburg, Gzhatskaya Str., 21

TIN: 7804004400

OGRN (Primary State Registration Number): 1027802483400

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Energy Plants Constructing Complex UES

Abbreviated corporate name: JSC ESKO UES

Location: Russian Federation, Moscow, Vavilova Str., 91, bld. 2

TIN: 7729540430

OGRN (Primary State Registration Number): 1067746217373

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Private Joint-Stock Limited Company HYDROOGK POWER COMPANY LIMITED

Abbreviated corporate name: HYDROOGK POWER COMPANY LIMITED

Location: 16 Kyriakos Matsis Avenue Eagle House, 10-th floor, Ayoi Omoloyites, 1082 Nicosia, Cyprus

TIN: not assigned

OGRN (Primary State Registration Number): not assigned

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Private Joint-Stock Limited Company HYDROOGK ALUMINIUM COMPANY LIMITED

Abbreviated corporate name: HYDROOGK ALUMINIUM COMPANY LIMITED

Location: 16 Kyriakos Matsis Avenue Eagle House, 10-th floor, Ayoi Omoloyites, 1082 Nicosia, Cyprus

TIN: not assigned

OGRN (Primary State Registration Number): not assigned

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company Organizer of Construction of Boguchanskaya HPP

Abbreviated corporate name: CJSC Organizer of Construction of Boguchanskaya HPP

Location: Russian Federation, Krasnoyarsk Territory, Kezhemsky District, Kodinsk, Leninskogo Komsomola Prospect, bld. 10/1

TIN: 2420070942

OGRN (Primary State Registration Number): 1072420000135

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 51%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 51%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company Customer of Construction of Boguchanskaya HPP

Abbreviated corporate name: CJSC Customer of Construction of Boguchanskaya HPP

Location: Russian Federation, Krasnoyarsk Territory, Kezhemskiy District, Kodinsk, Leninskogo Komsomola Prospect, bld. 10/1

TIN: 2420070910

OGRN (Primary State Registration Number): 1072420000168

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 49%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 49%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company Organizer of Construction of Boguchansky Aluminum Smelter

Abbreviated corporate name: CJSC Organizer of Construction of Boguchansky Aluminum Smelter

Location: Russian Federation, Krasnoyarsk Territory, Kezhemskiy District, Kodinsk, Leninskogo Komsomola Prospect, bld. 10/1

TIN: 2420070928

OGRN (Primary State Registration Number): 1072420000157

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 49%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 49%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company Customer of Construction of Boguchansky Aluminum Smelter

Abbreviated corporate name: CJSC Customer of Construction of Boguchansky Aluminum Smelter

Location: Russian Federation, Krasnoyarsk Territory, Kezhemskiy District, Kodinsk, Leninskogo Komsomola Prospect, bld. 10/1

TIN: 2420070935

OGRN (Primary State Registration Number): 1072420000146

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 51%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 51%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Geotherm

Abbreviated corporate name: JSC Geotherm

Location: Russian Federation, Petropavlovsk-Kamchatsky, Ak. Koroleva Str., 60

TIN: 4101023932

OGRN (Primary State Registration Number): 1024101023429

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 92.80%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 92.80%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company OP Verkhne-Mutnovskaya GeoPP

Abbreviated corporate name: JSC OP Verkhne-Mutnovskaya GeoPP

Location: Russian Federation, Petropavlovsk-Kamchatsky, Ak. Koroleva Str., 60

TIN: 4101100400

OGRN (Primary State Registration Number): 1054100011668

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 48.04%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 48.04%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Hydroinvest

Abbreviated corporate name: JSC Hydroinvest

Location: Russian Federation, Republic of Bashkortostan, Ufa, Sovetsky District, Prospect Oktyabrya, 4/3

TIN: 7814388285

OGRN (Primary State Registration Number): 1077847558381

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 1.12%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 1.12%

Full corporate name: Open Joint-Stock Company Regional-Energy Marketing and Investment Corporation

Abbreviated corporate name: JSC REMIK

Location: Russian Federation, Amur Region, Zeysky District, Zeya, Promyshlenny Lane, 11

TIN: 7710050665

OGRN (Primary State Registration Number): 103773934555

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Sayano-Shushensky Hydroenergoremont

Abbreviated corporate name: JSC SShGER

Location: Russian Federation, Republic of Khakassia, Sayanogorsk, Cheremushki,

TIN: 1902018209

OGRN (Primary State Registration Number): 1031900676169

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company South Yakutia Hydro Generating Complex

Abbreviated corporate name: JSC South Yakutia HGC

Location: Russian Federation, Republic of Sakha (Yakutia), Aldan, Dzerzhinsky Str., 29

TIN: 1402046840

OGRN (Primary State Registration Number): 1061402006126

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Sulaksky HydroPower Cascade

Abbreviated corporate name: JSC Sulaksky HydroCascade

Location: Russian Federation, Republic of Dagestan, Kizilyurt District, Komsomolskoye, Magomed Gadzhieva Str., 10

TIN: 0516009712

OGRN (Primary State Registration Number): 1070546001173

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Chirkeigesstroy

Abbreviated corporate name: JSC Chirkeigesstroy

Location: Russian Federation, Republic of Dagestan, Untsukulsky District, Shamilkala

TIN: 0533001760

OGRN (Primary State Registration Number): 1020501741523

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 75 per cent minus 1 share in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 75 per cent minus 1 share participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0.009%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0.009%

Full corporate name: Open Joint-Stock Company Zharki

Abbreviated corporate name: JSC Zharki

Location: Russian Federation, Republic of Khakassia, Sayanogorsk, Sovetsky Microdistrict, 41

TIN: 1902017734

OGRN (Primary State Registration Number): 1031900671780

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 25.001%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 25.001%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Joint-Stock Company Glavny Vichislitelniy Centr Energetiki

Abbreviated corporate name: JSC GVC Energetiki

Location: Russian Federation, Moscow, Bersenevskaya Embankment, 16, bld. 5 2

TIN: 7705020880

OGRN (Primary State Registration Number): 1027739064858

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 42.54%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 42.54%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Ural Energy Management Company

Abbreviated corporate name: JSC UEMC

Location: Russian Federation, Moscow, Vernadskogo Prospect, 37, bld. 2

TIN: 8602066780

OGRN (Primary State Registration Number): 1028600586838

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 20.67%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 20.67%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: RusSUNHydro Limited

Abbreviated corporate name: RusSUNHydro Ltd

Location: 42 Nestoros, Kaimakli, 1026 Nicosia, Cyprus

TIN: not assigned

OGRN (Primary State Registration Number): not assigned

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 50%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 50%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Energy Sales Company RusHydro

Abbreviated corporate name: JSC ESC RusHydro

Location: Russian Federation, Moscow, Arkhitektora Vlasova Str., 51

TIN: 7804403972

OGRN (Primary State Registration Number): 1089848039973

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100 per cent minus 1 share in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100 per cent minus 1 share participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Nizhne-Kureyskaya HPP

Abbreviated corporate name: JSC Nizhne-Kureyskaya HPP

Location: Russian Federation, Krasnoyarsk region, Krasnoyarsk, Respubliki Str., 51

TIN: 2460215591

OGRN (Primary State Registration Number): 1092468017751

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Far East Wind Power Plant

Abbreviated corporate name: JSC Far East WPP

Location: Russian Federation, Primorsk Territory, Vladivostok, Verkhneportovaya Str., 46, office 404

TIN: 2536217601

OGRN (Primary State Registration Number): 1092536005297

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Limited Liability Company Gidroservice

Abbreviated corporate name: LLC Gidroservice

Location: Russia, Moscow, Malaya Dmitrovka Str., 7

TIN: 1902022558

OGRN (Primary State Registration Number): 1091902000772

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: is not Joint-Stock Company.

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company Malaya Dmitrovka

Abbreviated corporate name: CJSC Malaya Dmitrovka

Location: Russia, Moscow, Malaya Dmitrovka Str., 7

TIN: 7727685303

OGRN (Primary State Registration Number): 1097746103905

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Malye HPPs of Dagestan

Abbreviated corporate name: JSC MHPP of Dagestan

Location

Russian Federation, Republic of Dagestan, Makhachkala, Rasula Gamzatova Prospect, 39A

TIN: 0562068208

OGRN (Primary State Registration Number): 1042401810494

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Limited Liability Company Verkhnebalkarskaya Malaya HPP

Abbreviated corporate name: LLC Verkhnebalkarskaya MHPP

Location: Russian Federation, 361800, Kabardino-Balkarian Republic, Cherkessky District, Kashkhatau, Mechieva Str., 1A

TIN: 0706004536

OGRN (Primary State Registration Number): 1090720000370

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: is not Joint-Stock Company.

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Limited Liability Company Fiagdonskaya Malaya HPP

Abbreviated corporate name: LLC Fiagdonskaya MHPP

Location: Russian Federation, 363240, Republic of North Ossetia-Alania, Alagirsky District, Alagir, Kodoeva Str., 45

TIN: 1514005915

OGRN (Primary State Registration Number): 1091514000467

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: is not Joint-Stock Company.

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Limited Liability Company Malye HPPs of Karachaevo-Cherkessia

Abbreviated corporate name: LLC MHPP KChR

Location: Russian Federation, 369000, Karachaevo-Cherkessian Republic, Cherkessk, Lenina Prospect, 34

TIN: 0917014406

OGRN (Primary State Registration Number): 1090917001867

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: is not Joint-Stock Company.

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: RusHydro International B.V.

Abbreviated corporate name: RusHydro International B.V.

Location: Prins Bernhardplein 200, 1097 JB Amsterdam

TIN: not assigned

OGRN (Primary State Registration Number): not assigned

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Kolymaenergo

Abbreviated corporate name: JSC Kolymaenergo

Location

Russian Federation, Magadan, Proletarskaya Str., 84, bld. 2

TIN: 2460215591

OGRN (Primary State Registration Number): 1092468017751

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 98.76%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 98.76%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Ust-Srednekanskaya HPP

Abbreviated corporate name: JSC Ust-Srednekanskaya HPP

Location: Russian Federation, Magadan, Proletarskaya Str., 84. bld. 2

TIN: 2460215591

OGRN (Primary State Registration Number): 1092468017751

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 35.21%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 35.21%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Neporozhny Sayano-Shushenskaya HPP Service Support Center

Abbreviated corporate name: JSC SSHPP SSC

Location: Russian Federation, Republic of Khakassia, Sayanogorsk, Cheremushki

TIN: 1902018368

OGRN (Primary State Registration Number): 1031900677324

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Renewable Energy Engineering Center

Abbreviated corporate name: JSC Renewable Energy Engineering Center

Location: Russian Federation, Moscow, Arkhitektora Vlasova Str., 51

TIN: 7728638105

OGRN (Primary State Registration Number): 1077762186633

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Yakutskenergo

Abbreviated corporate name: OAO AK Yakutskenergo

Location: Russian Federation, 677000, Republic of Sakha (Yakutia), Yakutsk,

Fedora Popova Str., 14

TIN: 1435028701

OGRN (Primary State Registration Number): 1021401047260

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 20 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 29.0029%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 29.8%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0.000018%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0.000018%

Full corporate name: Open Joint-Stock Company Trest Hydromontazh

Abbreviated corporate name: JSC Trest Hydromontazh

Location: 123423, Russian Federation, Moscow, Karamyshevskaya Embankment, 37

TIN: 2801133630

OGRN (Primary State Registration Number): 1087760000052

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 20 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 33.54%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 31.98%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Pavlodolskaya hydropower plant

Abbreviated corporate name: JSC Pavlodolskaya HPP

Location: Russian Federation, Republic of North Ossetia-Alania, 363750, Mozdok, Mira Str., 38

TIN: 1510012774

OGRN (Primary State Registration Number): 1041500751016

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Kamchatka Gas and Energy Complex

Abbreviated corporate name: JSC KamGEK

Location: Russian Federation, 683003 Russia, Kamchatka region, Petropavlovsk-Kamchatsky, Kluchevskaya Str., 40

TIN: 4101047002

OGRN (Primary State Registration Number): 1024101019469

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 96.58%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 96.58%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Malye HPPs of Altai

Abbreviated corporate name: JSC Malye HPPs of Altai

Location: Russian Federation, Republic of Altai, Gorno-Altaisk, Choros-Gurkina Str., 73

TIN: 0411151856

OGRN (Primary State Registration Number): 1100411007674

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Open Joint-Stock Company Lenhydroproject

Abbreviated corporate name: JSC Lenhydroproject

Location: Russian Federation, Saint Petersburg, Ispytateley Prospect, 22

TIN: 7814159353

OGRN (Primary State Registration Number): 1077763382597

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 50 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 100%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 100%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

Full corporate name: Closed Joint-Stock Company Verkhne-Narynskiye HPPs

Abbreviated corporate name: CJSC Verkhne-Narynskiye HPPs

Location: Kyrgyz Republic, Bishkek, Zhibek Zholu Pr., 326

TIN: 02510201210033

OGRN (Primary State Registration Number): not assigned

grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is subsidiary: right to cast over 20 % of votes in the highest management body of the company.

the Issuer’s participatory share in the authorized capital of subsidiary and/or dependent company: 50%

in case when subsidiary or dependent company is Joint-Stock Company, – the Issuer’s percentage share in ordinary shares of subsidiary and/or dependent company: 50%

participatory share of subsidiary and/or dependent company in the authorized capital of the Issuer: 0%

in case when Issuer is Joint-Stock Company, – percentage share of subsidiary and/or dependent company in ordinary shares of the Issuer: 0%

4.6. Composition, structure and value of the Issuer’s fixed assets, information on the Issuer’s plans to acquire, replace or disposal of fixed assets, as well as on any encumbrances of the Issuer’s fixed assets

4.6.1. Fixed assets

Information on the initial (replacement) cost of fixed assets and the amount of accumulated depreciation for the last 5 completed financial years.

The values are given for the date of the end of the relevant financial year, and group of the fixed assets objects shall be executed according to the accounting data.

According to the Issuer’s accounting, made as per RAS for 2007, 2008, 2009, 2010 and 2011 the Issuer has the following groups of fixed assets on its balance sheet:

Name of fixed assets group	Original (replacement) asset value, thousands of roubles	Accrued depreciation value, thousands of roubles
Reporting date: 31.12.2007
Buildings	434,983,	12,757
Facilities	1,765,612,	50,080
Equipment	989,297	76,673
Others	16,546,	4,162
Total:	3,206,438,	143,672
Balance sheet date: 31.12.2008
Buildings	34,774,138	570,106
Facilities	171,013,442	3,023,706
Equipment	45,222,120	3,773,600

Others	840,497	142,021
Total:	251,850,197	7,509,433
Reporting date: 31.12.2009
Buildings	34,561,878	1,153,053
Facilities	174,626,726	6,295,600
Equipment	45,710,198	7,463,554
Others	942,771,	293,049
Total:	255,841,574,	15,205,256
Reporting date: 31.12.2010
Buildings	35,714,281	1,742,,568
Facilities	186,383,270,	9,612,,616
Equipment	52,233,631	11,709,,275
Others	1,012,401,	396,,171
Total:	275,343,583,	23,460,630
Reporting date: 31.12.2011
Buildings	36,815,002	2,367,,054
Facilities	205,889,601	13,178,544
Equipment	63,773,506	16,155,280
Others	1,566,188	551,,114
Total:	308,044,297	32,251,992

Information on methods for accruing depreciation charges for groups of fixed assets. Depreciation for groups of fixed assets shall be accrued by a straight-line method, based on the initial value of the fixed assets objects and depreciation regulations calculated based on useful life of these objects.

Results of the last revaluation of the fixed assets and long-term leased fixed assets undertaken within the last 5 completed financial years specifying the date of revaluation, full and net book value (depreciated) of the fixed assets before the revaluation as well as full and net (depreciated) replacement cost of the fixed assets, considering such revaluation by the groups of fixed assets objects.

No revaluation of the fixed assets took place in the given period.

The method of the fixed assets revaluation (by the ratio of the federal executive power authority on statistics, by the market value of the corresponding fixed assets, confirmed by the documents or expert reports).

No revaluation of the fixed assets took place in the given period.

Data on the Issuer’s plans to acquire, replace, dispose of fixed assets, whose value constitutes 10 or more percent of the Issuer’s fixed assets, or any other fixed assets at the Issuer’s discretion: Acquisition, replacement, disposal of fixed assets, whose value constitutes 10 or more percent of fixed assets of the Issuer is not planned.

Data on any actual encumbrances on the Issuer’s fixed assets (specifying the nature of an encumbrance, the moment of imposing an encumbrance, its maturity terms and any other terms and conditions at the Issuer’s discretion): no encumbrances available.

4.7. The Issuer’s dependent companies being of significant importance

The Issuer has dependent companies of significant importance (hereinafter referred to in this Clause as – dependent companies). At least 5 percent of consolidated assets value and at least 5 percent of consolidated income accrues to each of the following companies, determined by the last consolidated financial statement of the Issuer, made in accordance with the International standards of financial statements for 6 months of 2012 and given in Attachment No. 2 of this Prospectus.

The other Issuer’s dependent companies each that in his opinion have a significant influence on the financial standing, financial results of core activity and effect changes to the financial standing of the group of companies a part of which is the Issuer and his dependent companies (hereinafter referred to as the Issuer’s dependent company being of significant importance) as of the date of this Prospectus approval are not available.

Full corporate name: Open Joint-Stock Company Zagorskaya PSHPP-2

Abbreviated corporate name: JSC Zagorskaya PSHPP-2

Location: Russian Federation, Moscow Region, Sergievo-Posadskiy Municipal District, Bogorodskoe, 101

INN (Taxpayer Identification Number): 5042086312

OGRN (Primary State Registration Number): 1065042071137

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): Direct control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to cast over 50 votes in the highest management body of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 100%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: 100%

in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available): not applicable due to a direct control the dependent company’s share in the authorized capital of the Issuer: 0%

share of the Issuer’s ordinary shares held by the dependent company: 0%

description of the dependent company’s core business activity: Carrying out the functions of a construction customer on projects related to technical upgrading and construction of power generation and distribution facilities as well as the other industrial and civil facilities

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Sergey Alekseevich Shmanenkov (Chairman)	0	0
Yanina Eduardovna Stanyulenayte	0	0
Vladimir Ivanovich Magruk	0.000048	0.000048
Vasily Vasilyevich Suzdalev	0	0
Sergey Yuryevich Yanson	0	0

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

Collective executive body is not provided for by the Articles of Association a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

The company’s sole executive authority

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Vladimir Ivanovich Magruk	0.000048	0.000048

Full corporate name: Open Joint-Stock Company RAO East Energy Systems

Abbreviated corporate name: JSC RAO East Energy Systems

Location: 675000 Russia, Amur Region, Blagoveshchensk, Shevchenko 28

INN (Taxpayer Identification Number): 2801133630

OGRN (Primary State Registration Number): 1087760000052

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): Direct control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to cast over 50 votes in the highest management body of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 65.75%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: 65.63%

in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available): not applicable due to a direct control the dependent company’s share in the authorized capital of the Issuer: 0.0153%

share of the Issuer’s ordinary shares held by the dependent company: 0.0153%

description of the dependent company’s core business activity: management over the energy companies to ensure that electricity and heat energy demands are met efficiently in the Far-east federal region and adjoining territories.

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Evgeny Vyacheslavovich Dod (Chairman)	0.116083	0.116083
Sergey Nikolaevich Tolstoguzov	0.000109	0.000109
Oleg Nikolaevich Kozhemyako	0	0
Pavel Olegovich Shatskiy	0	0
Ivan Vyacheslavovich Savelyev	0	0
Irina Olegovna Posevina	0	0
Sergey Anatolyevich Kirov	0	0
Yanina Eduardovna Stanyulenayte	0	0
Seppo Yukha Remes	0	0

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Sergey Nikolaevich Tolstoguzov (Chairman)	0.000109	0.000109
Lada Aleksandrovna Linker	0	0
Valery Aleksandrovich Vasilyev	0	0
Alla Petrasovna Vainilavichyite	0.0000002	0.0000002
Aleksey Aleksandrovich Kaplun	0	0
Stanislav Vladimirovich Linetskiy	0	0
Nina Lipatovna Zapryagayeva	0	0
Viktor Nikolaevich Borodin	0	0
Semen Viktorovich Krut’	0	0
Vladimir Ivanovich Smirnov	0	0

a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

The company’s sole executive body

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Sergey Nikolaevich Tolstoguzov	0.000109	0.000109

Full corporate name: Open Joint-Stock Company Far East Energy Company

Abbreviated corporate name: JSC Far East Energy Company

Location: 690091, Russia, Primorsk Territory, Vladivostok, Tigrovaya, 19

INN (Taxpayer Identification Number): 2723088770

OGRN (Primary State Registration Number): 1072721001660

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): indirect control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to cast over 50 votes in the highest management body of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 1.037643%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: 1.037643%

in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available):

Open Joint-Stock Company RAO East Energy Systems

Russian Federation, 675000, Amur Region, Blagoveshchensk, Shevchenko Str., 28, INN 2801133630, OGRN (Primary State Registration Number) 1087760000052

Open Joint-Stock Company RAO East Energy Systems is the Issuer’s dependent company (direct control). Data on the Open Joint-Stock Company RAO East Energy Systems are given above in this clause of the Prospectus. Open Joint-Stock Company Far East Energy Company is a dependent company of the Open Joint-Stock Company RAO East Energy Systems (direct control).

Share of the Open Joint-Stock Company RAO East Energy Systems in the authorized capital of the dependent company – JSC Far East Energy Company, %: 51.03

Fraction of the ordinary shares of the JSC Far East Energy Company, being owned by JSC RAO East Energy Systems, %: 51.03 the dependent company’s share in the authorized capital of the Issuer: 0.023%

share of the Issuer’s ordinary shares held by the dependent company: 0.023%

description of the dependent company’s core business activity:

• purchase of electricity on the wholesale and retail electricity (capacity) markets;

• disposal (sale) of electricity on the wholesale and retail electricity (capacity) markets to the consumers (including the citizens);

• rendering services to the third parties, including collection of payments for the goods sold and services rendered;

• diagnostics, operation, repair, replacement and testing the measuring and accounting devices of electrical and thermal power.

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Stanislav Sergeevich Koptyakov	0	0
Aleksey Evgenyevich Buy	0	0
Andrey Nikolaevich Bolshakov	0	0
Valentin Gennadyevich Kudryashov	0	0
Sergey Nikolaevich Mironosetsky	0	0
Ilya Yuryevich Lishatskiy	0	0
Svetlana Viktorovna Suvorova	0	0
Aleksey Dmitrievich Yakovlev	0.000011	0.000011
German Olegovich Mustafin	0	0
Pavel Viktorovich Barilo	0	0
Maria Gennadyevna Tikhonova	0	0
Aleksey Valeryevich Vlasov (Chairman)	0	0
Aleksey Anatolyevich Udalov	0	0
Dmitry Viktorovich Churilov	0	0
Igor Yuryevich Sorokin	0	0

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Viktor Vladimirovich Milush (Chairman)	0	0
Svetlana Yuryevna Guseva	0	0
Aleksandr Sergeevich Efremov	0	0
Elena Yuryevna Tyurina	0	0
Sergey Andreevich Hitun	0.000013	0.000013

a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

The company’s sole executive body

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Viktor Vladimirovich Milush	0	0

Full corporate name: Open Joint-Stock Company Far East Generating Company

Abbreviated corporate name: JSC DGK

Location: 680000 Russia, Khabarovsk, Frunze 49

INN (Taxpayer Identification Number): 1434031363

OGRN (Primary State Registration Number): 1051401746769

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): indirect control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 0%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: 0%

in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available):

Open Joint-Stock Company RAO East Energy Systems, Russian Federation, 675000, Amur Region, Blagoveshchensk, Shevchenko Str., 28, INN 2801133630, OGRN (Primary State Registration Number) 1087760000052.

Open Joint-Stock Company Far East Energy Company, 690091, Russian Federation, Primorsk Territory, Vladivostok, Tigrovaya Str., 19, INN 2723088770, OGRN (Primary State Registration Number) 1072721001660

Open Joint-Stock Company RAO East Energy Systems is the Issuer’s dependent company (direct control). Data on the Open Joint-Stock Company RAO East Energy Systems are given above in this clause of the Prospectus.

Open Joint-Stock Company Far East Energy Company is the Issuer’s dependent company (indirect control). Data on JSC Far East Energy Company are given above in this clause of Prospectus.

Share of the Open Joint-Stock Company Far East Energy Company in the authorized capital of the dependent company – JSC DGK, %: 100

Fraction of the ordinary shares of the JSC DGK, being owned by JSC Far East Energy Company %: 100 the dependent company’s share in the authorized capital of the Issuer: 0%

share of the Issuer’s ordinary shares held by the dependent company: 0%

description of the dependent company’s core business activity:

• delivery (sale) of electricity and thermal energy at fixed tariffs in accordance with the dispatching schedule of electrical and thermal loads;

• production of electrical and thermal power;

• energy-efficient operation modes of power plant equipment, electricity supply in accordance with concluded contracts;

• disposal (sale) of thermal power on the wholesale markets to the consumers (including the citizens).

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Stanislav Sergeevich Koptyakov	0	0
Aleksey Evgenyevich Bay	0	0
Artem Sergeevich Korablev	0	0
Andrey Nikolaevich Bolshakov	0	0
Sergey Vasilyevich Tikhomirov	0	0
Zhanna Gennadyevna Holodova	0	0
German Olegovich Mustafin	0	0
Igor Nikolaevich Nekrasov	0	0
Olga Vladimirovna Belovol	0	0
Andrian Valeryevich Shamaiko	0	0
Semen Viktorovich Krut’	0	0
Evgeny Yuryevich Konev	0	0
Aleksey Dmitrievich Yakovlev (Chairman)	0.000011	0.000011

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

Collective executive body is not provided for by the Articles of Association a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

The company’s sole executive body

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Mikhail Innokentyevich Shukailov	0.000002	0.000002

Full corporate name: Open Joint-Stock Company Krasnoyarskenergosbyt

Abbreviated corporate name: JSC Krasnoyarskenergosbyt

Location

660017, Russia, Krasnoyarsk Territory, Krasnoyarsk, Dubrovinskogo Str., 43

INN (Taxpayer Identification Number): 2466132221

OGRN (Primary State Registration Number): 1052460078692

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): indirect control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to cast over 50 percent in the highest management body of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 0%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: 0%

in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available):

Open Joint-Stock Company Energy Sales Company RusHydro, Russian Federation, Moscow, Arkhitektora Vlasova Str., 51, INN 7804403972, OGRN (Primary State Registration Number) 1089848039973

Open Joint-Stock Company Energy Sales Company RusHydro is a subsidiary of the Issuer. Data on the Open Joint-Stock Company RAO East Energy Systems are given in clause 4.5 of Prospectus above.

Share of the Open Joint-Stock Company Energy Sales Company RusHydro in the authorized capital of the dependent company – JSC Krasnoyarskenergosbyt, %: 51.75

Fraction of the ordinary shares of the JSC Krasnoyarskenergosbyt, being owned by JSC Energy Sales Company RusHydro, %: 66.33 the dependent company’s share in the authorized capital of the Issuer: 0%

share of the Issuer’s ordinary shares held by the dependent company: 0%

description of the dependent company’s core business activity:

Sale of electricity in the Krasnoyarsk territory

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Aleksandr Yuryevich Arkhipchenko	0	0
Sergey Anatolyevich Kirov	0	0
Evgeny Valeryevich Desyatov	0	0
Oleg Vladimirovich Dyachenko	0	0
Ivan Vyacheslavovich Savelyev	0	0
Aleksey Aleksandrovich Zotov	0	0
Maksim Valentinovich Zavalko	0	0
Aleksey Sergeevich Shakhmatov (Chairman)	0	0
Aleksandr Vladimirovich Zhdanov	0	0

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

Collective executive body is not provided for by the Articles of Association a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

The company’s sole executive body

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Oleg Vladimirovich Dyachenko	0	0

Full corporate name: Limited Liability Company Energy Sales Company of Bashkortostan

Abbreviated corporate name: ESKB LLC

Location

Russian Federation, Republic of Bashkortostan, Ufa, Stepana Zlobina Str., 31/4

INN (Taxpayer Identification Number): 0275038496

OGRN (Primary State Registration Number): 1020202770642

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): indirect control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to cast over 50 percent in the highest management body of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 0%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: This is not a joint-stock company in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available):

Open Joint-Stock Company Energy Sales Company RusHydro, Russian Federation, Moscow, Arkhitektora Vlasova Str., 51, INN 7804403972, OGRN (Primary State Registration Number) 1089848039973

Open Joint-Stock Company Energy Sales Company RusHydro is a subsidiary of the Issuer. Data on the Open Joint-Stock Company Energy Sales Company RusHydro is given in clause 4.5 of the Prospectus above.

Share of the Open Joint-Stock Company Energy Sales Company RusHydro in the authorized capital of the dependent company – ESKB LLC, %: This is not a joint-stock company

Fraction of the ordinary shares of the ESKB LLC, being owned by JSC Energy Sales Company RusHydro, %: This is not a joint-stock company the dependent company’s share in the authorized capital of the Issuer: 0%

share of the Issuer’s ordinary shares held by the dependent company: 0%

description of the dependent company’s core business activity:

Sale of electricity on the territory of the Republic of Bashkortostan

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Aleksey Sergeevich Shakhmatov	0	0
Evgeny Valeryevich Desyatov	0	0
Maksim Valentinovich Zavalko	0	0
Sergey Anatolyevich Kirov	0	0
Mikhail Yuryevich Shirunov – Director General	0	0

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

none

a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

The company’s sole executive body

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Mikhail Yuryevich Shirunov – Director General	0	0

Full corporate name: Open Joint-Stock Company Joint-Stock Company Yakutskenergo

Abbreviated corporate name: JSC AK Yakutskenergo

Location

677000, Russian Federation, Republic of Sakha (Yakutia), Yakutsk, Fedora Popova Str., 14

INN (Taxpayer Identification Number): 1435028701

OGRN (Primary State Registration Number): 1021401047260

type of control of the Issuer’s dependent company, in which relation the Issuer is a controller (direct control, indirect control): indirect control characteristic of control the Issuer executes over the dependent company, (the right to cast over 50 votes in the highest management body of the company controlled by the Issuer, the right to appoint (select) a sole management authority of the company being under the Issuer’s control, the right to appoint (select) more than 50 percent of the collective management authority of the company being under the Issuer’s control): the right to cast over 50 percent in the highest management body of the company being under the Issuer’s control the Issuer’s participatory share in the authorized capital of the dependent company: 29.80%

in case the company being under control is a joint-stock company, the fractions of the ordinary shares of the company being under control belong to the Issuer: 29.00%

in case of indirect control, successively all companies being under the Issuer’s control (companies’ chain being under direct of indirect Issuer’s control) used by the Issuer to perform control over the dependent companies. In this case it is required to specify full corporate name, location, INN (if available), OGRN (if available):

Open Joint-Stock Company RAO East Energy Systems, Russian Federation, 675000, Amur Region, Blagoveshchensk, Shevchenko Str., 28, INN 2801133630, OGRN (Primary State Registration Number) 1087760000052.

Share of the Open Joint-Stock Company RAO East Energy Systems in the authorized capital of the dependent company – JSC AK Yakutskenergo, %: 47.39

Fraction of the ordinary shares of the JSC AK Yakutskenergo, being owned by JSC RAO East Energy Systems, %: 55.32 the dependent company’s share in the authorized capital of the Issuer: 0.000018%

share of the Issuer’s ordinary shares held by the dependent company: 0.000018%

description of the dependent company’s core business activity:

Production, delivery and sale of electrical and thermal power.

For each company being under the Issuer’s control it is required to specify:

personal composition of the board of directors (supervisory board) of the dependent company, indicating the chairman of the board of directors (supervisory board) and for each member of the board of directors (supervisory board) – the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the board of directors (supervisory board) of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Vasily Andreevich Belosevich (Chairman)	0	0
Yury Aleksandrovich Andreychenko	0	0
Artem Sergeevich Korablev	0	0
Semen Viktorovich Krut’	0	0
Valentin Gennadyevich Kudryashov	0	0
Oleg Andreevich Morozov	0	0
Ilya Igorevich Postnikov	0	0
German Viktorovich Tyutyukov	0.0000015	0.0000015
Aleksey Anatolyevich Udalov	0	0

personal composition of the collective executive authority (board of directors, management) of the dependent company, indicating for each member of the collective executive authority the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the collective executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances;

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Oleg Vladimirovich Tarasov (Chairman)	0	0
Sergey Yuryevich Gavrilov	0	0
Aleksandr Stepanovich Sloik	0	0
Irina Petrovna Sysolyatina	0	0
Yury Stepanovich Savchuk	0	0
Oksana Leonidovna Sologub	0	0
Olga Nikolaevna Fedorova	0	0

a person holding an office (executing the functions) of the sole executive authority of the dependent company, indicating the last name, name and patronymic as well as the share of such a person in the authorized (share) capital (reserve) of the Issuer – commercial company, and in case the Issuer is a joint-stock company – the share of the Issuer’s ordinary shares owned by such a person, or indication that the sole executive authority of this dependent company is not selected (not formed), specifying the relevant circumstances.

Full name	Person’s share in the Issuer’s registered capital, %	Share of the Issuer’s ordinary shares held by the person, %:
Oleg Vladimirovich Tarasov	0	0

V. Information on the Issuer’s Financial and Economic Activity

5.1. Issuer’s Financial and Economic Performance

Dynamics of indicators characterizing the Issuer’s financial and economic performance, including profitability and loss of Issuer’s activity for the last 5 completed financial years.

Indicator	2007	2008	2009	2010	2011
Net profit margin, per cent	20.61	26.59	13.08	42.50	33.10
Asset turnover ratio, times	0.22	0.14	0.17	0.16	0.14
Return on assets, per cent	4.44	3.73	2.17	6.86	4.64
Return on equity, per cent	4.87	4.01	2.32	7.49	5.72
Uncovered loss amount as of the reporting date, roubles	0	0	0	0	0
Correlation of uncovered loss as of the reporting date and assets book value, per cent	0	0	0	0	0

The given indicators have been calculated using the procedure recommended in the Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 04.10.2011 No. 11-46/pz-n.

Economic analysis of the Issuer’s profitability based on dynamics of the adjusted indicators.

Net profit ratio reflects share of profit in total business receipts of the Issuer and characterizes rate of return on business activity of the organization. From 2007 to 2010 this indicator has shown stable growth (except for year 2009, when the decline in net profit in year 2009 was due to the loss resulting from revaluated financial investment of 21,711.1 million roubles (revaluation of financial investment (JSC OGK-1, JSC Krasnoyarskaya HPP) having a market value, as of 31.12.2009, based on the official quotation of securities at the MICEX Stock Exchange). The indicator reached its maximum value in 2010 due to growth of net profit. The main reason for net profit growth in 2010 was the revaluation of JSC OGK-1 block of shares at market value with recognition of revenue from revaluation amounting to 4,691 million roubles, whereas in 2009 due to negative trends developing on financial markets and slashing of market value of shares of JSC OGK-1 the loss of 21,683 million roubles was recognized.

In 2011 the decrease of this indicator was stipulated by computation of loss due to revaluation of financial investment amounting to 4,435.6 million roubles (revaluation of financial investment (JSC INTER RAO UES, JSC OGK-1, JSC Krasnoyarskaya HPP, JSC Irkutskenergo), whereas in 2010 the revenue from revaluation of shares of JSC OGK-1 amounting to 4,691 million roubles.

Asset turnover ratio shows how many times per period, usually per year, full production and turnover cycle is completed bringing effect in the form of profit. Characterizes effectiveness of using all the available resources by the firm, despite their sources. In 2008 the value of this indicator was rather stable, which signals effectiveness of Issuer’s activity, and stays at 0.14–0.17.

Profitability ratio representing the relation between the profit (net income) and ways to gain such profit characterize effectiveness of company’s activity – capacity or return on financial resources.

The return on equity indicator shows effectiveness of use of Issuer’s owned capital. The indicator reached its maximum value in 2010 due to growth of net profit as a result of the cause mentioned above. Decrease in profit in 2011 caused decrease of this indicator.

Return on assets for the period of 2007–2011 is of relatively low value respectively due to some significant use of borrowed assets by the Issuer to finance the current activities. The dynamics of this indicator are influenced by the net profit flow described above.

Despite the decrease in return on assets at the end of years 2008, 2009 and 2011, in general the profitability indices remained high throughout the period under review, which indicates operational efficiency. No uncovered loss has taken place.

Throughout the period under review (2007–2011) the Issuer has had no losses resulting from financial and economic activity.

The analysis of indicators provided shows profitability and adequate financial stability of the Issuer.

The Issuer’s management bodies have similar opinions as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators.

The information on the causes which, according to the Issuer’s management bodies’ opinion have caused losses/profits for the Issuer, reflected in the accounting (financial) statements over the 5 completed financial years precedent to the date of approval of the Prospectus.

Throughout the period under review (2007–2011) the Issuer has had no losses resulting from financial and economic activity.

The following factors enabled the Issuer to derive net profit in 2007–2010: The Issuer’s net profit is:

adequate level of electric power (capacity) tariffs;

Issuer’s effective operation in the wholesale electric power and capacity market;

efficient cost management;

optimized labor management.

In 2009 the decline in net profit was due to the loss resulting from revaluated financial investment of 21,711.1 million roubles (revaluation of financial investment (JSC OGK-1, JSC Krasnoyarskaya HPP) having a market value, as of 31.12.2009, based on the official quotation of securities at the MICEX Stock Exchange). The main reason for net profit growth in 2010 was the revaluation of JSC OGK-1 block of shares at market value with recognition of revenue from revaluation amounting to 4,691 million roubles, whereas in 2009 due to negative trends developing on financial markets and slashing of market value of shares of JSC OGK-1 the loss of 21,683 million roubles was recognized.

In 2011 the decrease of this indicator was stipulated by computation of loss due to revaluation of financial investment amounting to 4,435.6 million roubles (revaluation of financial investment (JSC INTER RAO UES, JSC OGK-1, JSC Krasnoyarskaya HPP, JSC Irkutskenergo), whereas in 2010 the revenue from revaluation of shares of JSC OGK-1 amounting to 4,691 million roubles.

The Issuer’s management bodies have similar opinions as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.2. Issuer’s Liquidity, Adequacy of Capital and Current Assets

Dynamics of indicators characterizing the Issuer’s liquidity for the last 5 completed financial years.

Indicator	2007	2008	2009	2010	2011
Net working capital, thousands of roubles	57,564,653	76,138,376	110,838,093	119,815,431	93,053,373
Current liquidity ratio	39.74	6.70	9.95	8.51	2.71
Quick liquidity ratio	39.64	6.63	9.81	8.37	2.67

The given indicators have been calculated using the procedure recommended in the Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 04.10.2011 No. 11-46/pz-n.

Economic analysis of liquidity and financial solvency of the Issuer, adequacy of equity capital to meet short-term liabilities and cover current operating expenses based on the economic analysis of dynamics of adjusted indicators including description of factors which, according to Issuer’s management bodies, have asserted most significant influence over the liquidity and financial solvency of the Issuer in the reporting period.

Working capital reflects the value, by which the total sum of current assets exceeds the total amount of liabilities (accounts payable). The indicator means that current liabilities represent accounts payable within a certain time period, and the current assets are assets either representing cash liquidity or shall be mobilized or spent. The indicator characterizes supply of Issuer’s owned current assets. Net working capital indicates what amount of current assets is financed from own funds of the organization, and what amount is financed through banking credit. Net working capital is required to support financial stability of the enterprise, for equity in assets means, that the enterprise is not only incapable of discharging its short-term obligations, but also possesses reserves to expand its activity. Over the period under review the indicator shows positive dynamics except for year 2011 due to increase in current liabilities.

The current liquidity ratio is used to evaluate the amount of current assets per rouble of current liabilities. Current liquidity ratio characterizes overall supply of short-term liability of the Issuer with current assets for economic activity and timely discharge of advance commitments. Recommended values of such indicator: from 1 to 2. The lower value of the indicator corresponds to the amount of current assets which shall at least suffice to discharge the accounts payable. Over the period under review this indicator tends to decrease due to significant growth of short-term liabilities of the Issuer compared to current assets. However the value of the indicator remains within standard limits.

The quick liquidity ratio is similar to the current liquidity ratio, helping evaluate asset liquidity. It is calculated from a narrower group of current assets, such calculation excludes inventories, the least liquid part. The quick liquidity ratio characterizes the Issuer’s solvency provided accounts receivable are settled in time. Optimal value of this indicator – 0.8–1. Behavior of this indicator with the Issuer in 2007–2011 is similar to behavior of current liquidity indicator over the same period. This ratio shows positive characteristics of Issuer’s solvency and reflects the Issuer’s ability to repay debts, characterizes stable assets and liabilities due.

The company’s performance in 2007–2011 allows the Issuer’s management to estimate its financial standing as solvent. The management also believes that the Insurer is capable of meeting its short-term liabilities within the period established. Based on the above given analysis a conclusion can be drawn that liquidity indicators are at a level or close to recommended values and show the company’s high solvency.

The Issuer’s management bodies have similar opinions as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.3. Size and Structure of the Issuer’s Capital and Current Assets

5.3.1. Size and Structure of the Issuer’s Capital and Current Assets

The information covers the last 5 completed financial years (in thousands of roubles)

	31.12.2007	31.12.2008	31.12.2009	31.12.2010	31.12.2011
a) Amount of Issuer’s authorized capital	156,864,374	245,014,059	269,695,431	288,695,431	290,302,702
Compliance of the size of Issuer’s authorized capital provided herein with Issuer’s constituent documents	Compliant	Compliant	Compliant	Compliant	Compliant
b) For the Issuer representing a business entity, – total price of Issuer’s shares (stakes) bought by the Issuer for resale (transfer) with indication of percentage of such shares (stakes) among placed shares (authorized capital) of the Issuer	0	0	0	0	0
c) Size of the Issuer’s reserve capital built up by deductions from the Issuer’s profit	106,453	970,610	1,793,122	2,309,572	4,207,720
d) Size of the Issuer’s additional capital showing the asset value increment that is defined by revaluation, as well as the amount of difference between selling price (placement price) and par value of the company’s shares due to sales of shares at a price in excess of par value	12,005,098	92,369,450	91,178,074	93,839,842	94,638,966
e) Size of the Issuer’s retained net profit	7,779,260	71,749,820	82,495,878	119,848,553	146,252,147

f) Total amount of Issuer’s capital	176,755,185	410,103,939	445,162,505	504,693,398	535,401,535

Size and structure of the Issuer’s current assets in accordance with the Issuer’s accounting (financial) statements.

In thousands of roubles

	As of 31.12.2007		As of 31.12.2008		As of 31.12.2009		As of 31.12.2010		As of 31.12.2011
		%		%		%		%		%
Reserves	104,651	0.16	717,039	0.72	933,865	0.65	884,550	0.46	1,524,259	0.64
Value added tax on acquired valuables	36,788	0.06	300,497	0.30	800,934	0.55	1,324,323	0.69	358,263	0.15
Long-term accounts receivable	5,564,265	8.61	9,767,197	9.84	21,512,833	14.86	55,440,188	28.99	89,269,354	37.69
Short-term accounts receivable	42,885,503	66.37	60,258,419	60.71	70,269,272	48.55	104,098,683	54.44	113,565,958	47.95
Short-term financial investments	14,117,927	21.85	23,036,307	23.21	49,209,152	34.00	21,081,935	11.03	1,499,775	0.63
Monetary funds	1,905,766	2.95	5,179,445	5.22	2,005,535	1.39	8,369,224	4.38	30,628,182	12.93
Other current assets	0	0.00	134	0.00	372	0.00	14,572	0.01	10,237	0.00

GRAND TOTAL	64,614,900	100.0	99,259,038.0	100.0	144,731,963.0	100.0	191,213,475.0	100.0	236,856,028.0	100.0

Sources of financing of the Issuer’s current assets (own funds, borrowed funds, loans).

Current asset financing sources:

•	own sources;

•	accounts payable;

•	short-term loans.

Issuer’s current asset financing policy, and factors that may entail a change in the current asset financing policy and their occurrence probability estimation.

Current assets are financed both through the Issuer’s own funds and borrowed funds.

Factors that may entail a change in current asset financing policy:

The Issuer’s current asset financing policy is based on the principle of the Issuer’s maximum reliability. The Issuer’s business is funded through equity capital, short-term loans and accounts payable.

The bulk of the Issuer’s own funds have been invested into current assets. Improved collection of payments for sold electricity (capacity) may become a factor that may entail a change in the current asset financing policy.

Occurrence probability estimation:

According to Issuer’s opinion, probability of occurrence of factors that may entail significant changes in the current asset financing policy is remote.

5.3.2. Issuer’s Financial Investments

List of Issuer’s financial investments that constitute 10 or more per cent of all financial investments as of the end of the last financial year before the date of approval of the Prospectus (separately for equity securities, non-issuance securities and other financial investments of the Issuer (investments in authorized capitals of the limited liability companies, originated loans, etc.).

Investments in securities:

Type of the securities: ordinary registered shares

Full name of the Issuer: Open Joint-Stock Company Kolymaenergo

The Issuer’s abbreviated corporate name: JSC Kolymaenergo

Issuer’s registered office: Russia, Magadan, Proletarskaya Str., 84, bld. 2

INN (Taxpayer Identification Number): 4908000718

OGRN (Primary State Registration Number): 1024900959467

State registration numbers of the securities issues: 1-01-00335-A.

State registration date: 29.08.2003.

The registering authority which performed state registration of the securities issues: FSFM (Federal Service for Financial Markets) of Russia.

Number of securities at the disposal of the Issuer: 12,063,052,613 pcs.

Total nominal value of securities at the disposal of the Issuer: 12,063,052,613 roubles.

For bonds and other promissory equity securities, as well as Issuer’s options – maturity: Not applicable for shares.

Total balance value of securities owned by the Issuer (balance value of securities of Issuer’s subsidiaries and affiliates is given separately): 13,186,556,857.15 roubles.

Amount of principal debt and accrued interest (interest paid) on notes, certificates of deposits or other non-issuance promissory securities, maturity: Not applicable for shares.

Amount of fixed interest or other yield on bonds and other promissory equity securities or procedure for determining of the above, maturity: Not applicable for shares.

Amount of dividends on preferred shares or procedure for determining of the above provided such is defined in the joint-stock company – Issuer charter, maturity: Shares are not preferred shares.

The size of declared dividend on ordinary shares (if there are no data on the size of declared dividend on ordinary shares in the current year then the size of dividend declared in the previous year is indicated), maturity: Size of declared dividends per share – 0.0008 roubles, payment date of dividends declared upon Issuer’s shares – During 60 days from dividends payment decision.

If the size of Issuer’s equity investment to joint-stock company shares increases due to growth of joint-stock company authorized capital on account of joint-stock company’s property, the number and share denomination (denomination sum addition) for such shares received by the Issuer: was not the case.

Type of the securities: ordinary registered shares

Full name of the Issuer: Open Joint-Stock Company RAO East Energy Systems

The Issuer’s abbreviated corporate name: JSC RAO East Energy Systems

Issuer’s registered office: Russian Federation, 675000, Amur Region, Blagoveschensk, Shevchenko Str., 28

INN (Taxpayer Identification Number): 2801133630

OGRN (Primary State Registration Number): 1087760000052

State registration numbers of the securities issues: 1-01-55384-E.

State registration date: 29.07.2008.

The registering authority which performed state registration of the securities issues: FSFM (Federal Service for Financial Markets) of Russia.

Number of securities at the disposal of the Issuer: 28,454,763,282 pcs.

Total nominal value of securities at the disposal of the Issuer: 14,227,381,641 roubles.

For bonds and other promissory equity securities, as well as Issuer’s options – maturity: Not applicable for shares.

Total balance value of securities owned by the Issuer (balance value of securities of Issuer’s subsidiaries and affiliates is given separately): 14,793,988,920.72 roubles.

Amount of principal debt and accrued interest (interest paid) on notes, certificates of deposits or other non-issuance promissory securities, maturity: Not applicable for shares.

Amount of fixed interest or other yield on bonds and other promissory equity securities or procedure for determining of the above, maturity: Not applicable for shares.

Amount of dividends on preferred shares or procedure for determining of the above provided such is defined in the joint-stock company – Issuer charter, maturity: Shares are not preferred shares.

The size of declared dividend on ordinary shares (if there are no data on the size of declared dividend on ordinary shares in the current year then the size of dividend declared in the previous year is indicated), maturity: No decisions on payment of dividends were taken by the Issuer.

If the size of Issuer’s equity investment to joint-stock company shares increases due to growth of joint-stock company authorized capital on account of joint-stock company’s property, the number and share denomination (denomination sum addition) for such shares received by the Issuer: was not the case.

Type of the securities: Preferred registered shares

Full name of the Issuer: Open Joint-Stock Company RAO East Energy Systems

The Issuer’s abbreviated corporate name: JSC RAO East Energy Systems

Issuer’s registered office: Russian Federation, 675000, Amur Region, Blagoveschensk, Shevchenko Str., 28

INN (Taxpayer Identification Number): 2801133630

OGRN (Primary State Registration Number): 1087760000052

State registration numbers of the securities issues: 1-02-55384-E.

State registration date: 08.12.2009.

The registering authority which performed state registration of the securities issues: FSFM (Federal Service for Financial Markets) of Russia.

Number of securities at the disposal of the Issuer: 1,416,245,040 pcs.

Total nominal value of securities at the disposal of the Issuer: 708,122,520 roubles.

For bonds and other promissory equity securities, as well as Issuer’s options – maturity: Not applicable for shares.

Total balance value of securities owned by the Issuer (balance value of securities of Issuer’s subsidiaries and affiliates is given separately): 736,323,589.25 roubles.

Amount of principal debt and accrued interest (interest paid) on notes, certificates of deposits or other non-issuance promissory securities, maturity: Not applicable for shares.

Amount of fixed interest or other yield on bonds and other promissory equity securities or procedure for determining of the above, maturity: Not applicable for shares.

Amount of dividends on preferred shares or procedure for determining of the above provided such is defined in the joint-stock company – Issuer charter, maturity: No decisions on payment of dividends were taken by the Issuer.

The size of declared dividend on ordinary shares (if there are no data on the size of declared dividend on ordinary shares in the current year then the size of dividend declared in the previous year is indicated), maturity: Shares are not ordinary shares.

If the size of Issuer’s equity investment to joint-stock company shares increases due to growth of joint-stock company authorized capital on account of joint-stock company’s property, the number and share denomination (denomination sum addition) for such shares received by the Issuer: was not the case.

Information on setting up of reserves for depreciation of securities and the reserve amount as of the beginning and end of the last completed financial year before the date of approval of the Prospectus.

Reserve

As of 31.12.2012 – 77 thousand roubles.

As of 31.12.2011 – 31,739 thousand roubles.

Investments in non-issuance securities: There are no investments in non-issuance securities, accounting for 5 or more per cent of all financial investments.

Other financial investments: There are no financial investments in non-issuance securities, accounting for 5 per cent or more of all financial investments.

Information on the amount of potential losses related to bankruptcy of organizations (enterprises) in which investments have been made, for each type of such investments:

Information on the amount of potential losses related to bankruptcy of organizations (enterprises) in which investments have been made, for each type of such investments:

If the Issuer’s funds have been placed in deposit and other accounts in banks and other credit institutions whose licenses have been suspended or revoked or it has been decided to reorganize, wind up or declare such organizations bankrupt or initiate bankruptcy proceedings against them, information on the amount of losses (potential losses) due to such events shall be indicated: was not the case.

Information on losses is provided in Issuer’s evaluation of financial investments reflected in accounting (financial) statements of the Issuer over the period from the beginning of the reporting year to the Prospectus approval date: was not the case.

Accounting standards (requirements) under which the Issuer has performed calculations included in this clause of the Prospectus: PBU 19/02 Accounting Regulations on Financial Investments Management, approved by the Order of the Ministry of Finance of the Russian Federation No. 126n dated December 10, 2002.

5.3.3. Issuer’s Intangible Assets

Information on the composition, initial (replacement) cost of intangible assets and the amount of accumulated depreciation for the last 5 completed financial years.

Description of intangible asset cluster	Initial (replacement) cost, thousands of roubles	Accrued depreciation value, thousands of roubles
Balance sheet date: 31.12.2007
Organization’s intangible assets N/A

Description of intangible asset cluster	Initial (replacement) cost, thousands of roubles	Accrued depreciation value, thousands of roubles
Balance sheet date: 31.12.2008

Organization’s intangible assets	0	0
R&D and technological work expenses	45,833	0
Patents	183	(67)
R & D	6,561	0
Others	4,206	(1,621)

Total:	56,783	(1,688)

Description of intangible asset cluster	Initial (replacement) cost, thousands of roubles	Accrued depreciation value, thousands of roubles
Balance sheet date: 31.12.2009

Organization’s intangible assets	10,677	(4,360)
R&D and technological work expenses	21,892	0
Patents	183	(75)

Total:	32,751	(4,435)

Description of intangible asset cluster	Initial (replacement) cost, thousands of roubles	Accrued depreciation value, thousands of roubles
Balance sheet date: 31.12.2010

Organization’s intangible assets	185,740	(6,215)
Patents	183	(82)
Purchase and creation of intangible assets	117,245	0

Total:	303,167	(6,297)

Description of intangible asset cluster	Initial (replacement) cost, thousands of roubles	Accrued depreciation value, thousands of roubles
Balance sheet date: 31.12.2011

Organization’s intangible assets	196,505	(95,411)
Patents	183	(89)
Purchase and creation of intangible assets	233,546	0

Total:	430,234	(95,500)

In case of contribution of intangible assets to authorized (reserve) capital (unit fund) or uncompensated receipts, the information on methods of evaluation of intangible assets and their appraised value is provided: was not the case.

Accounting standards (regulations) under which the Issuer provides data on its intangible assets are indicated. PBU 4/99 Accounting Statements of an Organization (approved by the Order of the Russian Ministry of Finance No. 43n dated 06.07.1999);

Accounting Regulation Intangible Asset Accounting PBU 14/2000 (approved by the Order of the Russian Ministry of Finance No. 91n dated October 16, 2000).

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarter 1, 2008, Quarterly report for quarter 1, 2009, Quarterly report for quarter 1, 2010, Quarterly report for quarter 1, 2011, Clause 4.3.3 of each document;

Quarterly report for quarter 1, 2012, Clause 4.4 of each document

5.4. Information on the Issuer’s Policies and Expenditure in Research and Technology with Regard to Licenses and Patents, New Developments and Research

Information on the Issuer’s policies regarding research and technological development over the last 5 completed financial years, including disclosure of expenditures in research and technology at the Issuer’s own costs per each reporting period.

Information on creation and acquisition of legal protection of major items of intellectual property by the Issuer (including information on the dates of issuance and duration of patents for the invention, the useful model and the industrial sample, on state registration of trademarks and service marks, names of places of origin of the goods), major directions and results of using Issuer’s major objects of intellectual property.

In 2007–2009, The Issuer did not develop intellectual properties liable to legal protection (including patents for invention, useful model and production prototype; state registration of trademarks and service trademarks; name of product’s place of origin).

By way of legal succession, however, JSC RusHydro has received the following patents from JSC Neporozhny Sayano-Shushenskaya HPP:

Patent for Invention No. 2224226 Device for monitoring of laminated deformations in solid mass (date of issue – 08.04.2002; validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company Neporozhny Sayano-Shushenskaya HPP). Name of product’s place of origin – Russian Federation.

Patent for Invention No. 2226678 Pipeline pressure measuring device (date of issue – 23.07.2001, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company Neporozhny Sayano-Shushenskaya HPP). Name of product’s place of origin – Russian Federation.

Patent for Invention No. 2263744 Deep soil freezing device (date of issue – 18.08.2003, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company Neporozhny Sayano-Shushenskaya HPP). Name of product’s place of origin – Russian Federation.

Patent for Invention No. 2172801 Method of improving service properties of the hydraulic structure foundation (date of issue – 09.08.2000, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company Neporozhny Sayano-Shushenskaya HPP). Name of product’s place of origin – Russian Federation.

Patent for Invention No. 2224067 Concrete dam, erection and operation methods and a device for concrete temperature control at the external dam face (date of issue – 09.11.2001, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company Neporozhny Sayano-Shushenskaya HPP). Name of product’s place of origin – Russian Federation.

Patent for Invention No. 2263741 Dam from rolled low-cement concrete (date of issue – 18.08.2003, validity – 20 years; registration body – the Federal Service for Intellectual Property, Patents and Trademarks; product’s place of origin – Open Joint Stock Company Neporozhny Sayano-Shushenskaya HPP). Name of product’s place of origin – Russian Federation.

4 quarter 2011 – The Issuer received a patent for useful model No. 111139 Corrosion Protection System for Geothermal Power Plant Outline dated July 6, 2011, expiry date: July 6, 2021.

The Issuer received a patent for useful model No. 118699 Threaded Connection Lock Device dated March 28, 2012, expiry date: March 28, 2022.

The Issuer’s corporate name is registered as a trade or service mark.

Certificate for the trade mark (service mark):

No. 454339, registered in the State Register of Trademarks and Service Marks of the Russian Federation on February 20, 2012; registration expiry date: July 2, 2019;

No. 454053, registered in the State Register of Trademarks and Service Marks of the Russian Federation on February 16, 2012; registration expiry date: February 16, 2021;

No. 440951, registered in the State Register of Trademarks and Service Marks of the Russian Federation on July 13, 2011; registration expiry date: February 16, 2021;

No. 453894, registered in the State Register of Trademarks and Service Marks of the Russian Federation on February 15, 2012; registration expiry date: February 16, 2021.

In 2008, the research and technology expenditure through the Issuer’s own funds amounted to 92,748 thousand roubles, including VAT.

In 2009, the research and technology expenditure through the Issuer’s own funds amounted to 52,392 thousand roubles, including VAT.

In 2010, the research and technology expenditure through the Issuer’s own funds amounted to 19,516 thousand roubles, including VAT.

In 2011, the research and technology expenditure through the Issuer’s own funds amounted to 332,708.67 thousand roubles, including VAT.

Basic areas and results of use of the Issuer’s primary intellectual properties:

Intellectual properties are used to enhance efficiency of primary processes throughout the life cycle of the technical system of JSC RusHydro.

Because of their uniqueness and the narrow area of undertaken research and technology efforts and investigations, intellectual properties are not currently in commercial use.

Risk factors related to possible expiry of the Issuer’s basic patents and trademark licenses:

There are no risk factors related to possible expiry of the Issuer’s basic patents and trademark licenses.

Additional information on this item is provided as follows:

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarters 3–4, 2007, Quarterly report for quarters 1–4, 2008, Quarterly report for quarters 1-4, 2009, Quarterly report for quarters 1-4, 2010, Quarterly report for quarters 1–4, 2011, Clause 4.4. of the relevant documents; Quarterly report for quarters 1–3, 2012, Clause 4.5. of the relevant documents

5.5. Analysis of Development Trends in the Issuer’s Core Activity

Major trends in development of the industry where the Issuer carries out its core activity, over the last 5 completed financial years, as well as major factors influencing the state of the industry.

General evaluation of the results of Issuer’s activity in the given industry. Evaluation of compliance of the Issuer’s performance with the industry’s development trends. Causes of the achieved performance results (satisfactory and unsatisfactory performance, in the Issuer’s opinion).

The above mentioned information is provided in compliance with the opinions expressed by the Issuer’s management bodies.

Basic trends in the industry where the Issuer conducts its core activities:

In 2011 Russian electric power industry, including hydraulic power engineering, under the conditions of continuing growth of demand for electrical energy experienced stable operation, providing for the requirements of the economy and social sphere of the country.

1. Strategic Development of the Industry

Over the past 5 years the electric power industry experienced active development and implementation of long-term development planning and forecasting technologies.

The Resolution of the Government of the Russian Federation No. 1715-r dated November 13, 2009 approved of the Energy Strategy of the Russian Federation until 2030. Major target of this document is formation of priority directions for long-term perspective development of the electric power industry until year 2030. The meeting of the Government (Minutes No. 24 dated June 3, 2010) approved of the Concept of Long-Term Social and Economic Development of the Russian Federation until year 2020.

In compliance with the Resolution of the Government of the Russian Federation No. 823 dated October 17, 2009 concerning framework and programs of perspective development in energy power industry (hereinafter – Resolution No. 823) the following documents are being developed:

• For a long-term period: General Framework of Power Engineering Facilities.

• Resolution of the Government of the Russian Federation No. 215-R dated February 22, 2008 approved of the General Framework of Power Engineering Facilities until year 2020. The document was developed for the purposes of establishing a framework of generating facilities and energy network facilities and definition of major directions for location of electricity transmission lines and power substations qualified as interconnecting mains and required for balancing production and consumption in the unified energy systems, as well as ensuring normal operation of electric energy mode of the Unified Energy System of Russia, output of power from new or increasing output of power from the existing electrical, nuclear, hydraulic and pumped storage hydropower plants and power plants based on renewable energy sources where installed capacity exceeds 100 MW.

Draft adjusted General Framework of Electric Power Facilities until year 2020 and the perspective outlook until year 2030 was approved at the Meeting of the Government of the Russian Federation dated June 3, 2010 (Minutes No. 24).

• For a long-term period: Framework and Program of Development of the Unified Energy System of Russia.

Order of the Ministry of Energy No. 387 dated August 13, 2012 approved the Framework and Program of Development of the Unified Energy System of Russia (in years 2012–2018).

Besides the Strategy of Development of Power Plant Engineering in the Russian Federation in years 2010–2020 and the perspective until year 2030 have been adopted. The Strategy determines major directions for developing efficiency of use of domestic scientific, industrial and innovative potential in power plant engineering, as well as major directions for long-term administrative, economic and technical policy in the sphere of power plant engineering aimed at implementation of targets and objectives set forth in the Energy Strategy of Russian for the period until year 2030.

A number of regulatory documents were adopted to provide support to the Russian economy, including the energy sector. The Issuer was included in the list of the nation’s strategic enterprises, which means state support may be expected.

2. Electricity and Power Consumption

Consumption of electric energy in the Russian Federation in 2011 amounted to 1,021.1 billion kW•h and has grown by 10.9 billion kW•h compared to year 2010 (growth by 1.1%). Energy consumption growth was registered in all unified energy systems (energy zones) except Siberia and the North-West.

3. Electrical Energy Production

In 2011 electricity in the amount of 1,040.4 billion kW•h was produced in the Russian Federation, which exceeds similar value for year 2010 by 14.4 billion kW•h or by 1.4 per cent. In particular 77.007 billion kW•h were produced at Issuer’s hydro power plants, which exceeds similar value for year 2010 by 5.011 billion kW•h.

The power engineering industry has experienced initiation of large-scale works on technical upgrading and modernization of primary equipment of energy companies (power plants, power grids, etc.).

4. Capacity Commissioning

In 2011 in the course of implementation of investment programs on the territory of Russia 5.8 thousand MW of new generating equipment were commissioned, which exceeds similar indicators for year 2010 1.8 times. At the same time perspectives of development in the electric energy industry remain uncertain due to the following:

• Recovery of capital markets providing investment processes in the industry will take time;

• The government has reduced its support to the power industry through state sources.

5. Electricity and Capacity Market

Starting on January 1, 2011 all electric energy and capacity sold in price zones of wholesale market was sold at unregulated prices, except for volumes of electric energy and capacity intended for delivery to population and equivalent categories of consumers, as well as consumers located on the territories of the Northern Caucasus, in the Republics of Tuva and Buryatia (Buryatia – for the period before January 1, 2012).

Capacity volume of hydro power plants located in the second price zone (Siberia) in 2011 was only delivered according to tariff. In free power flow zones with limited competition limit price levels for capacity were established in the course of competitive procedure.

6. Retail Electric Energy Markets

Unprecedented event took place in 2011 when a number of measures aimed at restraining energy price growth for end users were undertaken by the Government of the Russian Federation.

In November 2011 Government of the Russian Federation signed Resolution No. 877 on introduction of changes to selected acts of the Government of the Russian Federation aimed at enhancing relations between suppliers and consumers of electric energy in the retail market. The Resolution introduces a number of significant changes to the work of generating suppliers and energy supply companies and their relations with the consumers. In particular the document abolishes a regulation on fines for electric energy shortfall for consumers with connected capacity of electricity receivers up to 750 kVA operating in price zones of retail market, and from April 1, 2012 changes the procedure of settlements with consumers – their differentiation by the number of hours of capacity use is cancelled.

Total installed capacity of Issuer’s power plants grew from 25,013 MW to 25,511 MW, whereas market share of 12 per cent is retained.

7. Innovative Development of Electric Engineering and Energy Efficiency

The state is paying greater attention to innovations in the power industry, energy efficiency and development of RES use.

Resolution of the Government of the Russian Federation No. 2227-r dated December 8, 2011 approved the Strategy of Innovative Development of the Russian Federation for the period until year 2020, where a noticeable role is assigned to development of innovations in the power industry.

In 2011 the Ministry of Energy of Russia participated actively in formation of four technological platforms in the power energy sphere: Mini Distribution Power Engineering,

Smart Grid, Modern Technology in Heat Generation and Perspective Technology for Renewable Energy Sources.

Works for development of a set of measures aimed at stimulation of production of electric energy by generating facilities based on use of renewable energy sources (RES) were carried out. Draft adjusted Framework of RES-Based Electric Power Generating Facilities on the territory of the Russian Federation was prepared. The draft framework is drawn up based on new and revised approved regional frameworks and power energy development programs received from constituent entities of the Russian Federation.

The opinion of the Issuer’s supreme management body is:

The Issuer’s management bodies have similar opinions as to the information furnished. Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.5.1. Analysis of Factors and Conditions Affecting the Issuer’s Activity

Description of steps which are currently taken and will be taken by the Issuer for effective handling of the above factors and conditions.

The following factors and conditions affect the Issuer’s activity and performance:

1. Reliability and safety of equipment and hydraulic structures Wear and obsolescence of fixed assets, more stringent requirements for reliable and fault-free operation of UES of Russia, increased demand for regulating capacity of the daily consumption schedule in the European UES of Russia, increased threat of severe technical accidents caused by destruction of hydraulic structures and generating equipment and increased level of standardization of seismic activity in the Issuer’s HPP locations emphasize critical importance of reliability and safety of assets and funds.

2. Seasonality

The Issuer’s power output is largely dependent on the existing inflows into the rivers on which its generating capacities are located, on the forecasting potential and resolutions by authorities regulating water use relations in the Russian Federation.

3. Tariff Mechanisms

Part of the Issuer’s facilities is located in the Far East where no liberalization of power and capacity markets can be expected in the foreseeable future. State regulation of prices (tariffs) for electricity and power is retained on the territory of the Far East. All volumes of electricity and power on this territory are sold at regulated prices (tariffs) without a common buyer in East UES and via guaranteed supply companies on the territories of isolated zones. At that wholesale electricity and power market regulations on the territory of non-price zones foresee the possibility to conclude long-term bilateral contracts at unregulated prices between new generating facilities and consumers, which allows to account for return on investment in the price of such contracts. In isolated power districts the regulations for retail electricity and power markets foresee the possibility to conclude bilateral contracts between new generating facilities and consumers, however at a price equal to the tariff established for the generator.

4. Russia’s Hydro Potential Development Rates

Russia’s undeveloped hydro potential is concentrated in the areas that feature no major consumers, lack adequate infrastructure and use a tariff model that fails to provide the required return on investment. Meanwhile, development of these territories is one of the key areas of Russia’s regional policies.

5. State Participation in the Issuer’s Capital

The Issuer’s business depends and will depend on two primary sectors: the need to achieve state-set objectives and to ensure growth of the Issuer’s business value at the same time.

6. Emergence of a new market model

The emerging market model will in the long term determine efficient and reliable operation of power plants using RES, RES HPP use development rates and a degree of compensation for HPPs’ unique contribution to providing system reliability. The regulatory documents defining the market rules (electric energy market, power market, system services market, retail markets) are currently updated. The updated functional model for these markets is supposed to be presented in the 2nd quarter of year 2013 and shall take effect in 2014.

7. Participation in Formation of Securities Market

Inclusion of Issuer’s securities in the listing of leading stock exchanges places high demands in terms of disclosure of information in compliance with the requirements of stock exchanges and market regulators, both Russian and international.

8. Promotion of Power Generation Based on Other RES (wind, tidal, geothermal, etc.)

Attention given worldwide to the promotion of RES-based power generation, assistance rendered by developed nations in promoting renewable power engineering, the need to diversify energy sources and ease the load on the environment alongside the considerable undeveloped RES potential in Russia predetermine the development of power generation using this type of primary energy sources.

9. Potential of Interrelated Industries

The research, design and survey and construction complexes have over the last decades sustained substantial losses resulting from low demand for their products and services. In the near future the Issuer will need great scopes of design and survey work, construction services and delivery of equipment and materials. Restrictions caused by the shortage of goods and services in these markets may have a dramatic effect on the Issuer’s development rates.

10. Staffing

The most pressing problems hindering the large-scale development of the hydropower industry include a shortage of engineering personnel, broken occupational continuity and degraded personnel training for the industry.

11. Global Climate Change

The problem of climate change has a continuously increasing direct impact on the Issuer’s activity making it more difficult to forecast water conditions as a result of increased deviations of long-term average annual hydrographs and weather conditions.

Forecast for duration of the above factors and conditions

These factors and conditions will have a dramatic effect on the Issuer’s activity during the next few years.

Steps which are currently taken and will be taken by the Issuer for effective handling of the above factors and conditions:

• overcoming the trends for intensifying obsolescence and wear of equipment and improvement of reliability and safety of hydraulic structures through upgrades and renovation programs;

• identifying a strategy for balanced development that serves the interests of all shareholder groups, determining new, adequate financing and property distribution packages as well as forms and procedures for state participation in implemented projects;

• providing the state and regions with opportunities and industrial, infrastructural and social development projects that would necessitate the use of hydro power plants and create ongoing demand;

• assistance in developing a market model providing for energy effectiveness of construction of RES an adequate compensation to the Issuer for its contribution to system reliability;

• developing competence in operation in the conditions of openness, meeting the requirements of investment professionals and minority shareholders as well as application of best corporate management practices;

• building an effective system of interaction with key resource market players, risk mitigation through diversification of businesses, providing support to research and innovative technologies in the sector;

• building an effective system of engineering personnel training, comprising a system of interaction with field-oriented educational institutions; creation recruitment mechanisms into the industry and professional skill development;

• creating water conditions forecasting and monitoring system. Methods which are currently used and will be used by the Issuer in the future to reduce an adverse effect of the factors and conditions with an impact on the Issuer’s activity:

• strategic planning,

• investment planning,

• business planning,

• budget planning,

• tax planning,

• corporate management,

• application of modern motivation systems;

• increasing financial control and implementing a cost reduction system.

Significant events and factors that may have the most adverse effect on the Issuer’s ability to achieve similar or higher performance than in the previous reporting period:

The following significant events and factors may have the most adverse effect on the Issuer’s ability to achieve high performance in the future:

• Unfavourable tariff decisions including the establishment of tariff levels that are insufficient for financing required costs of technical upgrades, reconstruction and further construction of the company’s facilities;

• High capital intensity and long implementation periods of HPP projects. HPP projects provide the basis for the Issuer’s development. However, they are capital intensive and take a long time to implement. Furthermore, the cost of building HPP supply grids is normally extremely high. So such projects have low economic efficiency parameters;

• Uncertainty of the forecast power demand both through decreased investment in new facilities and closure of existing but inefficient facilities that have previously been consumers of the existing generating capacities;

• Lack of required regulations for power and capacity markets. At present, the hydropower industry may be regarded as one of the ways of restraining the growth of power tariffs and prices in the context of crisis;

• Lack of operating RES state-support mechanisms. Because of high capital investment required to produce power units for RES-based power plants and lack of mechanisms for state support for the use and promotion of RES generation technologies in Russia, at present RES-based power plants are cost ineffective (except for large HPPs). The currently existing regulatory and legal framework holds down the development of this direction in the Russian Federation.

The probability of the above event and factors is estimated by the Issuer as medium.

Significant events and factors that may improve the Issuer’s performance, their probability and duration:

Significant events and factors that may improve the Issuer’s performance are those influencing the industry as a whole. To ensure more efficient operation in new conditions, the Issuer should:

• implement the elaborated long-term Integrated Upgrading/Renovation Program of the Issuer, including those providing an increase in the installed capacity, flexibility and controllability of equipment operating conditions, process automation and use of new technologies, which will help avoid risks related to equipment wear and obsolescence, reducing the likelihood of accidents and enhancing the efficiency of existing operating facilities;

• solve the tasks faced by the Issuer’s management: Concerning operational efficiency, quality of corporate management in order to meet the requirements specified by the investment professionals to public companies;

• encourage demand for HPP power from major consumers, enter into strategic alliances with federal-level companies interested in cluster development projects;

• assist in adopting capacity/system service market regulations providing adequate compensation to PSHPPs for contribution to system reliability and safety;

• assist in adopting legal acts aimed at providing state support for use of RES and ensuring justification of RES projects, as well as use economic mechanisms provided for in the current international agreements on the prevention of climatic change.

The probability of the first two events/factors is estimated by the Issuer as high, the probability of the remaining ones is estimated by as medium.

5.5.2. Issuer’s Competitors

Principal existing and probable competitors of the Issuer in the core activities, including foreign competitors. List of the Issuer’s competitive capacity factors, describing how they may affect competitiveness of products (works, services).

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarters 1–3 of 2012, Clause 4.6.2 of each document.

VI. Details of the persons included in the Issuer’s management and audit bodies controlling the Issuer’s financial and economic activities and brief data on the Issuer’s personnel (staff)

6.1. Structure and Competence of the Issuer’s Management Bodies

Full description of the structure and competence of the Issuer’s management bodies in accordance with the Issuer’s Articles of Association (foundation documents).

Since the Issuer is obliged to disclose information as of the date of approving the Prospectus in accordance with the legislation of the Russian Federation on Securities and the Information Disclosure Regulation, instead of information specified by this Clause, the reference link to such information disclosed by the Issuer is provided in the Prospectus including the address of the Internet page on which such information is disclosed and the name and identifying features of the document (reporting period for which the corresponding quarterly report is drawn up) which contains this information in accordance with Clause 3.13. of the Information Disclosure Regulation:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarters 1–3 of 2012, Clause 5.1 of each document.

Information on the Code of Corporate Conduct (Governance) of the Issuer or any other similar document. Information on internal documents of the Issuer regulating the activity of its management bodies.

Since the Issuer is obliged to disclose information as of the date of approving the Prospectus in accordance with the legislation of the Russian Federation on Securities and the Information Disclosure Regulation, instead of information specified by this Clause, the reference link to such information disclosed by the Issuer is provided in the Prospectus including the address of the Internet page on which such information is disclosed and the name and identifying features of the document (reporting period for which the corresponding quarterly report is drawn up) which contains this information in accordance with Clause 3.13. of the Information Disclosure Regulation:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarters 1–3 of 2012, Clause 5.1 of each document.

URL address containing publicly available complete text of effective version of Issuer’s Articles of Association and internal documents regulating activities of Issuer’s bodies, as well as Issuer’s Code of Corporate Governance if available.

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

http://www.rushydro.ru/corporate/regulations_and_docs/

6.2. Details of the Persons Included in the Issuer’s Management Bodies

Members of management body for each of the Issuer’s management bodies, specified in Clause 6.1 of the Prospectus (with the exception of General Shareholders’ (Participants’) Meeting, as well as the following information on each member of a management body:

surname, first name, patronymic, year of birth;

education background;

positions held at the Issuer’s company and other organizations over the last five years and at present in chronological order, including part-time activity;

this person’s participatory shares in the authorized (reserve) capital (share fund) of the Issuer being a commercial company, and for the Issuers that are joint-stock companies – also shares held by such person in the ordinary shares of the Issuer and number of the Issuer’s shares of each category (type) which may be bought by this person through exercising the rights to the Issuer’s options he/she owns;

this person’s participatory shares in the authorized (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates, and for those Issuer’s subsidiaries and affiliates that are joint-stock companies – also shares of ordinary shares of the Issuer’s subsidiaries and affiliates of each category (type) held by this person, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or non-affiliate;

any kinship with other individuals who are members of the Issuer’s management and/or audit bodies controlling the Issuer’s financial and business activity;

data on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities;

data on this person’s positions held in management bodies of profit-making organizations during a period when such organizations were prosecuted for bankruptcy and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation.

Since the Issuer is obliged to disclose information as of the date of approving the Prospectus in accordance with the legislation of the Russian Federation on Securities and the Information Disclosure Regulation, instead of information specified by this Clause, the reference link to such information disclosed by the Issuer is provided in the Prospectus including the address of the Internet page on which such information is disclosed and the name and identifying features of the document (reporting period for which the corresponding quarterly report is drawn up) which contains this information in accordance with Clause 3.13. of the Information Disclosure Regulation:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter of 2012, Clause 5.2.

Taking into account the amendments made after the date of disclosing the quarterly report for the 3rd quarter of 2012 by the Issuer, as of date of approving this Prospectus participatory shares in the Issuer’s authorised capital held by the members of the Issuer’s management bodies have changed:

Surname, first name, patronymic	Year of birth
Evgeny Evgenyevich Gorev, Member of the Management Board	1975

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.007870%

percentage share held by such person in the Issuer’s ordinary shares: 0.007870%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

Surname, first name, patronymic	Year of birth
Yury Vasilyevich Gorbenko, Member of the Management Board	1958

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.006579%

percentage share held by such person in the Issuer’s ordinary shares: 0.006579%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

Surname, first name, patronymic	Year of birth
Konstantin Valeryevich Bessmertny, Member of the Management Board	1973

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.007871%

percentage share held by such person in the Issuer’s ordinary shares: 0.007871%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

Surname, first name, patronymic	Year of birth
Mikhail Alekseyevich Mantrov, Member of the Management Board	1965

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.029411%

percentage share held by such person in the Issuer’s ordinary shares: 0.029411%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

Surname, first name, patronymic	Year of birth
Boris Borisovich Bogush, Member of the Management Board	1952

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.005149%

percentage share held by such person in the Issuer’s ordinary shares: 0.005149%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

Surname, first name, patronymic	Year of birth
George Ilyich Rizhinashvili, Deputy Chairman of the Management Board	1981

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.002914%

percentage share held by such person in the Issuer’s ordinary shares: 0.002914%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

Surname, first name, patronymic	Year of birth
Aleksey Viktorovich Maslov, Deputy Chairman of the Management Board	1975

this person’s participatory shares in the authorised (reserve) capital (share fund) of the Issuer, that is a commercial organization: 0.001558%

percentage share held by such person in the Issuer’s ordinary shares: 0.001558%

number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns: none

6.3. Information on the Fee, Benefits and/or Compensation for Expenses for Each Management Body of the Issuer

Information on all types of fee for each Issuer’s management body (apart from the person holding the position (performing functions) of sole executive management body of the Issuer) with specification of the amount, including salaries of the members of the Issuer’s Management bodies that are (were) the Issuer’s employees, including those who works (worked) part-time, bonuses, commissions, benefits, and/or compensation for expenses as well as other advancements paid by the Issuer over the last completed financial year.

Information on the fees paid to the members of the Board of Directors in 2011:

Fee, RUB	5,876,307.69
Salary, RUB	0
Bonuses, RUB	0
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	5,876,307.69

Information on the fees paid to the members of the Board of Directors for 9 months in 2012:

Fee, RUB	6,862,865
Salary, RUB	0
Bonuses, RUB	0
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB

TOTAL, RUB	6,862,865

Information on the existing agreements concerning such payments in the current financial year:

Payment of fees to the members of the Board of Directors is subject to the JSC RusHydro Regulations for Payment of Fees to the Members of the Board of Directors of JSC RusHydro approved by the JSC RusHydro Annual General Meeting of Shareholders (Minutes No. 5 of 30.06.2010). As regards to the payment of fees, the Regulations do not apply to a member of the Board of Directors who is the company’s sole executive body or a member of the company’s Board or a member of the company’s Board of Directors, occupying public and civil service positions.

As far as members of the company’s Board of Directors are concerned:

they are paid a lump fee after their powers are terminated (subject to how they perform while

• the basic part of fee established for each member of the Board of Directors is 900,000 roubles;

• the amount of fee depends on the number of meetings attended by a member of the Board of Directors;

• the amount of fee is increased if a member of the Board of Directors is the Chairman of the Board of Directors (by 30%), Chairman of the Board of Directors’ committee (by 20%) or a member of the Board of Directors’ committee (by 10%).

The total amount of fee including the increments established in the Regulations may not exceed one 1,000,000 (million) roubles.

http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Polozhenie_o_vyplate_chlenam_SD_Obschestva_voznagrazhdenij_-_2010.pdf

Information on the fees paid to the members of the Management Board in 2011:

Fee, RUB	0
Salary, RUB	112,589,511.18
Bonuses, RUB	899,850,150.00
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	1,012,439,661.18

Information on the fees paid to the members of the Management Board for 9 months in 2012:

Fee, RUB	0
Salary, RUB	93,532,553
Bonuses, RUB	785,718,903
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	879,251,456

Information on the existing agreements concerning such payments in the current financial year:

Payment of fees and compensation to the Issuer’s Management Board members was under the terms and conditions of employment contracts and the Procedure of payment of fees and compensation to the members of Board of Directors of JSC RusHydro approved by the resolution of the company’s Board of Directors of 16.11.2010 (Minutes No. 111 of 19.11.2010).

In the current financial year, the Issuer has entered into no supplementary agreements with the Management Board members, regarding payment of fees and other advancements.

6.4. Information on the Structure and Competence of the Audit Bodies Controlling Issuer’s Financial and Business Activities

Full description of the structure and competence of the Issuer’s Internal Audit bodies in accordance with the Issuer’s Articles of Association (foundation documents) and the Issuer’s internal documents.

Since the Issuer is obliged to disclose information as of the date of approving the Prospectus in accordance with the legislation of the Russian Federation on Securities and the Information Disclosure Regulation, instead of information specified by this Clause, the reference link to such information disclosed by the Issuer is provided in the Prospectus including the address of the Internet page on which such information is disclosed and the name and identifying features of the document (reporting period for which the corresponding quarterly report is drawn up) which contains this information in accordance with Clause 3.13. of the Information Disclosure Regulation:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter of 2012, Clause 5.4.

Information on management of the Issuer’s internal control system over financial and economic activity (Internal Audit).

Information on Internal Audit service (different from Audit commission (Auditor) body) performing internal control over financial and economic activity of the Issuer, its size and work period:

Control over financial and economic activity of the company is one of the functions of Internal Audit and Risk Management Unit. The following structural subdivisions are included in the Unit:

• Internal Audit Department;

• Internal Control Department;

• Risk Management Directorate.

The head of the Internal Control and Risk Management Unit is Irina Olegovna Posevina – Director of Internal Control and Risk Management. Internal control and risk management director directly reports to the Board Chairman (administratively) and to the Audit Committee (functionally).

Director of Internal Control and Risk Management shall:

submit written reports on activities of structural units headed by the Director to the Issuer’s Board Chairman according to instructions of the latter;

report any revealed material breaches to the Audit Committee at the Issuer’s Board of Directors, and if it is not available – to the Issuer’s Board of Directors;

report to the Audit Committee at the Issuer’s Board of Directors once a quarter.

JSC RusHydro’s supervisory activity schedule is developed using proposals from the Issuer’s Board of Directors (represented by the Audit Committee at the Issuer’s Board of Directors), Board Chairman and Internal Audit Commission. JSC RusHydro’s supervisory activity schedule is approved by the Audit Committee for the Issuer’s Board of Directors.

The organizational structure and staff of the Internal Audit Department are approved by the Issuer’s Board Chairman. As of 30.09.2012, the Internal Audit and Risk Management Unit consists of 26 persons.

The main functions of the Internal Audit service (the body other than Audit Commission (Auditor)), its accountability and interaction with the Issuer’s executive management bodies and the Issuer’s Board of directors (Supervisory Board)

According to the effective Regulations on Internal Audit Department as of date of approving the Prospectus (hereinafter – Regulations), approved by Order No. 209 dated March 16, 2011 the following are set forth as major tasks and functions of internal audit service:

• audit of financial and economic transitions conducted by the company, its branches and structural units for compliance with the company’s interests;

• audit of the company’s accounting and current information furnished by subdivisions of the executive office, branches of the company;

• company’s property auditing;

• evaluation and analysis of the company’s financial standing in general, its branches and structural units by an order of the company’s Board Chairman;

• supervision of interested party transactions and major transactions;

• monitoring of the company’s internal audit procedures and assessment of efficiency of the company’s internal audit system;

• elaboration and implementation of methodologies for management of the internal audit system in the company, its branches and structural units;

• identification, classification and analysis of financial and economic risks and working out proposals to reduce them;

• interaction with the company’s Internal Audit Commission and external auditors,

• prompt notification of the company’s Board Chairman about deviations and violations discovered in the company’s operations, submission of proposals to eliminate violations and drawbacks revealed by audits and monitoring, and recommendations for enhancing management efficiency;

• analysis and development of measures to enhance efficiency and productivity of the company’s financial and economic operations, evaluation of applicability of the approved standards, regulations and procedures currently effective at the company; conducting internal audits at subsidiaries and affiliates (SA) through SA’s Audit Commissions;

• management of interaction with the Audit Chamber of the Russian Federation as well as with other financial monitoring bodies,

• interaction with the Audit Committee at the company’s Board of Directors;

• control of compliance by the members of the company’s Board of Directors, executive bodies and other personnel with applicable laws and special requirements specified in the company’s internal documents to prevent a conflict of interests and minimize abuse of insider information.

According to the effective Regulations on Internal Audit Department as of date of approving the Prospectus, approved by Order No. 209 dated March 16, 2011, the Internal Audit Department’s functions within the Company are methodological support to the process of organization and management; appraisal of efficiency of Internal Audit system and its processes; monitoring of the Company’s and its SA’s operations for compliance with the RF legislation, approved plans and shareholder’s interests; development of recommendations for improvement of the Internal Audit system and its processes; participation in the projects of improving of the Internal Audit system and its processes.

Interaction between the Internal Audit service (the body other than Audit Commission (Auditor)) and the Issuer’s external auditor.

Interaction between the Issuer’s Internal Audit Service and external auditor: As per the Regulations, one of the major functions of the Internal Audit Service is to interact with the Issuer’s external auditor. The Internal Audit Department analyzes the results of audits of the Issuer and supervises the development and progress of measures aimed at eliminating violations revealed by audits. Director of Internal Control and Risk Management ensures that the Issuer Auditor’s guidelines are followed.

Information on the Issuer’s internal document that specifies the rules for preventing the illegal use of confidential and insider information.

The Issuer’s internal document that specifies the rules for preventing the illegal use of confidential and insider information is approved (affirmed) by the Issuer.

The Regulations for the Issuer’s insider information was approved by the company’s Board of Directors (Minutes No. 129 of 01.08.2011).

URL address containing publicly available text of the Regulations:

http://www.rushydro.ru/file/main/global/investors/disclosure/documents/POLOZhENIE_OB_INSAJDERSKOJ_INFORMACzII1.pdf

Other information:

Since the Issuer is obliged to disclose information as of the date of approving the Prospectus in accordance with the legislation of the Russian Federation on Securities and the Information Disclosure Regulation, instead of information specified by this Clause, the reference link to such information disclosed by the Issuer is provided in the Prospectus including the address of the Internet page on which such information is disclosed and the name and identifying features of the document (reporting period for which the corresponding quarterly report is drawn up) which contains this information in accordance with Clause 3.13. of the Information Disclosure Regulation:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter of 2012, Clause 5.4.

6.5. Details of the Persons Included in the Issuer’s Internal Audit Bodies

Information on the Members of the Audit commission and other Issuer’s Audit bodies

1) Audit Commission

Chairman of the Audit Commission since 2012: Alan Fedorovich Khadziev is a member of the Audit Commission since 2012.

Anna Valeryevna Drokova is a member of the Audit Commission since 2012.

Adelya Iskanderovna Vyaseleva is a member of the Audit Commission since 2012.

Dmitry Mikhailovich Gorevoy is a member of the Audit Commission since 2012.

Elena Yuryevna Litvina is a member of the Audit Commission since 2012.

Other information:

Since the Issuer is obliged to disclose information as of the date of approving the Prospectus in accordance with the legislation of the Russian Federation on Securities and the Information Disclosure Regulation, instead of information specified by this Clause, the reference link to such information disclosed by the Issuer is provided in the Prospectus including the address of the Internet page on which such information is disclosed and the name and identifying features of the document (reporting period for which the corresponding quarterly report is drawn up) which contains this information in accordance with Clause 3.13. of the Information Disclosure Regulation:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3rd quarter of 2012, Clause 5.5.

The Internal Audit service or other body controlling its financial and economic activities other than the Issuer’s Audit Commission consists of more than 10 persons; therefore the information provided by this Clause shall be specified for at least 10 persons, which are the members of the relevant Issuer’s Audit body, including the head of such a body.

Functions of internal audits within the company are performed by the Internal Audit and Risk Management Unit. The following structural subdivisions are included in the Unit:

• Internal Audit Department;

• Internal Control Department;

• Risk Management Directorate.

The head of the Internal Control and Risk Management Unit is Irina Olegovna Posevina – Director of Internal Control and Risk Management. Internal control and risk management director directly reports to the Board Chairman (administratively) and to the Audit Committee (functionally).

The organizational structure and staff of the Internal Audit and Risk Management Unit are approved by the Issuer’s Board Chairman. As of 30.09.2012, the Internal Audit and Risk Management Unit consists of 26 persons.

Information on the members of the Internal Audit and Risk Management Unit

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Posevina Irina Olegovna

Year of birth: 1970

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period
since	till	Name of the organization	Job position
2008	2010	JSC INTER RAO UES	Deputy manager of Internal Supervision – Head of Internal Auditing, Supervision and Risk Management Unit
2010	Present time	JSC RusHydro	Director for Internal Control and Risk Management

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken such positions

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Oleg Evgenyevich Azhimov

Year of birth: 1977

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period		Name of the
since	till	organization	Job position
2004	2008	LLC ADK audit	Head of Tax Audit and IFRS Department
2008	2010	JSC MRSK Ural	Head of Internal Control and Audit Department
2010	present time	JSC RusHydro	Head of Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken such positions

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Ivan Ivanovich Chigirin

Year of birth: 1975

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period
since	till	Name of the organization	Job position
2007	2010	JSC INTER RAO UES	Head of Operational Audit Directorate
2010	2012	JSC RusHydro	Head of Operational Audit Administration of Internal Audit Department
2012	present time	JSC RusHydro	Head of Internal Control Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Nadezhda Borisovna Maksimova

Year of birth: 1955

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period		Name of the
since	till	organization	Job position
03.2007	12.2007	JSC RusHydro	Head of Administration
12.2007	2008	JSC MC HydroOGK	Head of Administration
2008	2010	LLC Fineart-Audit	Vice-President for Investment projects
2010	present time	JSC RusHydro	Head of Investment Audit Administration of the Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Olga Vladimirovna Rokhlina

Year of birth: 1974

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order, including part-time activity:

Period
since	till	Name of the organization	Job position
2004	2008	JSC RAO UES of Russia Corporate Centre	Leading expert of Internal Audit Department
2008	2010	JSC IDGC Holding	Senior expert of Internal Audit Department
2010	2011	JSC RusHydro	Senior expert of Internal Audit Department
2011	present time	JSC RusHydro	Head of Financial Audit Administration of Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates:

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Marina Petrovna Boyko

Year of birth: 1977

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order, including part-time activity

Period		Name of the organization	Job position
since	till
2006	2008	JSC MRSK Ural	Head of Accounting Methodology
2009	2010	LLC Fineart-Audit	Senior Manager of Accounting and IFRS Department
2010	present time	JSC RusHydro	Senior Expert of Financial Audit Administration of Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Dmitry Alekseevich Kartsev

Year of birth: 1975

Education: higher, Ph.D. in economics

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period
since	till	Name of the organization	Job position
2004	2008	JSC RAO UES of Russia	Leading expert of Internal Audit Department
2008	2010	JSC RusHydro	Senior expert of Internal Audit and Risk Management Department
2010	2012	JSC RusHydro	Senior expert of Internal Audit Department
2012	present time	JSC RusHydro	Head of Internal Control Methodology Administration of Internal Control Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Roman Sergeevich Kosarev

Year of birth: 1980

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order, including part-time activity

Period
since	till	Name of the organization	Job position
2007	2007	GOUVPO MSPU	Provost Assistant for Administrative work
2007	2008	CJSC INTER RAO UES	Leading Expert of Investment Programme Department
2008	2010	JSC INTER RAO UES	Senior Expert of Investment Programme Department
2010	present time	JSC RusHydro	Senior Expert of Investment Audit Administration of Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Kseniya Sergeevna Listrova

Year of birth: 1985

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period
since	till	Name of the organization	Job position
2006	2007	LLC Contrast-2	Quantity Surveyor
2007	07/2009	JSC UOKIS	Design engineer
07/2009	12/2009	LLC Management Company MVKS	Quantity Surveyor
2010	present time	JSC RusHydro	Senior Expert of Investment Audit Administration of Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Evgeny Petrovich Safonov

Year of birth: 1963

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order

Period
since	till	Name of the organization	Job position
2005	2010	JSC INTER RAO UES	Senior expert of Internal Audit Department
2010	present time	JSC RusHydro	Senior Expert of Operational Audit Administration of Internal Audit Department

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates:

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Full name: Vladimir Vasilyevich Serkin

Year of birth: 1985

Education: Higher education

All positions held by this person at the Issuer’s company and other organizations over the last five years and at present in chronological order, including part-time activity

Period
since	till	Name of the organization	Job position
2008	2010	CJSC KPMG	Auditor
2010	2011	CJSC KPMG	Expert of Forensic Department
2011	present time	JSC RusHydro	Senior Expert of Operational Audit Administration

Participatory share in the Issuer’s authorised capital/of ordinary shares: none

This person’s participation interest in the authorised (reserve) capital (share fund) of the Issuer’s subsidiaries and affiliates:

The person has no such shares

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies:

Absence of kinship

Information on administrative prosecution of this person for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities:

The person was not made accountable for these types of liabilities

Data on positions held by this person in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation:

The person has not taken positions on the specified bodies

6.6. Information of the Amount of Fee, Benefit and/or Compensation of Expenses to the Issuer’s Internal Audit Body

Information on all kinds of types of fee for each Issuer’s Audit body (other than individual holding the position (exercising functions) of auditor of the Issuer), including the salaries of the members of the Issuer’s Audit bodies, which are (were) the Issuer’s employees, including those who works (worked) part-time, bonuses, commissions, benefits, and/or compensation for expenses as well as other types of fees paid by the Issuer over the last completed financial year and the last completed reporting period to the date of approval of the Prospectus.

Unit: roubles

Name of the Issuer’s internal audit body: Audit Commission

Unit: roubles

Indicator	2011	2012, nine months
Fees for the participating in the work of the Issuer’s Audit body	0	0
Salary	0	0
Bonuses	0	0
Commissions	0	0
Benefits	0	0
Compensation of expenses	0	0
Other types of fees	0	0

TOTAL		0

Information on the existing agreements concerning such payments in the reporting periods:

Such agreements were not concluded. Fees were not paid to the Audit Commission.

Name of the Issuer’s internal audit body: Audit Committee at the company’s Board of Directors

Unit: roubles

Indicator	2011	2012, nine months
Fees for the participating in the work of the Issuer’s Audit body	0	0
Salary	0	0
Bonuses	0	0
Commissions	0	0
Benefits	0	0
Compensation of expenses	0	0
Other types of fees	0	0

TOTAL	0	0

Information on the existing agreements concerning such payments in the reporting periods:

Such agreements were not concluded. Fees for the participation in the work were not paid to the Control body

Name of the Issuer’s internal audit body: Internal Audit and Risk Management Unit

Unit: roubles

Indicator	2011	2012, nine months
Fees for the participating in the work of the Issuer’s Audit body	0	0
Salary	31,679,495.78	25,002,241.94
Bonuses	21,857,697.00	11,333,018.00
Commissions		0
Benefits		0
Compensation of expenses		0
Other types of fees		0

TOTAL	53,537,192.78	36,335,259.94

Information on the existing agreements concerning such payments in the reporting periods:

Fees are specified total for the two units of the Issuer, which are Internal Audit Department and the Internal Control Department carrying out the functions of control over financial and economic activity approved by the Issuer’s Board of Directors in compliance with the risk control and management policy, which is published on the Issuer’s website
(http://www.rushydro.ru/file/main/global/investors/disclosure/documents/other_doc/Politika_vnutren_kontrolya.pdf)

Fees are paid to the employees in accordance with the employment contracts.

6.7. Data on the number of employees and summary data on education and composition of employees (personnel) of the Issuer as well as those on changes in the number of employees (personnel) of the Issuer

Average number of employees (personnel) of the Issuer, including the employees (personnel) working in its subsidiaries and affiliates, and also the amount of deductions to salary and social service for the last 5 completed financial years.

Indicator	2007	2008	2009	2010	2011
Average personnel number, people	303.5	5,269	5,196.20	5,247.90	5,626.40
Share of Issuer’s personnel with higher education, %	78	56.8	60.4	64.2	66.8
Gross payroll fund of the employees for the reporting period, thousand roubles	286,318	3,150,601	3,812,966	5,092,824	6,445,253
Social benefits of the employees for the reporting period, thousand roubles	2,201	327,772	987,271	1,261,849	1,821,734

The increase in indices in 2008 versus 2007 is due to the restructuring of the Issuer by SA merger that resulted in SA turning to RusHydro JSC branches and their employees becoming RusHydro JSC staff. There were no other significant changes in the number of employees.

Composition of the staff (personnel) of the Issuer includes employees which have a significant effect on the financial and economic activity of the Issuer (key employees). Information on these Issuer’s key employees:

• Board Chairman, member of the Board of Directors – Yevgeny Vyacheslavovich Dod (personal details are provided in cl.6.2 of the Prospectus);

• Chief Accountant – Dmitry Vladimirovich Finkel (personal details are provided in cl.1.6 of the Prospectus).

In the period from registration of the Issuer as a legal entity through the date of approval of the Prospectus the Issuer’s personnel did not set up a trade committee. After SA merger into the Company being restructured SA personnel, who are presently members of trade organizations set up before the merger, became the Issuer’s staff.

6.8. Data on Any Liabilities of the Issuer to Employees, Concerning Their Potential Participation in the Issuer’s Authorised (Reserve) Capital (Share Fund)

Data on any agreements or liabilities of the Issuer, concerning potential participation of the employees (personnel) of the Issuer in its authorised (reserve) capital (share fund):

The Issuer has neither liabilities to its employees nor agreements concerning their possible participation in the Issuer’s authorised (reserve) capital (share fund) (purchase of the Issuer’s shares).

Data on provision or possible provision of the Issuer’s options to its employees:

On 24.12.2010 the company’s Board of Directors (Minutes No. 115) approved a new Option Programme of the company that covers the Management Board and other key personnel of the company. Progress term of the second Option Programme is 2 years, i. e. from 24.12.2010 till 23.12.2012.

VII. Information on the Issuer’s Shareholders (Participants) and on the Interested Party Transactions Effected by the Issuer

7.1. Information on the Total Number of the Issuer’s Shareholders (Participants)

The total number of the Issuer’s participants as of the date of approval of the Prospectus:

Total number of persons registered in the Register of JSC RusHydro on whose personal accounts the securities are available, equals 316,962.

Total number of nominee shareholders of JSC Rushydro equals 54.

Total number of persons included in the last list of persons who had (has) right to participate in the General Shareholders meeting of JSC RusHydro equals 359,642; the list of persons was issued on 11.10.2012.

7.2. Information on the Issuer’s Shareholders (Participants) Holding at Least Five Per cent of Its Authorised (Reserve) Capital (Share Fund) or at Least Five Per Cent of Its Ordinary Shares, and Information on the Persons Supervising Them, and in the Case of their Absence – Information on Shareholders (Participants) Holding at Least 20 Per Cent of the Authorised (Reserve) Capital (Share Fund) or at Least 20 Per Cent of their Ordinary Shares

Information on persons being the Issuer’s shareholders (participants) owning at least five per cent of its authorised (reserve) capital (share fund) or at least five per cent of its ordinary shares:

Name: The Russian Federation represented by the Federal Property Management Agency

Location: 109012, Russia, Moscow, Nikolsky Lane, 9

INN (Taxpayer Identification Number): 7710723134

OGRN (Primary State Registration Number): 1087746829994

Person’s share in the Issuer’s registered capital, per cent: 60.4952

Share of the Issuer’s ordinary shares held by the person, per cent: 60.4952

There are no persons supervising the Issuer’s shareholder (participant) owning at least five per cent of its authorised (reserve) capital (share fund) or at least five per cent of its ordinary shares.

Issuer’s shares making at least 5 per cent of Issuer’s authorised capital and at least 5 per cent of Issuer’s ordinary shares registered in the Issuer’s Register of Shareholders in the name of the nominee holder.

Nominee holder

Nominee holder information:

Full corporate name: Non-Banking Credit Institution, Closed Joint-Stock Company National Settlement Depository

Abbreviated corporate name: NBCI CJSC NSD

Location: 129009, Russia, Moscow, Sredny Kislovsky Lane, 1/13, bld. 8

INN (Taxpayer Identification Number): 7702165310

OGRN (Primary State Registration Number): 1027739132563

Telephone: +7 (495) 234-4827

Fax: +7 (495) 956-0938

E-mail: info@ndc.ru

Information on license of professional stock market participant

Number: 177-03431-000100

Date of issue: 19.02.2009

Expiration date:

Unlimited license

Name of the issuing authority: FSFM (Federal Service for Financial Markets) of Russia

Quantity of Issuer’s ordinary shares registered in the Register of Shareholders in the name of the nominee holder: 53,666,234,779

Quantity of Issuer’s preferred shares registered in the Register of Shareholders in the name of the nominee holder: 0

Nominee holder

Nominee holder information:

Full corporate name: ING BANK (EURASIA) CJSC (CLOSED JOINT-STOCK COMPANY)

Abbreviated corporate name: ING BANK (EURASIA) CJSC (CLOSED JOINT-STOCK COMPANY)

Location: 127473, Russia, Moscow, Krasnoproletarskaya Str., 36

INN (Taxpayer Identification Number): 7712014310

OGRN (Primary State Registration Number): 1027739329375

Telephone: +7 (495) 755-5400

Fax: +7 (495) 755-5499

E-mail: mail.russia@ingbank.com

Information on license of professional stock market participant

Number: 177-03728-000100

Date of issue: 07.12.2000

Expiration date:

Unlimited license

Name of the issuing authority: FCSM of the Russian Federation

Quantity of Issuer’s ordinary shares registered in the Register of Shareholders in the name of the nominee holder: 41,275,358,271

Quantity of Issuer’s preferred shares registered in the Register of Shareholders in the name of the nominee holder: 0

7.3. Information on the Government or a Municipal Unit Participatory Share Held in the Issuer’s Authorised (Reserve) Capital (Share Fund), Existence of a Special Right (“Golden Share”)

Information on the Government (Municipal Unit) Participatory Share Held in the Issuer’s Authorized (reserve) Capital (Share Fund) and on Special Rights:

Amount of Issuer’s authorised (reserve) capital (share fund) being in the state (federal, constituent entities of the Russian Federation) municipal ownership: 60.6112.

Full corporate name (for legal entity – commercial organization) or name (for legal entity – non-commercial organization), location or name, patronymic, surname (for individual person) managing the state, municipal block of shares as well as of a person who performs the Issuer’s shareholder (participant) functions on behalf of the Russian Federation, constituent entity within the Russian Federation or municipal unit.

Federal Property

Name: The Russian Federation represented by the Federal Property Management Agency

Location: 109012, Russia, Moscow, Nikolsky Lane, 9

Amount of Issuer’s authorised (reserve) capital (share fund) being in the state (federal, constituent entities of the Russian Federation) municipal ownership: 60.4952

Federal Property

Full corporate name: FSUE Information Telegraph Agency of Russia (ITAR-TASS)

Location: 125993, Moscow, Tverskoy Bulevard, 10-12

Amount of Issuer’s authorised (reserve) capital (share fund) being in the state (federal, constituent entities of the Russian Federation) municipal ownership: 0.0001

Federal Property

Full corporate name: Federal State Unitary Enterprise “State Transport Company” Russia

Location: 196210 Russian Federation, Saint Petersburg, Pilotov Str., 18, bld. 4

Amount of Issuer’s authorised (reserve) capital (share fund) being in the state (federal, constituent entities of the Russian Federation) municipal ownership: 0.0023

Share owned in the Issuer’s authorized capital by the subjects of the Russian Federation:

The name of the person managing

the block of shares owned by the Russian

Federation constituent entity and

of the person who performs functions

of the Issuer’s Shareholder on behalf

of the Russian Federation

constituent entity

Location of the person managing

the block of shares owned

by the constituent entity of the Russian

Federation, and that of the person

performing the functions of the Issuer’s
shareholder on behalf of the constituent entity
of the Russian Federation

		Share of the Issuer’s authorised capital, per cent
State Budgetary Institution of Rostov Region “Property Fund of Rostov Region”	Rostov Region, Rostov-on-Don, Socialisticheskaya Str., 112	0.000026
The Chukotka Autonomous District represented by the Department of Finance, Economy and Property Relations of the Chukotka Autonomous District	689000, the Chukotka Autonomous District, the city of Anadyr, Otke Str., 2	0.004018
Treasury management of Orenburg Region administration	460311, Orenburg, Sovetskaya Str., 54	0.0000001

Total share in the Issuer’s authorized capital owned by the constituent entities of the Russian Federation		0.0040441

Share in the Issuer’s authorized capital owned by the municipal authorities:

The name of the person managing the municipal block of shares, and also the name of the person performing the functions of the Issuer’s shareholder on behalf of the municipal unit	Location of the person managing the municipal block of shares, and that of the person performing the functions of the Issuer’s shareholder on behalf of the municipal unit	Share of the Issuer’s authorised capital, per cent
Administration of Bureysky District, the Amur Region	676701, Amur Region, Novobureysk, Sovetskaya Str., 49	0.0005
Administration of Zubutli-Miatlinsky Rural Council municipal unit of the Kizilyurt District of the Republic of Dagestan	Russia, the Republic of Dagestan, the Kizilyurt District, the settlement of Zubutli-Miatli, Lenin Str.	0.0001
Administration of Miatlinsky Rural Council municipal unit of the Kizilyurt District of the Republic of Dagestan	Russia, the Republic of Dagestan, the Kizilyurt District, the settlement of Miatli	0.0010
THE SETTLEMENT OF ASHILTA ADMINISTRATION	368240, the Republic of Dagestan, THE UNTSUKUL DISTRICT, THE SETTLEMENT OF ASHILTA	0.0021
THE SETTLEMENT OF VERKHNY CHIRYURT-GELBAKH ADMINISTRATION	368100, the Republic of Dagestan, THE KIZILYURT DISTRICT, THE SETTLEMENT OF VERKHNY CHIRYURT.	0.0123
THE SETTLEMENT OF GERGEBIL ADMINISTRATION	368250, the Republic of Dagestan, THE GERGEBIL DISTRICT, THE SETTLEMENT OF GERGEBIL	0.0068
THE SETTLEMENT OF UNTSUKUL ADMINISTRATION	368240, the Republic of Dagestan, THE UNTSUKUL DISTRICT, THE SETTLEMENT OF UNTSUKUL	0.0035
THE SETTLEMENT OF CHIRKATA ADMINISTRATION	368933, the Republic of Dagestan, THE GUMBETOV DISTRICT, THE SETTLEMENT OF CHIRKATA	0.0142
THE SETTLEMENT OF CHIRKEY ADMINISTRATION	368114, the Republic of Dagestan, THE BUINAKSK DISTRICT, THE SETTLEMENT OF CHIRKEY	0.0619
Khvartikuni Rural Council Rural Administration, the Republic of Dagestan	368258, Republic of Dagestan, Gergebilsky District, the settlement of Khvartikuni	0.0068
Committee for managing of municipal property, the city of Zeya	676246, Amur region, Zeya, Mukhina Str., 217	0.0004
MUNICIPAL EDUCATIONAL INSTITUTION OF MIXED TYPE, ORPHAN ASYLUM	PRIMORSK TERRITORY, PARTISANSK, CHKALOVA STR., 32	0.00000002

Total share of the Issuer’s authorised capital held by the municipal units		0.10960002

Availability of special right for participation of the Russian Federation, constituent entities of the Russian Federation, municipal units in management of the Issuer – the Joint-Stock company (“golden share”), special right validity period (“golden share”)

No such right is foreseen

7.4. Information on Participation Restrictions to the Issuer’s Authorised (Reserve) Capital (Share Fund)

Issuer’s Articles of Association do not establish any restrictions on the quantity of the shares held by a single shareholder, and / or on their total nominal value, and / or maximal number of votes vested in a single shareholder.

The legislation of the Russian Federation or other statutory acts of the Russian Federation do not establish any restrictions to participatory share of foreign nationals in the Issuer’s authorised (reserve) capital (share fund).

The legislation of the Russian Federation or other statutory acts of the Russian Federation do not establish any restrictions to participatory share of foreign nationals in the Issuer’s authorised capital.

Other restrictions connected with participation in the Issuer’s authorised (reserve) capital (share fund):

No other restrictions for participation in the Issuer’s authorized (reserve) capital.

7.5. Information on Changes to the Structure and the Shares of the Issuer’s Shareholders (Participants) Owning at Least Five Per cent of its Authorised (Reserve) Capital (Share Fund) or at Least Five Per cent of its Ordinary Shares

Lists of the Issuer’s Shareholders (Participants) having owned at least five per cent of the Issuer’s authorised (reserve) capital at least five per cent of Issuer’s ordinary shares, established as of the date of preparation of the list of persons entitled to participate in each General Meeting of the Issuer’s Shareholders (Participants), which was held for the recent five lapsed financial years, prior to the date of approval of the Prospectus.

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13 of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarters 3–4, 2007, Quarterly report for quarters 1–4, 2008, Quarterly report for quarters 1–4, 2009, Quarterly report for quarters 1–4, 2010, Quarterly report for quarters 1–4, 2011, Quarterly report for quarter 1, 2012, item 6.5 of each document.

7.6. Information on Interested Party Transactions carried out by the Issuer

Information on the number and amounts (in monetary terms) of the transactions effected by the Issuer that were recognized in accordance with the laws of the Russian Federation as interested party transactions that required approval of the Issuer’s authorised management body, at the end of each completed financial year for the five last completed financial years.

Indicator	2007	2008	2009	2010	2011
Total number and total amount of interested party transactions (in monetary terms) that were effected by the Issuer for the reporting period and required approval of the issuer’s authorized managing body, transactions /thousand roubles	27 /839,543	68 /451,048	39 /6,476,646	5 /1,345,163	11 / 17,809,567
Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and approved by the General Meeting of the Issuer’s Participants (Shareholders), transactions/thousand roubles	0/0	0/0	0/0	0/0	2 / 10,856,206
Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and approved by the Issuer’s Board of Directors (Supervisory Board), transactions/thousand roubles	27 / 839,543	68 / 451,048	39 / 6,476,646	5 / 1,345,163	9 / 6,953,361
Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and had to be approved but were not approved by the Issuer’s authorized management body, transactions/thousand roubles	0/0	0/0	0/0	0/0	0/0

Information on each transaction (a group of mutually connected transactions) with a price making 5 (five) per cent and more of the Issuer’s assets book value calculated on the basis of the figures reflected in its accounting statements prepared as of the last reporting date prior to the appropriate transaction made by the Issuer for the last 5 completed financial years or for every completed financial year: No such transactions were effected for the said period.

Information on every interested party transaction (groups of mutually connected transactions) required approval on which no decision for approval was taken by the Issuer’s Board of Directors (by Supervisory Board) or by the Shareholders’ (Participants’) General Meeting of the Issuer in cases when such approval was mandatory under the laws of the Russian Federation: Such transactions were effected.

7.7. Information on Accounts Receivable

Information on the total amounts of the Issuer’s accounts receivable with indication of the total amount of overdue accounts receivable for the last 5 (five) completed financial years.

Indicator	As of
	31.12.2007*	31.12.2008*	31.12.2009*	31.12.2010*	31.12.2011*
Total amount of accounts receivable (thousand roubles)	48,449,768	70,025,616	91,782,105	159,538,871	202,835,312
Amount of overdue accounts receivable (thousand roubles)	0	0	0	2,050,415	150,687

*	Accounts receivable is indicated by deducting the doubtful debt reserve.

Structure of Issuer’s accounts receivable for the last completed financial year and the last accounting period before the date of approval of the Prospectus.

As of the date of 31.12.2011

In thousands of roubles

	Value, thousands of roubles
Indicator	Under 1 year	Over 1 year	TOTAL
Accounts receivable of buyers and customers	6,058,394	36,849	6,095,243
including overdue liabilities	123,829	0	123,829
Accounts receivable on notes receivable	—	—	—
including overdue liabilities	—	—	—
Accounts receivable of participants (founders) on contributions payable to the authorized capital	—	—	—
including overdue liabilities	—	—	—
Other accounts receivable	107,507,564	89,232,506	196,740,070
including overdue liabilities	26,858	—	26,858
Total amount of accounts receivable	113,565,958	89,269,354	202,835,312
including total amount of overdue accounts receivable	150,687	0	150,687

As of the date of 30.09.2012

In thousands of roubles

	Value, thousands of roubles
Indicator	Over 1 year	Under 1 year	TOTAL
Accounts receivable of buyers and customers	142,494	6,143,922	6,286,416
including overdue liabilities	0	68,439	68,439
Accounts receivable on notes receivable	0	0	0
including overdue liabilities	0	0	0
Accounts receivable of participants (founders) on contributions payable to the authorized capital	0	0	0
including overdue liabilities	0	0	0
Other accounts receivable	99,363,892	116,645,780	216,009,672
including overdue liabilities	0	157,289	157,289
Total amount of accounts receivable	99,506,386	122,789,702	222,296,088
including total amount of overdue accounts receivable	0	225,728	225,728

Data on debtors accounting for at least 10 per cent of the total amount of accounts receivable

As of 31.12.2007:

Full corporate name: Open Joint-Stock Company Bureyskaya HPP;

Abbreviated corporate name: JSC Bureyskaya HPP

Location: Russian Federation, Amur Region, Bureysky District, Talakan

INN (Taxpayer Identification Number): 2813004541

OGRN (Primary State Registration Number): 1022800873688

Amount of accounts receivable, thousands of roubles: 12,529,552

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor was the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 15.91%

Share of the person’s ordinary shares held by the Issuer, per cent: 19.9%

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

In 2008 reorganization of the Issuer was performed in the form of JSC Bureyskaya HPP take-over by the Issuer, as of the date of the present Prospectus approval the debtor is not the Issuer’s affiliated person.

Full corporate name: Open Joint-Stock Company Zagorskaya PSHPP-2

Abbreviated corporate name: JSC Zagorskaya PSHPP-2

Location: The Russian Federation, Moscow Region, Sergiev-Posadsky Municipal District, Bogorodskoye urban settlement, Bogorodskoye worker’s housing estate, 101

INN (Taxpayer Identification Number): 5042086312

OGRN (Primary State Registration Number): 1065042071137

Amount of accounts receivable, thousands of roubles: 5,781,493

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor as of 31.12.2007 was the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 50.9

Share of the person’s ordinary shares held by the Issuer, per cent: 50.9

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

As of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

Full corporate name: Limited Liability Company EZOP

Abbreviated corporate name: LLC EZOP

Location: 119435, Moscow, M. Pirogovskaya Square, 14, building 1

INN (Taxpayer Identification Number): 7704528880

OGRN (Primary State Registration Number): 1077746641543

Amount of accounts receivable, thousands of roubles: 5,252,584

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor as of 31.12.2007 was not the Issuer’s affiliated person.

As of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 0

Share of the person’s ordinary shares held by the Issuer, per cent: This is not a joint-stock company

Person’s share in the Issuer’s registered capital, per cent: 0.987873

Share of the Issuer’s ordinary shares held by the person, per cent: 0.987873

As of 31.12.2008:

Full corporate name: Open Joint-Stock Company Zagorskaya PSHPP-2

Abbreviated corporate name: JSC Zagorskaya PSHPP-2

Location: The Russian Federation, Moscow Region, Sergiev-Posadsky Municipal District, Bogorodskoye urban settlement, Bogorodskoye worker’s housing estate, 101

INN (Taxpayer Identification Number): 5042086312

OGRN (Primary State Registration Number): 1065042071137

Amount of accounts receivable, thousands of roubles: 12,228,403

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor as of 31.12.2008 was the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

As of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

Full corporate name: Limited Liability Company Index of Energy HydroOGK

Abbreviated corporate name: LLC Index of Energy HydroOGK

Location: Russia, Moscow, Arkhitektora Vlasova Str., 51

INN (Taxpayer Identification Number): 7729601355

OGRN (Primary State Registration Number): 1087746560131

Amount of accounts receivable, thousands of roubles: 13,841,781

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor as of 31.12.2008 was not the Issuer’s affiliated person.

As of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 0.11

Share of the person’s ordinary shares held by the Issuer, per cent: This is not a joint-stock company

Person’s share in the Issuer’s registered capital, per cent: 0.494876

Share of the Issuer’s ordinary shares held by the person, per cent: 0.494876

As of 31.12.2009:

Full corporate name: Open Joint-Stock Company Boguchanskaya HPP

Abbreviated corporate name: JSC Boguchanskaya HPP

Location: Kodinsk, Kezhemsky district, Krasnoyarsk Territory

INN (Taxpayer Identification Number): 2420002597

OGRN (Primary State Registration Number): 1022400828119

Amount of accounts receivable, thousands of roubles: 11,816,894

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor as of 31.12.2009 was not the Issuer’s affiliated person.

As of the date of the Prospectus approval the debtor is not the Issuer’s affiliated person.

Full corporate name: Limited Liability Company Index of Energy HydroOGK

Abbreviated corporate name: LLC Index of Energy HydroOGK

Location: Russia, Moscow, Arkhitektora Vlasova Str., 51

INN (Taxpayer Identification Number): 7729601355

OGRN (Primary State Registration Number): 1087746560131

Amount of accounts receivable, thousands of roubles: 13,841,781

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

The debtor as of 31.12.2009 was the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 0.01

Share of the person’s ordinary shares held by the Issuer, per cent: 0

Person’s share in the Issuer’s registered capital, per cent: 0.58

Share of the Issuer’s ordinary shares held by the person, per cent: 0.58

As of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 0.11

Share of the person’s ordinary shares held by the Issuer, per cent: This is not a joint-stock company

Person’s share in the Issuer’s registered capital, per cent: 0.494876

Share of the Issuer’s ordinary shares held by the person, per cent: 0.494876

As of 31.12.2010:

Full corporate name: Open Joint-Stock Company Boguchanskaya HPP

Abbreviated corporate name: JSC Boguchanskaya HPP

Location: Kodinsk, Kezhemsky district, Krasnoyarsk Territory

INN (Taxpayer Identification Number): 2420002597

OGRN (Primary State Registration Number): 1022400828119

Amount of accounts receivable, thousands of roubles: 21,027,455

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

As of 31.12.2010 and as of the date of the Prospectus approval the debtor is not the Issuer’s affiliated person.

Full corporate name: Open Joint-Stock Company Zagorskaya PSHPP-2

Abbreviated corporate name: JSC Zagorskaya PSHPP-2

Location: The Russian Federation, Moscow Region, Sergiev-Posadsky Municipal District, Bogorodskoye urban settlement, Bogorodskoye worker’s housing estate, 101

INN (Taxpayer Identification Number): 5042086312

OGRN (Primary State Registration Number): 1065042071137

Amount of accounts receivable, thousands of roubles: 22,743,546

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

As of 31.12.2010 and as of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

Full corporate name: Open Joint-Stock Company Hydroinvest

Abbreviated corporate name: JSC Hydroinvest

Location: Russian Federation, Republic of Bashkortostan, Ufa, Sovetsky District, Oktyabrya Str., 4/3

INN (Taxpayer Identification Number): 7814382859

OGRN (Primary State Registration Number): 1077847558381

Amount of accounts receivable, thousands of roubles: 20,014,368

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable – none

As of 31.12.2010 and as of the date of the Prospectus approval the debtor is the Issuer’s affiliated person.

As of 31.12.2010:

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 1.23

Share of the Issuer’s ordinary shares held by the person, per cent: 1.23

As of the date of the Prospectus approval:

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 1.124260

Share of the Issuer’s ordinary shares held by the person, per cent: 1.124260

As of 31.12.2011

Full corporate name: Open Joint-Stock Company Boguchanskaya HPP

Abbreviated corporate name: JSC Boguchanskaya HPP

Location: The Russian Federation, Krasnoyarsk Territory, Kezhemsky district, Kodinsk, Construction Depot of the Left Bank, United Depot No. 1, bld. 1

INN (Taxpayer Identification Number): 2420002597

OGRN (Primary State Registration Number): 1022400828119

Amount of accounts receivable, thousands of roubles: 4,540,681

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): None

As of 31.12.2011 and as of the date of the Prospectus approval the debtor is not the Issuer’s affiliated person.

Full corporate name: Open Joint-Stock Company Gidroinvest

Abbreviated corporate name: JSC Gidroinvest

Location: The Russian Federation, Republic of Bashkortostan, Ufa, Sovetsky district, Oktyabrya Prospect, 4/3

INN (Taxpayer Identification Number): 7814382859

OGRN (Primary State Registration Number): 1077847558381

Amount of accounts receivable, thousands of roubles: 16,670,580

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): None

The debtor is the affiliated person of the Issuer: Yes

As of 31.12.2011

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 1.23

Share of the Issuer’s ordinary shares held by the person, per cent: 1.23

And as of the date of the Prospectus approval:

Issuer’s share in the person’s registered capital, per cent: 100

Share of the person’s ordinary shares held by the Issuer, per cent: 100

Person’s share in the Issuer’s registered capital, per cent: 1.124260

Share of the Issuer’s ordinary shares held by the person, per cent: 1.124260

Full corporate name: Closed Joint Stock Company “Boguchansky Aluminum Smelter”

Abbreviated corporate name: CJSC Boguchansky Aluminum Smelter

Location: Russian Federation, Krasnoyarsk Territory, Krasnoyarsk, Pogranichnikov Str., 35

INN (Taxpayer Identification Number): 2465102746

OGRN (Primary State Registration Number): 10624650707

Amount of accounts receivable, thousands of roubles: 3,277,535

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): None

The debtor is the affiliated person of the Issuer: None

Full corporate name: Open Joint-Stock Company

Energy Sales Company RusHydro

Abbreviated corporate name: JSC ESC RusHydro

142

Location: Russian Federation, Moscow, Arkhitektora Vlasova Str, 51

INN (Taxpayer Identification Number): 7804403972

OGRN (Primary State Registration Number): 1089848039973

Amount of accounts receivable, thousands of roubles: 8,420,227

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): None

The debtor is the affiliated person of the Issuer: Yes

Issuer’s share in the person’s registered capital, per cent: 100 per cent minus 1 share

Share of the person’s ordinary shares held by the Issuer, per cent: 100 per cent minus 1 share

Person’s share in the Issuer’s registered capital, per cent: 0

Share of the Issuer’s ordinary shares held by the person, per cent: 0

VIII. The Issuer’s Accounting (Financial) Statements and Other Financial Information

8.1. The Issuer’s Annual Accounting (Financial) Statements

The structure of the Issuer’s annual accounting statements attached to the present Prospectus (Appendix No. 1):

The Issuer’s accounting statements for 2009 include the following documents:

• Balance Sheet as of December 31, 2009 (Form No. 1);

• Profit and Loss Statement for 2009 (Form No. 2);

• Changes in Equity Statement for 2009 (Form No. 3);

• Cash Flow Statement for 2009 (Form No. 4);

• Supplement to the Balance Sheet for 2009 (Form No. 5);

• Explanatory Notes to the Accounting Statements for 2009;

• Auditor Opinion.

The Issuer’s accounting statements for 2010 include the following documents:

• Balance Sheet as of December 31, 2010 (Form No. 1);

• Profit and Loss Statement for 2010 (Form No. 2);

• Changes in Equity Statement for 2010 (Form No. 3);

• Cash Flow Statement for 2010 (Form No. 4);

• Supplement to the Balance Sheet for 2010 (Form No. 5);

• Explanatory Notes to the Accounting Statements for 2010;

• Auditor Opinion.

The Issuer’s accounting statements for 2011 include the following documents:

• Balance Sheet as of December 31, 2011;

• Statement of Profit and Loss for 2011;

• Statement of changes in equity for 2011;

• Cash Flow Statement for 2011;

• Explanatory Notes to the Accounting Statements for 2011;

• Auditor Opinion;

The Issuer does not prepare individual annual financial statement in compliance with IFRS or other internationally recognized regulations other than IFRS.

The Issuer draws up the consolidated financial statement of JSC RusHydro and the subsidiaries (hereinafter – the Group) in compliance with IFRS.

8.2. The Issuer’s Quarterly Accounting (Financial) Statements

The components of unaudited accounting statements for 9 months of 2012 attached to this Prospectus (Appendix No. 1) are as follows:

• Balance Sheet as of September 30, 2012;

• Profit and Loss Statement for 9 months of 2012.

There were no procedures and no opinion on credibility of these statements made by the Auditor in respect of the Issuer’s reporting statements for the 9 months of 2012 drawn up in compliance with RAS.

The Issuer does not prepare individual quarterly financial statement in compliance with IFRS or other internationally recognized regulations other than IFRS.

8.3. The Issuer’s Consolidated Accounting (Financial) Statements

The Issuer does not prepare consolidated financial (accounting) statements in accordance with the requirements of Legislation of the Russian Federation in connection with the circumstance that the Issuer prepares consolidated financial statements in accordance with the IFRS (International Financial Reporting Standards), which complies with the criteria established in Clause 8 of the Guidelines for Preparation and Submission of Aggregate Reporting Statements, as approved by the Order of the RF Ministry of Finance No. 112 dated 30.12.1996.

Consolidated financial statements of the Group drawn up in compliance with IFRS, for years 2009, 2010, and 2011 are provided in Appendix No. 2 correspondingly to the current Prospectus.

Consolidated financial statement of the Group drawn up in compliance with IFRS for year 2009 and attached to the current Prospectus, includes:

Independent Auditor’s Opinion;

Consolidated Report on Financial Status as of December 31, 2009

Consolidated Profit and Loss Statement for the years ended on December 31, 2009;

Consolidated Report on the Total Income for the years ended on December 31, 2009;

Consolidated Cash Flow Statement for the year ended on December 31, 2009;

Consolidated Change in Equity Statement for the year ended on December 31, 2009;

Notes to the Consolidated Financial Statements for the year ended on December 31, 2009.

In 2011 the Issuer purchased enterprises from the Parties under common control, which were reflected in consolidated financial statements of the Issuer drawn up in compliance with IFRS for year 2011, as subsidiaries. Effect of these purchases on the assets, liabilities and minority shareholding in the Report on Financial Status of the Issuer as of December 31, 2009 is disclosed in Appendix No. 3, Brief Summary of Main Provisions of Accounting Policy – Purchase of Subsidiary Companies from Enterprises under Common Control to consolidated financial statements of the Issuer drawn up in compliance with IFRS for year 2011. We also would like to point out that for the purposes of this Prospectus no retroactive adjustments of consolidated financial statements of the Issuer drawn up in compliance with IFRS for year 2009 were performed due to absence of regulatory requirements in compliance with the Legislature of the Russian Federation on securities markets.

Consolidated financial statement of the Group drawn up in compliance with IFRS for year 2010 and attached to the current Prospectus, includes:

Independent Auditor’s Opinion;

Consolidated Report on Financial Status as of December 31, 2010;

Consolidated Profit and Loss Statement for the years ended on December 31, 2010;

Consolidated Report on the Total Income for the years ended on December 31, 2010;

Consolidated Cash Flow Statement for the year ended on December 31, 2010;

Consolidated Change in Equity Statement for the year ended on December 31, 2010;

Notes to the Consolidated Financial Statements for the year ended on December 31, 2010.

In 2011 the Issuer purchased enterprises from the Parties under common control, which were reflected in consolidated financial statements of the Issuer drawn up in compliance with IFRS for year 2011, as subsidiaries. Effect of these purchases is disclosed in Appendix No. 3, Brief Summary of Main Provisions of Accounting Policy – Purchase of Subsidiary Companies from Enterprises under Common Control to consolidated financial statements of the Issuer drawn up in compliance with IFRS for year 2011. The Issuer also introduced changes to like data for year 2010 in the above mentioned statements. We also would like to point out that for the purposes of this Prospectus no retroactive adjustments of consolidated financial statements of the Issuer drawn up in compliance with IFRS for year 2010 were performed due to absence of regulatory requirements in compliance with the Legislature of the Russian Federation on securities markets.

Consolidated financial statement of the Group drawn up in compliance with IFRS for year 2011 and attached to the current Prospectus, includes:

Independent Auditor’s Opinion;

Consolidated Report on Financial Status as of December 31, 2011;

Consolidated Profit and Loss Statement for the year ended on December 31, 2011;

Consolidated Report on the Total Income for the year ended on December 31, 2011;

Consolidated Cash Flow Statement for the year ended on December 31, 2011;

Consolidated Change in Equity Statement for the year ended on December 31, 2011;

Notes to the Consolidated Financial Statements for the year ended on December 31, 2011.

In addition to the current Prospectus please find attached the Abbreviated Consolidated Intermediate Financial Information (not been audited) prepared in compliance with IFRS, and the Auditor’s Opinion on the Results of Review Engagement over the six months period ended on June 30, 2012. (Appendix No. 2)

8.4. Information on the Issuer’s Accounting Policy

Major provisions of the Issuer’s accounting policy established solely by the Issuer in compliance with the Accounting Legislation of the Russian Federation and approved by the order or the instruction of the person responsible for Issuer’s accounting status and administration.

Accounting policy for years 2009, 2010, 2011 and 2012 is provided in Appendix No. 3 to the current Prospectus.

8.5. Information on the Total Amount of Exports and on the Exports Share in Total Sales

The Issuer does not export products (goods, works, services).

8.6. Information on Significant Changes Having Taken Place within Issuer’s Property after the Date of the End of the Most Recently Lapsed Financial Year

No significant changes to the property composition have taken place.

8.7. Information on the Issuer’s Involvement in Litigations if such Involvement may have a Material Effect on the Issuer’s Financial and Business Performance

There are no court proceedings involvement which in 3 year period preceding the date of approval of the Prospectus may have a significant impact of financial and operating performance of the Company.

IX. Detailed Information on the Procedure and Terms for Placement of Equity Securities

9.1. Information on the Placed Securities

9.1.1. General

Class of the placed security: shares

Category of shares: ordinary

The par value of each placed security: 1 (One) rouble

Number of actually placed securities: 110,000,000,000 (One hundred and ten billion) shares

The amount of securities placed at the par value: 110,000,000,000 (One hundred and ten billion) roubles

Form of actually placed securities: registered, uncertified

Information about the person who maintains the register of holders of the Issuer’s registered securities is disclosed in clause 10.6 of the Prospectus

The placed Shares are not bearer securities with mandatory centralised storage

Rights conferred by each security of the issue:

In accordance with clause 6.2 of JSC RusHydro Articles of Association (hereinafter – the Issuer, the Company):

“Each ordinary registered share of the Company provides its holder with equal scope of rights.

The shareholders that own ordinary registered shares of the Company have the right to:

1) participate in the General meeting of shareholders of the Company personally or by means of his or her representatives with voting right on all the issues within his or her competence;

2) make proposals on the items of agenda for the General meeting of shareholders in accordance with the legislation of the Russian Federation and these Articles of Association;

3) receive information on the activities of the Company and examine the documents of the Company in accordance with Article 91 of the Federal Law “On Joint Stock Companies”;

4) receive dividends declared by the Company;

5) to have a preemptive right to acquire additional shares placed by way of subscription and acquire equity securities converted into shares in a number proportional to the number of shares of this category (type) owned by them;

6) receive a part of the Company’s assets in case of its liquidation;

7) exercise other rights stipulated by the Russian Law and these Articles of Association.”

The Articles of Association do not stipulate the maximum permissible number of votes owned by one shareholder.

Method of securities placement:

open subscription

Securities placement procedure:

Shares are placed by way of concluding agreements on acquisition of securities being placed (hereinafter referred to as the Shares subscription agreement).

Shares are placed to the persons exercising their preemptive right to acquire the shares being placed in accordance with the procedure outlined in clause 8.5 of the Resolutions on additional issue of Shares.

Shall be effective before the expiry date of this pre-emptive right to acquire the Shares being placed according to clause 8.5 of the Resolutions on additional issue of Shares, the Share placing are not allowed otherwise than by exercising the abovementioned pre-emptive right.

For the purposes of concluding these Share subscription agreements beyond the pre-emptive right exercise the Issuer at any time after summarizing the results of pre-emptive right exercise and within 45 (Forty five) days before the closing date of the 365-day period from the date of state registration of this additional issue may publish an invitation to an undefined circle of people to make proposals (offers) on acquisition of securities placed in Interfax news line or on the Internet web pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The term for submitting the offers to acquire securities being placed (hereinafter referred to as the Offers):

The Shares will be placed by involving a professional member of the securities market (a Broker), providing the Issuer with services associated with share placing under a fee-based contract concluded with this Broker. Such a person shall be any of the Brokers specified below. No later than the beginning of the period during which the offers for share acquisition may be made the Issuer will disclose the information on the Broker who will be involved to render services associated with share placing in the Interfax news line and on the Internet website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The Issuer shall provide the Broker with a list of its interested parties before the Opening date of share placing.

These offers can be sent to the Issuer or to the Broker within 15 (Fifteen) days from the date of posting an Invitation to make offers (hereinafter this period is referred to as the Offer Collection Period). At the same time, the Issuer at its discretion reserves the right to prolong the Offer Collection Period for an unlimited number of times and provided that the date of the said Offer Collection Period expiry is 30 (Thirty) days before the end of a 365-day period from the date of state registration of this additional share issue.

In case the Issuer makes a decision to prolong the Offer Collection Period, the Issuer is obliged to publish the corresponding announcement about the prolongation of this Offer Collection Period in the Interfax news line and on the Internet website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 not later than 5 (Five) days before the published date of the Offer Collection Period is over.

A prospective subscriber of the Shares being placed (hereinafter referred to as the Subscriber) may submit an Offer any day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the following address:

• 127006, Moscow, Malaya Dmitrovka Str., 7, JSC RusHydro.

or the Broker’s address that the Issuer shall disclose simultaneously with a notice on the Broker’s involvement.

Each Offer shall include the following information:

• title: “Offer to acquire shares of JSC RusHydro”;

• full Company name / surname, first name, patronymic of the Subscriber;

• Subscriber’s taxpayer identification number (if any);

• Subscriber’s place of residence (registered address);

• for individual persons: passport particulars (date and place of birth, series, number and issue date (or other ID document), name of the issuing authority, passport valid period (if applicable));

• for legal entities: Information on registration of a legal entity (including that for Russian legal corporate entities – information on state registration of a legal entity / listing in the Uniform State Register of Legal Entities (date, registering body, number of the corresponding certificate));

• consent of a person, providing an offer to acquire Shares to the amount specified in the Offer and at the price of Shares placement in the order, stipulated by the Resolution on additional issue of Shares;

• quantity of Shares to be acquired which can be shown as:

a) the exact quantity of Shares presented numerically, that the Subscriber undertakes to purchase;

b) the minimum quantity of Shares that the Subscriber undertakes to purchase. Indication of the minimum quantity shall be deemed to be an offer of the Subscriber submitting an Offer to purchase any number of Shares to be issued, but not less than the specified minimum quantity;

c) the maximum quantity of Shares that the Subscriber undertakes to purchase. Indication of maximum quantity shall be deemed to be an offer of the Subscriber, submitting an Offer to purchase any number of Shares, but not more than the specified maximum quantity;

d) the minimum and the maximum quantity of Shares that the Subscriber undertakes to purchase. Indication of the minimum and maximum quantities shall be deemed to be an offer of the person submitting an Offer to purchase any number of Shares, not less than the specified minimum quantity and not more than the specified maximum quantity;

• method of payment for shares being placed: Monetary assets, non-monetary assets or monetary assets and non-monetary assets at the same time (hereinafter ordinary certified Shares of the issuers specified in clause 8.6 of the Resolutions on additional issue of Shares shall be understood as non-monetary assets used in return for the Shares);

• in case of non-monetary payment for Shares the following information shall be indicated:

a) class, category (type), form, nominal value, number, state registration number of securities issue to be transferred to pay for the Shares, name of such securities issuer, estimated cost of such securities in the Subscriber’s opinion;

b) on each object of non-monetary assets – indication of the estimated monetary value in the Subscriber’s opinion at which the Subscriber undertakes to make payment for the Shares being placed, provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets, specified by the Subscriber in their Offer. The Subscriber may specify a monetary value in RUB, using one of the following ways:

i) the exact value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares;

ii) the minimum value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Specification of the minimum value means an offer of the Subscriber who submitted the Offer to deposit non-monetary assets as payment for the Shares at a monetary value not less than the value, specified by the Subscriber;

iii) the maximum value at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Indication of the maximum value means an offer of the Subscriber who submitted the Offer to deposit non-monetary assets as payment for the shares at a monetary value not more than the value, specified by the Subscriber;

iiii) the minimum and maximum values at which the Subscriber undertakes to deposit non-monetary assets as payment for the Shares. Indication of the minimum and maximum values means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment for the Shares at any monetary value, but not less than minimum value, specified by the Subscriber, and not more than maximum value, specified by the Subscriber;

c) the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay for the Shares with monetary assets if the monetary value of non-monetary assets (property) estimated according to the prescribed procedure by the Issuer’s Board of Directors does not correspond to the monetary value, specified by the Subscriber in its Offer;

d) the Subscriber’s obligation to transfer to the Issuer non-monetary assets, that are free of any third parties’ rights and shall neither be encumbered with any obligations nor be subject of any dispute or arrest, as payment for the Shares to be acquired;

e) personal account details in the register of holders of joint-stock company’s securities specified in clause 8.6 of the Resolution on additional issue of shares whose securities are transferred to pay for the Shares (depositary account details of the Subscriber’s ultimate nominee holder with indication of all necessary account details for transfer to it of these securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Subscriber is returned in accordance with the procedure specified in clause 8.6 of the Resolution on additional issue of Shares;

• number of the Subscriber’s personal account in the Register of Holders of Issuer’s Registered Securities to transfer the Shares to be purchased to such an account. If the shares are to be credited to a nominee’s account in the Register of Holders of Registered Securities of the Issuer – a full name of the depository (hereinafter referred to as the First Level Depository), information on state registration of this depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and the depository enlisting in the EGRUL (Unified State Register of Legal Entities)), Subscriber’s depositary account number, number and date of the depositary agreement between this depository and the Subscriber. When the Subscriber’s depositary account is maintained by a nominee holder who in its turn is a depositor of the First Level Depositary then the Offer shall contain the following data: full corporate name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and enlisting the depository in the EGRUL), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber (in respect of the securities being placed), full company name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Subscriber has the depository account (in respect of the securities being placed);

• bank details of the Subscriber for return of monetary assets;

• contact information (postal address, fax number with city code, e-mail address) for the purposes of forwarding the reply on the Offer acceptance (acceptance).

• date of signing the Offer.

The Offer shall be signed by the Subscriber (or its authorized representative with the attached original or copy of the duly executed power of attorney or another instrument confirming the powers of this representative, certified by a notary) and, for legal entities, contain an impress of a seal (if any).

If the Offer is made in a foreign language then this Offer shall mandatorily be accompanied by translation of the Offer text to the Russian language and the translator’s signature shall be certified by a notary in the order provided for by legislation of the Russian Federation. The requirement for a mandatory translation of the text contained in the Offer made in a foreign language shall not be applicable in those cases when this Offer is made in two or more languages, one of which is Russian and when the Russian language used to draw up this Offer prevails over other languages used to draw up the Offer with a clear specification of this Fact in the Offer.

The Offer shall have the following as attachments:

• for legal entities – notarized copies of constituent documents and documents confirming the powers of a person entitled to act on behalf of the legal entity without power of attorney;

• in case of payment with non-monetary assets – an extract (statement) from the register of holders of securities of the corresponding issuer (Subscriber’s depositary account) drawn up not later than 10 days before the Offer is submitted and containing the following data: Amount of other issuers’ securities (non-monetary assets) transferred as payment for the Shares and owned by the Subscriber, information on essential encumbrances in relation to these securities (non-monetary assets) or absence of such encumbrances.

The Offer can be accompanied by financial guarantees securing the fulfillment of Offer maker’s obligations to pay for the Shares if his / her Offer is accepted by the Issuer.

If according to the requirements of the Russian Federation law the Shares are acquired in the quantity stipulated in the Offer by the person who submitted the Offer with the prior consent of the antimonopoly body, the person who submitted the Offer shall attach a copy of the corresponding antimonopoly body’s consent to the Offer.

If, according to the Subscriber’s law requirements, the Subscriber acquires the shares in the quantity stipulated in the Offer with the prior approval of a competent executive body of the Subscriber (Board of Directors / Supervisory Board, General shareholders’ meeting / General participants’ meeting, another management body pursuant to charter documents of the Subscriber), such person who submitted the Offer shall attach a copy of the appropriate resolution drawn up in the Russian language on approval of the transaction related to the acquisition of Shares being placed. If the abovementioned resolution is drawn up in a foreign language then this resolution shall mandatorily be accompanied with translation of the text contained in this resolution to the Russian language, and the translator’s signature shall be certified by a notary in the order provided for by legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the resolution on approval of a transaction to acquire the Shares drawn up in a foreign language shall not be applicable in those cases when this Offer is made in two or more languages, one of which is Russian and when the Russian language used to draw up this resolution prevails over other languages used to draw up the resolution with a clear specification of this Fact in the resolution.

If the Offers is signed by the Subscriber’s authorized representative then this Offer shall be accompanied with an original or a conformed copy of the power of attorney executed in accordance with Article 185 of the Civil Code of the Russian Federation, in case this power of attorney is drawn up in a foreign language then it is required to attach a translation of the text contained in this power of attorney to the Russian language, a translator’s signature shall be certified by a notary according to the procedure provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the power of attorney made in a foreign language shall not be applicable in those cases when this power of attorney is made in two or more languages, one of which is Russian and when the Russian language used to draw up this power of attorney prevails over other languages used to draw up the power of attorney with a clear specification of this fact in the power of attorney.

The Issuer shall reject the Offers if they do not meet the requirements of the Russian Federation law and (or) the Resolution on additional issue of Shares.

The Share Subscribers shall on their own be responsible for the accuracy, completeness and relevance of information specified in their Offers in accordance with applicable legislation of the Russian Federation.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of received offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers to acquire the Shares being placed submitted by the prospective Subscribers shall be accepted by the Issuer at its sole discretion.

On the basis of the Issuer’s Register and the Broker’s Register data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer forwards a notice of acceptance (the Acceptance) of the Offer to the Subscribers chosen by the Issuer at its discretion among the Subscribers who submitted the Offers and meet the requirements stipulated in clause 8.3 of the Resolutions on additional issue of Shares. Such a notice shall contain the quantity of the Shares subject to placement to the Subscriber who submitted the Offer.

The Issuer shall make a decision on acceptance of an Offer (acceptance) within 3 (Three) days from the closing date of the Offer Collection Period (hereinafter referred to as the Acceptance Period).

The notice of the satisfaction of the Offer (acceptance) shall be delivered to the Subscriber in person or to its authorized representative or sent to the postal address and (or) by fax and (or) email address as specified in the Offer not later than 2 (Two) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

In accordance with part 2 of Article 438 of the Civil Code of the Russian Federation the Issuer’s silence does not mean that the Offer is accepted.

The Issuer shall be entitled to make a decision on the Offer acceptance only for such a number of Shares which at the time of making the decision on the Offer acceptance are unplaced and not subject to placement to any other person or the same Subscriber, based on the Offer that was accepted by the Issuer earlier.

A Shares subscription agreement shall be deemed effective as soon as the Subscriber (Subscriber’s authorized representative who submitted the Offer) who submitted the Offer receives the Issuer’s notice of satisfaction of the Offer (acceptance). The written form of this agreement is deemed effective.

By agreement of the Subscriber and the Issuer a Subscription agreement may be executed as a single document signed by the parties in a number of copies as agreed by the parties.

The Subscriber shall have the right to arrive for execution of a Subscription agreement any day from 10:00 a.m. till 5:00 p.m. (Moscow time), except for Saturday, Sunday and public holidays, at the address: Russian Federation, Moscow, Malaya Dmitrovka Str., 7, JSC RusHydro. The agreement shall be executed at the same time or upon the Subscriber’s receipt of the Offer acceptance.

The subscriber that receives the Issuer’s notice of acceptance shall pay the full price of the purchased shares within 10 (Ten) days of the closing date of the Acceptance Circulation Period.

An obligation to pay for the Shares shall be deemed executed from the moment of crediting monetary assets to the Issuer’s current account and (or) transfer of non-monetary assets into the Issuer’s ownership according to the procedure specified in clause in 8.6 of the Resolutions on additional issue of securities.

The Subscribers shall pay for the Shares in full within a period set forth in the Resolution on Additional issue of Shares and Subscription agreements and prior to making credit entries to the Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or that of the First level depositary designated by a Subscriber). In this case, these credit entries in the Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or that of the First level depositary designated by a Subscriber) shall not be made before the Placement Opening Date and after the Placement Closing Date of supplementary shares.

If the total value of monetary assets credited by the Subscriber as payment for the Shares exceeds the value of purchased shares, the Issuer, not later than 60 (Sixty) days from the closing date of Share placing specified in clause 8.2 of the Resolution on additional issue of the Shares, shall return to the Subscriber the monetary assets exceeding the cost of placed shares and that the Issuer received as payment for the Shares to the bank accounts specified in the Statement, if they are unavailable - to the bank accounts specified in the Applicant’s statement on return of monetary assets.

With non-monetary payment for the shares, when the total value of non-monetary assets transferred by the Subscriber as payment for supplementary Shares exceeds the total value of acquired shares, the Issuer shall return the difference between the value of non-monetary assets transferred as payment for supplementary shares and the value of supplementary shares paid for by the Subscriber (hereinafter referred to as the overpayment balance) in accordance with the procedure specified in clause 8.6 of the Resolution on additional issue of Shares.

In the event that the Subscriber fails to execute its obligation to pay for the shares being purchased in full or pays partially within the specified period, the Issuer shall have the right to refuse to execute its counter-obligation to transfer the Shares to the Subscriber.

In case of partial execution of the Subscriber’s obligation to pay for the Shares being purchased, the Issuer shall have the right to execute its counter-obligation to transfer the shares to the Subscriber pro rata the number of the Shares paid for by the Subscriber.

In case of partial execution of the Subscriber’s obligation to pay for the shares or complete refusal of the Issuer to execute its counter-obligation to transfer the Shares, if the Subscriber has not paid for the Shares within the periods specified above, monetary assets and (or) non-monetary assets received as partial execution of the obligation to pay for the Shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (Sixty) days from the Share Placing Closing Date.

The Issuer shall have the right not to send a notice of their refusal to execute the counter-obligation to transfer the Shares (all or those unpaid by the Subscriber, respectively) to the Subscriber, however, the Issuer may solely at their discretion and for the purposes of informing the Subscriber send such a notice to the Subscriber in person or through their authorized representative or send such a notice to the postal address and / or by fax and / or e-mail specified in the Offer.

The Issuer’s obligation to transfer the Shares being placed to the Subscriber shall be deemed executed from the moment of making a credit entry to the personal account of the Subscriber or the First level depositary designated in the Subscriber’s Offer with regard to the respective number of the securities being placed.

Shares subscription Agreements can be entered by way of documents exchange (Offer and acceptance) via postal service and in this case the Subscriber will be identified by their contact information and details indicated in the Offer. The following details shall be contained in the Issuer’s notice of acceptance of the Offer (acceptance) and they shall be used for the identification of the Issuer:

• the Issuer’s full or abbreviated corporate name;

• the Issuer’s seal;

• signature of the Issuer’s authorized officer.

Shares subscription Agreements stipulate a possibility for the Issuer to send the Subscriber acceptances via facsimile (an acceptance fax copy can be sent to the fax number indicated in the Offer) or via e-mail (a scanned acceptance image can be sent to the e-mail address indicated in the Offer). In this case, besides the main acceptance details, an additional identification of the Issuer shall be the Issuer’s e-mail (ZavalkoMV@gidroogk.ru) or the Issuer’s fax number that was used for sending the relevant acceptance (+7 (495) 225 37 37).

Other conditions of the document exchange: none.

Amendments to and / or termination of subscription agreements shall be effected on the grounds and pursuant to the procedure stipulated by Chapter 29 of the Civil Code of the Russian Federation.

Shares are placed to the persons exercising their pre-emptive right to acquire the shares being placed in accordance with the procedure outlined in clause 8.5 of the Resolutions on additional issue of Shares.

Shall be effective before the expiry date of this pre-emptive right to acquire the Shares being placed according to clause 8.5 of the Resolutions on additional issue of Shares, the Shares shall not be placed otherwise than by exercising the abovementioned pre-emptive right.

The securities are registered ones and the register of their holders is maintained by the registrar.

A person in whose favor the Issuer issues an instrument of transfer being the ground for making a credit entry in the personal account or depositary account of the first subscriber (registrar, depositary, first subscriber), as well as other essential conditions for issuing an instrument of transfer:

No later than 3 (Three) days from the closing date for share payment specified in clauses 8.3 and 8.6 of the Resolutions on additional issue of Shares provided that the Subscriber pays for the Shares being placed in accordance with the procedure stipulated in clause 8.6. Resolutions on additional issue of Shares and no later than 3 (Three) days prior to the closing date of share placing, the Issuer shall be obliged to deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) an instrument of transfer authorizing the making of a credit entry in the personal account of the Subscriber or the First level depositary holder specified by the Subscriber in its Offer.

Within 3 (Three) days from receiving the instrument of transfer and prior to the Closing Date of share placing the registrar shall write off from the Issuer’s account such a number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or the nominee holder designated by the Subscriber in the Offer.

The Shares shall be considered to be placed from the date when the Shares are registered in the register of shareholders – holders of securities of the Issuer in the name of the Subscriber on their personal account or the Fist level depositary designated by the Subscriber in its Offer.

Placing a certain number of Shares while exercising the pre-emptive right to acquire the Shares being placed (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right to acquire these Shares) is intended to be carried out, in particular, outside the Russian Federation by means of placement of appropriate foreign securities certifying the rights relating to the Shares in accordance with foreign laws.

No placement of the Shares of this additional release to other subscribers (other than by exercising of the pre-emptive right to acquire the shares placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

The placement of securities shall be conducted with granting the pre-emptive right to acquire securities.

No securities shall be placed through subscription by tender.

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full corporate name: Open Joint-Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated name: JSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka Str., 10, bldg 2

Broker’s license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated name: JSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova Str., 19

Broker’s license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Financial Corporation OTKRYTIE

Abbreviated name: JSC Financial Corporation OTKRYTIE

Location: 105064, Moscow, Yakovoapostolsky Lane, 12, b. 1

Broker’s license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Main functions of this entity: No later than the beginning of the period during which the offers for share acquisition s may be made the Issuer will disclose the information on the Broker who will be involved to render services associated with Share placing in the Interfax news line and on the Internet website www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The main functions of the Broker as part of services rendering to the Issuer related to Share placing include receiving and registration of the Offers and sending the notices on the Offers acceptance on behalf of the Issuer to the persons and entities, selected by the Issuer at its sole discretion out of all the persons and entities that have submitted the Offers.

obligation of such a person to acquire securities which have not been placed in time, and if this obligation is in place – the number (a procedure to determine the number) of the securities that have not been placed in time and which shall be acquired by the said person or entity, and the period (procedure for period determination) within which the said person shall purchase such quantity of securities: The Broker shall not have an obligation to purchase the Shares that have not been placed within a certain period.

obligations of such a person to maintain the prices for securities being placed at a certain level during a certain period after completion of their placing (stabilization), including the obligations associated with providing market making services and if such an obligation is enforced – also the period (a procedure for determining such a period) during which the said person shall stabilize or provide services of a market maker: The Broker shall bear no responsibility relating to maintaining the prices for the Shares being placed at a certain level during a certain period after completing the share placing (stabilization), including the responsibilities associated with providing services of a market maker.

the right of such a person to acquire an additional quantity of the Issuer’s securities out of the Issuer’s placed (outstanding) securities of the same type and category (type) as the securities being placed, which may be exercised or not exercised depending on the results of securities placement, and if such a right is enforced – an additional quantity (a procedure for determining the quantity) of the securities which may be purchased by such a person and a period (procedure for determining the period) during which this person can exercise the right to acquire an additional quantity of securities: The Broker shall not have the right to purchase an additional number of securities of the Issuer out of the placed (outstanding) securities of the Issuer of the same class and type as the securities being placed, which may be enforced or not enforced depending on the Share placing result.

the amount of a fee payable to a person or an entity rendering services associated with placement and / or arrangement of security placement, and if such a fee (part of the fee) is paid to the said person or entity for rendering services related to maintaining the prices of securities being placed at a certain level during a certain period after completing their placement (stabilization), including services of a market maker – amount of such a fee as well: A contract with the Broker shall be concluded after the state registration of the Shares issue, but not later than commencement of the period for submitting the Offers to purchase the Shares. The amount of the Broker’s fee shall be specified in its contract and may depend on the results of Share placing provided that the amount of such a fee shall not exceed 1,000,000 (One million) roubles.

Previously placed (outstanding) Shares of the Issuer of the same class and type as the securities placed are not intended to be placed for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of placement of respective foreign securities.

In accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for the state defense and security.

Concluding agreements on alienation of Issuer’s securities to the initial holders during their placement does not require prior approval of such agreements in accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

The placement opening date shall be determined as follows:

The opening of placement the Issuer’s Shares is the date of posting the announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper according to the procedure outlined in clause 8.5 of this Resolution on additional issue of Shares. If this announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional release of securities by the Issuer, then the opening date of placing the securities shall be the 15th day from the date of disclosing the information on state registration of additional release of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

The closing date of placing the securities shall be determined as follows:

The 30th day from the closing date of the Offer collection period (the timeframe of this offer collection period is specified in clause 8.3 of the Resolution on additional issue of Shares) but not later than 365 (Three hundred sixty five) days from the date of state registration of this additional issue of Shares.

The term of securities placing shall be determined by way of indicating the dates on which any information on securities issue is disclosed.

This information shall be disclosed as follows:

If this announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, then the opening date of securities placing shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

An essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities” shall be published by the Issuer within the following timeline from the date of disclosure in respect of the state registration of the additional issue of the Issuer’s Shares on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of Shares by post, fax or electronic communication, delivery by hand whichever is earlier:

• in the news line of the authorized information agency Interfax (hereinafter referred to as the Interfax news line) – not later than 1 (One) day;

• on the Issuer’s pages in the Internet http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (Two) days.

the Issuer’ management body that approved the resolution on the additional issue of securities and the prospectus thereof, as well as the date (dates) of adopting the resolution on approval of each of the indicated documents, the date (dates) of making and number (numbers) of minutes of the meeting (sitting) of the Issuer’s management body where the resolution was adopted: Resolutions on issue of Shares and the Prospectus were approved of by the Board of Directors on the 22nd of November, 2012, Minutes No. 166 dated November 23, 2012.

in case the resolution on issue (additional issue) of securities establishes a share of securities, which invalidates the issue of the securities (additional issue) if such a share is unplaced, the size of such a share shall be: Such a share was not defined

9.1.2. Additional Information on the Placed Bonds

The placed Shares are not bonds.

9.1.3. Additional Information on Convertible Securities

The placed Shares are not convertible securities.

9.1.4. Additional Information on the Issuer’s Placed Options

The placed Shares are not Issuer’s options.

9.1.5. Additional Information on the Placed Bonds Secured by Mortgage

The placed Shares are not bonds.

9.1.5.1. Information on a specialized depositary maintaining the mortgage register

The placed Shares are not bonds secured by mortgage.

9.1.5.2. Information on issue of bonds whose liabilities are satisfied (may be satisfied) by pledge secured by this mortgage

The placed Shares are not bonds secured by mortgage.

9.1.5.3. Information on insurance of responsibility risk to holders of bonds secured by mortgage

The placed Shares are not bonds secured by mortgage.

9.1.5.4. Information on the primary servicer authorized to receive satisfaction from debtors to whom requirements secured by mortgage comprise the mortgage for securing bonds

The placed Shares are not bonds secured by mortgage.

9.1.5.5. Information on composition, structure and amount of mortgage

The placed Shares are not bonds secured by mortgage.

9.1.6. Additional Information on the Placed Russian Depositary Receipts

The placed Shares are not Russian depository receipts.

9.1.6.1. Additional information on represented Securities, title to which is certified by Russian depositary receipts

The placed Shares are not Russian depository receipts.

9.1.6.2. Information on the Issuer of represented Securities, title to which is certified by Russian depositary receipts

The placed Shares are not Russian depository receipts.

9.2. Offering Price (Procedure for Determination of the Offering Price)

Price (prices) or procedure for determination of price for each placed security:

The price at which the Shares are placed (including the persons specified in the list of persons having the pre-emptive right to acquire the Shares being placed) shall be determined by the Company’s Board of Directors in accordance with Articles 36, 77 of the Federal Law “On Joint-Stock Companies” before the Placement Opening Date.

The notice of the Shares offering price (procedure for price determination) shall be published by the Issuer in the Interfax news line and on the Internet website within the following timeline prior to the Shares placement opening date:

• in the Interfax news line within 1 day from the moment of adopting a resolution on determination of the Shares offering price, but no later than the opening date of the Share offering;

• on the Internet website pages www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 within 2 days from the moment of adopting a resolution on determination of the Shares offering price, but not later than the opening date of the Share placing.

9.3. Existence of Preemptive Rights to Acquisition of the Placed Equity Securities

The list of holders of the pre-emptive rights to acquire securities being placed is prepared as of: October 11, 2012

A number of persons entitled to exercise the preemptive right to acquire the placed securities is: 359,642

Notice on exercisability of the pre-emptive right for Shares acquisition being placed shall be given as follows:

Notice on exercisability of the pre-emptive right to purchase the placed Shares (hereinafter referred to as the Notice of the pre-emptive right) shall be given upon the state registration of this additional issue of Shares, but not later than 235 days from the Shares Placement Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices on the General Meeting of the Issuer’s Shareholders.

Pursuant to clause 10.11 of Article 10 of the Articles of Association of the Issuer, the notice on the General Meeting of Shareholders shall be published by the Issuer in the Rossiyskaya Gazeta newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of Shares, and not later than the Shares Placement Opening Date, the Issuer shall publish the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper and shall post the Notice of the preemptive right on www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 web pages on the Internet.

The notice of the pre-emptive right shall be additionally published in the Interfax news line within 5 days after complete execution of the duties related to the Notice of the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publication of the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper as well as posting the Notice on the pre-emptive right on www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 web pages on the Internet.

Notice of the pre-emptive right shall specify the number of the additional Shares being placed, offering price, procedure for determining the number of securities that each person who is entitled to exercise the pre-emptive right for acquisition may purchase, procedure for submission of applications by such persons to the company and the term for transfer of such applications to the Issuer (hereinafter referred to as the Term of the pre-emptive right).

Procedure for exercising the pre-emptive right for acquisition of the placed securities: Pursuant to Articles 40, 41 of the Federal Law “On Joint-Stock Companies” the shareholders of the Issuer, the holders of ordinary shares entitled to attend the extraordinary General shareholders’ meeting of the Company held on November 16, 2012 that passed the Resolution on Increasing the registered capital of the Company, have the preemptive right to purchase additional shares of the Issuer pro rata the amount of ordinary shares of the Issuer held by them.

Placing a certain number of Shares while exercising the pre-emptive right to acquire the Shares being placed (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right to acquire these Shares) is intended to be performed, in particular, outside the Russian Federation by means of placing appropriate foreign securities certifying the rights relating to the Shares in accordance with foreign laws.

In exercising the preemptive right to purchase the Shares being placed by persons entitled to such a preemptive right, Shares Subscription agreements are made, including agreements to purchase securities of a foreign issuer placed under foreign laws and certifying the rights in respect of the Shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As the issue of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be placed outside the Russian Federation and no such receipts may or will be placed by the Issuer or publicly traded on the territory of the Russian Federation. Placement of Shares by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purpose of Depository Receipts issue by the Depository Bank.

Placement of Shares by means of issuance of Depository Receipts shall only be possible if the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issue and subsequent trade in Shares of this additional issue outside the Russian Federation.

Issuer’s shares placing by means of foreign securities placing shall be deemed crediting of shares of the Issuer to the personal account (depository account, another account stipulated by the Russian Federal Law on Securities Market) of the Depository Bank which under relevant foreign laws is the issuer of respective Depository Receipts.

Shares placing to persons entitled to exercise the pre-emptive right for acquisition of Shares being placed shall be carried out on the grounds of written applications for acquisition of Shares being placed (hereinafter referred to as Applications or Application in singular) submitted by such persons (hereinafter referred to as Applicants or Applicant in singular).

The persons that are entitled to exercise the pre-emptive right for acquisition of Shares being placed have the right to exercise their pre-emptive right in full or in part in a number proportional to the number of ordinary registered Issuer’s Shares owned by them.

An Applicant may exercise its pre-emptive right in full or in part by means of submitting an Application to the Issuer.

The Application shall include the following data:

• the title “Application for purchase of JSC RusHydro Shares in the exercise of the preemptive right”;

• name, patronymic, surname (full corporate name) of the person entitled to exercise the pre-emptive right for acquisition of Shares being placed;

• place of residence (location) of the person entitled to exercise the pre-emptive right for acquisition of Shares being placed;

• for individual persons—passport particulars (date and place of birth, series, number and issue date, name of the issuing authority);

• for legal entities – data of the state registration of a legal entity (including, for Russian legal entities – information on state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number));

• number of acquired Shares being placed;

• reference to the document attached to the Application confirming the Applicant’s payment for the Shares being placed.

It is recommended that the Application includes the following data:

• taxpayer identification number of the person entitled to exercise the pre-emptive right for acquisition of securities being placed (if any);

• method of payment for Shares (monetary assets, non-monetary assets or monetary assets and non-monetary assets combined), in case the Shares are paid for in a non-monetary way the following information shall be provided:

a) class, category (type), form, par value, number, state registration number of securities issue to be transferred to pay for the Shares, name of such securities issuer, estimated cost of such securities in the Applicant’s opinion;

b) for each object of non-monetary assets – indication of the estimated monetary value in the Subscriber’s opinion at which the Applicant undertakes to make payment for the Shares being placed, provided that the estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets, specified by the Applicant in its Application. The Applicant may specify monetary value in roubles of the Russian Federation;

c) personal account details in the register of the joint-stock company securities holders, specified in clause 8.6 of the Resolution on additional issue of shares, whose securities are transferred to pay for the Shares (depositary account details of the Applicant’s ultimate nominee holder with indication of all required account details for transfer of such securities) in case the difference between the value of non-monetary assets deposited to pay for the Shares and the value of Shares paid for by the Applicant is returned in accordance with the procedure specified in clause 8.6 of the Resolution on additional issue of Shares;

• the number of the Applicant’s personal account in the register of personal securities holders of the Issuer for transfer of the Shares being acquired to this account. If the Shares shall be credited to a nominee’s account in the Register of Registered Securities Holders of the Issuer – a full corporate name of the depository (hereinafter also referred to as the First Level Depository), information on the state registration of this depositary (OGRN (Primary State Registration Number), name of the registration authority, date of the state registration and the depository enlisting in the EGRUL (Unified State Register of Legal Entities), Applicant’s depositary account number, number and date of the depositary agreement executed between this depository and the Applicant. In case the Applicant’s depository account is maintained by a nominee holder who in turn is a bailor of the First Level Depository, the Application shall include the full corporate name of the mentioned nominee holder, information on state registration of the indicated nominee holder (hereinafter also referred to as the Second Level Depository) (OGRN, name of the registration authority, date of the state registration and date of depository entering in the EGRUL), the Applicant’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant, the full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with whom the Applicant has the depository account);

• the Applicant’s bank details to be used in case of monetary assets return;

• contact details of the Applicant (postal address, phone and fax with the area code, e-mail) to inform the Applicant of a resolution on its Application.

The Application shall be accompanied with a document confirming payment for the Shares with monetary assets, and (or) documents, confirming transfer of securities used as payment for securities being placed to the depositary account of the Issuer (notice on transaction in the personal account and (or) depositary account), indicated in clause 8.6 of the Resolutions on additional issue of Shares.

The Issuer may determine a recommended form of the Application. In this case the Application form shall be posted on the Internet website www.rushydro.ru before the commencement of the Term of the preemptive right.

The Applicant shall pay for the Shares being acquired in accordance with procedure specified in clause 8.6 of the Resolutions on additional issue of Shares.

If the Applicant has an intention of paying for Shares with non-monetary assets, then within the Term of the preemptive right and no later than 20 (Twenty) days before the end of the Term of the preemptive right, in accordance with Article 77 of the Federal Law “On Joint Stock Companies” the Board of Directors of the Issuer determines the market value of property in return for Shares pursuant to procedure of exercising the pre-emptive right for acquisition of placed Shares.

No later than 5 (Five) days after a resolution of the Board of Directors on determination of the market value of property in return for Shares, the Issuer shall disclose the information on such a resolution in the Interfax news line and on the Internet website www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

In this connection, in case of payment for Shares in non-monetary assets, until the moment when the Board have determined the marker value of property in return for Shares, it is deemed that the Applicant confirmed their agreement with monetary evaluation of the non-monetary assets in return for Shares which will be subsequently defined the Board of Directors of the Issuer in accordance with Articles 34 and 77 of the Federal Law “On Joint Stock Companies”.

An Application shall be signed by the person entitled to exercise the pre-emptive right for acquisition of Shares being placed (or by its authorized representative subject to attachment of the original or certified copy of a duly executed power of attorney or any other document to confirm the authority of the representative) and bear the seal impress for legal persons (if any).

If the Application is drawn up in a foreign language then this Application shall mandatorily be accompanied with translation of the text contained in this resolution to the Russian language with the translator’s signature certified by a notary in the order provided for by legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the Application made in a foreign language shall not be applicable in cases when this Application is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Application prevails over other languages used to draw up the Application with a clear indication to this fact in the Application.

In case the Application is signed by the Applicant’s authorized representative, this Application shall be accompanied with the original or a conformed copy of the Power of Attorney, executed in accordance with Article 185 of the Civil Code of the Russian Federation, in case this Power of Attorney is drawn up in a foreign language, it is required to attach translation of the text contained in this Power of Attorney to the Russian language with the translator’s signature certified by a notary according to the procedure, provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the Power of Attorney made in a foreign language shall not be applicable in cases when this Power of Attorney is made in two or more languages, one of which is the Russian language, and when the Russian language used to draw up this Power of Attorney prevails over other languages used to draw up the Power of Attorney with a clear specification of this fact in the power of attorney.

If, according to the requirements of the Applicant’s legislation, the Applicant acquires the Shares in the quantity stipulated in the Application with the prior approval of a competent executive body of the Applicant (Board of Directors / Supervisory Board, General shareholders’ meeting / General participants’ meeting or another management body as per Applicant’s incorporation documents), the person who submitted the Application shall attach a copy of the appropriate resolution, drawn up in the Russian language on approval of the Shares acquisition transaction. If the abovementioned resolution is drawn up in a foreign language then this resolution shall mandatorily be accompanied with translation of the text contained in this resolution to the Russian language, and the translator’s signature shall be certified by a notary in the order, provided for by the legislation of the Russian Federation. The requirement for the mandatory translation of the text contained in the resolution on approval of a transaction to acquire the Shares drawn up in a foreign language shall not be applicable in those cases, when this offer is made in two or more languages, one of which is the Russian language and when the Russian language used to draw up this resolution prevails over other languages, used to draw up the resolution with a clear specification of this Fact in the resolution.

The Applicant shall be liable for the reliability of the information contained in the Application and its conformance to the information entered in the Issuer’s Register of Shareholders.

The applications shall be accepted every day, except for Saturday, Sunday and official holidays, from 10 a.m. till 5 p.m. (Moscow time), at the following address: 107014, Moscow, Stromynka Str., 4, b. 1, Limited Liability Company Depository and Corporate Technologies. Postal address for submission of Applications: 107014, Moscow, Stromynka Str., 4, b. 1, Limited Liability Company Depository and Corporate Technologies. Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33.

Applications shall be registered in the Applications register indicating the date of receipt for each Application.

The Issuer is entitled to deny the possibility to exercise the pre-emptive right by the person submitted the application in the following cases:

• the Application does not meet the requirements stipulated in clause 8.5 of the Resolution on additional issue of Shares;

• the Application makes it impossible to identify the person on whose behalf the Application has been submitted as a person entitled to exercise the pre-emptive right to purchase Shares being placed;

• the Application is received by the Issuer after the end of the Term of the pre-emptive right;

• the abovementioned documents confirming payment for the Shares are not attached to the Application.

In the event that the Issuer refuses to accept the Application, the monetary and(or) non-monetary assets received by the Issuer as payment for the shares, shall be refunded to the Applicant in non-cash form as per the bank details specified in the Application (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6 of the Resolution on the Additional Issue of Shares (in case of non-monetary payment) within 60 (Sixty) days after the expiration date of the Term of the pre-emptive right.

In the event that the number of Shares specified in the Application is less than the number of shares paid as provided in documents confirming payment for Shares being placed, the Issuer will allot the Applicant the counting number of shares specified in the Application. In case of monetary payment for the shares – the Issuer shall within 60 (Sixty) days after the expiration date of Term of the pre-emptive right return to the Applicant the amount of monetary assets in excess of the value of the shares being placed, number of which is specified in the Application, received by the Issuer as payment for the shares, using the bank details provided in the Application and if no bank details were provided in the Application then to the bank accounts specified in the Applicant’s statement on monetary assets return. In case of non-monetary payment for the shares – the Issuer shall, within 60 (Sixty) days after the expiration date of Term of the pre-emptive right, return the Applicant the difference between the value of property in return for the Shares and the value of the Shares specified by the Applicant for acquisition (an advance payment) according to the procedure specified in clause 8.6 of the Resolution on additional issue of Shares.

In the event that the number of Shares specified in the Application will be more than the number of Shares paid as provided in the instrument confirming payment of placed shares, the Applicant shall be deemed to have exercised its preemptive right to purchase Shares for the counting number of Shares paid.

In the event that the number of Shares specified in the Application exceeds the number of Shares which the Applicant is entitled to purchase, the Application, subject to compliance with all other requirements, shall be satisfied in the maximum possible counting number of Shares for such person under the settlement procedure specified below. In case of monetary payment for the shares – the Issuer shall within 60 (Sixty) days after the expiration date of Term of the pre-emptive right, return the Applicant the amount of monetary assets in excess of the value of the maximum number of Shares that may be acquired by the said Applicant, received by the Issuer as payment for the Shares using the bank details provided in the Application. In case of non-monetary payment for the shares – the Issuer shall, within 60 (Sixty) days after the expiration date of Term of the pre-emptive right, return the Applicant the difference between the value of property in return for the Shares and the value of the maximum number of Shares that may be acquired by the said Applicant (an advance payment) according to the procedure specified in clause 8.6 of the Resolution on additional issue of securities.

The maximum number of additional shares that a person is entitled to purchase under the preemptive right to purchase Shares of the Issuer is proportionate to the number of ordinary registered shares of the Issuer held by such person as of October 11, 2012, and shall be calculated as follows:

X = Y * (110,000,000,000 / 317,637,520,094), where

X is the maximum number of Shares that may be acquired by a person entitled to exercise the pre-emptive right for acquisition of the Shares being placed;

Y is the number of ordinary registered shares of the Issuer held by a person entitled to exercise the preemptive right to purchase securities placed as of October 11, 2012 (date when a list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was prepared);

110,000,000,000 (One hundred and ten billion) is the number of the Shares placed by the Issuer pursuant to the Resolution on the Additional Issue of Shares;

317,637,520,094 (Three hundred and seventeen billion six hundred and thirty seven million five hundred and twenty thousand ninety four) is the number of placed ordinary registered shares of the Issuer as of October 11, 2012 (date when a list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was prepared).

If the result of determining the number of shares being placed that a person entitled to exercise the preemptive right to purchase shares may acquire is a fractional value, such person shall be entitled to purchase a fraction of the placed Share (fractional share) that corresponds to the fraction of the calculated value.

A fractional share shall have the same rights attached to it as a share of the same category pro rata a fraction of a whole share, which such fractional share is a part of.

Fractional shares are circulated on an equal basis with full shares.

Rights to fractional shares shall be registered in the personal accounts of registered persons in the register keeping system without rounding-off.

Where fractional shares arise as a result of exercising their preemptive rights by the shareholders, the rest part of such additional shares shall not be placed thereafter. After the Placement Closing Date in respect of additional shares and upon state registration of the additional securities issue summary report, all fractions of the shares that have remained unplaced shall be cancelled.

A Shares Subscription Agreement with a person entitled to exercise the pre-emptive right for acquisition of Shares shall be deemed concluded upon receipt by the Issuer of the Application supplemented with a document confirming payment for the Shares with monetary assets and (or) documents, confirming transfer of securities (non-monetary assets) used as payment for the Shares from Applicant’s personal account (depositary account) to the depositary account of the Issuer (notices on transaction in the personal account and (or) depositary account).

Provided that, in the event that the Application supplemented with the documents confirming payment is submitted to the Issuer before the Placement Opening Date in respect of the Shares, the Shares Subscription Agreement shall be deemed concluded on the Placement Opening Date.

Upon entering into the Shares Subscription Agreement with a person exercising the pre-emptive right for acquisition of the securities being placed, as may be mutually agreed by the Applicant and the Issuer in accordance with Article 434 of the Civil Code of the Russian Federation, the agreement may be executed in a single document signed by the parties in the number of copies as agreed on by the parties.

Applicants may sign the Shares subscription Agreements within the Term of the pre-emptive right any day from 10 a.m. till 5 p.m., Moscow time, excluding Saturdays, Sundays and official holidays, at the address: Russian Federation, Moscow, Malaya Dmitrovka Str., 7, JSC RusHydro. The Agreement shall be signed within 20 (Twenty) days from the date of the Applicant’s request. At the same time, in case of non-monetary payment for the Shares being placed, it is recommended to apply for the said Agreement signing at least 20 (Twenty) days before the expiration date of the pre-emptive right Term.

Crediting Shares being acquired as a result of exercise of the pre-emptive right for Shares acquisition shall be effected only after their full payment.

Within 2 (Two) days after the expiry of the Term of the preemptive right, the Issuer shall deliver the instrument of transfer authorizing the making of a credit entry in the personal account of the Applicant or nominee holder specified by the Applicant in the Application to the Issuer’s registrar (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License of Federal Commission for the Securities Market for keeping register No. 10-000-1-00264 dated 03.12.2002).

Within 3 (Three) days of receipt of the instrument of transfer the registrar shall debit from the Issuer’s account such number of Shares of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Applicant or nominee holder designated by the Applicant in the Application.

The Shares shall be deemed placed from the date when the record is made in the register of shareholders – securities holders of the Issuer on crediting the Shares to the personal account of the person exercising the pre-emptive right or nominee holder designated by such person in the Application.

The Term of the mentioned preemptive right: The Term of the mentioned preemptive right: The Term of the pre-emptive right is 70 (Seventy) days. The Term of the pre-emptive right shall commence upon complete execution of the Issuer’s duties related to the Notice of the pre-emptive right, i.e. of the later of the following actions performed by the Issuer: publication of the Notice on the pre-emptive right in the Rossiyskaya Gazeta newspaper and Notice posting on the pre-emptive right on the Issuer’s Internet websites: www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580.

Before expiration of the Term of the pre-emptive right for acquisition of the securities being placed, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

The results of the exercise of the preemptive right to purchase securities being placed shall be assessed as follows: The results of the exercise of the preemptive rights to purchase Shares shall be assessed by Issuer’s Board Chairman within 5 (Five) days after the end of the Term of the preemptive right.

The results of the exercise of the preemptive right to purchase securities placed shall be disclosed as follows: The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

• in the Interfax news line – within 4 (Four) days;

• on the website: – http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – within 5 (five) days.

9.4. Existence of Restrictions to Acquisition and Circulation of the Placed Equity Securities

According to the Federal Law “On Securities Market” and the Federal Law “On Protection of Rights and Legal Interests of Investors in the Securities Market” the following is stated:

a) circulation of securities whose issue (additional issue) subject to the state registration is prohibited until they are fully repaid and a report (a notice) on security issue (additional issue) results is submitted to the registering authority unless otherwise stated by the federal law;

b) public circulation of securities whose issue (additional issue) subject to the state registration is allowed when the following conditions are simultaneously met:

registration of the Prospectus (an equity security prospectus, a privatization plan registered as an equity security prospectus);

disclosure of the information by the Issuer in accordance with the requirements of this Federal Law;

c) it is prohibited to put securities into public circulation, advertise and offer them in any different form to an unlimited circle of persons if the public circulation of such securities is prohibited or not stipulated by the federal laws and other regulatory legal acts of the Russian Federation.

Restrictions imposed by the Issuer in accordance with its Articles of Association on the maximum quantity of shares owned by one shareholder or on the share nominal value: no such restrictions are imposed

Any other restrictions established by the legislation of the Russian Federation and by the foundation documents (Articles of Association) of the Issuer on the circulation of the placed securities:

a) It is prohibited to place the securities of additional issue via subscription whose state registration is accompanied by the registration of the prospectus earlier than in two week’s time after the publication of a notice on the state registration of the additional issue of securities in accordance with the requirements of the Federal Law “On Securities Market”.

b) According to the Federal Law “On Securities Market” and the Federal Law “On Protection of Rights and Legal Interests of Investors in the Securities Market” the following is prohibited:

• circulation of securities until they are fully repaid and a report on the results of their issue is submitted to the state registering authority;

• advertising and / or offering to an unlimited circle of persons of securities of the issuers not disclosing information in the volume and in accordance with the procedure stipulated by the legislation of the Russian Federation on securities and by the statutory acts of the federal executive authority for securities market.

9.5. Information on the Dynamics of Prices for the Issuer’s Equity Securities

In 2007 completed financial year, the Issuer’s ordinary shares were not admitted for trading by any one of the organizers of trade in the securities market.

The Issuer’s ordinary registered shares were admitted for trading in the securities market commencing from quarter 1 of 2008.

Class, category (type), form and other identification attributes of securities: uncertified ordinary registered shares

Data on prices for 1 security under the transactions effected with the securities in the reporting quarter through the organizer of trade in the securities market: the data are given by the trade organizers in the securities market:

Reporting quarter	The highest price	The lowest price
First quarter of 2008**	2.440 roubles	1.463 roubles
Second quarter of 2008	2.350 roubles	1.211 roubles
Third quarter of 2008	1.870 roubles	0.681 roubles
4th quarter of 2008	0.970 roubles	0.359 roubles
First quarter of 2009	0.705 roubles	0.471 roubles
Second quarter of 2009	1.452 roubles	0.745 roubles
Third quarter of 2009	1.415 roubles	0.128 roubles
4th quarter of 2009	1.224 roubles	0.970 roubles
First quarter of 2010	1.577 roubles	1.150 roubles
Second quarter of 2010	1.857 roubles	1.401 roubles
Third quarter of 2010	1.686 roubles	1.393 roubles
4th quarter of 2010	1.707 roubles	1.547 roubles
First quarter of 2011	1.716 roubles	1.345 roubles
Second quarter of 2011	1.496 roubles	1.305 roubles
Third quarter of 2011	1.4022 roubles	1.0199 roubles
4th quarter of 2011	1.2383 roubles	0.9401 roubles
First quarter of 2012	1.2100 roubles	0.9710 roubles
Second quarter of 2012	1.0974 roubles	0.7189 roubles
Third quarter of 2012	0.9550 roubles	0.7810 roubles

as of 31.03.2008*

HYDR-006D         2.110 roubles

HYDR-007D         2.051 roubles

HYDR-008D         2.079 roubles

HYDR-011D         2.092 roubles

HYDR-013D         2.108 roubles

HYDR-022D         2.061 roubles

Note: as of 31.03.2008 the organizer of trade admitted several securities issues of JSC RusHydro for trading in the securities market (as of the below stated dates their individual registration numbers were cancelled)

as of 30.06.2008*	2.088 roubles
as of 30.09.2008*	1.315 roubles
as of 31.12.2008*	0.683 roubles
as of 31.03.2009*	0.677 roubles
as of 30.06.2009*	0.998 roubles
as of 30.09.2009*	1.214 roubles
as of 31.12.2009*	1.123 roubles
as of 31.03.2010*	1.363 roubles
as of 30.06.2010*	1.701 roubles
as of 30.09.2010*	1.578 roubles
as of 31.12.2010*	1.615 roubles
as of 31.03.2011***	1.4348 roubles
as of 30.06.2011***	1.3332 roubles
as of 30.09.2011***	1.0539 roubles
as of 31.12.2011***	0.9649 roubles
as of 31.03.2012***	1.0829 roubles
as of 30.06.2012***	0.7835 roubles
as of 30.09.2012***	0.8568 roubles

*	weighted average price of securities calculated for the 10 major transactions effected in the reporting quarter through the organizer of trade in the securities market.
**	as of 31.03.2008 the organizer of trade admitted several securities issues of JSC RusHydro for trading in the securities market (as of the below stated dates their individual registration numbers were cancelled). The data presented are only for the reporting period securities traded through a trade organizer and which were subject of over 10 transactions totaling to 500,000 roubles or more after the last transaction.
***	market value of one security disclosed by the organizer of trade in the securities market and determined in compliance with Procedure for Determining Market Price of Securities, Estimated Price of Securities, as well as the Limit of Fluctuations of the Market Price of Securities under Chapter 23 of the Tax Code of the Russian Federation approved by the Order of the Federal Service for Financial Markets No. 10-65/pz-n dated 09.11.2010 (registered in Ministry of Justice of Russian Federation on 29.11.2010, registry No. 19062).

Information on the organizer of trade in the securities market through whom the transactions were effected on the basis of which the information on dynamics of changing prices for securities is stated.

Full corporate name: Closed Joint Stock Company Stock Exchange MICE (Moscow Interbank Currency Exchange)

Abbreviated corporate name: CJSC SE MICE

Location: 125009, Moscow, Bolshoy Kislovskiy Lane, 13

9.6. Information on the Persons Providing Services Related to Organization of Placement and / or Placement of Equity Securities

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full corporate name: Open Joint-Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated name: JSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka Str., 10, bldg 2

Broker’s license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Sberbank of Russia

Abbreviated name: JSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova Str., 19

Broker’s license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Full corporate name: Open Joint-Stock Company Financial Corporation OTKRYTIE

Abbreviated name: JSC Financial Corporation OTKRYTIE

Location: 105064, Moscow, Yakovoapostolsky Lane, 12, b. 1

Broker’s license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity: unlimited

The issuing authority: FCSM of the Russian Federation

OGRN (Primary State Registration Number): 1027739083570

INN (Taxpayer Identification Number): 7701008530

Main functions of this entity: No later than the beginning of the period during which the offers for Share acquisition s may be made the Issuer will disclose the information on the Broker who will be involved to render services associated with Share offering in the Interfax news line and on the Internet website www.rushydro.ru and

http://www.e-disclosure.ru/portal/company.aspx?id=8580.

The main functions of the Broker as part of services rendering to the Issuer related to Share offering include receiving and registration of the Offers and sending the notices on the Offers acceptance on behalf of the Issuer to the persons and entities, selected by the Issuer at its sole discretion out of all the persons and entities that have submitted the Offers.

obligation of such a person to acquire securities which have not been offered in time, and if this obligation is in place – the number (a procedure to determine the number) of the securities that have not been offered in time and which shall be acquired by the said person or entity, and the period (procedure for period determination) within which the said person shall purchase such quantity of securities: The Broker shall not have an obligation to purchase the Shares that have not been offered within a certain period.

obligations of such a person to maintain the prices for securities being offered at a certain level during a certain period after completion of their offering (stabilization), including the obligations associated with providing market making services and if such an obligation is enforced – also the period (a procedure for determining such a period) during which the said person shall stabilize or provide services of a market maker: The Broker shall bear no responsibility relating to maintaining the prices for the Shares being placed at a certain level during a certain period after completing the share offering (stabilization), including the responsibilities associated with providing services of a market maker.

the right of such a person to acquire an additional quantity of the Issuer’s securities out of the Issuer’s placed (outstanding) securities of the same type and category (type) as the securities being offered, which may be exercised or not exercised depending on the results of securities placement, and if such a right is enforced – an additional quantity (a procedure for determining the quantity) of the securities which may be purchased by such a person and a period (procedure for determining the period) during which this person can exercise the right to acquire an additional quantity of securities: The Broker shall not have the right to purchase an additional number of securities of the Issuer out of the placed (outstanding) securities of the Issuer of the same class and type as the securities being placed, which may be enforced or not enforced depending on the Share placing result.

the amount of a fee payable to a person or an entity rendering services associated with offering and / or arrangement of security offering, and if such a fee (part of the fee) is paid to the said person or entity for rendering services related to maintaining the prices of securities being offered at a certain level during a certain period after completing their offering (stabilization), including services of a market maker – amount of such a fee as well: A contract with the Broker shall be concluded after the state registration of the Shares issue, but not later than commencement of the period for submitting the Offers to purchase the Shares. The amount of the Broker’s fee shall be specified in its contract and may depend on the results of Share placing provided that the amount of such a fee shall not exceed 1,000,000 (One million) roubles.

9.7. Information on the Prospective Buyers of the Equity Securities

Information on the Prospective Buyers of the Securities being placed.

Not applicable. Shares are placed among general public.

9.8. Information on Organizers of Trade in Securities Markets, Including Information on Stock Exchanges at Which Placement and/or Circulation of the Placed Equity Securities Is Planned

The Shares of this additional issue shall not be placed through trades, the organizer of which is a stock exchange or another organizer of trade in securities market.

Securities of the issue in relation to which the placed securities are additional, shall be circulated through stock exchanges:

Full corporate name: Closed Joint Stock Company Stock Exchange MICE (Moscow Interbank Currency Exchange)

Abbreviated corporate name: CJSC SE MICE

Location: 125009, Moscow, Bolshoy Kislovskiy Lane, 13

License of the stock exchange: No. 077-10489-000001

License issue date: August 23, 2007

License validity: unlimited.

The issuing authority: Federal Service for Financial Markets

After completion of Share placing and registration of a notice on the results of their issue the Issuer intends to apply to CJSC SE MICE for admission of the Shares for trading through this organizer of trade in the securities market, the expected term for circulation of the Issuer securities is until the individual number of the additional issue of Shares is cancelled.

9.9. Information on the Possible Change of the Shareholders Participatory Share in the Issuer’s Authorized Capital as a Result of the Placement of the Equity Securities

The stated amount was calculated by the Issuer proceeding from the assumption that all the securities will be placed and the shareholder will not participate in acquisition of the securities placed by public offering.

The percentage by which the shareholder’s participatory share may change in relation to the amount of the Issuer’s registered capital as of the date of approval of the Prospectus: the share will be decreased by 25.7%.

The percentage by which the shareholder’s participatory share may change in relation to the quantity of the Issuer’s securities placed as of the date of the approval of the Prospectus: the share will be decreased by 25.7%.

The registered capital of the Issuer as of the date of approval of the Prospectus is divided into 317,637,520,094 ordinary shares.

The Issuer has no options or placed securities convertible into shares.

9.10. Information on the Expenses Related to the Issue of Securities

The total amount of the expenses related to the issue of securities: no more than 4,900,000 roubles (no more than 0.00445 % of par value of the Share issue).

It appears to be impossible to state precisely the total amount of the Issuer’s expenses associated with the securities issue, neither in money terms, nor in percentage of the securities issued at a nominal value, as currently the Issuer is unable to specify precisely all types of expenses associated with placement of additional shares.

The amount of expenses related to payment of the state duty charged under the RF laws on taxes and charges in the course of the securities issue:

State duty for the registration of securities issue and the Prospectus (in compliance with Article 333.33 of Tax Code (VAT excluded)): 200,000 roubles (0.0002 % of par value of the Shares)

The state duty for the issue of permit for placement and (or) trading of equity securities of Russian issuers outside the Russian Federation including placement in compliance with the foreign laws on securities of foreign issuers certifying the rights in relation of the equity securities of Russian issuers (in compliance with Article 333.33 of the Tax Code (VAT excluded): 20,000 roubles (0.00002 % of par value of the Shares)

The amount of the Issuer’s expenses associated with payment of the fees to consultants participating (who participated) in the securities preparation and issue and also to the persons providing services to Issuer in relation to placement and / or the organization of the placement of securities: no more than 1,500,000 (One million five hundred thousand) roubles (no more than 0.00136 % of par value of the Share issue)

Expenses of the Issuer related to admission of the Issuer’s securities to trading sessions by the organizer of trade in the securities market and expenses related to inclusion of the Issuer’s securities into quotation list of the stock exchange (listing of securities): no expenses because placement of securities of the said issues will not involve their inclusion in the quote lists of stock exchanges.

The Issuer’s expenses related to disclosure of information in the process of the securities issue, including costs of fabrication of brochures or other printed items associated with the securities issue: no more than 2,000,000 roubles (0.0018 % of par value of the Share issue)

The Issuer’s expenses associated with advertising of the placed securities, market research (marketing) of securities market, organization and holding meetings with investors, presentation of the placed securities (road-show): are not expected other Issuer’s expenses related to the securities issue:

no more than 1,118,000 roubles for the audit of the Prospectus (0.0010 % of par value of the Share issue)

The Issuer’s expenses associated with the issue of securities shall be paid solely by the Issuer

9.11. Information on Methods and Procedure for Refunding of Amounts Received in Payment for Placed Equity Securities in Case the Issue (Additional Issue) of Equity Securities Is Invalidated or Voided, as Well as in Other Cases Provided for by the Laws of the Russian Federation

Methods and Procedure for Refunding of Amounts Received in Payment for Placed Securities in Case the Issue (Additional Issue) of Securities Is Invalidated or Voided, as Well as in Other Cases Provided for by the Laws of the Russian Federation

In case the issue is invalidated or voided and in other cases provided for by the laws of the Russian Federation, monetary funds shall be returned to the purchasers in accordance with the procedure established by the Regulation of the Russian Federal Commission for Securities “On the Procedure for Return to the Holders of Securities of Funds (Other Property) Received by the Issuer in Payment for the Securities the Issue of Which is Invalidated or Voided” (approved by the Order of the Federal Commission for Securities of Russia dated September 8, 1998, No. 36).

Not later than within 5 (Five) days of the date of receipt of the written notice on termination of the state registration of this additional shares issue from the federal executive authority which is in charge of the securities market, the Issuer shall be obligated to form the commission to arrange return of the funds received by the Issuer in payment for additional shares upon their placement (hereinafter referred to as the investment funds) to the additional shares holders.

Such Commission shall:

• make arrangements for withdrawal from circulation of those additional shares the issue of which is invalidated or voided;

• send notices to holders / nominal shareholders on the procedure for return of the funds used for purchase of the shares;

• organizes the return of the funds used for purchase of the shares to the holders / nominee holders;

• determines the amount of the funds to be returned to each holder / nominee holder and used for purchase of the shares;

• draw up the sheet of the funds to be returned to the holders / nominee holders and used for purchasing the shares.

The Commission shall, not later than within 45 (Forty five) days of receipt of the written notice on termination of the state registration of the securities issue, draw up the sheet of investment funds (hereinafter referred to as the Sheet) to be returned to the holders of the securities. The said Sheet shall be drawn up on the basis of the list of the holders of the securities the state registration of which has been cancelled.

Upon request of the holder of securities which are subject to with drawal, or upon request of other interested parties (including the heirs of the securities owners) the Issuer shall deliver the Sheet to them for examination after approval of the Sheet.

Not later than within 2 (Two) months as of the date of receipt of the written notice on cancelling the state registration of the securities issue the Commission shall be obligated to send notices to the securities owners and to the nominee holders of the securities (hereinafter referred to as the Notice to the Holders and Nominee Holders). Such Notice to the Holders and Nominee Holders shall contain the following information:

• full corporate name of the Issuer of securities;

• name of the registering authority which resolved to void the issue of securities;

• name of court, date of the judicial act rendered for the securities issue be voided, the effective date of the judicial act rendered for the securities issue to be voided;

• full corporate name of the Registrar, its postal address (in case the Register of the Holders of Securities is maintained by the Registrar);

• class, category (type), serial code, form of securities, state registration number of their issue and the date of state registration, name of the registering authority which performed the state registration of the voided or invalidated securities issue;

• date of cancellation of the state registration of the securities issue;

• name, patronymic, surname (full corporate name) of the securities holder;

• place of residence (postal address) of the securities holder;

• category of the securities holder (the first and (or) other subscriber);

• quantity of securities that is subject to be withdrawn from the holder, with indication of the class, category (type), serial code;

• amount of the investment funds that shall be refunded to the securities holder;

• procedure and deadlines for withdrawal of the securities from circulation and for return of the investment funds;

• provision prohibiting transactions with securities the state registration of which is cancelled;

• address for sending the application for return of the investment funds and the Issuer’s contact telephones.

The form of the application to be submitted by the securities holder for the investment funds to be returned shall be enclosed to the Notice to the Holders and Nominee Holders.

Not later than within 2 (Two) months as of receipt of the written notice on cancelling the securities issue state registration the Commission shall publish the notice on the procedure for withdrawal of the securities from circulation and for return of the investment funds.

Such a notice shall be published in the periodic printed media that is available to majority of the holders of the securities which are subject to withdrawal from circulation, and also in the “Appendix to the Bulletin of the Federal Service for Financial Markets”.

The application of the holder / nominee holder of a share for return of the amounts used for purchase of shares shall contain the following information:

• name, patronymic, surname (full corporate name) of the holder;

• place of residence (mailing address) of the holder;

• amount in roubles which is subject to be returned to the holder.

The application shall be signed by the holder of the shares that are subject to be withdrawn from circulation or by such holder’s representative.

The documents confirming the powers of such holder representative shall be enclosed to the application in case it is signed by a representative of the holder.

The application for return of amounts shall be delivered to the Issuer by the holder of the shares subject to withdrawal from circulation not later than within 10 (Ten) days as of receipt by the holders of the Notice to the Holders and Nominee Holders.

A holder of shares, if objecting to the returned amount specified in the Notice to the Holders and Nominee Holders, may send within the period indicated in this Clause the appropriate application to the Issuer. The application shall contain the reasons and legal basis for such holder’s objections and shall be supplemented by the documents supporting arguments thereof.

The holder of shares may file a claim with court to collect the amounts from the Issuer without a prior application with objections against the amount and the terms of return of the amount. Not later than within 10 (Ten) days as of receipt of the application with objections against the returned amount, the Commission shall be obligated to review such application and to send a repeated notice to the holder of the shares.

A holder of securities, if objecting to the terms of return of the investment funds, as indicated in the repeated notice, may appeal with court to claim the amounts to be recovered from the Issuer in accordance with the legislation of the Russian Federation.

The amounts shall be returned by transfer to the account of the shares holder or by another method provided for by the laws of the Russian Federation, or as stated in the agreement between the Issuer and the shares holder. The method and the procedure for return of the monetary resources in other cases provided for by the legislation of the Russian Federation is similar to the said procedure for return of the monetary resources in case of invalidated or voided issue, or unless an alternative method and / or procedure is stipulated by the laws or other statutory acts.

After expiry of the period for withdrawal of securities from circulation (not later than within 4 (Four) months as of the date of receipt of the written notice on cancelling the state registration of the shares issue), the Issuer shall return the amounts to the shares holders. Therewith, the period for return of the amounts may not exceed 1 (One) month.

In the aforesaid cases the Issuer shall return the monetary resources received thereby in payment for the securities to the holders of the securities through the following credit institutions:

Full name of the credit company: VTB Bank (Open Joint-Stock Company)

Short name of the credit company: JSC VTB Bank

Registered office of the credit company: 190000, Saint Petersburg, Bolshaya Morskaya Str., 29

Full name of the credit company: Open Joint-Stock Company Sberbank of Russia

Short name of the credit company: JSC Sberbank of Russia

Registered office of the credit company: Russia, 117997, Moscow, Vavilova Str., 19

In case of non-fulfillment / improper fulfillment by the Issuer on its obligations related to return of the funds received in payment for the placed shares, the Issuer simultaneously with payment of the overdue amounts shall pay interest to the holders of the shares as provided for in Article 395 of the Civil Code of the Russian Federation.

Other material information related to methods and return of the funds received in payment for the placed share is not available.

X. Additional Information on the Issuer and Equity Securities Placed thereby

10.1. Additional Information on the Issuer

10.1.1. Information on the Amount and Structure of the Issuer’s Authorised (Reserve) Capital (Share Fund)

Issuer’s authorised (reserve) capital (share fund) as of the date of securities prospectus approval: 317,637,520,094 (three hundred and seventeen billion, six hundred thirty-seven million, five hundred and twenty thousand, ninety four) roubles.

The breakdown of the Issuer’s authorised capital into ordinary and preferred shares with the total nominal value of any share category indication and the indication of each share category ownership interest in the Issuer’s authorised capital.

Ordinary shares

Total nominal value: 317,637,520,094 roubles

Share in AC, percent: 100

Preferred shares

Total nominal value: 0 roubles

Share in AC, percent: 0

Some shares of the Issuer are circulating outside the Russian Federation by way of circulation under the foreign laws on securities of foreign Issuers certificating the rights to the said shares of the Issuer category (type) of shares circulating outside the territory of the Russian Federation: ordinary registered shares.

percentage of shares circulating outside the territory of the Russian Federation in the total quantity of the corresponding category (type) shares: 10.6650%

the name, location of the foreign Issuer which securities certify the rights concerning the Issuer’s shares of a certain category (type):

The Bank of New York Mellon, One Wall Street and 101 Barclay Street, New York City, New York.

brief description of the programme (programme type) for issue of foreign Issuer’s depositary securities certifying the rights concerning the shares of a relative category (type):

Types of programmes	GDR under 144A Regulation and Tier 1 ADR
Depositary Bank	The Bank of New York Mellon
Ratio	1 GDR, 1 ADR = 100 ordinary shares
Ticker	HYDR
No. CUSIP GDR 144A No. CUSIP ADR of Tier 1	466294204 466294105
Opening date of the programme: GDR under 144A Regulation Tier 1 ADR	June 17, 2008. August 7, 2009.
Maximum possible volume of the facility, shares	832,131,000

information on permit obtained from the securities market federal executive body for placement and/or circulation of the Issuer’s shares of a relative category (type) outside the Russian Federation: permit of the Federal Service for Financial Markets of the Russian Federation No. 08 EK 03/10335 dated 23.05.2008 (FSFM order No. 08-1116/n3-u dated 20.05.2008), permit of the Russian Federal Service for Financial Markets No. 09-EK-03/27137 dated 19.11.2009 (FSFM order No. 09-3711/n3-u dated 19.11.2009), permit of the Russian Federal Service for financial markets No. 11-CX-03/350 dated 17.01.2011 (FSFM order No. 11-22/n3-u dated 13.01.2011), permit of the Federal Service for Financial Markets of the Russian Federation No. 11-CX-03/21348 dated 18.08.2011 (FSFM order No. 11-2064/n3-u dated 16.08.2011).

foreign trade organizer (trade organizers) name, through which the Issuer’s shares (depository securities certifying the rights concerning the Issuer shares are traded) (if such trading exists): London Stock Exchange, Main Market (trade with listing the participants) and in the USA electronic off-exchange trade OTCQX, 304 Hudson Street, 2nd Floor, New York, NY 10013, USA.

other information on the Issuer’s shares circulation outside the Russian Federation, disclosed by the Issuer at its discretion: none.

10.1.2. Information on Change of the Amount of the Issuer’s Authorised (Reserve) Capital (Share Fund)

Information on change of the amount of the Issuer’s authorized (reserve) capital (share fund) for the most recent 5 lapsed financial years preceding the date of approval of the securities prospectus:

size and structure of the Issuer’s authorised (reserve) capital (share fund) before the respective change was made;	name of the Issuer’s Management Body having adopted the resolution for the Issuer’s authorised (reserve) capital (share fund) to be changed;	date and number of execution of the Minutes of the Issuer’s Management Body meeting (session) where the resolution on change of the Issuer’s authorised (reserve) capital (share fund) was adopted;	date of change of the Issuer’s authorised (reserve) capital (share fund) amount;	size and structure of the Issuer’s authorised (reserve) capital (share fund) after the respective change was made.

As of 01.01.2006 103,951,322,702 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares	Board of Directors of JSC RAO UES of Russia that performed the functions of the Issuer’s extraordinary General Meeting	Minutes No. 207 dated 28.10.2005	01.12.2006	As of 01.12.2006 140,954,759,856 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares

As of 01.01.2007 140,954,759,856 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares	Board of Directors of JSC RAO UES of Russia that performed the functions of the Issuer’s extraordinary General Meeting	Minutes No. 252 dated 25.05.2007	01.11.2007	As of 01.11.2007 156,864,373,776 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares

As of 01.01.2008 156,864,373,776 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares	General meeting of the Issuer’s shareholders General meeting of the Issuer’s shareholders	Minutes without number dated 16.10.2007 Minutes No. 1 dated	29.01.2008	As of 29.01.2008 195,860,496,735 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares

		26.06 2008	24.07.2008	As of 24.07.2008 245,014,059,191 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares

As of 01.01.2009 245,014,059,191 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares	General meeting of the Issuer’s shareholders General meeting of the Issuer’s shareholders	Minutes No. 2 dated 20.11.2008 Minutes No. 2 dated 20.11.2008	19.03.2009 24.09.2009

As of 19.03.2009

255,014,018,667 roubles, 100 % of the authorized capital is made up by the Issuer’s ordinary shares

As of 24.09.2009

269,695,430,802 roubles

The authorized capital is made up to 100 % by the Issuer’s ordinary shares

As of 01.01.2010 269,695,430,802 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares	General meeting of the Issuer’s shareholders	Minutes No. 4 dated 10.06.2009	30.09.2010	As of 30.09.2010 288,695,430,802 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares

As of 01.01.2011 288,695,430,802 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares	General meeting of the Issuer’s shareholders	Minutes No. 6 dated 27.10.2010	01.04.2011	As of 21.04.2011 290,302,702,379 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares

As of 01.01.2012 290,302,702,379 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares	General meeting of the Issuer’s shareholders	Minutes No. 7 dated 04.07.2011	06.09.2012	As of 06.09.2012 317,637,520,094 roubles The authorized capital is made up to 100 % by the Issuer’s ordinary shares

10.1.3. Information on the Formation and Utilization of the Reserve Fund and Other Funds of the Issuer

Name of fund	Indicators	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010	As of 31.12.2011
Reserve fund	Amount of the fund established in accordance with foundation documents	5 % of the company’s authorised (reserve) capital (share fund)	5 % of the company’s authorised (reserve) capital (share fund)	5 % of the company’s authorised (reserve) capital (share fund)	5 % of the company’s authorised (reserve) capital (share fund)	5 % of the company’s authorised (reserve) capital (share fund)

	Amount of the fund as of the closing date of the period, thousand roubles, in percentage of the authorized capital value	106,453 thousand roubles / 0.068%	970,610 thousand roubles / 0.40%	1,793,122 thousand roubles / 0.66%	2,309,572 thousand roubles/ 0.8%	4,207,720 thousand roubles / 1.44%

	Contributions to the fund during the reporting period, thousand roubles	75,212	864,157	822,512	516,450	1,898,148

	Amount of the fund resources utilized within the reporting period	0	0	0	0	0

Accumulation fund	Amount of the fund established in accordance with foundation documents, thousand roubles	Not established	Not established	Not established	Not established	Not established

	Amount of the fund as of the closing date of the period, thousand roubles	0	405,177	3,300,273	4	2,443,288

	Contributions to the fund in the reporting period, thousand roubles	282,530	7,065,944	15,627,727	9,812,545	33,567,934

	Amount of the fund resources utilized within the reporting period and the areas of utilization	282,530	6,660,767	12,732,631	13,112,814	31,124,650

	including

	investment funds	0	5,864,033	12,732,631	13,112,814	26,364,932

	acquisition of equipment	0	0	0	0	0

	other	282,530	796,734	0	0	4,759,718

The accumulation fund is not indicated in a separate line of the balance sheet. It is included into the retained profit of the previous years.

The Issuer formed no other funds.

In accordance with clause 8.3 of the Article 8 of the Issuer’s Articles the company has the right to form other funds ensuring its economic and financial activity as a business entity in accordance with the requirements of legislation of the Russian Federation.

As of the date of the Prospectus approval the Issuer has not formed other funds out of its net profits.

10.1.4. Procedure Established for Calling and Holding Meetings of the Issuer Overall Management Body

Since the Issuer is obliged to disclose the information as of the date of the Prospectus approval in accordance with the legislation of the Russian Federation on securities and with the Information disclosure regulation, instead of the information specified by this clause, the link to such information disclosed by the Issuer is provided in compliance with the Information disclosure regulation, and this link indicates the webpage address where such information is disclosed, as well as names and other identifying features of the document (reporting period during which the corresponding quarterly report is drawn up), which contains this information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

http://www.rushydro.ru/corporate/regulations_and_docs/

Quarterly report for the 3d quarter of 2012, Clause 8.1.3.

10.1.5. Information on the business entities where the Issuer holds at least five percent of the authorised (reserve) capital (share fund) or at least five percent of ordinary shares

List of business entities where the Issuer holds at least five percent of authorised (reserve) capital (share fund) or at least five percent of ordinary shares as of the date of the Prospectus approval.

For the Issuer, these entities are subsidiaries and affiliates stated in the Clause 4.5 of this Prospectus, and the following companies:

Full corporate name: Open Joint-Stock Company Sakhalin Energy Company.

Abbreviated company’s name: JSC CEK

INN (if applicable): 6501210088

OGRN (if applicable): 1096501006030

Location: Russian Federation, 683003 Russia, Kamchatka region, Petropavlovsk-Kamchatsky, Kluchevskaya Str, 40

Issuer’s participatory stake in the business entity’s authorised capital, percent: 17.77

Percentage of the business entity’s ordinary shares held by the Issuer, percent: 17.77

Participatory stake of the business entity in the Issuer’s authorised capital, percent: 0

Percentage of the Issuer’s ordinary shares held by the business entity, percent: 0

Full corporate name: Limited Liability Company IT Energy Service

Abbreviated company’s name: LLC IT Energy Service Ltd.

INN (if applicable): 7729403949

OGRN (if applicable): 1037700018751

Location: Russian Federation, Moscow, Kitaygorodsky Dr., 7

Issuer’s participatory stake in authorised capital of the business entity, percent: 19.99%

Participatory stake of the business entity in the Issuer’s authorised capital, percent: 0

Percentage of the Issuer’s ordinary shares held by the business entity, percent: 0

10.1.6. Information on Material Transactions Carried out by the Issuer

Material transactions (groups of mutually connected transactions) with the scope of commitment being at least 10 percent of the Issuer’s assets book value according to the figures reflected in its accounting statements of the last completed reporting period prior to the date of transaction carried out by the Issuer for the last 5 completed financial years prior to the date of the Prospectus approval. Such material transactions have not been performed.

10.1.7. Information on Credit Ratings of the Issuer

The information on the credit rating (ratings) attributed to the Issuer and/or the Issuer’s securities in accordance with each credit rating known to the Issuer for the last 5 completed financial years.

Since the Issuer is obliged to disclose the information as of the date of the Prospectus approval in accordance with the legislation of the Russian Federation on securities and with the Information disclosure regulation, instead of the information specified by this clause, the link to such information disclosed by the Issuer is provided in compliance with the provisions of clause 3.13 of the Information disclosure regulation, and this link indicates the webpage address where such information is disclosed, as well as names and other identifying features of the document (reporting period during which the corresponding quarterly report is drawn up), which contains this information.

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for quarters 3–4, 2007, Quarterly report for quarters 1–4, 2008, Quarterly report for quarters 1–4, 2009, Quarterly report for quarters 1–4, 2010, Quarterly report for quarters 1–4, 2011, Clause 8.1.7 of the relevant document; Quarterly report for quarters 1–3, 2012, Clause 8.1.6 of the relevant document.

10.2. Information on Each Category of the Issuer’s Shares

Shares category (ordinary, preferred), type for preferred shares:

registered ordinary shares

nominal value of each share: 1 (one) rouble.

quantity of shares in circulation (quantity of outstanding shares which are not redeemed): 317,637,520,094 shares (primary issue amounts to 290,302,702,379 shares, additional issue amounts to – 27,334,817,715 shares)

quantity of additional shares which may be placed or which are undergoing this process (the quantity of shares of additional issue which state registration has been executed, but the state registration of the report on additional issue results has not been executed or the notification on additional issue results has not been provided when the state registration of the report on additional shares issue results is not performed, according to the Federal law On Securities Market): 0 shares quantity of authorised shares: 122,665,182,285

quantity of shares transferred into the possession (maintained on the inventory register) of the Issuer: 0 shares quantity of additional shares which may be placed as a result of conversion of the placed securities convertible into shares, or as a result of fulfillment of the obligations on the Issuer’s options: 0 shares state registration number of the Issuer’s shares issue and its state registration date; and the state registration number and state registration date of each Issuer’s additional shares issue (if there are any) which individual number (code) has not been cancelled by the registration body:

Primary issue: 1-01-55038-E

Date of the issue state registration: 22.02.2005

Date of the state registration of the report on the issue results: 22.02.2005

An authority which performed the issue state registration and the report on the issue results: FSFM (Federal Service for Financial Markets) of Russia

Additional issue: 1-01-55038-E-040D

Date of the additional issue state registration: 16.08.2011

Date of the state registration of the report on the issue results: 06.09.2012

An authority which performed the state registration of the additional issue: FSFM (Federal Service for Financial Markets) of Russia

Holder’s rights conferred by the shares:

These rights are provided for in clause 6.2. Article 6 of the Issuer’s Articles of Association:

“Each ordinary share of the company provides its holder with equal measure of rights.

The shareholders that own ordinary registered shares of the company have the right to:

1) participate in the General shareholders’ meeting personally or through his or her representative with voting right on all the issues within his or her competence;

2) make propositions on the agenda items for the General shareholders’ meeting in accordance with the legislation of the Russian Federation and these Articles of Association;

3) Receive information on the company’s activities and become familiar with the company’s documents in accordance with article 91 of Federal Law “On Joint-Stock Companies”;

4) receive dividends declared by the company;

5) have pre-emptive rights to purchase additional shares and equity securities placed by way of subscription and converted into shares to the number of shares of this category (type) being in their possession;

6) receive a part of the company’s assets in case of its liquidation;

7) exercise other rights provided for by the legislation of the Russian Federation and these Articles of Association.”

No preferred shares were issued by the Issuer.

Other information on the shares to be designated by the Issuer at its own discretion: none

10.3. Information on the Previous Issues of the Issuer’s Securities, Except for the Shares of the Issuer

Information on the previous issues of the Issuer’s securities, except for its shares, is separately disclosed for each issue with all securities redeemed, and each issue with not redeemed securities (they may be placed, being placed, placed and/or in circulation).

10.3.1. Information on Issues With All Securities Redeemed

The Issuer’s Equity Securities were not redeemed (not voided).

10.3.2. Information on issues which securities are not redeemed.

Information on total quantity and amount at nominal value (if there is nominal value for this type of securities) of all Issuer’s securities of each type, except for shares for the issue (issues) of which the state registration has been performed (the identification number has been attributed in case the state registration was not required for the securities issue (issues), according to the Federal law On Securities Market), and these shares are not redeemed (they may be placed, being placed, placed and/or in circulation).

Total amount: 15,000,000 shares

Total number of shares at nominal value: 15,000,000,000 roubles

Class, category (type), form and other identification attributes of securities	documentary unconvertible interest bearing bonds issued to bearer on the terms of mandatory centralized custody, serial code 01, with possible early redemption upon request of the holders and at the discretion of the Issuer

State registration number of securities issue and the state registration date of this issue (issue identification number and the date of its assignment in case there was no state registration of this securities issue)	4-01-55038-E as of 23.09.2010

The registering authority which performed state registration of the securities issue (the organization which assigned the identification number to the securities issue in case it was not subject to the state registration)	FSFM (Federal Service for Financial Markets) of Russia

Quantity of issue securities	10,000,000

The amount of securities issued at nominal value or the reference to the fact that, in accordance with the Russian Federation legislation, nominal value is not provided for this type of securities	10,000,000,000 roubles

The state of the issue securities (the placement has not started, they are being placed, the placement is complete; they are in circulation)	in circulation

The date of state registration of the report on the securities issue results (the date of presentation of the notices on securities issue results )	31.05.2011, notices on the securities issue results were presented to the FSFM of Russia (the Federal Service for Financial Markets)

The number of percentage (coupon) periods when the yield payments (coupons, interests) on issue securities (for bonds) are made	20

Term (maturity date) of securities redemption	12.04.2021

The webpage address where the text of Resolution on securities emission and Prospectus (if there is any) is published	http://www.rushydro.ru/investors/disclosure/greports/ http://www.e-disclosure.ru/portal/company.aspx?id=8580

Class, category (type), form and other identification attributes of securities	documentary unconvertible interest bearing bonds issued to bearer on the terms of mandatory centralized custody, serial code 02, with possible early redemption upon request of the holders and at the discretion of the Issuer

State registration number of securities issue and the state registration date of this issue (issue identification number and the date of its assignment in case there was no state registration of this securities issue)	4-02-55038-E as of 23.09.2010

The registering authority which performed state registration of the securities issue (the organization which assigned the identification number to the securities issue in case it was not subject to the state registration)	FSFM (Federal Service for Financial Markets) of Russia

Quantity of issue securities*	5,000,000

The amount of securities issued at nominal value or the reference to the fact that, in accordance with the Russian Federation legislation, nominal value is not provided for this type of securities*	5,000,000,000 roubles

The state of the issue securities (the placement has not started, they are being placed, the placement is complete; they are in circulation)	in circulation

The date of state registration of the report on the securities issue results (the date of presentation of the notices on securities issue results )	31.05.2011, notices on the securities issue results were presented to the FSFM of Russia (the Federal Service for Financial Markets)

The number of percentage (coupon) periods when the yield payments (coupons, interests) on issue securities (for bonds) are made	20

Term (maturity date) of securities redemption:	12.04.2021

The webpage address where the text of Resolution on securities emission and Prospectus (if there is any) is published	http://www.rushydro.ru/investors/disclosure/greports/ http://www.e-disclosure.ru/portal/company.aspx?id=8580

*	the registered number of issue securities amounted for 10,000,000 shares with the total nominal value of 10,000,000,000 roubles, 5,000,000 bonds were placed, their total nominal value was 5,000,000,000 roubles

Securities in the issue are not bonds with security

Securities in the issue are not convertible securities

Securities in the issue are not Issuer’s options

Securities in the issue are not Russian depositary receipts

There were no cases when the Issuer’s commitments on securities of the issue were not met or were met improperly when the commitments have fallen due to execution, including the Issuer’s fault (debtor’s delay) or the securities owner fault (creditor’s delay).

10.4. Information on an individual (individuals) who provided the security for the Issuer’s bonds with security, as well as on the conditions for ensuring fulfillment of obligations on the Issuer’s bonds with security

Such information shall not be provided as the Issuer did not place bonds with a security.

10.4.1. Conditions for Ensuring Fulfillment of Obligations on the Bonds with Mortgage Pool

The Issuer has not placed the issues of bonds with mortgage pool.

10.5. Information on Organizations Maintaining the Register of Rights to the Issued Securities of the Issuer

Person keeping the register of holders of registered securities of the Issuer (Issuer, recorder).

The recorder keeps the register of holders of the Issuer’s registered securities.

Full corporate name: Open Joint-Stock Company Registrar R.O.S.T.

Abbreviated company’s name: JSC Registrar R.O.S.T.

Location: Moscow, Stromynka Str., 18, bld. 13

INN (Taxpayer Identification Number): 7726030449

OGRN (Primary State Registration Number): 1027739216757

number, issue date, validity period of recorder’s license for keeping the register of securities register, the authority which issued the license:

Number: 10-000-1-00264

Date of issue: 03.12.2002

Expiration date: Unlimited license

Name of the issuing authority: Russian Federal Commission for the Securities Market (Federal Service for Financial Markets (FSFM))

date when the Registrar started keeping the register of Issuer’s registered securities owners: 02.11.2010 other information on the Register of the Holders of the Issuer’s Registered Securities, as may be specified by the Issuer at its own discretion: none

Documentary inconvertible interest-bearing bonds payable to bearer with obligatory centralized storage, series 01, with an option for early redemption at the request of the owners and at the discretion of the Issuer, as well as documentary inconvertible interest-bearing bonds payable to bearer with obligatory centralized storage, series 02, with an option for early redemption at the request of the owners and at the discretion of the Issuer are in the circulation.

Full company name of depository: Non-Banking Credit Institution Closed Joint-Stock Company National Settlement Depository (nominee holder).

Abbreviated company’s name: NBCI CJSC NCD

Location: 125009, Moscow, Sredny Kieslowski Lane, 1/13, bld. 8.

number, issue date, validity period of the license of the professional member of securities market for depositary business on securities market, the authority, which issued the license.

License No. 177-12042-000100 of a securities market professional participant for depositary business issued on 19.02.2009 by the FSFM of Russia. The license validity term is not limited.

10.6. Information on Legislative Acts Regulating the Issues of Capital Import and Export that May Affect Repayment of Dividends, Interest and Other Amounts to Non-residents

Names and details of the Russian Federation legislative acts which are valid as of the date of Prospectus approval for the securities which regulate the issues of capital import and export and may affect the dividends on the Issuer’s shares to be paid to non-residents as well as the payment of interests and other amounts to non-residents, the owners of such securities.

• Agreement between the Government of the Russian Federation and the Government of Cyprus Republic for the avoidance of double taxation concerning taxes on incomes and capital, dated 5.12.1998 (hereinafter also referred to as “Agreement”),

• Tax Code of the Russian Federation, part 1, No. 146-FZ dated 31.07.98;

• Tax Code of the Russian Federation, part 2, No. 117-FZ dated 05.08.00;

• Federal Law On Securities Market No. 39-FZ dated 22.04.96;

• Federal Law On Fighting Money Laundering and Financing of Terrorism dated 07.08.2001 No. 115-FZ;

• Federal Law on Foreign Investment in Russian Federation as of July 9, 1999, No. 160-FZ;

• Federal Law Concerning Investment Activities Carried Out in the Russian Federation in the Form of Capital Investments dated 25.02.1999, No. 39-;

• Federal Law Concerning the Central Bank of the Russian Federation, No. 86-FZ, dated 10.07.02;

• Federal Law Concerning Joint Stock Companies dated 26.12.1995, No. 208-FZ;

• Approved by the Central Bank of the Russian Federation, Regulation on the Procedure for the Documents and Information Submission by Residents to the Authorized Banks, With These Documents and Information Confirming the Performance of Currency Transactions Based on Foreign Trade Transactions With non-residents , and Confirming the Control Performed by the Authorized Bank over These Currency Transactions, dated 01.06.2004, No. 258-∏.

• The Central bank of Russian Federation instruction dated 15.06.2004, No. 117-И The procedure for submitting the documents and information by residents and non-residents to the authorized banks when performing currency transactions, during the procedure of currency transactions registration and registration of transaction passports by authorized banks (as revised by Instruction of the CB RF dated 06.08.06, No. 1713-У);

• Instruction of the bank of Russia On Mandatory Sale Of The Currency Earnings Share On The Domestic Market Of Russian Federation, dated 30.03.2004 No. 111-И (as revised 29.03.06 No. 1676-У);

• International Agreements of the Russian Federation On the Avoidance of Double Taxation;

• Other legislative acts.

10.7. Description of the Procedure for Taxation of Incomes Derived from the Issuer’s Securities Placed/to be Placed

Taxation of incomes from the Issuer’s securities placed and to be placed, including corresponding tax rates for different categories of securities owners (individuals, legal entities. Residents, non-residents), the procedure and terms for taxes payments, including:

procedure and conditions of individuals taxation (both the Russian Federation residents and non-residents (those receiving income from the sources located in the Russian Federation)) concerning taxes on dividends income and income in the form of interests received from the securities Issuer, and on incomes from sale of the Issuer’s shares or other securities in and outside the Russian federation;

procedure and conditions on legal entities taxation (both Russian and foreign organizations conducting their business in the Russian Federation by means of permanent representations and/or receiving income from the sources in the Russian Federation) in terms of profit taxes with the profit calculated taking into account revenues the organization receives from security sales, as well as dividends and interests paid out on the Issuer’s securities.

Taxation of incomes from the Issuer’s securities placed/to be placed is regulated by the Tax Code of the Russian Federation (hereinafter referred to as the TC) and by other statutory acts of the Russian Federation adopted under the Tax Code of the Russian Federation.

TAX RATES

Type of income	Legal entities		Individuals
	Residents	Non-residents	Residents	Non-residents
Coupon income	20% (including: Federal budget: 2%; Budget of the subject: 18%)	20%	13%	30%
Income from sale of securities	20% (including: Federal budget: 2%; Budget of the subject: 18%)	20%	13%	30%
Dividend income	9%*	15%	9%	15%

*	or 0%: on income received by Russian organizations in the form of dividends provided that the organization receiving dividends has during at least 365 calendar days as of the date of the resolution adopted on the dividends to be paid, been in title of at least 50 percent interest bearing deposit (share) in the authorised (reserve) capital (share fund) of the dividend payer or the depositary receipts entitling to receiving of dividends in the amount of at least 50 percent of the total amount of dividends paid by the organization.

PROCEDURE OF TAXATION OF INDIVIDUALS

Type of tax: individual income tax (NDFL).

Incomes derived from sources in the Russian Federation include:

• dividends and interest received from a Russian organization, and also interest received from a Russian individual entrepreneur and/or a foreign entity in connection with activities of its permanent establishment in the Russian Federation;

• incomes from sales in the Russian Federation of shares, other securities, including participatory interest in authorised capital of organizations.

1) Incomes in the form of dividends received by individuals who are the RF tax residents1:

The RF tax residents are individuals who have been staying in RF for at least 183 within 12 months. (Ground: Article 207 of the RF Tax Code).

In order to define the individual’s taxation status, the continuous 12-months period is taken into consideration, including the situation when this period started in one tax period (calendar year) and continued in another one.

All tax residents’ incomes obtained from any source are taxed in Russia The tax status is defined taking into account the contracts (agreements) provisions on avoidance of double taxation.

According to the Article 208 of the RF Tax Code, the dividends received from a Russian organization are incomes derived from sources in the Russian Federation, and they are taxed in accordance with personal income tax (hereinafter referred to as TIPI).

The Article 214 of the RF Tax Code defines the taxation details of individuals (both tax residents of the RF and tax non-residents receiving incomes from sources in the RF) receiving incomes from the equity participation in the organization.

The Clause 2 of Article 214, the RF Tax Code states that in case a Russian company is the source of taxpayer’s income received in the form of dividends, this company is recognized as a tax agent and defines the tax sum for each taxpayer separately in relation to every payment of these incomes with the rate as provided by the clause 4 of Article 224, the RF Tax Code, and according to the procedure outlined in the clause 2 of Article 275, the RF Tax Code.

In this case, the TIPI amount which is to be withheld from the dividends recipient income, is calculated by the tax agent based on the total tax, calculated in accordance with the clause 2 of the Article 275, the RF Tax Code, and based on the each taxpayer share of the total amount of dividends.

Using the formula provided below, the tax agent (the Issuer) calculates the tax amount withheld from the incomes of individuals being the shareholders and the tax residents:

H = * 9% *

where,

H is the amount of TIPI to be withheld,

is a ratio of the amount of dividends to be distributed to the benefit of a shareholder, an individual being the RF tax resident, to the total amount of dividends to be distributed by the tax agent;

is the total amount of dividends to be distributed by the tax agent (the Issuer) to the benefit of all dividends recipients;

is the total amount of dividends having been received by the tax agent (the Issuer) in the current reporting (tax) period and in the previous reporting (tax) period (except for dividends taxed at a rate of 0 % in accordance with the subclause 1, clause 3, Art. 284 of the RF Tax Code ) by the date of dividends distribution to the benefit of taxpayers, or dividends recipients, (if these amounts of dividends have not been considered in the calculation earlier).

TIPI calculation is performed in respect of dividends received by individuals being the tax residents of the RF, and at a rate of 9%, in compliance with the clause 4, Article 224 of the RF Tax Code.

2) Incomes in the form of dividends received by individuals who are not the RF tax residents2:

[2]

Individuals, who have been actually staying in RF for less than 183 calendar days within 12 months, are not the RF tax residents. The tax status is defined taking into account the international treaties’ provisions on avoidance of double taxation. Such individuals are taxed in the RF in respect of incomes from Russian sources alone.

Articles 214 and 275 of the RF Tax Code set the specific requirements to calculation of the tax base on incomes from the equity participation in Russian organizations, with these incomes received by individuals who are not the RF tax residents.

According to the clause 3, Article 275 of the RF Tax Code, Russian organization (a tax agent during the process of the dividends payment to an individual who is not a tax resident) calculates the taxpayer’s (dividends recipient) tax base on each similar payment as an amount of dividends paid; the organization applies the rate of 15 % set by the clause 3 Article 224 of the RF Tax Code.

Dividends received by such individuals from Russian organizations may not be taxed in the RF (or may be taxed at reduced rate) in case it corresponds with the RF international treaty on the avoidance of double taxation concluded between the RF and a state where this individual is a tax resident.

In order this treaty could be applied, the confirmation of the taxpayer’s (individual who is not the RF tax resident) residency of the state, which has concluded the treaty with the RF on the avoidance of double taxation, shall be submitted to the tax authorities. Such confirmation shall be certified by a competent authority of the corresponding foreign state, and in case this confirmation is provided in the foreign language, the translation into Russian is required.

If the taxpayer’s right for exemption from the tax (for taxation at reduced rate) is confirmed by the corresponding tax authority before the payment of incomes in the form of dividends, the tax authority performs taxation of incomes in the form of dividends, as specified by the international treaty.

If the confirmation of the individual, who is not a tax resident of the RF, being the resident of other state is not submitted as specified above, the tax agent (the Issuer) deducts the tax at a rate of 15 percent; however, the taxpayer retains the right to claim for deducted tax refund or apply other relative treaty’s provisions governing the procedure of double taxation elimination.

3) Taxation of incomes derived from transactions with securities.

For the purpose of calculating the tax base for incomes derived from securities trading it is necessary to take into account the incomes derived from the following transactions:

• with securities traded in the formal market of securities;

• with securities which are not traded in the formal market of securities.

Securities traded in the formal market of securities include, inter alia, securities admitted to trade organizes by the Russian organizer of trade in the securities market, including trade at a stock exchange. The said securities are referred to the securities traded in the formal market of securities if the market quotation for securities is calculated on the basis of such securities. Market quotation of securities is understood to be:

• a weighted average price of securities on transactions effected within one trade day through the Russian organizer of trade in the securities market, including a stock exchange: for securities admitted for trade of such organizer of trade in securities market and at a stock exchange;

• a closing price for a security calculated by a foreign stock exchange on transactions effected during one trade day through such exchange: for securities admitted for trade at a foreign stock exchange.

Securities for the purposes of taxation of individuals incomes (TIPI) shall be also recognized to be sold (purchased) in case of terminated taxpayer’s obligations to transfer (to accept) the appropriate securities by offsetting counter homogeneous claims, inter alia, in case of clearing transactions under the laws of the Russian Federation.

Homogeneous claims shall be understood as claims for transfer of securities of a single Issuer, having an equal scope of rights, referred to a common class, category (type).

Therewith the offset of counter homogeneous claims shall be confirmed according to the legislation of the Russian Federation by documents evidencing termination of obligations for transfer (acceptance) of securities, inter alia, by reports of the clearing organizations, reports of the persons engaged in broker operations, or reports by managing directors, who provide the taxpayer with the appropriate clearing, brokerage services or act as trustees for the taxpayer under the Russian Federation laws.

The following incomes shall be recognized as the incomes derived from transactions with securities: incomes from sale and purchase (redemption) of securities, received in the tax period.

Incomes in the form of interest (coupon, discount), received in a tax period from securities shall be included into incomes derived from transactions with securities unless otherwise provided for in Article 214.1 of the RF Tax Code.

Incomes from transactions with securities that are traded and not traded in the formal market of securities, effected by a trustee (except for the managing company which performs trustee services in relation to property included into a mutual investment fund) to the benefit of a beneficiary who is an individual, shall be included into the beneficiary incomes from the appropriate transactions with securities.

Expenses related to transactions with securities shall be understood as expenses supported by documents and actually incurred by a taxpayer in connection with purchase, sale, custody and redemption of securities. Such expenses include:

amounts paid to the Issuer of securities in payment for placed securities, and also the amounts paid in accordance with the agreement of purchase and sale of securities, including the amounts of coupon;

payment for services rendered by a professional market participants and by exchange intermediaries and clearing centres;

exchange duty (fee);

fee payable to persons performing services related to maintaining of register;

tax paid by a taxpayer upon receipt of securities by way of inheritance;

tax paid by a taxpayer upon receipt of shares, shares of stock as a gift in accordance with Clause 18.1 Article 217 of the RF Tax Code;

amounts of interest paid by a taxpayer on credits and loans obtained to effect transactions with securities (including interest on credits and loans for margin-related transactions), within the limits of the amounts calculated on the basis of the Russian Federation CB refinancing rate, which is applicable as of the date of the interest payment and is increased 1.1 times – for credits and loans denominated in roubles, and at 9 percent rate – for credits and loans denominated in foreign currency;

other expenses directly associated with transactions effected with securities.

Financial result of transactions with securities shall be calculated as incomes from transactions minus appropriate expenses referred to above.

Therewith, expenses that can neither be directly referred to increased income from transactions with securities both traded and not traded in the formal market, nor to decrease of the appropriate type of income, shall be allocated prorate to share of each type of income.

Financial results shall be calculated for each transition and for each series of transactions with securities trading. Financial results shall be calculated upon the expiry of the tax period unless otherwise established by Article 214.1 of the RF Tax Code.

A negative financial result obtained in the tax period on some particular transactions with securities decreases the financial result obtained in the tax period on series of appropriate transactions. Therewith on transactions with securities traded in the formal market of securities, the amount of negative financial result reducing the financial result on transactions with securities traded in the formal market shall be calculated with allowance for the limit of the fluctuations of the market price for securities.

The negative financial result obtained in the tax period on some particular transactions with securities that are not traded in the formal market of securities that as of the date of their purchase were referred to securities traded in the formal market of securities, may decrease the financial result obtained in the tax period on transactions with securities traded in the formal market of securities.

A negative financial result on each series of transactions with securities shall be recognized as loss. Losses from transactions with securities shall be accounted for in accordance with the procedure established in Articles 214.1 and 220.1 of the RF Tax Code.

For the purpose of sale of securities costs in the form of the purchasing cost of securities shall be recognized in the amount of the cost of the first purchased securities (FIFO).

In case the Issuer entity effected an exchange (conversion) of shares, for the purpose of sale of the shares received by the taxpayer as a result of the exchange (conversion), the taxpayer costs supported by documents shall be understood to be costs related to acquisition of shares that were owned by the taxpayer prior to their exchange (conversion).

In case of sale of shares (shares of stock, participatory interest) received by the taxpayer in case of reorganization of entity, the acquisition-related expenses shall be recognized as the cost calculated in accordance with Clauses 4–6 Articles 277 of the RF Tax Code, under condition that the taxpayer has presented the appropriate supporting documents to evidence the costs of acquisition of shares (shares of stock, participatory interest) of the reorganized entities.

If a taxpayer has acquired on an ownership basis (inter alia, received as a gift or for a partial payment, by way of donation or inheritance) securities, for the purpose of taxation of incomes derived from transactions of purchase and sale (redemption) of securities the documented costs of purchase (acquisition) of such securities shall be recognized as the amounts on which the tax has been charged and paid upon purchase (acquisition) of the given securities, and the amount of tax paid by the taxpayer.

If upon acquisition of securities by taxpayer by way of donation or inheritance no tax is charged under Clause 18 and Clause 18.1 Article 217 of the RF Tax Code, for the purpose of taxation of incomes from transactions of purchase and sale (redemption) of securities received by the taxpayer in the form of donation or inheritance, the documented costs of the donator (testator) for acquisition of such securities shall be also taken into account.

Amounts paid by the taxpayer for purchase of securities subject to a partial payment of the nominal value during circulation period, shall be recognized as expenses upon such partial retirement prorate to the share of the incomes derived from the partial redemption in the total amount payable.

Tax base for a series of transactions with securities shall be recognized as a positive financial result from a series of appropriate transactions calculated for the appropriate tax period.

Tax base on each series of transactions (transactions with securities traded in the formal market and with securities that are not traded in the formal market) shall be calculated separately.

Taxpayers having incurred losses in the previous tax periods from transactions with securities traded in the formal market of securities, shall be entitled to reduce the tax base on transactions with securities traded in the formal market of securities, in the current tax period by total amount of loss incurred by them or by a part of such amount (refer the loss to future periods).

Therewith, the tax base for the current tax period shall be calculated with allowance for specifics stipulated in Articles 214.1 and 220.1 of the RF Tax Code.

The amounts of loss obtained from transactions with securities traded in the formal market of securities, when referred to future period, shall decrease the tax base of the appropriate tax periods on such transactions.

Carrying forward the losses obtained from transactions with securities which are traded in the formal market of securities is not allowed.

A taxpayer may carry forward a loss within 10 years following the tax period in which such loss was obtained.

A taxpayer may refer the amount of losses obtained in previous tax periods to a current tax period. Therewith, the loss which is not carried forward to the nearest subsequent year may be carried forward fully or partly to any one of subsequent nine years.

If a taxpayer suffered losses in more than one tax period, such losses shall be carried forward in the same sequence in which they were created.

The taxpayer shall keep the documents confirming the volume of the suffered loss throughout the whole period in which the taxpayer decreases the tax base of the current tax period by the amounts of the earlier incurred losses.

Losses shall be reflected in the accounting books in accordance with Article 220.1 of the RF Tax Code by the taxpayer upon filing a tax return with a tax authority after expiry of the tax period.

Amounts paid under trust deed to a trustee in a form of compensation and indemnity for the expenses incurred by the trustee on the transactions effected with securities shall be recorded as expenses decreasing the incomes from the appropriate transactions. Therewith, if the trustor is not a beneficiary under the trust deed, such expenses shall be taken for calculation of the financial result solely for the beneficiary.

If under the trust deed several beneficiaries exist, then the incomes from transactions with securities effected by the trustee to the benefit of the beneficiary shall be distributed on the basis of the terms and conditions of the trust deed.

In case in the process of the trustee services being performed some transactions with securities take place, and these securities are traded and (or) not traded in the formal securities market, as well as in case in the process of the trustee services being performed some types of incomes are generated (including dividends income and income in the form of interest), the tax base shall be calculated separately for transactions with securities traded and not traded in the formal market of securities, and on each type of income. Therewith, the expenses that are not directly attributable to decrease of the income from transactions with securities traded or not traded in the formal market of securities, or to decrease of the appropriate type of income, shall be distributed prorate to the share of each type of income.

A negative financial result from particular transactions with securities performed by the trustee in the tax period decreases the financial result from a series of appropriate transactions. Therewith, a financial result shall be calculated separately on transactions with securities traded in the formal market of securities, and on transactions with securities that are not traded in the formal market of securities.

The trustee shall be recognized as a tax agent in relation to the person in whose interests the trust management is performed under the trust deed.

The tax base on transactions with securities shall be calculated upon expiry of the tax period.

A tax agent (a trustee, a broker, a person who performs the transactions under the contract of commission or agency, a brokerage contract in favour of the taxpayer, or some other person recognized as a tax agent under the RF Tax Code) shall calculate the taxpayer tax base on all types of incomes from transactions effected by the tax agent in favour of the taxpayer. Therewith, the trustee, the broker, or the person effecting transactions under the contract of agency or commission, a brokerage contract in favour of the taxpayer, or some other person recognized as a tax agent under the RF Tax Code shall be recognized as a tax agent with regard to the amounts of tax which is not fully withheld by the Issuer of the securities, also including the cases when transactions are effected in favour of the taxpayer, and the tax base on such transactions is calculated in accordance with Articles 214.3 and 214.4 of the RF Tax Code.

Calculation, deduction and payment of the amount of tax shall be performed by the tax agent upon expiry of the tax period, and also prior to expiry of the tax period or before the expiry of the effective term of the trust deed.

Payment of money shall be understood to be payment of an amount in cash by the tax agent to the taxpayer or to a third party upon request of the taxpayer, and also transfer of funds to the bank account of the taxpayer or to the account of the third party upon request of the taxpayer.

Payment of income in specie for the purposes of this clause shall be understood as a transfer of securities by the tax agent to the taxpayer from a depositary account (personal account) of the tax agent of from the depositary account (personal account) of the taxpayer whose accounts the tax agent is authorised to use. Transfer of securities by the tax agent upon request of the taxpayer in connection with the transactions effected with securities by the taxpayer shall not be recognized as payment of income in specie, if the funds on the appropriate transactions have been fully transferred to the account (also including a bank account) of the taxpayer opened with the given tax agent.

In case the tax agent transfers the funds (income in specie) prior to expiry of the tax period or prior to expiry of the effective term of the trust deed, the tax shall be charged on the tax base calculated in accordance with Article 214.1 of the RF Tax Code.

For calculation of the tax base the tax agent shall calculate the financial result for the taxpayer to whom the cash funds or the income in specie shall be paid, as of the date of payment of income. Therewith, if the amount of cash payable to the taxpayer does not exceed the amount calculated for the taxpayer as equal to the financial result from the transactions with regard to which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favour of the taxpayer, or some other person recognized as a tax agent under the RF Tax Code) acts as a tax agent, the tax shall be payable on the amount of the payment.

In case the income is paid in the specie, the amount of payment shall be determined in the form of the actually incurred expenses that shall be supported by documents as incurred for acquisition of the securities transferred to the taxpayer.

If the amounts payable to the taxpayer exceed the amount of the financial result calculated for the taxpayer on the transactions with regard to which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favour of the taxpayer, or some other person recognized as a tax agent under the RF Tax Code) acts as a tax agent, the tax shall be paid on the total amount equal to the amount of financial result calculated for the given taxpayer on the transactions, on which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favour of the taxpayer, or some other person recognized as a tax agent under the RF Tax Code) acts as a tax agent.

Where the tax agent pays to the taxpayer amounts (income in specie) more than once within the tax period the amount of tax shall be calculated by accruing total with set-off of the earlier paid amounts of tax.

In case the taxpayer has multiple types of incomes (including the incomes taxable at different rates) from the transactions effected by the tax agent in favour of the taxpayer, the sequence for payment of such incomes to the taxpayer in case of cash payment (payment of income in specie) prior to the expiry of the tax period (prior to the expiry date of the trustee deed) shall be established under the agreement between the taxpayer and the tax agent.

In case it is impossible to withhold the calculated amount of tax (in full or in part) from the taxpayer the tax agent (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favour of the taxpayer, or some other person recognized as a tax agent under the RF Tax Code), within a month after the occurrence of such circumstance, shall notify in writing the tax authority in the location where such person maintains its accounting books, on the impossibility to make the said deduction and on the amount of the taxpayer’s indebtedness. In such case the tax shall be paid in accordance with Article 228 of the RF Tax Code.

Tax agents shall calculate, withhold and transfer the withheld tax from the taxpayer not later than within a month from the date of expiry of the tax period or from the date of payment effected in money form (transfer of securities).

The deduction in the amount of the actually incurred expenses supported by documents shall be provided to the taxpayer, while the tax shall be calculated and paid by the tax agent (the broker, the trustee, the managing company performing trust management of property referred to investment mutual fund, or by some other person effecting transactions under a contract of agency, a contract of commission, a brokerage contract or under other similar agreement in favour of the taxpayer) or upon expiry of the tax period when filing a tax return with a tax authority. Specific requirements to calculation of the tax base on REPO transactions with securities and for transactions with securities are established by Articles 214.3 and 214.4 of the RF Tax Code, respectively.

PROCEDURE FOR TAXATION OF LEGAL ENTITIES.

Type of tax: profit tax.

Incomes shall include the following: proceeds from sale of proprietary rights (interests) (incomes from sales); non-sale incomes in the form of interest on securities and other debt obligations and/or from participation in other entities.

The tax rates for incomes in the form of dividends (Article 284 of the RF Tax Code):

• 0 percent: on income received by Russian organizations in the form of dividends provided that the organization receiving dividends has during at least 365 calendar days as of the date of the resolution adopted on the dividends to be paid, been in title of at least 50 percent interest bearing deposit (share) in the authorised (reserve) capital (share fund) of the dividend payer or the depositary receipts entitling to receiving of dividends in the amount of at least 50 percent of the total amount of dividends paid by the organization. This provision is applied taking into consideration the features established by the RF Tax Code;

• 9 percent: on income received from Russian organizations in the form of dividends when the criteria set by the RF Tax Code on the taxation at a rate of 0 percent are not met.

• 15 percent: on income received in the form of dividends by foreign organizations from Russian organizations. 3. Taxation details of the income in the form of dividends with these details set by the Tax Code.

1) Incomes in the form of dividends received by Russian organizations:

Clause 2 Article 275 of the RF Tax Code sets the specific requirements to calculation of the tax base on incomes received by Russian organizations from the equity participation in other Russian organizations.

A tax agent, source of income payment, carries out the taxation of Russian organizations incomes received in the form of dividends.

The Issuer calculates the tax amount to be withheld from the taxpayer’s (Russian organization which receives dividends) income. This procedure is similar to the procedure of calculating the tax amount to be withheld from the taxpayer’s income when a taxpayer is an individual who is a tax resident of the RF and the recipient of the dividends. Precisely, this calculation in based on the total tax amount calculated in accordance with the clause 2 Article 275 of the RF Tax Code, and based on the each taxpayer, dividends recipient, share of the total amount of dividends.

The rate 0 percent is applied to the incomes in the form of dividends if the conditions stipulated in the subclause 1, clause 3, Article 284 of the RF Tax Code are met.

Acting as a tax agent, the Issuer transfers the taxes, withhold from dividends paid to Russian organizations, to the budget not later than the day after the income payment (clause 4, Article 287 of the RF Tax Code).

Specific requirements to the calculation of the tax base of the trust deed market players:

The property (including proprietary rights) submitted in compliance with the trust deed is not recognized as the Trustee’s income. Fee paid to the Trustee during the effective period of the trust deed is its sales income taxed as appropriate. Costs for the trustee services are recognized as the Trustee’s expenses if the trust deed does not provide the reimbursement of the costs by the Trustor.

The tax base calculation does not take into account the incomes in the form of income amounts received from investment of pension accruals accumulated in accordance with the Russian Federation legislation, and received by the organisations acting as insurance companies providing compulsory pension insurance.

2) Incomes in the form of dividends received by foreign organizations:

If a Russian organization (tax agent) pays dividends to a foreign organization, which is non-resident of the Russian Federation, the taxpayer’s (the dividends recipient) tax base of each payment is calculated as a sum of paid dividends at a rate, specified in the subclause 3, clause 3, Article 284 of the RF Tax Code (15%).

If the head company (company which permanent residency is located in a foreign state, which has an agreement (convention) with the Russian Federation on the avoidance of double taxation) is the dividends recipient, it is necessary to submit documents confirming the permanent residency of this organization in a certain state in accordance with the provisions of the clause 1, Article 312 of the RF Tax Code, regardless of presence or absence of the company’s permanent establishment on the territory of the Russian Federation. The confirmation is submitted to the tax agent before the income payment. According to the Issuer’s Dividends policy, such documents shall be submitted within 30 days after the General shareholders’ meeting makes a decision to pay the dividends.

In case the dividends recipient is the permanent establishment, which is the intermediary agent for the company’s activity on the territory of the Russian Federation, the procedure of dividends taxation is similar with the procedure of taxation of dividends paid to a Russian organization.

In order to refund the deducted tax, the foreign income recipient shall submit the application and the confirming documents to the tax authority, where the tax agent is registered, within 3 years after the expiry of tax period when the income was paid (clause 2, Article 312 of the RF Tax Code).

The Article 310 of the RF Tax Code sets special requirements to calculation and payment of tax (withheld by the tax agent) from incomes received by a foreign organization from the sources in the Russian Federation; these special requirements are also applied to the tax calculation and payment by Russian organizations, which are the members of a consolidated taxpayers group, and which pay the income to the foreign organization.

The calculation, withhold and transfer to the budget of the respective tax amounts is performed organizations independently and without the mediation of a liable partner (except for the cases when such liable partner is the tax agent according to the rules stipulated in the Article 310 of the RF Tax Code) of the taxpayers consolidated group, which these organizations are members of.

3) Taxation of incomes derived from transactions with securities:

Incomes derived by the taxpayer from sale transactions or from other disposal of securities (also from redemption of securities) shall be calculated on the basis of the selling price or price of other disposal of a security, and also on the basis of the amount of the accrued interest (coupon) yield, which is paid by the purchaser to the taxpayer, and the amount of the interest (coupon) income, which was paid to the taxpayer by the Issuer. Therewith the taxpayer’s income from sale or other disposal of securities shall not include the amounts of interest (coupon) income earlier recorded for taxation purposes.

Costs related to sale (or other disposal) of securities shall be calculated on the basis of the acquisition price of a security (including the purchasing costs), expenses related to sale of the security, amount of discounts on the settlement value of investment shares, amount of accrued interest (coupon) income paid by the taxpayer to the seller of the security. Therewith, the expenses shall not include the amounts of accrued interest (coupon) income that were earlier recorded for taxation purposes.

Securities shall also be recognized as sold (acquired) in case of termination of the taxpayer’s obligations to transfer (to accept) the appropriate securities by off-setting the counter homogeneous claims, also in case of such obligations terminated in the course of clearing transactions in accordance with the laws of the Russian Federation.

Securities shall be recognized as traded in the formal market of securities solely when all the following conditions are met:

• if they are admitted for trade at least by one organizer of trade entitled to do so under the national laws;

• if the information on their prices (quotations) is published in mass media outlets (including electronic media) or may be presented by the organizer of trade or by some other authorised person to any interested party within three years after the date of the transactions effected with the securities;

• if within the most recent three months preceding the date of the transaction effected by the taxpayer with the given securities, the market quotation was calculated on such securities, if that is provided for under the applicable legislation.

The applicable legislation shall be understood as legislation of the country in the territory of which the securities are circulated (conclusion by the taxpayer of civil-law transactions that entail a transfer of title to the securities).

In cases when it is impossible to clearly establish the territory of the country where transactions with securities were effected outside of the formal market of securities, including the transactions effected via electronic trade systems, the taxpayer shall be entitled, at its own discretion and in accordance with the accounting policy adopted by the taxpayer for taxation purposes, to select the location of the seller or the purchaser of the securities.

The market quotation of the securities for taxation purposes shall be understood as the weighted average price of securities under the transactions effected during a trade day through the Russian organizer of trade in the securities market, including stock exchange – for securities admitted for trade of such organizer of trade in the securities market, such stock exchange, or the closing price of a security which is quoted by a foreign stock exchange on the transactions effected during a trading day through such exchange – for securities admitted for trade of such stock exchange.

If on one and the same security transactions were effected through two and more organizers of trade the taxpayer shall be entitled to choose at its own discretion a market quotation which is set by any one of the organizers of trade.

In case the weighted average price is not quoted by the organizer of trade, then for the purposes of this chapter the weighted average price shall be a half of the amount of top and bottom prices of the transactions effected during the trading day through such organizer of trade.

The accrued interest (coupon) income shall be understood as part of the interest (coupon) income the payment of which is provided for by the terms and conditions of the issue of such securities, to be calculated prorate to the quantity of the calendar days lapsed from the date of the issue of the security or from the date of payment of the previous coupon income to the date of the transaction effected (the date of transfer of the securities).

The market price of the securities traded in the formal market of securities, for taxation purposes shall be recognized as the actual selling price or price of other disposal of the securities if this price is in the interval between the bottom and top prices of the transactions (interval of the prices) effected with the specified security registered by the organizer of trade in the securities market as of the effective date of the appropriate transition.

In case a transaction is effected through the organizer of trade the date of transaction effected shall be understood as the date of the trade at which the appropriate transaction was concluded with the given security.

In case a security is sold outside the formal market of securities, the effective date of transaction shall be the date of all material terms established for transfer of the security, i. e. the signature date of the agreement.

If transactions were effected on one and the same security on the specified date through two or several organizers of trade in securities market the taxpayer shall be entitled at its own discretion to choose the organizer of trade the values of prices interval of which will be used by the taxpayer for taxation purposes.

In case information on the prices interval is not available from the organizers of trade in the securities market as of the date of a transaction effected, the taxpayer shall take the prices interval effective for sale of such securities as per the information of the trade organizers in the securities market as of the date of the trade most recently held prior to the date of the appropriate transaction, if the trade on such securities was held by the organizer of trade at least once within the most recent three months.

If the taxpayer has complied with the aforesaid procedure, the actual selling price or the price of some other disposal of securities, which is within the interval of the prices, shall be taken for taxation purposes as a market price.

In case of sale (purchase) of the securities traded in the formal market of securities at a price below the minimal (above the maximal) price of transactions in the formal market of securities, for calculation of the financial result the minimal (maximal) price of transaction in the formal market of securities shall be taken.

For the securities which are not traded in the formal market of securities, the actual price of the transaction shall be taken for taxation purposes if such price is within the interval between the minimal and maximal prices calculated on the basis of the estimated price of the securities and the maximum price variation. A maximum price variation for securities which are not traded in the formal market of securities is established as 20 percent towards increase/decrease of the estimated price of securities.

In case of sale (purchase) of securities which are not traded in the formal market of securities, at a price below the minimal (above the maximal) price calculated on the basis of the estimated price of the security and the maximal variation of prices, for the purpose of calculating the financial result the minimal (maximal) price shall be taken, to be calculated on the basis of the estimated price of the securities and the maximum price variation.

10.8. Information on the Declared (Accrued) and Paid Dividends on the Issuer’s Shares and on Incomes Generated from the Issuer’s Bonds

Information provided in this clause is given separately for declared and paid dividends on the Issuer’s shares, and for accrued and paid bond yields on the Issuer’s bonds.

10.8.1. Information on declared and paid dividends on the Issuer’s shares

Information on declared and/or paid dividends on the Issuer’s shares covers the last five completed financial years:

Indicator

Shares category, type for preferred shares	Ordinary shares

The Issuer’s management body which made a decision to declare the dividends, the date of making this decision, drawing date and the number of Minutes of the Issuer’s Management body meeting (session) where the decision was made

General Meeting

of the Issuer’s shareholders (the board of directors of JSC RAO UES of Russia), date of making a decision is the 22.06.2007, drawing date and the number of the Minutes: 22.06.2007, No. 254.

The amount of declared dividends per share, roubles	0.007939 roubles

Overall amount of declared dividends on all shares of this category (type), roubles	1,119,000,371

Date of drawing the list of persons endowed with the right to receive dividends	22.06.2007

Reporting period (year, quarter), for which (by results of which) the declared dividends are (were) paid out	3 months, 2007

The specified period (date) of declared dividends payment	60 days

The form of declared dividends payment (monetary assets, other property)	In monetary form

A source of declared dividends payment (net profit of the reporting year, retained net profit of the previous years, special fund)	Net profit of the reporting year

Declared dividend payout ration in the reporting year, percent	12.9%

Total amount of dividends paid on all shares of this category (type), roubles	1,119,000,371

Dividend payout in a certain percentage of declared dividends from shares of this category (type), percent	100%

In case the declared dividends are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends shall be specified	—

Other information on the declared and/or paid dividends, disclosed by the Issuer at its discretion	None

During 2008 no dividends were accrued or paid by the Issuer.

By the results of 2009 no dividends were accrued or paid by the Issuer.

Indicator

Shares category, type for preferred shares	Ordinary shares

The Issuer’s management body made a decision on declaring the dividends, the date of making this decision, drawing date and number of Minutes of the Issuer’s Management body meeting (session) where the decision was made	General meeting of the Issuer’s shareholders, Date of making the decision: 30.06.2011, Minutes dated 04.07.2011, No. 7

The amount of declared dividends per share, roubles	0.00860091 roubles

Overall amount of declared dividends on all shares of this category (type), roubles:	2,496,867,415.91

Date of drawing the list of persons endowed with the right to receive dividends:	23.05.2011

Reporting period (year, quarter), for which (by results of which) the declared dividends are (were) paid out	2010

The specified period (date) of declared dividends payment	60 days

The form of declared dividends payment (monetary assets, other property)	In monetary form

A source of declared dividends payment (net profit of the reporting year, retained net profit of the previous years, special fund)	Net profit of the reporting year

Declared dividend payout ration in the reporting year, percent	6.577%

Total amount of dividends paid on all shares of this category (type), roubles	2,480,661,854.92 roubles as of 30.09.2012

Dividend payout in a certain percentage of declared dividends from shares of this category (type), percent	99.35%

In case the declared dividends are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends shall be specified	Dividends are paid to all individuals listed in the dividend list at year-end of 2010, except for individuals who have not provided the reliable and full details necessary for dividends payment.

Other information on the declared and/or paid dividends, disclosed by the Issuer at its discretion	None

Indicator	2012

Shares category, type for preferred shares	Ordinary shares

The Issuer’s management body made a decision on declaring the dividends, the date of making this decision, drawing date and number of Minutes of the Issuer’s Management body meeting (session) where the decision was made	General meeting of the Issuer’s shareholders, Decision is made on 29.06.2011 Minutes dated 29.06.2012, No. 8

The amount of declared dividends per share, roubles	0.00789317 roubles

Overall amount of declared dividends on all shares of this category (type), roubles	2,500,000,051.36 roubles

Date of drawing the list of persons endowed with the right to receive dividends	24.05.2012

Reporting period (year, quarter), for which (by results of which) the declared dividends are (were) paid out	2011

The specified period (date) of declared dividends payment	60 days

The form of declared dividends payment (monetary assets, other property)	In monetary form

A source of declared dividends payment (net profit of the reporting year, retained net profit of the previous years, special fund)	Net profit of the reporting year

Declared dividend payout ration in the reporting year, percent	8.16%

Total amount of dividends paid on all shares of this category (type), roubles	2,475,455,587.94 as of 30.09.2012

Dividend payout in a certain percentage of declared dividends from shares of this category (type), percent	99.02%

In case the declared dividends are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends shall be specified	Dividends are paid to all individuals listed in the dividend list at year-end of 2011, except for individuals who have not provided the reliable and full details necessary for dividends payment, or those who have not received the dividends in the pay-office of the paying agent.

Other information on the declared and/or paid dividends, disclosed by the Issuer at its discretion	None

10.8.2. Information on accrued and paid bond yields on the Issuer’s bonds

Information on each bonds issue, bond yields on which has been paid during the last 5 completed financial years:

As on the date of approval of the Prospectus the Issuer shall perform disclosure of information in compliance with the Legislation of the Russian Federation on securities and the Regulations on Information Disclosure, instead of the information set forth by the current Item, the Prospectus shall include information in compliance with the provisions of Clause 3.13. of the Regulations on Information Disclosure, and a link to such information disclosed by the Issuer is included indicating webpage address, where this information is disclosed, as well as names and other identification features of the document (reporting period, covered by the corresponding quarterly report), which discloses such information:

http://www.rushydro.ru/investors/disclosure/greports/

http://www.e-disclosure.ru/portal/company.aspx?id=8580

Quarterly report for the 3d quarter of 2012, Clause 8.8.2.

10.9. Other Information

Other information on the Issuer and its securities provided for by the Federal Law On Securities Market or other federal laws.

Other information on the Issuer and its securities, not mentioned in previous Prospectus clauses.

None